SAN JOSÉ DE GRACIA GOLD PROJECT

S-K 1300 TECHNICAL SUMMARY,

SINALOA, MEXICO

Effective Date: March 24, 2025

Prepared for:

DynaResource Inc.

222 West Las Colinas Boulevard

Suite 1910, North Tower

Irving, Texas, USA 75039

Prepared by:

P&E Mining Consultants Inc.

2 County Court Blvd, Suite 400,

Brampton, Ontario L6W 3W8 Canada

Report 474

Date and Signature Page

This technical report, titled "San José de Gracia Project S-K 1300 Technical Report Summary, Sinaloa, Mexico, is current as of March 24, 2025, and has been prepared by:

QP Name or Company	Responsible for the Following Sections	Signature	Date
P&E Mining Consultants Inc.

1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.9, 1.10, 1.11, 1.13, 1.14, 1.15, 1.16, 1.17, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 18, 19, 20, 21, 22.1, 22.2, 22.3, 22.4, 22.6, 22.7, 22.8, 22.10, 22.11, 22.12, 22.13, 22.14, 22.15.1.1, 22.15.1.3, 22.15.1.4, 22.15.1.5, 22.15.2.1, 22.15.2.2, 22.15.2.3, 22.15.2.5, 23.1, 23.2, 23.3, 23.4, 24

		“Signed”	May 19, 2025
D.E.N.M. Engineering Ltd.	1.8, 1.12, 10, 14, 22.5, 22.9, 22.15.1.2, 22.15.2.4, 23.5, 24	“Signed”	May 19, 2025

P&E Mining Consultants Inc., Report No. 474 Page 2 of 163

DynaResource Inc. San José de Gracia Gold Project, Sinaloa State, Mexico

Table of Contents

1.0	Executive Summary	1
1.1	Introduction	1
1.2	Project Setting	1
1.3	Property Description and Location	2
1.4	History	3
1.5	Geology and Mineralization	4
1.6	Exploration, Drilling and Sampling	5
1.7	Data Verification	6
1.8	Mineral Processing and Metallurgical Testing	6
1.8.1	Hazen Research, Inc. Metallurgical Testwork 1999	6
1.8.2	Pilot Plant Gravity-Flotation Processing System 2003 to 2006	7
1.8.3	Liem Consultores Metallurgy Testwork 2024	7
1.8.4	Sepro Mineral Systems Corp.	8
1.8.5	Dyna de Mexico 2025	8
1.9	Mineral Resource Estimate	9
1.10	Mineral Reserve Estimate	10
1.11	Mine Design, Optimization and Scheduling	11
1.12	Processing and Recovery Methods	12
1.12.1	Tailings Water Management	13
1.12.2	Process Plant Water Supply	13
1.12.3	Products and Recoveries	13
1.12.4	Sampling and Analysis	13
1.13	Infrastructure	13
1.14	Marketing Summary	15
1.15	Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individual and Groups	16
1.16	Capital Costs, Operating Costs and Financial Analysis	18
1.16.1	Capital Expenditures	18
1.16.2	Operating Expenditures	19
1.17	Economic Analysis	19
1.18	Recommendations	21
1.18.1	Introduction	21
1.18.2	Mine Exploration	21
1.18.3	Quality Assurance / Quality Control	22
1.18.4	Mineral Resource Estimation	22
1.18.5	Mine Design	22
1.18.6	Metallurgy and Processing	22
2.0	Introduction	24
2.1	Terms of Reference and Purpose of the Report	24
2.2	Report Purpose	24
2.3	Terms of Reference	24
2.4	Site Visits and Scope of Personal Information	24
2.5	Information Source and References	25
2.6	Previous Technical Reports	25
2.7	Units and Abbreviations	26

P&E Mining Consultants Inc. Report No. 474 Page i

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

2.8	Reporting of Payable Metal by Gold Equivalent	31
3.0	Property Description	32
3.1	Location	32
3.2	Area of the Property	32
3.3	Mineral Titles, Claims, Rights, Leases and Options	36
3.4	Surface Lease Agreement	38
3.5	Royalties and Enviromental Liabilities	40
3.6	Comment on Property Description and Location	40
4.0	Accessibility, Climate, Local Resources, infrastructure and Physiography	41
4.1	Accessibility	41
4.2	Climate	41
4.3	Infrastructure Availability and Sources	43
4.3.1	Power	43
4.3.2	Water	43
4.3.3	Mining Personnel	43
4.3.4	Processing Plan Site and Tailings Storage Area	43
4.4	Topography, Elevations and Vegetation	43
4.5	Sufficiency of Surface Rights	49
5.0	History	50
5.1	Early History	50
5.2	Recent Ownership	51
6.0	Geological Setting, Mineralization and Deposit	53
6.1	Regional Geology	53
6.2	Local Geology of the SJG Project Area	55
6.2.1	Stratigraphy	57
6.2.1.1	San José de Gracia Formation	57
6.2.1.2	Lower Volcanic Series	57
6.2.1.3	Syn-Volcanic Intrusions	57
6.2.1.4	Upper Volcanic Series	58
6.2.1.5	Holocene Alluvium	58
6.2.2	Property Geology	58
6.2.2.1	Metasedimentary Rocks - San José de Gracia Formation (Carboniferous)	61
6.2.2.2	Andesite (Cretaceous)	62
6.2.2.3	Andesite Breccia (Cretaceous)	62
6.2.2.4	Rhyodacite (Tertiary)	62
6.2.2.5	Quartz-Feldspar Porphyry (Tertiary)	62
6.2.2.6	Feldspar Porphyry (Tertiary)	62
6.2.2.7	Andesite Porphyry (Tertiary)	63
6.2.2.8	Rhyodacite-Ignimbrite (Miocene)	63
6.3	Structural Geology	63
6.3.1	Transpression	63
6.3.2	Strike-Slip Faulting	65
6.4	Mineralization	68
6.4.1	Regional Mineralization	68

P&E Mining Consultants Inc. Report No. 474 Page ii

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.4.2	SJG Property Area Mineralization	68
6.4.3	Structural Controls	72
6.4.4	Mineralization Types	73
6.4.4.1	Quartz Vein Breccia Mineralization	73
6.4.4.2	Porphyry Mineralization	77
6.4.5	Mineralized Zones of the SJG Mine	78
6.4.5.1	San Pablo Zone	78
6.4.5.2	Tres Amigos Zone	82
6.4.5.3	La Union-Mochomera Zone	84
6.4.5.4	Palos Chinos Zone	87
6.4.5.5	Purisima Zone	87
6.4.5.6	La Prieta Zone	90
6.5	Deposit Type	92
7.0	Exploration	95
7.1	Surface and Underground Exploration	95
7.1.1	Introduction and Previous Exploration Works	95
7.1.2	La Purisima Compilation	96
7.1.3	Palos Chinos Trend (Palos Chinos and Tajo Verde Mines)	98
7.1.4	La Parrilla- Veta Tierra Trend	102
7.1.4.1	Introduction	102
7.1.4.2	Veta Tierra - La Parrilla Trend	103
7.1.4.3	Veta Tierra	103
7.1.4.4	Southeast Vein	105
7.1.4.5	South Vein	105
7.1.4.6	La Union-Santa Eduwiges Area	106
7.1.4.7	La Mochomera	109
7.1.4.8	La Parrilla	110
7.1.5	San Pablo Trend	110
7.1.6	La Prieta Trend	112
7.1.7	Santa Rosa-Tres Amigos Trend	113
7.1.8	Tres Amigos and Tres Amigos West	114
7.1.9	Orange Tree Vein	115
7.1.10	La Ceceña	116
7.1.11	Los Hilos	117
7.1.12	Santa Rosa	118
7.1.13	Other Targets	118
7.1.13.1	Rudolpho Vein	118
7.1.13.2	Coralia Vein	119
7.1.14	Geochemical Correlations	120
7.1.15	La Prieta Area. Underground Chip Sampling, Buen-Blanco Zone	121
7.1.16	Regional Chip Sampling	123
7.1.17	Regional Multi-spectral Satellite Anomalies	124
7.1.18	Tres Amigos, Bulk Sample	125
7.1.19	Regional Stream Sediment Sampling	125
7.1.20	Rock and Soil Geochemistry	127

P&E Mining Consultants Inc. Report No. 474 Page iii

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.21	Dipole-Dipole Complex Resistivity, Natural Source AMT Surveys and Ground Magnetics	129
7.2	Drilling	135
7.2.1	Introduction and Overview	135
7.2.2	1992 to 2011 Drilling Programs	137
7.2.2.1	Factors that Could Impact Reliability of Results	139
7.2.2.2	Drilling at Tres Amigos	140
7.2.2.3	Drilling at San Pablo Area	145
7.2.2.4	Drilling at La Union Area	150
7.2.2.5	Drilling in the La Purisima Area	153
7.2.3	2021-2022 Drilling Program	157
7.2.4	2023-2024 Drilling Program	167
8.0	Sample Preparation, Analysis and Security	187
8.1	Historical Drill Hole Sampling at SJG (2007 to 2011)	187
8.1.1	Historical Sample Preparation and Security	187
8.1.2	Historical Sample Preparation and Analysis	187
8.1.3	Historical Quality Assurance / Quality Control	187
8.1.3.1	2007 – 2008 Quality Assurance / Quality Control	188
8.1.3.2	2009 to 2011 Quality Assurance / Quality Control	188
8.2	Bulk Density Determinations	189
8.3	Recent Drill Hole Sampling by DYNA de Mexico (2021 to 2024)	190
8.3.1	Sample Preparation and Security	190
8.3.2	Sample Preparation and Analysis	191
8.4	Recent Quality Assurance / Quality Control (Dyna de Mexico: 2021 to 2024)	191
8.4.1	Quality Assurance / Quality Control (2021 – 2022)	192
8.4.1.1	Performance of Certified Reference Materials	192
8.4.1.2	Performance of Blanks	197
8.4.1.3	Performance of Duplicates	198
8.4.1.4	Performance of Umpire Samples	198
8.4.2	Quality Assurance / Quality Control (2023 – 2024)	198
8.4.2.1	Performance of Blanks	201
8.4.2.2	Performance of Duplicates	202
8.4.2.3	Performance of Umpire Samples	202
8.5	Conclusion	202
9.0	Data Verification	204
9.1	2025 P&E Data Verification	204
9.1.1	March 2025 Data Verification	204
9.1.2	Drill Hole Data Validation	204
9.2	P&E Site Visit and Independent Sampling	204
9.3	Adequacy of Data	211
10.0	Mineral Processing and Metallurgical Testing	212
10.1	Metallurgical Overview	212
10.2	Metallurgical Test Work Programs 1999 to 2006	212
10.3	Liem Consultores Metallurgy Testwork, 2024	213

P&E Mining Consultants Inc. Report No. 474 Page iv

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

10.4	Sepro Mineral Systems Corp.	214
10.5	Metallurgical Performance	215
11.0	Mineral Resource Estimates	216
11.1	Introduction	216
11.2	Mineral Resource Definitions	216
11.2.1	Inferred Mineral Resource	216
11.2.2	Indicated Mineral Resource	217
11.2.3	Measured Mineral Resource	217
11.3	Database	217
11.4	Data Verification	219
11.5	Domain Interpretation	219
11.6	Wireframe Constrained Assays	220
11.7	Compositing	221
11.8	Capping	221
11.9	Variography	222
11.10	Bulk Density	223
11.11	Block Model	223
11.12	Grade Estimation	224
11.13	Classification	224
11.14	Depletion	225
11.15	Au Cut-off Grade Determination	225
11.16	Mineral Resource Estimate	225
11.17	Validation	226
11.18	Potential Risks in Developing the Mineral Resource	229
11.19	Mineral Resource Estimate Conclusion	230
11.20	Mineral Resource Estimate Illustrations	230
11.20.1	Drill Hole Plan	230
11.20.2	3-D Domains	230
11.20.3	Variograms	233
11.20.4	Au Block Model Cross Sections and Plans	235
11.20.5	Classification Block Model Cross Sections and Plans	245
12.0	Mineral Reserve Estimates	255
12.1	Mineral Reserve Summary	255
12.2	Factors that May Affect the Mineral Reserve Estimate	255
12.3	Underground Mineral Reserve	256
12.3.1	Block Model Changes from Mineral Resource Estimate to Mineral Reserve Estimate	256
12.3.2	Cut-off Value Calculations	257
12.3.2.1	Metal Prices, Recoveries and Payable Value Calculations	257
12.3.2.2	Contractor Estimates	258
12.3.2.3	Site Cost Estimates	259
12.3.2.4	Cut-off Grade Estimates	259
12.3.3	Dilution and Mining Loss	259
12.3.3.1	Internal Dilution	259
12.3.3.2	External Dilution	260
12.3.3.3	Total Dilution	260
12.3.3.4	Mining Loss	260

P&E Mining Consultants Inc. Report No. 474 Page v

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

12.3.3.5	Additional Considerations	260
12.3.4	Underground Mineral Reserve Estimate	260
12.3.5	Mining Plan Summary	260
12.3.6	Underground Mineral Reserve	261
13.0	Mining Methods	263
13.1	Introduction	263
13.2	Review and Limitations of Geomechanical Data	266
13.3	Rock Mass Characteristics and Domain Definition	266
13.3.1	Intact Rock Properties	266
13.3.2	Rock Mass Structure	267
13.3.3	Rock Mass Quality	268
13.3.4	Faults	269
13.3.5	Stress Regime	269
13.3.6	Stope Stability	269
13.3.7	Ground Support	270
13.4	Production Mining	270
13.4.1	Stope Design Methodology and Mining Factors	271
13.5	Development Mining	272
13.5.1	Ramps	275
13.5.2	Accesses and Sumps	275
13.5.3	Sills	277
13.5.4	Loading Bays	278
13.5.5	Ventilation System	278
13.5.6	Standard Level Design	279
13.6	Development Schedule	280
13.7	Mine Production	281
13.7.1	Mine Plan Summary	282
13.7.2	Production Sequence	283
13.7.3	Waste Backfill	285
13.7.3.1	Sources of Waste Material	285
13.7.3.2	Waste Rock Production	285
13.8	Services	286
13.8.1	Service Water	286
13.8.2	Dewatering	286
13.8.3	Compressed Air	287
13.8.4	Electrical Power	287
13.8.5	Ventilation	288
13.8.6	Diesel Supply	290
13.9	Equipment for Development and Production	290
13.10	Service Equipment	291
13.11	Haulage Routes	291
13.11.1	Route to San Pablo Yard	292
13.11.2	Route to Tres Amigos Yard	292
13.11.3	Loading and Haulage Equipment	293
13.11.4	Mine Personnel	294
14.0	Processing and Recovery Methods	295
14.1	Process Design Criteria	295

P&E Mining Consultants Inc. Report No. 474 Page vi

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

14.2	Process Flowsheet and Description	296
14.3	Summary of Mass and Water Balances	303
14.3.1	Tailings Water Management	303
14.3.2	Plant Water Supply	306
14.4	Products and Recoveries	307
14.4.1	Sampling and Analysis	311
14.4.2	Metallurgical Testing and Process Audits	312
14.5	Recommendations for Operational Improvements	312
15.0	Infrastructure	314
15.1	Access and Roadways	314
15.1.1	External Access and Roadways	314
15.1.2	Air Access	315
15.1.3	Internal or Local Roadways and Transport	315
15.2	Utilities	316
15.2.1	Electric Power	316
15.2.2	Water Supply	317
15.2.3	Waste and Wastewater	317
15.3	Man Camp and Facilities	318
15.3.1	General	318
15.3.2	Setting	318
15.3.3	Housing	318
15.3.4	Dining	318
15.3.5	Communication	319
15.3.6	Security	319
15.3.7	Offices	319
15.3.8	Medical Facilities	319
15.3.9	Other Services	320
15.4	Off-Site Facilities	320
15.4.1	Sinaloa de Leyva	320
15.4.2	Guamuchil	320
15.4.3	Mazatlán	320
15.5	Mines	320
15.5.1	San Pablo and San Pablo Sur	321
15.5.2	Mochomera	323
15.5.3	Tres Amigos	323
15.6	Mine Support	325
15.6.1	Office	325
15.6.2	Ore Lay Down Areas	326
15.6.3	Transportation	326
15.6.4	Trucking	326
15.6.5	Shops	327
15.6.6	Bodega	327
15.6.7	Generators	327
15.6.8	Compressed Air	327
15.6.9	Magazines	327
15.6.10	Fuel	327
15.7	Tailings Storage Facility	327

P&E Mining Consultants Inc. Report No. 474 Page vii

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

15.8	Warehousing	328
15.8.1	Process Plant	328
15.8.2	Guamuchil	329
16.0	Market Studies	330
16.1	Overview	330
16.2	Production Techniques	331
16.3	Supply	332
16.4	Demand	333
16.5	Balance in the Gold Market	334
16.6	Forecast	335
16.7	Corporate Prospects	337
17.0	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups	339
17.1	Required Permits for Gold Exploration, Drilling and Mining	340
17.2	Historical Dyna de Mexico Permitting	341
17.3	Surface Lease Agreements	343
18.0	Capital and Operating Costs	345
18.1	Capital Cost Estimates	345
18.1.1	Sustaining Underground Mine Development Infrastructure	346
18.1.2	Additional Development Capital Costs	346
18.1.3	External G&A (Owner's Cost)	346
18.1.4	Other Sustaining Capital Costs	347
18.1.5	IVA Capital Costs and Credits	347
18.1.6	Special Mining Duty Capital Cost	348
18.1.7	Process Plant Sustaining Capital Costs	348
18.1.8	Site Infrastructure Sustaining Capital Costs	348
18.1.9	Process Plant Expansion Capital Costs	349
18.1.10	Reclamation and Closure Capital Costs	349
18.2	Operating Cost Estimates	350
18.2.1	Underground Mining OPEX Cost	350
18.2.2	Additional Backfill OPEX Cost	352
18.2.3	Processing OPEX Cost	353
18.2.4	Site G&A OPEX Costs	353
19.0	Economic Analysis	355
19.1	Economic Criteria	355
19.1.1	Physical Parameters	355
19.1.2	Revenue	355
19.1.3	Costs	356
19.2	Cash Flow	357
19.3	Base Case Cash Flow Analysis	358
19.4	Sensitivity Analysis	359
20.0	Adjacent Properties	361
20.1	Nearby Properties and Operating Mines	361
20.2	Comment on Adjacent Properties	361
21.0	Other Relevant Data and Information	362

P&E Mining Consultants Inc. Report No. 474 Page viii

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

22.0	Interpretation and Conclusions	363
22.1	Introduction	363
22.2	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements	363
22.3	Geology and Mineralization	364
22.4	Exploration, Drilling and Analytical data Collection in Support of Mineral Resource Estimation	364
22.5	Metallurgy and Processing (Updated: 09Apr25)	364
22.6	Mineral Resource Estimate	364
22.7	Mineral Reserve Estimate	365
22.8	Mining Methods	365
22.9	Recovery Methods	366
22.10	Project Infrastructure	366
22.11	Markets and Contracts	367
22.12	Environmental Studies, Permitting and Social Considerations	367
22.13	Capital and Operating Costs	368
22.14	Economic Analysis	368
22.15	Risks and Opportunities	369
22.15.1	Risks	369
22.15.1.1	Exploration, Drilling and Analytical Data Collection in Support of Mineral Resource Estimation	369
22.15.1.2	Metallurgical Testwork and Recovery Plan	369
22.15.1.3	Mineral Resource Estimate	369
22.15.1.4	Mineral Reserve Estimate and Mine Plan	369
22.15.1.5	Project Infrastructure	370
22.15.2	Opportunities	370
22.15.2.1	Exploration and Mineral Resources	370
22.15.2.2	Mineral Resource Estimate	370
22.15.2.3	Mine Design and Schedule Optimization	370
22.15.2.4	Recovery Plan	371
22.15.2.5	Project Infrastructure	371
23.0	Recommendations	371
23.1	Mine Exploration	371
23.2	Quality Assurance / Quality Control	374
23.3	Mineral Resource Estimation	374
23.4	Mine Design	374
23.5	Metallurgy and Processing	374
24.0	References	376
25.0	Reliance on Information Provided by the Registrant	379
25.1	Introduction	379
25.2	Legal Matters	379
25.3	Geomechanical	379
25.4	Environmental Matters and Community Accommodations	379
25.5	Market Information	380
25.6	Taxation	380

P&E Mining Consultants Inc. Report No. 474 Page ix

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

List of Tables

Table 1.1 Summary Grades and Final Process Recoveries	8
Table 1.2 Mineral Resource Estimate at 2.0 g/t Au Cut-off (1-6)	10
Table 1.3 San José de Gracia Mineral Reserve Estimate (1-9)	11
Table 1.4 Mine Plan Production Rate	12
Table 1.5 Summary of Total LOM Capital Costs (US$k)	18
Table 1.6 Summary of Average Operating Cost per Tonne Processed ($/t)	19
Table 1.7 Key Economic Parameters	19
Table 1.8 Summary of Budget for Recommended Exploration and Development Programs in 2025	21
Table 2.1 Terminology and Abbreviations	26
Table 2.2 Unit Measurement Abbreviations	30
Table 3.1 Mining Concessions on the San José de Garcia Project Property*	34
Table 4.1 Most Common Species of Vegetation in the SJG Project Area	46
Table 5.1 Gold Production at San José de Gracia Before the 1970s	50
Table 6.1 Target Type and Characteristics of the Main Mineralized Trends	70
Table 7.1 Significant Chip Channel Samples from the Palos Chinos Underground	100
Table 7.2 Significant Channel Sample Results for the Veta Tierra Vein from Surface and Underground	104
Table 7.3 Significant Vein Intercepts South of the Veta Tierra Workings (Southeast and South Veins)	105
Table 7.4 Significant Samples Taken in La Union	107
Table 7.5 Significant Samples Collected in Northwest Vein	109
Table 7.6 Significant Assay Results for Samples Collected from La Mochomera Underground	109
Table 7.7 Significant Assay Results for Chip Channel Sampling of the San Pablo Workings	111
Table 7.8 Significant Assay Results for Samples from La Prieta Workings in 2000	113
Table 7.9 Significant Underground Channel Sample Assays from Tres Amigos and Tres Amigos West	115
Table 7.10 1997 Diamond Drilling Intercepts of the Orange Tree Vein	116
Table 7.11 2000 Float Sampling Southwest of La Ceceña Mine	116
Table 7.12 Float and Chip Samples, Northeast Los Hilos	117
Table 7.13 Sampling of the Los Hilos Portal	118
Table 7.14 1997 Drill Intercepts of the Rudolpho Vein	119
Table 7.15 2000 Sampling of the Coralia Vein	119
Table 7.16 Average Gold and Silver Grades and Au/Ag Ratio for Different Gold Thresholds	120
Table 7.17 Chip Samples from Buen Blanco Zone, La Prieta	122
Table 7.18 Anomalous Surface Rock Chip Sampled from the Tres Amigos Area	124
Table 7.19 Drilling Summary for the SJG Project Property	136
Table 7.20 Selected Drill Hole Assay Intercepts of Tres Amigos 1992 to 2011	141
Table 7.21 Drill Collar Locations, Orientation and Hole Lengths in the Tres Amigos Area	143
Table 7.22 Selected Drill Hole Assay Intercepts of San Pablo 1992 to 2011	146
Table 7.23 Drill Collar Locations, Orientation and Hole Lengths in the San Pablo Area	147
Table 7.24 Selected Drill Hole Assay Intercepts of La Union 1992 to 2011	151
Table 7.25 Drill Collar Locations, Orientation and Hole Lengths in the La Union Area	152
Table 7.26 Selected Drill Hole Assay Intercepts of La Purisima 1992 to 2011	154
Table 7.27 Drill Collar Locations, Orientation and Hole Lengths in the La Purisima Trend	155
Table 7.28 2021-2022 Selected Assay Intercepts	159

P&E Mining Consultants Inc. Report No. 474 Page x

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table 7.29 2021-2022 Drilling Program Summary	164
Table 7.30 2023-2024 Selected Assay Intercepts	168
Table 7.31 2023-2024 Drilling Program Summary	177
Table 8.1 Summary of Certified Reference Materials Used at SJG Project: 2021-2022	193
Table 8.2 Summary of Certified Reference Materials Used at SJG Project 2023-2024	199
Table 9.1 Drill Hole Collar GPS Locations Taken During the 2025 SJG Project Site Visit	210
Table 10.1 Summary Grades and Final Recoveries	214
Table 11.1 Database Summary	218
Table 11.2 Drill Holes Ignored for the MRE	218
Table 11.3 Assay Database Basic Statistics	219
Table 11.4 Domain Rock Codes for MRE	220
Table 11.5 Basic Statistics of Constrained Assays	221
Table 11.6 Basic Statistics of Composites	221
Table 11.7 Block Model Definitions	223
Table 11.8 Block Model Au Interpolation Parameters	224
Table 11.9 Mineral Resource Estimate at 2.0 g/t Au Cut-off (1-6)	225
Table 11.10 Average Grade Comparison of Block Models	226
Table 11.11 Risks by Category	229
Table 12.1 San José de Gracia Mineral Reserve (1-9)	255
Table 12.2 San José de Gracia Smelter Payable Ratios	257
Table 12.3 San José de Gracia Mine Plan by Mineral Resource Class[1]	261
Table 12.4 San José de Gracia Mineral Reserve (1-9)	261
Table 12.5 San José de Gracia Mineral Reserve by Grade Group[1]	262
Table 13.1 Rock Mass Domains	267
Table 13.2 Typical Rock Mass Quality Ranges Based on RMR76 Rock Mass Classification	269
Table 13.3 Development Profiles	273
Table 13.4 Mine Development Quantities (meters)	281
Table 13.5 Annual Ore Mining Plan	282
Table 13.6 Mine Equipment Fleet	291
Table 13.7 Equipment Provided by Dyna	291
Table 14.1 Process Plant Statistics, 2024	308
Table 14.2 Process Plant Statistics, 2025	309
Table 14.3 Detailed Process Plant Production	310
Table 14.4 Process Operating Cost Summary	310
Table 14.5 Process Operating Costs Details	311
Table 15.1 DynaResource’s Shipment and Supply Distances	315
Table 16.1 Total Gold Supply 2023 and 2024	332
Table 16.2 World Gold Production by Region 2010 to 2023	333
Table 16.3 Gold Supply and Demand (tonnes)	335
Table 16.4 Metal Price 12 Month Prediction	337
Table 16.5 Projected Gold Production 2025-2029	338
Table 16.6 Projected Gold Concentrate Payment Schedule	338
Table 18.1 Summary of Total LOM Capital Costs ($k)	345
Table 18.2 Sustaining Underground Mine Development Capital Costs ($k)	346
Table 18.3 Additional Underground Mine Development Capital Costs ($k)	346
Table 18.4 Other Sustaining Capital Costs ($k)	347
Table 18.5 IVA Movement Capital Costs ($k)	347
Table 18.6 Special Mining Duty Capital Costs ($k)	348

P&E Mining Consultants Inc. Report No. 474 Page xi

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table 18.7 Process Plant Sustaining Capital Costs ($k)	348
Table 18.8 Site Infrastructure Sustaining Capital Costs ($k)	349
Table 18.9 Process Plant Expansion Capital Costs in 2025 ($k)	349
Table 18.10 Reclamation and Closure Capital Costs in 2031 ($k)	350
Table 18.11 Summary of Average Operating Cost per Tonne Processed ($/t)	350
Table 18.12 Underground Budgeted 2025 Unit Mining Operating Costs	351
Table 18.13 Yearly Underground Mining Operating Costs	352
Table 18.14 Additional Backfill Operating Costs	352
Table 18.15 Process Plant Operating Costs ($k)	353
Table 18.16 Site G&A Operating Costs	354
Table 19.1 Summary of Total Revenue Generation ($M)	356
Table 19.2 After-Tax Cash Flow Summary	357
Table 19.3 Cash Flow Analysis	358
Table 19.4 Sensitivity Parameter Values	359
Table 19.5 After-Tax NPV Sensitivity at 5% Discount Rate ($M)	359
Table 22.1 Mineral Resource Estimate at 2.0 g/t Au Cut-off	365
Table 22.2 Mineral Reserve Estimate	365
Table 23.1 Summary of Budget for Recommended Exploration and Development Activities in 2025	371

P&E Mining Consultants Inc. Report No. 474 Page xii

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

List of Figures

Figure 1.1	After-Tax NPV Sensitivity Graph	20
Figure 3.1	Location of the San José de Gracia Project in Sinaloa State, Mexico	32
Figure 3.2	Mining Concessions Map Location	33
Figure 3.3	SJG Mine Area and Santa Maria Ejido, Surface Rights Ownership and Lands Under Common Use With Dyna De Mexico	39
Figure 4.1	Road Access to San José de Gracia	42
Figure 4.2	Location of Air Strip North-Northwest of the Village of SJG	42
Figure 4.3	Photograph Showing Moderately Rugged Range and Narrow Valley Topography in the SJG Project Area	44
Figure 4.4	Photograph Showing the Vegetation at Lower Elevations in the SJG Project Area	45
Figure 5.1	The Crushing Plant at the La Purisima Mine in the Late 1890s	51
Figure 6.1	Sierra Madre Occidental Province with Precious Metal Epithermal Deposits, Projects and Mines	53
Figure 6.2	Regional Geologic Setting of SJG Project Area	56
Figure 6.3	Local Geology Map of the SJG Mine Area	60
Figure 6.4	Simplified Stratigraphic Column for the SJG Mine Area	61
Figure 6.5	Structural Geology Map of SJG Project Area	64
Figure 6.6	Location and Structural Orientation of the Six Main Mineralized Zones in the SJG Project Area	66
Figure 6.7	Section Across the San Pablo Fault Showing its Normal Sense of Displacement	67
Figure 6.8	Structural Interpretation of the SJG Project Mine Zones	73
Figure 6.9	Sample from Drill Hole SJG08-118 that Intercepted the Southwestern Extremity of the Tres Amigos Zone	75
Figure 6.10	QZBX from Drill Hole SJG07-23 in the West-Central Portion of the San Pablo Zone	75
Figure 6.11	Main San Pablo Quartz Vein-Breccia Within Rhyodacite at the Centre of the Mineralized Zone	76
Figure 6.12	Quartz Vein-Breccia in the Entrance to the El Salto Mine on the Purisima Zone	77
Figure 6.13	Sheeted Quartz Veinlet Mineralization Within Feldspar Porphyry	78
Figure 6.14	San Pablo Section 2	80
Figure 6.15	San Pablo Section 8	81
Figure 6.16	Flat-Lying 20 cm Thick Quartz Vein-Breccia Within Andesites in the Gossan Cap, Within the Upper Distal Region of the San Pablo Zone	82
Figure 6.17	Perspective View of the Tres Amigos Structure	83
Figure 6.18	Photograph of the Tres Amigos Mine Workings	83
Figure 6.19	Tres Amigos Section 3	85
Figure 6.20	Tres Amigos Section 4	86
Figure 6.21	Purisima Section 3	88
Figure 6.22	Purisima Section 6	89
Figure 6.23	Quartz Veinlet Mineralization in the La Prieta Mine Zone	90
Figure 6.24	Photograph of Two-Meter High Stope Within the La Prieta Zone	91

P&E Mining Consultants Inc. Report No. 474 Page xiii

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure 6.25	Section Through the La Prieta Zone Showing How the Height of the Stope, and Therefore the Thickness of the Mineralization, Increases as the Dip Shallows	92
Figure 6.26	Epithermal Gold-Silver Mineralizing System	93
Figure 7.1	Geological Map Showing the Underground Workings at La Purisima Ridge	97
Figure 7.2	Assays for Sample Transect from the Footwall Contact to the Hanging Wall of the Palos Chinos Vein	99
Figure 7.3	Photograph of the Chlorite Rich Portion of the Palos Chinos Vein	100
Figure 7.4	Plots of Ag/Au Ratio versus Au and Ag	120
Figure 7.5	Sampling at La Prieta - Buen Blanco	123
Figure 7.6	Stream Sediments Map	126
Figure 7.7	Rock and Soil Geochemistry Map	128
Figure 7.8	Geophysical Survey Lines and Mineralized Zones at the SJG Project	130
Figure 7.9	Dipole-Dipole, IP Data, Depth Slice at 200 m	131
Figure 7.10	Dipole-Dipole, Resistivity Data, Depth Slice at 200 m	132
Figure 7.11	RTP Magnetic Intensity of the SJG Mineralized Zones	133
Figure 7.12	RTP Magnetic Intensity with Magnetic Lineament/Zone Interpretation	134
Figure 7.13	Plan View of Drilling in the SJG Project Area 1992 to 2011	138
Figure 7.14	Plan View of post-2011 Drilling at the SJG Project	158
Figure 7.15	Palos Chinos Cross Section 1	180
Figure 7.16	Palos Chinos Cross Section 2	181
Figure 7.17	Palos Chinos Cross Section 3	182
Figure 7.18	Palos Chinos Cross Section 4	183
Figure 7.19	Mochomera Cross Section 1	184
Figure 7.20	Mochomera Cross Section 2	185
Figure 7.21	Mochomera Cross Section 3	186
Figure 8.1	Core sampling facilities: Electric Diamond Saw	191
Figure 8.2	SJG Project Performance Chart For CRM Sulfide: 2021 - 2022	193
Figure 8.3	SJG Project Performance Chart For OxG140: 2021 - 2022	194
Figure 8.4	SJG Project Performance Chart For OxG179: 2021 - 2022	194
Figure 8.5	SJG Project Performance Chart For OxG180: 2021 – 2022	195
Figure 8.6	SJG Performance Chart For OxH163: 2021 - 2022	195
Figure 8.7	SJG Project Performance Chart For Oxi164: 2021 - 2022	196
Figure 8.8	SJG Project Performance Chart For OxL118: 2021 - 2022	196
Figure 8.9	SJG Project Performance Chart For OxL159: 2021 - 2022	197
Figure 8.10	SJG Project Performance Chart For Blank: 2021 - 2022	198
Figure 8.11	SJG Project Performance Chart For OxG180: 2023 - 2024	199
Figure 8.12	SJG Project Performance Chart For OxG191: 2023 - 2024	200
Figure 8.13	SJG Project Performance Chart For OxL159: 2023 - 2024	200
Figure 8.14	SJG Project Performance Chart For OxL196: 2023 - 2024	201
Figure 8.15	San José de Gracia Performance Chart For Blanks: 2023 - 2024	202
Figure 9.1	Photograph on Level AC475 at San Pablo	205
Figure 9.2	Photograph of Vein and Fault on Level 577 at Mochomera	206
Figure 9.3	Photograph of Scoop Tram in San Pablo Area	207
Figure 9.4	Photograph on Level 640 of Tres Amigos	208
Figure 9.5	Collar Marker For Drill Hole 24-517	209
Figure 9.6	Results of the February 2025 Au Verification Samples	211

P&E Mining Consultants Inc. Report No. 474 Page xiv

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure 11.1	Au Composite Probability Plot of All Domains	222
Figure 11.2	Au Grade–Tonnage Curve of SJG Deposit	227
Figure 11.3	Au Grade Swath Plot Easting	228
Figure 11.4	Au Grade Swath Plot Northing	228
Figure 11.5	Au Grade Swath Plot Elevation	229
Figure 11.6	San José de Gracia Diamond Drill Hole Locations Plan	231
Figure 11.7	San José de Gracia 3-D Domains Plan	232
Figure 11.8	San José de Gracia Variograms	233
Figure 11.9	Au Block Model Vertical Cross Section 2,896,400 N, San Pablo, Union, and Mochomera Zones	236
Figure 11.10	Au Block Model Vertical Cross Section 2,896,700 N, San Pablo, Union, and Mochomera Zones	237
Figure 11.11	Au Block Model Vertical Cross Section 2,897,000 N, San Pablo, Union, and Mochomera Zones	238
Figure 11.12	Au Block Model Plan 600 Elevation, San Pablo, Union, and Mochomera Zones	239
Figure 11.13	Au Block Model Plan 500 Elevation, San Pablo, Union, and Mochomera Zones	240
Figure 11.14	Au Block Model Vertical Cross Section 2,897,950 N, Tres Amigos Zone	241
Figure 11.15	Au Block Model Vertical Cross Section 2,898,100 N, Tres Amigos Zone	242
Figure 11.16	Au Block Model Plan 600 Elevation, Tres Amigos Zone	243
Figure 11.17	Au Block Model Plan 500 Elevation, Tres Amigos Zone	244
Figure 11.18	Classification Block Model Vertical Cross Section 2,896,400 N, San Pablo, Union, and Mochomera Zones	246
Figure 11.19	Classification Block Model Vertical Cross Section 2,896,700 N, San Pablo, Union, and Mochomera Zones	247
Figure 11.20	Classification Block Model Vertical Cross Section 2,897,000 N, San Pablo, Union, and Mochomera Zones	248
Figure 11.21	Classification Block Model Plan 600 Elevation, San Pablo, Union, and Mochomera Zones	249
Figure 11.22	Classification Block Model Plan 500 Elevation, San Pablo, Union, and Mochomera Zones	250
Figure 11.23	Classification Block Model Vertical Cross Section 2,897,950 N, Tres Amigos Zone	251
Figure 11.24	Classification Block Model Vertical Cross Section 2,896,100 N, Tres Amigos Zone	252
Figure 11.25	Classification Block Model Plan 600 Elevation, Tres Amigos Zone	253
Figure 11.26	Classification Block Model Plan 500 Elevation, Tres Amigos Zone	254
Figure 13.1	Mine Production Zones	264
Figure 13.2	Isometric View of Mines Looking Southeast	265
Figure 13.3	Stereography	268
Figure 13.4	Cut-and-Fill: Section View of Production Mining Sequence	271
Figure 13.5	Example of Stope Containing Waste, Marginal and Economic Material (La Mochomera, EL 497)	272
Development profiles are shown in Table 13.3.		273
Figure 13.6	Organizational Chart	274
Figure 13.7	Ramp Development Standard	275
Figure 13.8	Access Development Standard	276

P&E Mining Consultants Inc. Report No. 474 Page xv

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure 13.9	Sump Development Standard	277
Figure 13.10	Sill Development Standard	278
Figure 13.11	Ventilation Access Development Standard	279
Figure 13.12	Standard Mining Level Plan	280
Figure 13.13	Mine Development Schedule	281
Figure 13.14	Cut-and-Fill Cross-Section View of Access Development Sequence (View Bottom to Top)	284
Figure 13.15	Cut-and-Fill Longitudinal Section View Development Sequence (View Bottom to Top)	285
Figure 13.16	Mine Backfill Requirements	286
Figure 13.17	San Pablo-Mochomera Mine Ventilation System	289
Figure 13.18	Tres Amigos Mine Ventilation System	289
Figure 13.19	San Pablo Haul Route and Elevation	292
Figure 13.20	Tres Amigos Haul Route and Elevation	293
Figure 14.1	Process Plant Milling Rates and Feed Grades 2024	295
Figure 14.2	Mined Feed from Three Mineralized Zones	297
Figure 14.3	Coarse Mineralized Material Bin	297
Figure 14.4	500 Hp Primary Ball Mill Circuit 8 Feet Diameter by 12 Feet Long	298
Figure 14.5	300 Hp Primary Ball Mill Circuit 8 Feet diameter by 8 Feet Long	298
Figure 14.6	Crusher Mill Mineralized Material Feed	299
Figure 14.7	Rougher and Scavenger Hybrid Flotation Cells	299
Figure 14.8	Denver Cleaner Flotation Cells	300
Figure 14.9	Concentrate Dewatering Pits	300
Figure 14.10	Concentrate Bagged for Shipping	301
Figure 14.11	Process Flowsheet	302
Figure 14.12	Tailings Pit	304
Figure 14.13	Lined Tailings Storage Facility	305
Figure 14.14	Newly Constructed Tailings Berm Facility	305
Figure 14.15	Tailings Decanted Water Recovery – Gravity flow to Mill	306
Figure 14.16	Process Plant Water Borehole and Pumping System	307
Figure 15.1	Map of Local Mining and Processing Facilities	316
Figure 15.2	Aerial View of the SJG Main Mineral Trend (Looking West)	321
Figure 15.3	Common Portal for San Pablo, San Pablo Sur, and Mochomera	322
Figure 15.4	Longitudinal Projection of San Pablo and San Pablo Sur	322
Figure 15.5	Mochomera Longitudinal Projection	323
Figure 15.6	Tres Amigos Portal	324
Figure 15.7	Longitudinal Projection of Tres Amigos	325
Figure 15.8	Mine Office Facility	326
Figure 15.9	Aerial view of the TSF (Looking Southwest)	328
Figure 16.1	Gold Market Sources	330
Figure 16.2	Ten Largest Gold Producing Countries	332
Figure 16.3	Gold Consumption by Category 2010 to 2023	333
Figure 16.4	Gold Usage	334
Figure 16.5	Gold Price Chart 2016 to 2025	336
Figure 16.6	Gold Price Forecast Examples	337
Figure 17.1	SJG Project Location	339
Figure 17.2	The Lands of the Land Occupation Agreement with Santa Maria Ejido	344
Figure 19.1	After-Tax NPV Sensitivity Graph	360

P&E Mining Consultants Inc. Report No. 474 Page xvi

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure 23.1	Recommended Drilling at Tres Amigos	372
Figure 23.2	Recommended Drilling at San Pablo	373
Figure 23.3	Recommended Drilling at Mochomera	373

P&E Mining Consultants Inc. Report No. 474 Page xvii

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1.0 Executive Summary

1.1 Introduction

DynaResource Inc. (“DynaResource” or “the Company”) is listed on the OTCQX as DYNR.
As a result, DynaResource is a registrant with the United States Securities and Exchange Commission (“SEC”) and must comply with the subpart 229.1300 – Disclosure by registrants Engaged in Mining Operations of Regulation S-K (S-K 1300).

DynaResource commissioned P&E Mining Consultants Inc. (“P&E”) to prepare a Technical Report Summary (the “Report”) that presents the initial Mineral Resource Estimate and Mineral Reserve Estimate of the San José de Gracia Gold Project (the “SJG Project”) in Sinaloa, Mexico, in accordance with the guidelines set forth by the Securities and Exchange Commission (“SEC”) under Regulation S-K, Subpart 1300. This Report marks the Company's first submission of a Mineral Resource and Mineral Reserve under SEC regulations, reflecting its commitment to transparency, compliance, and the provision of reliable information to the Company’s stakeholders. This Report aims to provide investors and other interested parties with a comprehensive understanding of the Company's Mineral Reserves, in order to support informed decision-making and fostering confidence in its operations and future prospects

All units of measurement in the Report are metric, unless otherwise stated. The monetary units are in US dollars, unless otherwise stated. The effective date (the Effective Date) for this Report is March 24, 2025.

1.2 Project Setting

The SJG Project is accessible by paved highway from the City of Culiacan (located to the south of the SJG Project and is the Capital of the State of Sinaloa) or the City of Guamuchil (located to the southwest of the SJG Project). These highways pass through the small Town of Sinaloa de Leyva, 150 km from Culiacan and 50 km from Guamuchil, then from Sinaloa de Leyva by gravel mountainous road to the Village of San José de Gracia (population 250), which covers 84 km and is a five-hour trip. The SJG Project is also accessible by air. A gravel airstrip is located adjacent to the San José de Gracia Village, in the southwestern portion of the Property. The airstrip is suitable for light aircraft and charter flights of 45 minutes duration are available from the airports at the cities of Culiacan and Los Mochis.

The Village of San José de Gracia is located within the southwestern corner of the SJG Project Property area and much of the labor for the recent mining and production activities at the SJG Mine were provided by the village residents. Although the Village provided ~140 employees to the SJG Mine Project, it currently has limited services.

The climate is semi-tropical with a rainy season dominating from late-June/early-July through September. The operating season is dependent on the type of operations. For some activities, operations may be suspended during the rainy season. Summer temperatures vary up to 40 °C with high humidity, whereas the winter temperatures are cooler with nighttime lows of 5 °C.
Rains in the wet season can range from gentle late afternoon/early evening showers to strong rains that last up to a few days. Precipitation averages 550 mm annually.

P&E Mining Consultants Inc. Report No. 474 Page 1 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

A power line to the San José de Gracia Mine has been installed by the Comisión Federal de Electricidad (“CFE”), the only Mexican State Company authorized power producer and supplier in Mexico. The power line was installed in March 2012 from the La Estancia area of the Municipality of Sinaloa de Leyva, a distance of 75 km. The power line is currently 440 volts maximum capacity, which supports domestic use only, including the office and camp facilities at San José de Gracia, such as water pump, air conditioning, refrigeration, lights, internet, and fans, and local residential use. Currently, the SJG Mine produces its own diesel-generated power for industrial use.

The water source for the San José de Gracia camp is a well located close to the river that runs just west of the village of San José de Gracia. Dyna de Mexico has obtained the water concession rights for this water source, which provides for usage of 1,000,000 m3 per year. Currently, SJG Project estimates its consumption of water is about half of that amount.

The SJG Project has general and specialized personnel. The Village of San José de Gracia supplies helpers and office-camp maintenance. Specialized mining equipment operators and engineers come from other mines. San José de Gracia Mine has a flotation process plant and a tailings storage area with a tailings dam. The process plant is located adjacent to the San José de Gracia Village.

The topography of the San José de Gracia Mining District is generally rugged with elevations that vary from 400 masl in the valley bottoms to >1,600 masl in the higher ranges. A network of small roads and tracks trails around areas nearer the historical workings at San José de Gracia.
Access to the remainder of the Property is difficult without the use of a horse or helicopter. Vegetation at San José de Gracia consists of tropical deciduous forest at lower elevations and pine forest and oak forest at higher elevations.

1.3 Property Description and Location

The SJG Project is located on map sheet G13-A81 in the Culiacan Mining District of Sinaloa State, Mexico, at latitude 26° 9’ N and longitude 107° 53’ W, ~120 km east-northeast of the coastal
City of Los Mochis. The SJG Project Property is situated adjacent to the border separating the Mexican States of Sinaloa and Chihuahua. The SJG Mine itself is located in the southwestern portion of the SJG Mine Property, entirely within the State of Sinaloa.

The SJG Project Property covers an area of 3,970 hectares (“ha”) (or 9,810 acres). The Property is covered by 29 mining concessions. Twenty-eight of the mining concessions are held 100% by DynaResource’s wholly-owned subsidiary, Dyna de Mexico. The mining claim named
“San Miguel” is not under Dyna´s control. Dyna de Mexico has entered into transfer agreements with the registered owners to 50% undivided title to the San Miguel (t.183504) mining concession and it has entered into promise to sell and purchase agreements with registered owners to 50% undivided title to the San Miguel (t.183504) mining concession. Under Mexican law, such transfer agreements require the consent or relinquishment of first rights of refusal from the registered owners to 100% undivided title to produce legal effects and be eligible for registration before the Mines Recorders´ Office. All the claims are in good standing as of the effective date of this Report and all required mining duties have been paid.

P&E Mining Consultants Inc. Report No. 474 Page 2 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

In addition to surface rights Dyna de Mexico retains pursuant to the Mining Act of Mexico and its Regulations (Ley Minera y su Reglamento), Dyna de Mexico maintains access and surface rights to virtually all of the SJG Mine area pursuant to a surface lease agreement titled “Land Occupation Agreement” between the El Ejido Santa Maria and DynaResource de Mexico, dated May 12, 2002 (the “SJG Project Surface Lease”). This lease covers 28,374 ha. The term of the SJG Project Surface Lease is 30 years and, according to the 2025 SJG Legal Title Opinion, it is understood that the current agreement is in good standing. Dyna de Mexico has no future financial obligations to maintain the SJG Mine Surface Lease. Dyna de Mexico is required to execute mining activities in accordance with applicable Mexican environmental, mining and labor laws and regulations.

The SJG Project is not subject to any royalties, encumbrances or environmental liabilities.

Dyna de Mexico has received all the regulatory permits approvals from Mexico´s Federal Government and from State and local authorities. Dyna de Mexico also has all the environmental permits awarded by the Secretariat of Environment and Natural Resources, Mexico (“SEMARNAT”), such as the environmental Impact Document, Land Use Change, Water Use, Waste Management, and Explosives Use Permits. The SJG Mine has been in operation since 2016.

1.4 History

Exploration and mining activity in the SJG Mine area started in the early 1800s. During the next eighty years, >60 gold occurrences were found. The most important were the La Purisima and
La Prieta Vein structures, which hosted high-grade gold up to 3.4 ounces per ton Au.
The peak period of production from the San José de Gracia camp was from 1890 to 1910, when an estimated 1 million ounces of gold were produced, mainly from the La Purisima and
La Prieta Veins. Other smaller mines that contributed to the production were Palos Chinos,
San Pablo, Tres Amigos, La Ceceña, La Union, La Parilla, Veta Tierra, Santa Rosa, Sta. Eduwiges, and Los Hilos. The mining activities halted in 1910 due to the Mexican Revolution.
Mining resumed in the 1970s when the first road to the SJG Mine was opened, allowing Compañia Rosarito to begin producing gold from the Palos Chinos, San Pablo, Tres Amigos, and La Union Mines.

By 1977, the underlying owners of mining concessions and subsequent vendors to Minera Finisterre SA de CV. (“Finisterre”) succeeded in acquiring control of most of the area and built a 70 ton per day flotation process plant. Modern geological surveys of the area were completed in the 1990s by ASARCO and Industrias Peñoles. Finisterre subsequently acquired the Property through option agreements with the underlying vendors and continued exploration work and built a 200 ton/day concentrator. Golden Hemlock Explorations Ltd. (“Golden Hemlock”) obtained an option to acquire majority control of Finisterre and commenced work on the Property in 1997. This work was performed for Golden Hemlock and Finisterre by the company Perforaciones Quest de Mexico (“PQM”) under contract to Finisterre and consisted primarily of core drilling, along with trenching and mapping. A 63-drill hole program totaling ~6,000 m was completed in 1997. In 1998-1999, Pamicon Developments Ltd. (“Pamicon”) examined the results of the 1997 drilling program, including PQM’s work, in order to calculate potential Mineral Reserves developed by the drilling and to review the general status of the Property.

Mining activity in the San Pablo area is a relatively recent event with the majority of the work and exploration completed since the 1980s. The Mineral Resource area outcrops prominently along the

P&E Mining Consultants Inc. Report No. 474 Page 3 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

edge of a resistant gossanous hilltop, known as the “Gossan Cap.” In 1992 and 1997, the Gossan Cap drew the attention of companies such as Peñoles and Golden Hemlock, where they focused their work primarily on completing shallow drill holes near the top of the ridge and just beneath the Gossan Cap.

In the first half of 1999, DynaResource and its agents arranged to collect samples for metallurgical testing. DynaResource formed DynaResource de Mexico Inc. (“Dyna de Mexico”) in June 2000 to acquire and consolidate ownership of SJG Project area. By December 2003, Dyna de Mexico had completed the acquisition of and consolidation of 100% of the SJG Project area from Golden Hemlock and Finisterre, with the sole exception of the San Miguel mining concession.

1.5 Geology and Mineralization

Geologically, the SJG Project is located on the west slope of the Sierra Madre Occidental and within the Northwestern Gold-Silver Epithermal Deposits Belt of Mexico that runs from the
Eje Neovolcanico to the USA-Mexico border. The SJG Mine is in the west side of the Sierra Madre Occidental Volcanic Field, which is characterized by andesite in the Lower Volcanic Series and by rhyolitic tuffs, flows and ignimbrites in the Upper Volcanic Series.

The geology of the SJG Project consists of a sedimentary sequence of Upper Paleozoic (Carboniferous) age rocks. This lithologic sequence includes shales, sandstones, limestones and conglomerates, all of which are highly folded and faulted. The sedimentary sequence has an approximate thickness of 800 m, its best exposure is in the eastern edge of the SJG Project area.

Sedimentary basement is overlain by calc-alkaline volcanic rocks of the Lower Volcanic series. The volcanic rocks are generally divided into a basal sequence of feldspar-bearing rhyodacite crystal tuffs and flows grading upwards to a thicker sequence of andesite flows, tuff breccias and related sills.

Higher elevations of the SJG Project Property, particularly along its western edges, preserve outcrops of rhyolite ignimbrite and tuffs of the Upper Volcanic Series. These are resistant rock types that most likely function as a cap to mineralization. Three types of intrusive rocks have been mapped to date in the SJG Project area: 1) stocks and plugs of quartz feldspar porphyry located near Tres Amigos, possibly co-magmatic with rhyodacite tuffs; 2) sill-shape diorite porphyry occurring in the basement sedimentary rocks, close to the contact with overlying Lower Volcanic Series rocks; and 3) mafic dikes that cut all units and function as possible ‘feeders’ to the Upper Volcanic Series Hornillos and Navachiste Formations.

Alteration at the SJG Project is laterally and vertically zoned from discrete zones of silicification to broad zones of illite/clay alteration with increasing elevation and (or) distance from the main feeder structures. Faulting and tilting of the mineralized system have affected the surface distribution of alteration and, in general, has exposed deeper portions of the system in the northeast and shallower, more distal portions in the southwest part of the Property.

The SJG Mine itself is located within the Sierra Madre Occidental (“SMO”), together with the majority of hydrothermal deposits in Mexico. Deposits located in this trend are typically dominated by quartz veins that trend northwest-southeast and southwest-northeast, and thicknesses

P&E Mining Consultants Inc. Report No. 474 Page 4 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

ranging from 1.5 to 3.0 m. Gold mineralization at the Mine is hosted within andesite and rhyodacite of the Lower Volcanic Series (LVS) and by underlying Paleozoic sedimentary rocks.

Mineralization occurs as fault breccia veins and crackle breccias that exhibit multiple stages of reactivation and fluid flow, as indicated by crustiform/colloform textures and cross-cutting vein relationships. Locally, veins exhibit sharp, clay gouge hanging wall and footwall contacts with slickensides, indicating reactivation of structurally hosted veins subsequent to mineralization. Gold grades can also be carried within the mineralized halo adjacent to the principal veins as quartz-chlorite stockworks. It is this latter style of mineralization that may hold the greatest potential on the SJG Mine Property. In addition to vein-hosted mineralization, broad zones of unmineralized clay alteration, developed southwest of the main mineralized trends, may overlie undiscovered, disseminated gold mineralization at depth.

1.6 Exploration, Drilling and Sampling

Although there are indications of mining activities since beginning of the 20th Century, modern explorations works started in 1977 when Minera Finisterre SA de CV (“Finisterre”) signed an option agreement for the mining concessions with the owners, Finisterre acquired control of most of the mining district and installed a 70 tpd flotation process plant. In the early 1990s, ASARCO and Industrias Peñoles started a modern geological surveying in the area and Finisterre performed some exploration work, but most of its financial resources were expended to build a 200 tpd concentrator. In 1997, Golden Hemlock Exploration Ltd. (“Golden Hemlock”),a Canadian Mining Company, obtained an option to acquire most of the control of Finisterre. The exploration and development work performed for Golden Hemlock and Finisterre by Perforaciones Quest de Mexico (“Quest”) consisted of core drilling, trenching and mapping. A 63 diamond drill hole program totaling ~6,000 m was completed in 1997. In 1998-1999, Pamicon Development Ltd (“Pamicon”), a Canadian Mining Company, examined the Quest drill results, in order to calculate mineral resources and review the general status of the Property. The results of this examination were presented in a report dated September 1999. Subsequently, during the first half of 1999, DynaResource and its agents arranged to collect samples for metallurgical testing.

DynaUSA began conducting exploration activities in the SJG Project area in 1999; and, since June 2000, this work has continued under the auspices of Dyna de Mexico. These activities have included: geological mapping and mineral prospecting; geochemical stream sediment, soil and rock sampling; underground and surface rock chip sampling, multi-spectral satellite imaging surveys; bulk sampling for metallurgical testing; and ground magnetics, induced polarization and natural source magneto-telluric surveys; and drilling.

In total, six drilling program have been completed on the SJG Project since 1992. Historical programs were completed in 1992 and 1997. Dyna de Mexico completed drilling programs in 2007-2008, 2009-2011, 2021-2022, and 2023-2024. Overall, 595 diamond drill holes totaling 595,040 m have been completed at SJG. See Section 7 of this Report for drilling details and results.

It is the QP’s opinion that sample preparation, security and analytical procedures for the SJG Project’s recent drill programs were adequate, and that the data are of suitable quality and satisfactory for use in the current Mineral Resource Estimate. Future drill hole sampling at the Project should include the insertion of certified reference materials (“CRMs”) and blanks at a rate of ~1:20, the inclusion of field and coarse reject duplicates in QA/QC protocol, and to duplicate

P&E Mining Consultants Inc. Report No. 474 Page 5 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

umpire sample a minimum of 5% of all future drill core samples at a reputable secondary laboratory.

It is also recommended to follow-up QC sample failures on receipt of assay results, and liaise with the lab promptly about increased QC sample failure rates to ensure issues are addressed early. Sample batches HMS21001226, HMS22000022 and HMS24000126 should be re-assayed to confirm drill core sample results.

1.7 Data Verification

Verification of the SJG Project data used for the current Mineral Resource Estimate was undertaken by the QPs, and included a site visit, due diligence sampling of the 2010 to 2023 drill holes, verification of recent and historical drilling assay data, and assessment of the available historical and recent QA/QC data. Verification was undertaken utilizing data supplied by DynaResource and data downloaded directly from the Bureau Veritas lab online portal. Verification of the data collected at SJG reveals no current material issues with the data and the QPs consider that there is acceptable correlation between assay values in DynaResource’s database and the independent verification samples collected and analyzed at Actlabs in Ancaster, Ontario.

1.8 Mineral Processing and Metallurgical Testing

Metallurgical test work confirmed the mineralized ore at SJG Project to be amendable to recovery of gold, copper and other elements by flotation concentration. Current processing by conventional flotation of milled ore, involving a multi-stage circuit with a rougher/scavenger stage followed by a 2-step cleaner stage, has proven to be the most economically effective. Gravity concentration is also utilized in the final flotation of tailings and current process plant expansion includes the installation of gravity concentration within the milling circuit.

1.8.1 Hazen Research, Inc. Metallurgical Testwork 1999

Metallurgical testwork completed by Hazen Research, Inc on the Tres Amigos Deposit is presented in the “Process Development for the Tres Amigos Orebody” report, dated August 1999. The Hazen report highlights the following:

• Mineralogical examinations indicate sulfide mineralization is fairly coarse-grained;

• Initial gravity beneficiation/flotation testwork on bulk mineralized material samples indicated up to 80% recovery of feed gold into gravity concentrates while maintaining a minimum concentrate grade of 100 g/t Au;

• Existing tailings samples with feed grades of 3 to 8 g/t Au returned similar recovery results, but had to be cleaned to produce a final concentrate with >100 g/t Au;

• Overall gold recoveries into gravity cleaner concentrate in excess of 50% of total feed gold;

P&E Mining Consultants Inc. Report No. 474 Page 6 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Flotation tests on primary mineralized material samples indicated recoveries of 85 to 90% of feed gold into rougher concentrates;

• Recoveries after cleaning dropped to 65 to 75% range when >100g Au/t grade;

• Combination circuit of gravity pre-concentration stage with flotation on gravity tailings indicated potential recovery >90% of feed gold into gravity concentrate, rougher flotation and cleaner flotation concentrates while maintaining a 100 g/t Au grade in all concentrates; and

• Suggest Tres Amigos will respond positively to beneficiation processes of gravity separation and flotation.

1.8.2 Pilot Plant Gravity-Flotation Processing System 2003 to 2006

The two-stage gravity flotation circuit was utilized by Dyna de Mexico during a pilot operation between 2003 and 2006, producing 18,250 ounces of gold from 42,000 tonnes of process plant feed processed, from selected high-grade “pockets” of ore.

Despite being a small-scale operation, results are representative of an underground mining operation with recoveries of ~90% of the mineralization.

1.8.3 Liem Consultores Metallurgy Testwork 2024

Additional metallurgical testwork was completed by Liem Consultores of Zacatecas, Mexico, to determine metallurgical behavior of the minerals within the stock mineralized material and process plant feed, and within the mineralized material from the La Mochomera Deposit.

Summary of testwork is as follows (Table 1.1):

• Process Plant Feed: Final concentrate grade of 78 g/t Au with 76.6% recovery;

• Stock Mineralized Material: Final concentrate grade of 44 g/t Au with 84% recovery;

• Testing at higher pH of 9.0 resulted in decreased gold and reduced recovery;

• Mineralogical review of process plant feed showed 87% of gold is associated with pyrite; and

• Native gold and electrum are also present.

P&E Mining Consultants Inc. Report No. 474 Page 7 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 1. Summary Grades and Final Process Recoveries
Sample Type	Head Au Grade (g/t)	Concentrate Au Grade (g/t)	Recovery Au (%)
Process Plant Feed	4.10	78.19	76.6
La Mochomera	0.62	73.00	73.0
Mineralized Material Ore	3.83	86.30	86.3
Stock pH 9	3.83	72.20	72.2

Source: Liem (2024)

1.8.4 Sepro Mineral Systems Corp.

Sepro Systems Inc. in Vancouver, B.C. completed testwork on 9 kg samples from each of the
La Mochomera, San Pablo and San Pablo Sur Deposits. Sample head grades were as follows:

• La Mochomera: 6.04 g/t Au;

• San Pablo Sur: 13.7 g/t Au; and

• San Pablo: 13.3 g/t Au.

Samples were ground to a P80 of 66 to 73 µm and fed to gravity concentration where the concentrate was panned and assayed to confirm mineral/metal content. The combined gravity and concentrate tailings were treated with flotation.

Summary of testwork is as follows:

• La Mochomera: 32.7% Au recovery at 902 g/t Au. Flotation recovered an additional 63.9% Au with an overall recovery of 96.5%;

• San Pablo Sur: 33.8% Au recovery at 1,792 g/t Au. Flotation recovered an additional 62.6% Au with an overall recovery of 96.4%; and

• San Pablo: 23.8% Au recovery at 2,019 g/t Au. Flotation recovered an additional 71.4% Au with an overall recovery of 95.2%.

1.8.5 Dyna de Mexico 2025

Dyna de Mexico currently operates a flotation process plant with nominal capacity of up to
800 tpd. In 2024, the process plant produced 50 to 70 tonnes of concentrates daily with head grades at 4 to 5 g/t Au, concentrates at 50 to 70 g/t Au, and an average process recovery of 76% Au.

P&E Mining Consultants Inc. Report No. 474 Page 8 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1.9 Mineral Resource Estimate

This Mineral Resource Estimate (“MRE”) of SJG Project was initially conducted with MineSight™ software (version 16.10) by SPM, and was reviewed and accepted by Yungang Wu, P.Geo. and Eugene Puritch, P.Eng., FEC, CET of P&E Mining Consultants Inc. (P&E) of Brampton, Ontario. Messrs. Wu and Puritch are independent of DynaResource as defined in
S-K 1300. The effective date of this MRE is March 24, 2025.

DynaResource provided a database of 627 diamond holes totaling 126,736 m in comma separated value (“csv”) format from several drilling programs. A total of 393 drill holes totaling 80,345 m intersected the Mineral Resource domain wireframes. Extra data were provided by DynaResource, including surveys of tunnels, mining stopes, and other underground developments from various mining activities. The database contained 65,648 Au assays, which were verified and a few minor errors corrected.

Gold mineralization at SJG is found in many veins, of which only 11 have been considered for Mineral Resource estimation, due to their superior continuity and proven development viability based on current production data. Using drilling data, cross-section modeling generated polylines were utilized to create 11 3-D mineralized wireframes, each assigned unique rock codes.
The wireframes were used as constraining boundaries for rock coding, statistical analysis, and compositing limits during Mineral Resource estimation.

To fully deplete the previously mined areas, the Authors created “Cookie cutter” polylines following the available underground mined shapes. Block model volumes captured within the mined depletion “cookie cutter” lines that were projected onto the Mineral Resource block model were depleted from the MRE.

To regularize assay sampling intervals for grade interpolation, drill hole intervals within vein wireframes were composited to 1.0 m lengths. Grade capping analyses were undertaken on the
1.0 m composite values in the database and a capping value of 90 g/t Au was applied to all domains with a total of seven composites capped.

Variography analyses were performed by the QPs using the gold composites within each individual vein wireframe as a guide to determining a grade interpolation search distance and ellipse orientation strategy. Continuity ellipses based on the observed ranges were subsequently generated and utilized as the basis for grade estimation search ranges, distance weighting calculations, and Mineral Resource classification criteria.

The bulk density used for this MRE is 2.68 t/m3, which is derived from the 2012 Technical Report of the SJG Project. A P&E QP collected 12 samples on a February 2025 site visit, which averaged 2.74 t/m3.

Mineral Resource grade estimation was restricted to the defined veins. All block grades were interpolated using Inverse Distance Cubed (“ID3”) anisotropic weighting in two passes. The first pass used 3 to 12 composites from two or more drill holes, and the second pass utilized 2 or more composites from 1 or more drill holes to ensure the majority of grade blocks within the defined veins were estimated. A Measured Mineral Resource was classified for the domains with a drill hole spacing of <30 m. Indicated Mineral Resources were classified for all domains with a drill

P&E Mining Consultants Inc. Report No. 474 Page 9 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

hole spacing of ≤65 m. Inferred Mineral Resources were classified for all remaining grade blocks within the mineralized veins domains.

The MRE exclusive of Mineral Reserves is stated in Table 1.2.

Table STYLEREF 1 \s 1. Mineral Resource Estimate at 2.0 g/t Au Cut-off (1-6)
Zone	Classification	Tonnes (k)	Au (g/t)	Au (koz)	Metallurgical Recovery
SPUM	Indicated	286	6.74	62	80%
	Inferred	51	4.29	7
TA	Inferred	46	4.45	7
Total	Indicated	286	6.74	62
	Inferred	97	4.37	14

Notes:

1. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

2. The Inferred Mineral Resource in this estimate has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It can be reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.

3. The Mineral Resource is estimated using Subpart 229.1300 – Disclosure by Registrants Engaged in Mining Operations.

4. Mined areas as of December 31, 2024, were depleted from the block models.

5. Mineral Resources are exclusive of Mineral Reserves.

6. All numbers are rounded.

The QPs for this Report consider the MRE block model and Mineral Resource classification to represent a reasonable estimation of the total Mineral Resources for the SJG Project in regards to compliance with: generally accepted industry standards and guidelines; the methodology used for grade estimation; the classification criteria used; and the actual implementation of the methodology in terms of Mineral Resource estimation and reporting. The Mineral Resources have been estimated to conform with the requirements of the CRIRSCO Definitions in addition to the guidelines prepared by the Securities and Exchange Commission under the S-K §229.1300 to S-K §229.1305 regulations. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.

1.10 Mineral Reserve Estimate

Mining shapes were provided by DynaResource and average total dilution of 20.9%
(10.8% internal, 10.1% external), with a 5% mining loss applied. Historical costs summaries, mining contracts and site budgets were used to generate costs and cut-off grades for the mining plan. An economic cut-off value of $140/t is used to define ore ($99 for mine operation, $23 for process plan operations and $18 for G&A), with a marginal cut-off of $90/t used where mineralized material would otherwise be included in the mine plan as waste generates sufficient revenues to cover transport, processing and backfilling costs.

P&E Mining Consultants Inc. Report No. 474 Page 10 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Smelter terms for gold are $20/oz for refining, $99/dmt for treatment, $25/wmt for transport, and the payable ratio is 94.375% for the historical average grade of shipments from site (~50 g/t Au). Although penalties for deleterious elements exist, historically no penalties have been assessed.

The Mineral Reserve for the SJG Project is summarized in Table 1.3.

Table STYLEREF 1 \s 1. San José de Gracia Mineral Reserve Estimate (1-9)
Resource Classification	Tonnes (k)	Grade (g/t Au)	Contained Metal (koz Au)
Measured	981	5.94	187.2
Indicated	435	4.74	66.3
Measured & Indicated	1,416	5.57	253.5
Waste	192	-	-
Reserve Classification	Tonnes (k)	Grade (g/t Au)	Contained Metal (koz Au)
Proven	1,114	5.23	187.2
Probable	493	4.18	66.3
Proven & Probable[9]	1,607	4.91	253.5

Notes:

1. Mineral Reserves are based on Measured and Indicated Mineral Resource Classifications only.

2. Mineral Reserves are reported using the 2014 CIM Definition Standards and 2019 Best Practices Guidelines and have an effective date of March 24, 2025.

3. Mineral Reserves are defined within mine plans and incorporate mining dilution and ore losses.

4. Underground Mineral Reserves are based on metal price of US$2,500/oz Au and are constrained within a mine design, and use process plant recoveries varying between 76-80% for Au

5. An Underground economic cut-off value of US$140/t is estimated to differentiate ore from waste and is based on cost assumptions of US$99/t for mining US$23/t processing, US$18/t site general and administrative. Mineralized material above a cut-off of $90/t that is planned to be mined adjacent to economic material is identified as Marginal ore, as the revenue it generates exceeds the additional costs associated with haulage, processing and backfilling the material versus leaving it in the stope as backfill.

6. Smelter terms result in an average value paid per ounce of gold of 90.53% of the value of the gold in concentrate, after accounting for all contract terms.

7. The provided LOM block models do not track deleterious elements noted in the smelter terms, which could reduce the payable value of the concentrate. However, DynaResource asserts that no penalties of this nature have historically been assessed on any payment invoice from the existing concentrate buyer.

8. Totals may not sum due to rounding.

9. Reserves derived from marginal material total 312 kt at 2.03 g/t Au for a total contained metal content of
20.3 koz.

1.11 Mine Design, Optimization and Scheduling

The SJG Project is an active underground cut-and-fill mining operation focused on extracting gold, with a minor silver byproduct, from narrow veins in three main production zones over a strike of 2.75 km to a maximum depth of 480 m below surface. The Project contains mineralized zones that vary in dip and thickness along both strike and depth. Generally, the veins are 1 to 2 m in thickness and dip between 30 to 40° from horizontal.

P&E Mining Consultants Inc. Report No. 474 Page 11 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Due to the thickness of the veins, full-face drilling results in excessive dilution. As such, for production, the ore is initially blasted into the lift below prior to the footwall being slashed out to accommodate the machinery necessary for extraction of the next lift up. This action results in the mining method being a hybrid of textbook cut-and-fill and resue mining. For simplicity, this method will be referred to throughout as “Cut-and-Fill”. Access levels are nominally spaced
15 m apart, with a 3 m thick pillar left below next upper level to provide stability and prevent the ingress of unconsolidated backfill from the stope above entering the active mining areas.
Ore is loaded into haul trucks at loading bays in the ramp on each level. Additional backfill requirements are met by back-hauling waste to stopes and filling with an LHD. Mining operations at the Project are performed by contractors with company oversight.

A detailed geotechnical assessment of the mine plan has been performed, and geotechnical design input into the mine plan was provided based on the domains, stability analyses and experience at the DYNA operation and other similar mines. The performance of the cut-and-fill stopes was evaluated using empirical design methods. The results suggest that the planned stope dimensions are achievable using conventional mining practices.

Development rates in the mine plan average ~25 mpd from 2025 to 2028, with all planned capital development complete by EOY 2029. A total of 37.5 km of lateral development and 1.8 km of vertical development are included in the mine plan. The mine plan has an average production rate of ~230 ktpa and is summarized in Table 1.4.

Table STYLEREF 1 \s 1. Mine Plan Production Rate
Year	2025	2026	2027	2028	2029	2030	2031	Total
Mined Tonnes (k)	231	232	243	232	235	216	217	1,607
Contained Gold (koz Au)	36.1	36.7	42.8	39.9	38.3	30.8	29.0	253.5
Head Grade (g/t Au)	4.86	4.92	5.49	5.33	5.06	4.43	4.14	4.91
Lateral Development (m)	8,770	8,176	7,544	8,708	4,312	-	-	37,510
Vertical Development (m)	435	332	323	459	281	-	-	1,829

1.12 Processing and Recovery Methods

The SJG process plant has a nominal milling rate of 800 tpd and consists of a conventional two-stage closed crushing circuit, a mill feed system for three primary grinding mills operated in closed circuit with hydrocyclones, a multi-stage flotation process for gold-pyrite and gold-chalcopyrite sulfide concentrate, and a tailings Sepro SB750 centrifugal gravity concentrator. The final flotation concentrate is thickened, dewatered, and bagged for shipping to a smelter along with the gravity concentrate.

P&E Mining Consultants Inc. Report No. 474 Page 12 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1.12.1 Tailings Water Management

Flotation tailings are pumped to a wet tailings area located 360 m northeast of the process plant at a 73 m elevation. The tailings are decanted, and the collected process water is returned to the plant’s internal water distribution system.

Based on a 629 Mtpd (693 sdtd) mill processing rate, pumping to the tailings area is at a rate of 391 USGPM (88.7 m3/hr). This is based on operational data of 2.6 solids S.G, 25% Slurry density and 1.16 Slurry S.G. The resultant placed-tailings will decant to 80% solids or 20% in-situ moisture. Decanted recycled water via the berm and water collection system is gravity fed back to the process plant at a rate of 317 USGPM (72 m3 /hr). Water make-up for the mill operation only is 29 USGPM (6.6 m3/hr).

1.12.2 Process Plant Water Supply

Water for the processing is collected from a borehole located west-southwest from the process plant. The supply is complete with a pump and level and flow control system. The borehole is reportedly self-charging, and no instances of low water flow have been reported. During the wet system, water is abundant in the valley and collected accordingly.

1.12.3 Products and Recoveries

For the year 2024, average gravity and flotation process recovery was 76% with two separate gravity and flotation concentrates bagged and shipped to off-shore smelters via the purchaser, Ocean Partners.

1.12.4 Sampling and Analysis

Plant sampling is prepared and assayed on-site at a metallurgical and assay facility. Plant sampling is limited and only the feed, tailings, and concentrates are manually sampled by the operators, sporadically during the day.

The laboratory has full sample preparation equipment including crushers, riffles, screens and drying ovens for mine and mill samples. The assay laboratory is equipped with an atomic adsorption spectrometer unit (“AAS”), micro-balance, and fire assay equipment.

The facility has 21 personnel dedicated to analysis and operates 24 hours per day.

1.13 Infrastructure

DynaResource’s operation requires a good deal of independence from publicly provided infrastructure such as roadways, road maintenance, public transportation, and municipal services. Most of these services and related infrastructure are provided by the mine operation.

P&E Mining Consultants Inc. Report No. 474 Page 13 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The only reasonably secure road access to SJG Project is on 84 km of ballasted road to the
Town of Sinaloa de Leyva. Most of this road is in reasonably good condition in the dry season (October through June) and can be transited freely by vehicles of up to 20 tonne capacity.

Within the San José de Gracia Village limits and <1 km from DynaResource’s offices, there is a 665 m (2,200 ft) long airstrip surfaced in pea-sized gravel ~20 m wide. The strip is suitable for single engine aircraft.

Currently active mine portals are located ~6 and 7 km from the Village of San José de Gracia.
The mine offices, camp, and process plant are located immediately adjacent to the Village.
The active tailings storage facility (“TSF”) is located 260 m from the process plant.
Local roadways to the mines are sufficient for the transportation of material in 20 tonne capacity double axel trucks.

A 75 km power line from the La Estancia area of the Municipality of Sinaloa de Leyva to the SJG Project has been installed by the Comisión Federal de Electricidad. Dyna has a delivery contract guaranteeing 1,460 kW. Average cost per kWh is $0.13 with adjustments for peak usage.
During power outages, the process plant can be operated using two diesel powered generators providing a total of 1,500 kW. Electricity for underground operations is provided by generators located at the two mine portals.

The water source for the SJG camp is from two water wells located close to the river that runs just west of the Village of San José de Gracia. Dyna de Mexico has obtained the water concession rights through CONAGUA for this water source, which provides for usage of 1,000,000 m3 per year. DynaResource operates a small potable water plant and access is shared with the community.

There are three main sources of wastewater associated with the Project: the process plant including the laboratory, the mines, and the man camp. The process plant is currently operating as a zero-discharge facility with make-up water sourced from the companies supply wells. Sixty percent of the water associated with the tailings is recovered and returned to the process plant. Laboratory waste of all types including liquids is streamed into the process plant water supply. Mines in the district are notably dry. Waste water from the camp facilities is disposed of through a septic tank and percolation system. Disposal of residual solids is managed through a licensed contractor.

Dyna de Mexico manages a closed, dry camp adjacent to their process plant which provides housing, meals and basics services to a portion of their employees. The camp is connected to reliable internet (Starlink). The mine site area camp maintains facilities which can accommodate about 65 persons in 32 rooms. Mine contractors manage their own camps for their personnel.
Out of a total workforce of 223 employees, 143 reside in SJG. Dyna de Mexico’s camp is closed, and entry is restricted by a guard and gatehouse that are staffed 24 hours per day. Additional security is stationed at the explosive magazines.

Offices are available in the camp environment to support human resources, purchasing, on-site accounting, community relations, safety, engineering, geology, and surveying. There is always a paramedic on-site. A fully equipped ambulance is available on-site in case of emergency. In case of more dire circumstances, air ambulance service is available from Culiacan. Additionally, DynaResource has built and equipped an 8-room medical clinic that is located within the Village

P&E Mining Consultants Inc. Report No. 474 Page 14 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

of San José de Gracia. This facility has been donated to local authorities and is staffed by a full-time physician and currently dental services are being provided.

Tailings are pumped uphill from the process plant to the TSF with a 10 x 15 cm positive displacement pump. The facility is a concrete buttressed and HDPE-lined impoundment using cycloned coarse material to contain fines and slimes that settle and dewater in the center of the impoundment. Currently 5.5 ha of the permitted area is lined. Decanted water is recovered by rafted pumps and returned to the process plant. The current Phase III is permitted to occupy a total of 6 ha with the follow-on Phase IV to expand to 11 ha (also permitted). Phase III has a capacity of 1.3 million tonnes of material or ~52 months of operation.

1.14 Marketing Summary

Gold is introduced to the market from three sources: primary gold mining, base metal
(notably copper) mining, and recycling. Formal mining companies (national, public, and private) represent most of the world gold production. Due to the expense of exploration and sustainable and economically sound development, production and final reclamation, these companies do not react rapidly to changing economic conditions.

At the SJG Project, the base metal flotation process recovery to concentrate technique is utilized.
The concentrate is bagged and sent to a smelter for final gold recovery and payment.

Overall, world gold demand for various purposes was ~4,500 to 4,900 tonnes for the last four years and was closely matched by supply from mine production, hedging and recycling. When demand for gold as a safe-haven asset rises, mainly due to economic uncertainty or inflation, prices tend to increase unless offset by higher supply from mining or recycled gold. Conversely, if supply outpaces demand, prices may decline. The gold price, unlike other industrial metals, is not determined purely by the balance between supply and fabrication demand, but rather by the elevated levels of investment holdings, which are functions of geopolitical and economic outlook. Forecasting metal prices over a five-year horizon involves considerable uncertainty, due to various economic, geopolitical, and market factors. However, many sources have provided projections for gold and other metals. These projections are commonly incorrect, due to the vagaries of the financial markets, where large consumers tend to affect prices.

Dyna de Mexico has recently completed a plan of operations forecasting mine and process plant production through to calendar year 2029. Currently, an amended contract is in place for the purchase of all gold concentrates from the SJG Project. Concentrates will be delivered to the buyers warehouse in Manzanillo, Colima, Mexico. Concentrate typically runs >50 g/t Au and a payable factor 94.75% is most common. There is a slight credit for silver content.

The corporate projections of ~155,000 payable gold ounces at US$2,500/oz for 2025 to 2029 are a very conservative and are based on the relatively small quantity of gold produced at the SJG Project. Under the existing offtake agreement, the company will be able to sell all its production at or above a prevailing price that will be most likely above the figure used in its internal forecasts.

P&E Mining Consultants Inc. Report No. 474 Page 15 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1.15 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individual and Groups

With respect to permit requirements for mineral exploration, mining and processing in Mexico, the most relevant applicable laws, regulations and technical requirements are outlined in the Federal Mining Act. The Regulations of the Act, the Federal Environmental Protection and Ecological Equilibrium Act, and its Regulations, the Federal Sustainable Forestry Development Act and its Regulations, the Federal Explosives and Firearms Act, the National Waters Act and the Mexican Official Norm 120 (NOM-120) are applicable.

For exploration proposals, holders of mining concessions in Mexico are required to make application to Federal Secretariat of the Environment and Natural Resources (“SEMARNAT”) via a “Notice of Commencement of Exploration Activities” or “Preventive Exploration Notice (“IP”) in accordance with the guidelines of the Mexican Official Norm 120 (“NOM-120”).

If contemplated mineral exploration activities fall outside of the parameters defined by SEMARNAT, a “Change of Land Use Permit Application” (“CSUP”) is required to be filed under the guidelines of the Federal Sustainable Forestry Development Act and its Regulations. To meet the requirements for issuance of CSUP, the applicant must file together with the CSUP Application a Technical Study (“A Technical Justification Study”) to justify the change of land use from forestry to mining, to demonstrate that biodiversity will not be compromised, and that there will be no soil erosion or water quality deterioration on completion of the mineral exploration activities.

For the use of explosives materials in exploration or mining activities, an Application for General Permit for Use, Consumption and Storage of Explosive (“GPCSE”) is required to be filed at the offices of the Secretariat of National Defense (“SEDENA”).

Under the Federal Mining Act, holders of mining concessions in Mexico have the right to the use of the water coming from the mining works. Certification access to other water resources and (or) issuance of water rights concessions are required from the National Water Commission (“CONAGUA”) under the guidelines of the National Waters Act.

As a pre-requisite for issuance of an CSUP, Article 118 of the Federal Sustainable Forestry Development Act provides for the posting of a bond to the Mexican Forestry Fund for remediation, restoration and reforestation of the areas impacted by the mineral exploration and exploitation activities.

As a pre-requisite for approval of operations, the Federal Environmental Protection and Ecological Equilibrium Act and its Regulations require the posting of a financially-assured bond to guarantee remediation and rehabilitation of the areas impacted by mining activities.

SEMARNAT is the office of the Federal Government of Mexico responsible for the review and issuance of a CSUP, the review of a Technical Justification Study, and the filing of NOM-120, which is a notice to SEMARNAT. The Federal Attorney´s Office for the Protection of the Environment (“PROFEPA”) is the enforcement branch of SEMARNAT that is responsible for the monitoring and enforcement of environmental laws and regulations.

P&E Mining Consultants Inc. Report No. 474 Page 16 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Processing time for review and approval of a CSUP Application and Technical Justification Study is typically four months. Processing time for review and approval of an environment permit – Manifesto Impacto Ambiental (“MIA”) varies depending on workload of SEMARNAT regional office where application is filed, but is typically six months.

CONAGUA is the office responsible for certification of water rights and issuance of water rights concessions. Processing time for issuance of a Water Rights Concession by CONAGUA is
~6 months.

Dyna de Mexico has sought and obtained all required environmental permits, temporary land occupation rights and consent letters from the regulatory agencies, local municipalities, and the State of Sinaloa required to complete the recent mining, production, exploration, and drilling activities on the four main deposit areas at SJG. Dyna de Mexico is expected to be required to obtain further permits to complete additional exploration activities and future mining and processing activities. Limited permit applications are anticipated to be applied as a result of the modestly altered 2025 processing strategy.

The SJG Project Mine holds the following Federal Permits and registrations:

• CONAGUA002, Exploitation of Underground water, 2013.

• LAU Processing Plant, 2019.

• CONAGUA003, Exploitation of Underground water, 2015.

• Exemption underground exploitation San Pablo Mine, 2013.

• Exemption Environmental Impact Manifest, SEMARNAT Resolutive, Underground Exploitation 080613 Ad 2013.

• Exemption Environmental Impact Manifest Resolutive SEMARNAT, Rehabilitation, Maintenance and Re-use, Flotation Plant 2013.

• Exemption, Underground exploitation, Re-use, 2013.

• Preventive Report (IP), Mining Exploration, 2018.

• Register in SEMARNAT, Dangerous Waste.

• Exemption, Resolutive to Presentation of MIA, Underground Exploitation, 082115.

• Application of Exemption MIA, Mill Plant and Tailings Dam.

• Summary of Environmental Updates, San José de Gracia Mine.

• Forest, Change of Land Use, Exploration 2010.

• Environmental Impact Statement (MIA) Exemption.

P&E Mining Consultants Inc. Report No. 474 Page 17 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Justified Technical Studies for Mina San Pablo, La Union, Purisima, Tres Amigos.

• Act of Land Use Change (CUS).

• Explosives Use and Storage Permit.

• All Labor and Securities permitting.

1.16 Capital Costs, Operating Costs and Financial Analysis

1.16.1 Capital Expenditures

Capital cost estimates include: mine development sustaining capital; additional development costs; external G&A; other sustaining CAPEX; IVA costs and credits; mining duties / withholding taxes; site infrastructure; process plant filtration presses and closure / reclamation costs. The LOM total capital cost, for the years 2025 to 2031, is estimated at $81.4M, averaging $50.67/t processed.
A breakdown of these estimates is provided in Table 1.5.

Table STYLEREF 1 \s 1. Summary of Total LOM Capital Costs (US$k)
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total
Sustaining Capital (U/G Devel)	5,006	4,925	4,290	5,019	2,908	0	0	22,148
Additional Development	1,151	774	0	750	0	0	0	2,675
External G&A (Owner's Cost)	1,486	1,486	1,486	1,486	1,486	1,486	1,486	10,400
Sustaining Capital (Other)	3,190	1,990	4,104	3,900	3,900	3,900	1,700	22,684
IVA Movement	2,861	-6,434	-6,434	-6,434	0	0	0	-16,442
Special Mining Duty/Withholding Taxes	2,412	2,622	3,503	3,098	2,835	1,750	1,485	17,705
Investment In Process Plant	1,817	151	151	151	151	0	0	2,423
Investment In Site Infrastructure	3,605	1,790	2,404	2,200	2,200	2,200	0	14,399
Investment In Filtration Presses	889	0	0	0	0	0	0	889
Reclamation Costs	0	0	0	0	0	0	4,547	4,547
Total CAPEX	22,417	7,303	9,503	10,170	13,480	9,336	9,218	81,427
CAPEX/t (US$/t)	97.09	31.48	39.14	43.75	57.24	43.28	42.38	50.67

P&E Mining Consultants Inc. Report No. 474 Page 18 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1.16.2 Operating Expenditures

The operating cost estimates (“OPEX”) include the cost of supervisory, operating and maintenance labor; operating consumables, materials and supplies, haulage and processing. The yearly operating cost varies from a high of $164.49/t, in 2030, to a low of $152.08/t, in 2025, averaging $155.85/t, LOM. A summary of the average operating cost estimates for the DynaResource’s SJG Project is provided in Table 1.6.

Table STYLEREF 1 \s 1. Summary of Average Operating Cost per Tonne Processed ($/t)
Description	Total ($/t)
Underground Mining Cost	102.01
Additional Backfill Cost	4.62
Processing Cost	24.82
Site G&A	24.40
Total OPEX (US$/tonne)	155.85

1.17 Economic Analysis

Cautionary Statement – This Report is considered by the QP to meet the requirements of a Prefeasibility Study (“PFS”), as defined in S-K 1300 Standards of Disclosure for Mineral Projects, because the SJG Project is an operating mine. There is no guarantee that DynaResource will realize the results in this Report, because some future projections made in this Report may not be realized.

A financial model was developed to estimate the LOM plan comprised of mining DynaResource’s SJG Project. The LOM plan covers a 7-year period. Currency is in Q2 2025 US dollars unless otherwise stated. Inflation has not been considered in the financial analysis. Millions of dollars are stated as $ M.

The key economic assumptions and results are summarized in Table 1.7. Under baseline scenarios of 5% discount rate and $2,500/oz Au, the overall after-tax NPV of the Project is estimated at $84.4M ($110.0M pre-tax).

Table STYLEREF 1 \s 1. Key Economic Parameters
Parameter	Amount
Production mine life (years)	7
Production rate (tpd)	630
Production rate (ktpa)	230
Total production (kt)	1,607
Gold grade (g/t)	4.91

P&E Mining Consultants Inc. Report No. 474 Page 19 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 1. Key Economic Parameters
Parameter	Amount
Gold process recovery (%)	79.9
Gold smelting/refining (%)	94
Gold payable (koz)	190
Gold Equivalent payable* (koz)	190
Net Revenue ($M)	463.6
Sustaining Capital Costs ($M)	81.6
Operating Cost ($/t processed)	155.85
Operating Cost ($M)	250.4
Operating Cash Cost (US$/oz AuEq)	1,327
All-in Sustaining Cost (US$/oz AuEq)	1,720
Pre-Tax Cash Flow ($M)	131.6
Pre-Tax NPV (5% discount) ($M)	110.0
Income Taxes ($M)	32.1
After-Tax Cash Flow ($M)	99.5
After-Tax NPV (5% discount) ($M)	84.4

* 1 Total AuEq payable metal contains 2.6% Ag.

After-tax NPV sensitivities to ±20% changes in gold metal price, gold head grade, gold metallurgical recoveries, OPEX and CAPEX are presented in Figure 1.1.

Figure STYLEREF 1 \s 1. After-Tax NPV Sensitivity Graph

Source: This Report

The after-tax base case NPV’s is most sensitive to the gold metal price followed by gold metallurgical recoveries and gold head grades followed by OPEX, and then CAPEX.

P&E Mining Consultants Inc. Report No. 474 Page 20 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1.18 Recommendations

1.18.1 Introduction

A sequential phase approach is presented for recommended future work. The budget and program for the exploration and development activities recommended for completion in 2025 is presented in Table 1.8.

Table STYLEREF 1 \s 1. Summary of Budget for Recommended Exploration and Development Programs in 2025
Exploration and Development Activity	Cost Estimate ($M)
Exploration and Mineral Resource Conversion Drilling (~15,000 m)	1.39
QA/QC	0.10
Bulk Density Investigation	0.03
Mineral Resource Estimation	0.15
Mine Design	0.10
Metallurgy	0.25
Subtotal	2.02
Contingency (15%)	0.30
Total	2.32

Note: Numbers may not add due to rounding.

1.18.2 Mine Exploration

The Authors recommend that ~15,000 m of underground drilling be completed to explore for new high-grade mineralization, confirm mineralized vein continuity, and convert Inferred Mineral Resources to Indicated and Measured Mineral Resources in the three main Tres Amigos, San Pablo and Mochomera mining areas. This work should include delineation of new mineralized structures adjacent to the active mining areas. The drilling should be completed from dedicated underground platforms and with a maximum drill hole length of 300 m. The All-in-Cost of this drilling is estimated to be $92.7/m for a total of $1.39M.

The specific objectives and targets of the recommended drilling are as follows. At Tres Amigos, 5,500 m of diamond drilling is recommended to target undefined and Inferred Mineral Resources. Also, this program would help define vein continuity laterally and at depth and confirm the presence of dominant structure and assess the Southeast extension of the Deposit in relation to a known regional-scale fault. In the San Pablo Northeast and Tres Amigos Southwest area, 4,300 m of exploration drilling is recommended to investigate whether mineralization is present in the unexplored area between these two deposits. At San Pablo, 2,350 m of diamond drilling is recommended to delineate new Inferred Mineral Resources in the San Pablo Veins below the 489 level. Some of these drill holes should be extended to define potential mineralization in a new structure, known at higher elevations as the Guadalupe Vein. At Mochomera, 1,300 m of drilling

P&E Mining Consultants Inc. Report No. 474 Page 21 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

is recommended to convert Inferred Mineral Resources and also to define the northern limits of Level 480 at Mochomera and Level 470 of San Pablo.

1.18.3 Quality Assurance / Quality Control

Recommendation is made for future drill hole sampling at the Project to include the insertion of certified reference materials (“CRMs”) and blanks at a rate of ~1:20, the inclusion of field and coarse reject duplicates in QA/QC protocol, and to umpire sample a minimum of 5% of all future drill core samples at a reputable secondary laboratory. It is also recommended to follow-up QC sample failures on receipt of assay results and liaise with the lab promptly about increased QC sample failure rates to ensure issues are addressed early. Recommendation is made to re-assay batches HMS21001226, HMS22000022, and HMS24000126 to confirm drill core sample results.

1.18.4 Mineral Resource Estimation

Mineral Resource recommendations are as follows:

• Mineral Resource wireframes need to be developed only in areas with reasonable prospects for eventual economic extraction based on cut-off grades based on recent operating costs and process recoveries.

• Frequent bulk density measurements on 10% of mineralized assays.

• Depletion of historical workings by cookie cutter projections onto Mineral Resource blocks.

• Investigate grade capping by more than one method.

1.18.5 Mine Design

Mine design recommendations are as follows:

• Perform individual stope economic analyses to ensure viability;

• Utilize marginal cut-off grade in areas where adjacent working are viable;

• Optimize stope extraction sequence to maximize NPV;

• Perform trade-off analysis on backfill source (mined underground or surface quarry);

• Ensure all operating costs are included in cut-off calculation; and

• Develop various cut-offs for each mine area.

1.18.6 Metallurgy and Processing

The QP visited the SJG process plant between February 24 and 27, 2024 and confirms that it is operating at an acceptable level with required improvements underway and planned for 2025. Processing improvements and ongoing maintenance are priorities for the SJG management team and these initiatives will continue to improve process operation in terms of process steady state, minimize operational downtime, and increase and optimize recovery and concentrate production.

P&E Mining Consultants Inc. Report No. 474 Page 22 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Current and planned improvements include:

• Crushing circuit improvements to ensure consistent F80 feeds size for milling circuit.

• Improve overall circuit sampling and metallurgical balances to ensure monthly reconciliation.

• Installation of automatic samplers is recommended.

• Improve process plant feed split to the three primary grinding circuits as current manual gates for splitting feed and actual tonnage rates are unknown.

• Strategic installation of weightometers is recommended, preferably belt scales.

• Control loop with variable speed drives to ensure consistency to mill feed and avoid surges within the circuit.

• Gravity concentrators within the mill circuit.

• Flotation level control on cells including rougher cells no. 1 and no. 2.

• Revamp existing rougher and scavenger cells.

o Replace existing improper agitators with proper flotation impellers and diffusers.

o Improved air introduction into the cells via the shaft.

• Improve concentrate dewatering and filtering.

o Proper operation of concentrate thickener and existing chamber press to ensure and minimize resultant shipping moistures.

• Upgrade site security with cameras and new fencing around process plant and concentrate areas.

P&E Mining Consultants Inc. Report No. 474 Page 23 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

2.0 Introduction

2.1 Terms of Reference and Purpose of the Report

P&E Mining Consultants Inc. (“P&E”) were commissioned on behalf of DynaResource Inc. (“DynaResource” or the “Company”) by its Interim Chief Operating Officer, Mr. David Keough, to complete a Technical Report Summary (the “Report”) in accordance with S-K 1300 on the San José de Gracia Project (“SJG Project” or “SJG Operation”), an underground gold mining and flotation operation located in the San José de Gracia Municipality, Sinaloa State, Mexico.
The effective date (the “Effective Date”) of the Report is March 24, 2025.

The SJG Project is held under the name of the DynaResource’s wholly-owned subsidiary, DynaResource de Mexico, S.A. de C.V. (“Dyna de México”).

DynaResource is listed on the OTCQX as DYNR and must comply with the subpart 229.1300 – Disclosure by registrants Engaged in Mining Operations of Regulation S-K (S-K 1300).

2.2 Report Purpose

DynaResource commissioned P&E Mining Consultants Inc. (“P&E”) to prepare a Technical Report Summary (the “Report”) that presents the initial Mineral Resource Estimate and Mineral Reserve Estimate of the SJG Project, in accordance with the guidelines set forth by the Securities and Exchange Commission (“SEC”) under Regulation S-K, Subpart 1300. This Report marks the Company's first submission of a Mineral Resource and Mineral Reserve under SEC regulations, reflecting its commitment to transparency, compliance, and the provision of reliable information to the Company’s stakeholders. This Report aims to provide investors and other interested parties with a comprehensive understanding of the Company's Mineral Reserves, in order to support informed decision-making and fostering confidence in its operations and future prospects

2.3 Terms of Reference

The firms and consultants who are providing Qualified Persons (“QPs”) responsible for the content of the Report are P&E Mining Consultants Inc. and D.E.N.M. Engineering Ltd.

This Report presents Mineral Resource and Mineral Reserve Estimate for the SJG Project, and an economic assessment based on ongoing underground mining operations and a conventional processing circuit that produces gold concentrates with minor payable silver.

All units of measurement in the Report are metric, unless otherwise stated. The monetary units are in US dollars, unless otherwise stated. Mineral Resources and Mineral Reserves are reported in accordance with S-K 1300.

2.4 Site Visits and Scope of Personal Information

Mr. David Burga, P.Geo, representing P&E, completed a site visit between February 24 and 27, 2025. The purpose of this visit was to complete sampling of selected drill holes for assay data

P&E Mining Consultants Inc. Report No. 474 Page 24 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

verification, check the location of select surface and underground drill collars and channel sampling sites, complete an underground tour, and meet with SJG Mine technical staff on-site.
Mr. Burga collected 12 samples from 12 drill holes completed from 2010 to 2023 for verification of the drill core assay data. The assay results for the drill hole verification samples are presented in Section 9 of this Report.

Mr. David J. Salari, P.Eng., representing D.E.N.M. Engineering Ltd. (“D.E.N.M.”) visited the SJG processing facility between February 24 and 27, 2025. Meetings were held with Dyna de Mexico personnel to confirm all aspects of the processing parameters, including metallurgy, recovery, process details, operating costs, and project capital costs for 2025.

2.5 Information Source and References

Reports and documents listed in Section 2.5 and Sections 24 and 25 were used to support preparation of this Report. Additional information was sought from and provided by Dyna de Mexico personnel where required.

2.6 Previous Technical Reports

There have been no Technical Report Summaries completed previously for this Project under
S-K 1300. The following historical Technical Reports have been prepared under NI 43-101 on the SJG Project:

• Espinoza, R. and Sandefur, R. 2012. Technical Report, San Jose de Gracia Project, Northern Sinaloa; Mexico. Technical Report prepared by Servicios y Proyextos Mineros de Mexico S.A. de C.V. for DynaResource de Mexico, S.A. de C.V., Effective date February 6, 2012, Report Date: March 28, 2012, amended December 31, 2012. 205 pages.

• Espinoza, R. and Sandefur, R. 2012. Technical Report, San Jose de Gracia Project, Northern Sinaloa; Mexico. Technical Report prepared by Servicios y Proyextos Mineros de Mexico S.A. de C.V. for DynaResource de Mexico, S.A. de C.V., Effective date February 6, 2012, Report Date: March 28, 2012. 189 pages.

• Giroux, G. and Cuttle, J. 2012. NI 43-101 Technical Report on the San Jose de Gracia Project: Updated Resource Estimates on the Tres Amigos, San Pablo, La Union, La Purisima Zones, Northeast Sinaloa, Mexico. Prepared for DynaResource de Mexico S.A. de C.V. Effective Date September 5, 2011, Report Date: January 3, 2012.

• Cuttle, J. and Giroux, G. 2011. NI 43-101 Technical Report on the San Jose de Gracia Project and Resource Estimates on the Tres Amigos, San Pablo, La Union, La Purisima Zones, northeast Sinaloa, Mexico. Prepared for Goldgroup Resources Inc. with an amended date of February 28, 2011. 145 pages.

P&E Mining Consultants Inc. Report No. 474 Page 25 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

2.7 Units and Abbreviations

Terms and abbreviations used throughout this report are listed in Table 2.1, and units of measurement are given in Table 2.2.

Table STYLEREF 1 \s 2. Terminology and Abbreviations
Abbreviation	Meaning
$	dollar(s)
°	degree(s)
°C	degrees Celsius
<	less than
>	greater than
%	percent
µm	micrometer, micron
3-D	three-dimensional
AA	atomic absorption
AA-FA	atomic absorption with fire assay finish
AAS	atomic absorption spectrometry
Ag	silver
AISC	All-in sustaining cost
AMG	Aero MaxGold
As	arsenic
ASARCO	ASARCO Incorporated (American Smelting and Refining Company), now part of Grupo México S.A.B. de C.V.
ASGM	Artisanal and small-scale gold mining
Au	gold
AuEq	gold equivalency
Author(s), the	Author(s) of this Technical Report who are Qualified Person(s)
BSI	British Standards Institution
Bureau Veritas	Bureau Veritas Mineral Laboratoriesdegree Celsius
CAPEX	capital expenditures
CFE	Comisión Federal de Electricidad
CFM	Cubic feet per minute
CIM	Canadian Institute of Mining, Metallurgy, and Petroleum
cm	centimeter(s)
Company, the	the DynaResource Inc. company that the report is written for
CONAGUA	Comisión Nacional del Agua, Mexico’s National Water Commission
conc.	concentrate
CRIP	complex resistivity induced polarization
CRIRSCO	Committee for Mineral Reserves International Reporting Standards
CRM	Certified Reference Material
csv	comma separated value
CSUP	Change of Land Use Permit

P&E Mining Consultants Inc. Report No. 474 Page 26 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 2. Terminology and Abbreviations
Abbreviation	Meaning
Cu	copper
CUS	Land Use Change
D.E.N.M.	D.E.N.M. Engineering Ltd.
DDH	diamond drill hole
dmt	dry metric tonne(s)
DTP	dialkyl dithiophosphates
dmt	dry metric tonne(s)
Dyna de Mexico	DynaResource de Mexico, S.A. de C.V.
DynaResource	DynaResource Inc.
DynaUSA	part of DynaResource Inc.
E	East
EL	Elevation
EOY	End of year
ESG	Environmental, social, and governance
FeO	Ferrous oxide / iron (II) oxide
Finisterre	Minera Finisterre SA de CV.
ft	foot
FW	Footwall
g	gram
g/t	grams per tonne
G&A	General and administrative
Golden Hemlock	Golden Hemlock Explorations Ltd.
GPCSE	General Permit for Use, Consumption and Storage of Explosive
GRG	gravity recoverable gold
ha	hectare(s)
HDPE	high-density polyethylene
Hg	mercury
HW	hanging wall
ID	identification
ID3	inverse distance cubed
IMF	International Monetary Fund
IP	Preventive Exploration Notice
IP	induced polarization
IPL	Internation Plasma Labs Ltd.
ISO	International Organization for Standardization
IVA	Individual Voluntary Arrangement
k	thousand(s)
K-Ar	Potassium-argon
kg	kilograms(s)
km	kilometer(s)
koz	thousand(s) of ounces

P&E Mining Consultants Inc. Report No. 474 Page 27 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 2. Terminology and Abbreviations
Abbreviation	Meaning
Kt	Thousand(s) of tonnes
ktpa	Thousand(s) of tonnes per annum
kW	Kilowatt
L or l	liter(s)
L/s or l/s	liters per second
Lb	pound (weight)
level	mine working level referring to the nominal elevation (m RL), e.g. 4285 level (mine workings at 4285 m RL)
LHM	Long-haul-dump
LOM	Life of mine
LVS	Lower Volcanic Series
M	million(s)
m	meter(s)
m3	cubic meter(s)
Ma	millions of years
Masl	Meters above sea level
max.	maximum
MIBC	methyl isobutyl carbinol
min.	minimum
MIA	Manifesto Impacto Ambiental, environmental impact statement
mm	millimeter
Mo	Molybdenum
Moz	million ounces
MPa	Megapascal
mpd	Meters per day
MRE	Mineral Resource Estimate
Mt	mega tonne or million tonnes
Mtpa	mega tonne or million tonnes per annum
Mtpd	mega tonne or million tonnes per day
N	north
NE	northeast
NI	National Instrument
NOM-120	Mexican Official Norm 120, mandatory official Mexican standards where 120 relates to food and beverages
NPV	net present value
NSAMT	Natural Source Audio-frequency Magnetotellurics
NW	northwest
OPEX	Operating expenditures
oz	ounce
P80	80% percent passing
P&E	P&E Mining Consultants Inc.

P&E Mining Consultants Inc. Report No. 474 Page 28 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 2. Terminology and Abbreviations
Abbreviation	Meaning
Pamicon	Pamicon Developments Inc.
PAX	potassium amyl xanthate
Pb	lead
P.Eng.	Professional Engineer
Peñoles	Mexican Corporation Industrial Peñoles
PFS	Prefeasibility Study
P.Geo.	Professional Geoscientist
ppb	parts per billion
ppm	parts per million
PROFEPA	Federal Attorney´s Office for the Protection of the Environment
Project, the	the San José de Gracia Property that is the subject of this Technical Report
Property, the	the San José de Gracia Property that is the subject of this Technical Report
Q1, Q2, Q3, Q4	first quarter, second quarter, third quarter, fourth quarter of the year
QA/QC or QAQC	quality assurance/quality control
QC	Quality control
Quest	Perforaciones Quest de Mexico
QP	Qualified Person, following the Securities and Exchange Commission guidelines, under Regulation S-K, Subpart 1300
QVBX	quartz vein-breccias
RC	reverse circulation
Report, the	this Technical Report Summary, following the Securities and Exchange Commission guidelines, under Regulation S-K, Subpart 1300
S	south
S-K 1300	subpart 229.1300 – Disclosure by registrants Engaged in Mining Operations of Regulation S-K
SARA	Salvador Antonio Renteria Armendariz
Sb	antimony
sdtd	short tons per day
SE	southeast
SEC	United States Securities and Exchange Commission
SEDENA	Secretariat of National Defense
SEMARNAT	Secretariat of Environment and Natural Resources, Mexico
S.G.	specific gravity
SJG	San José de Gracia
SJG Operation	San José de Gracia Gold Operation
SJG Project	San José de Gracia Gold Project
SJG Property	San José de Gracia Gold Property
SMO	Sierra Madre Occidental
SPM	Servicios y Proyectos Mineros de Mexico

P&E Mining Consultants Inc. Report No. 474 Page 29 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 2. Terminology and Abbreviations
Abbreviation	Meaning
SSP	Sonora Sample Preparation SA de CV
SW	southwest
t	metric tonne(s)
t/m3	tonnes per cubic meter
Technical Report Summary	this S-K 1300 Technical Report Summary
TSF	tailings storage facility
tpd	tonnes per day
UCS	unconfined compressive strength
UG or U/G	underground
US$	United States dollar(s)
USGPM	US gallon per minute
UVS	Upper Volcanic Series
W	tungsten
W	west
wmt	wet metric tonne(s)
Zonge	Zonge Engineering and Research Organization Inc.
Zn	zinc

Table STYLEREF 1 \s 2. Unit Measurement Abbreviations
Abbreviation	Meaning	Abbreviation	Meaning
μm	microns, micrometer	m3/d	cubic meter per day
$	dollar	m3/h	cubic meter per hour
$/t	dollar per metric tonne	m3/s	cubic meter per second
%	percent sign	m3/y	cubic meter per year
% w/w	percent solid by weight	mØ	meter diameter
¢/kWh	cent per kilowatt hour	m/h	meter per hour
°	degree	m/s	meter per second
°C	degree Celsius	MHz	megahertz
cm	centimeter	Mt	million tonnes
d	day	Mtpy	million tonnes per year
ft	feet	min	minute
GWh	Gigawatt hours	min/h	minute per hour
g/mL, g/ml, g.ml	grams per millilitre	mL	millilitre
g/t	grams per tonne	mm	millimeter
h	hour	Mt	million tonnes or megatonnes
ha	hectare	MV	medium voltage

P&E Mining Consultants Inc. Report No. 474 Page 30 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 2. Unit Measurement Abbreviations
Abbreviation	Meaning	Abbreviation	Meaning
hp	horsepower	MVA	mega volt-ampere
Hz	hertz	MW	megawatts
k	kilo, thousands	oz	ounce (troy)
kg	kilogram	Pa	Pascal
kg/t	kilogram per metric tonne	pH	Measure of acidity
kHz	kilohertz	ppb	part per billion
km	kilometer	ppm	part per million
kPa	kilopascal	s	second
kt	thousands of tonnes or kilotonnes	t or tonne	metric tonne
kV	kilovolt	tpd	metric tonne per day
kW	kilowatt	t/h	metric tonne per hour
kWh	kilowatt-hour	t/h/m	metric tonne per hour per meter
kWh/t	kilowatt-hour per metric tonne	t/h/m2	metric tonne per hour per square meter
L	litre	t/m	metric tonne per month
L/s	litres per second	t/m2	metric tonne per square meter
L/min, l/min	liters per minute	t/m3	metric tonne per cubic meter
L/hr/m2, l/hr/m2	liters per hour per square meter	T	short ton
lb	pound(s)	tpy	metric tonnes per year
M	million	V	volt
m	meter	W	Watt
m2	square meter	wt%	weight percent
m3	cubic meter	yr	year

2.8 Reporting of Payable Metal by Gold Equivalent

The Gold Equivalent (“AuEq”) ratio used to calculate equivalent gold in the financial evaluation was variable, based on the produced metal for each year as described in Section 19 and averaged 2.6% (silver to gold ratio) over the LOM, and this is used for reporting purposes in the financial evaluation and for the calculation of revenue and other financial metrics. AuEq is not used for the estimation of Mineral Resources or Mineral Reserves.

P&E Mining Consultants Inc. Report No. 474 Page 31 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

3.0 Property Description

3.1 Location

The SJG Project is located on map sheet G13-A81 in the Culiacan Mining District of Sinaloa State, Mexico, at latitude 26° 9’ North and longitude 107° 53’ West, ~120 km east-northeast of the coastal City of Los Mochis. The Project is situated in the northwestern part of Sinaloa State, adjacent to Chihuahua State (Figure 3.1).

Figure STYLEREF 1 \s 3. Location of the San José de Gracia Project in Sinaloa State, Mexico

Sonora
Chihuahua
Durango
Choix
R. Fuerte
El Fuerte
Chinobampo
San José de Gracia
San Blas
Ahome
Charay
Sinaloa de Leyva
Mesa de San Miguel
Los Mochis
Topolobampo
Santiago de Los Caballeros
Guasave
Tamazula
Guamuchil
Badiraguato
Boca del Río
Angostura
R. Humaya
Pericos
El Pozo
Aguarulo
Culiacán
Altata
Los Puentes
Comedero
Quilá
R. San Lorenzo
Eldorado
Golfo de California
109°48'57"W
24°01'36"N
Cositaca
San Ignacio
La Cruz
Baja California Sur
Dimas
Coyotitán
La Noria
R. Presidio
Siqueros
Concordia
Mazatlán
Villa Unión
Rosario
Agua Verde
Escuinapa
Teacapan
Pacific Ocean
0
50 mi
0
50 km
104°49'01"W
22°39'02"N
N
15

Source: Modified by P&E (This Report) from DynaResource (March 2025)

3.2 Area of the Property

The SJG Project area covers ~3,970 hectares (“ha”) (or 9,810 acres) and consists of 29 mining concessions on land owned by particular and public groups. Twenty eight of the 29 mining concessions are registered in the sole name of DynaResource de Mexico SA de CV
(“Dyna de Mexico”). The title of one mining concession, San Miguel, is not registered under Dyna de Mexico. A map of the Property mining concessions is shown in Figure 3.2. Details for each of the mining concessions are listed in Table 3.1.

P&E Mining Consultants Inc. Report No. 474 Page 32 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 3. Mining Concessions Map Location

Source: Modified by P&E (This Report) from DynaResource (March, 2025)

Notes: Claims information effective March 24, 2025. The La Purisima, La Union, San Pablo and Tres Amigos Gold Deposits are distributed along a 2.5 km west-verging curvilinear map trend extending from Concession No. 19 north-northeastwards through to Concession No. 15.

P&E Mining Consultants Inc. Report No. 474 Page 33 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 3. Mining Concessions on the San José de Garcia Project Property*
Title	Name	Area (ha)	Validity Start Date	Validity Termination Date	Ownership (100%)	Status
163578	Mina Grande	6.6588	10/10/1978	09/10/2028	DynaResource de Mexico S.A. de C.V.	Valid
163592	Ampliacion De Santa Rosa	25	30/10/1978	29/10/2028	DynaResource de Mexico S.A. de C.V.	Valid
163913	San Nicolas	55.549	14/12/1978	13/12/2028	DynaResource de Mexico S.A. de C.V.	Valid
170557	Santa Rosa	31.8447	13/05/1982	12/05/2032	DynaResource de Mexico S.A. de C.V.	Valid
172216	Los Res Amigos	23	27/10/1983	26/10/2033	DynaResource de Mexico S.A. de C.V.	Valid
172433	La Libertad	97	15/12/1983	14/12/2033	DynaResource de Mexico S.A. de C.V.	Valid
176214	La Union	4.10987	26/08/1985	2S/08/203S	DynaResource de Mexico S.A. de C.V.	Valid
183504	San Miguel	7	26/10/1988	25/10/2038	Maria Trinidad Acosta Viuda De Gonzales 25%, Miguel Lopez Medina 25%, Josefa Gonzalez Castro 25%, Y Otilia Tracy Vizcarra 25%	Valid
183815	Ampl..de San Nicolas	17.4234	22/11/1988	21/11/2038	DynaResource de Mexico S.A. de C.V.	Valid
184473	San Sebastian	40	08/11/1989	05/11/2039	DynaResource de Mexico S.A. de C.V.	Valid
184999	Nuevo Rosario	32.8781	13/12/1989	12/12/2039	DynaResource de Mexico S.A. de C.V.	Valid
187348	Santo Thomas	312	14/06/1990	13/06/2040	DynaResource de Mexico S.A. de C.V.	Valid

P&E Mining Consultants Inc. Report No. 474 Page 34 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 3. Mining Concessions on the San José de Garcia Project Property*
Title	Name	Area (ha)	Validity Start Date	Validity Termination Date	Ownership (100%)	Status
189470	Guasdalupe	7	05/12/1990	04/12/2040	DynaResource de Mexico S.A. de C.V.	Valid
208537	San Jose	27	24/11/1998	23/11/2048	DynaResource de Mexico S.A. de C.V.	Valid
211087	Buena Vista	17.9829	31/03/2000	30/03/2050	DynaResource de Mexico S.A. de C.V.	Valid
212142	Tres Amigos 2	56.4672	31/08/2000	30/08/2050	DynaResource de Mexico S.A. de C.V.	Valid
212143	San Andres	385.099	31/08/2000	30/08/2050	DynaResource de Mexico S.A. de C.V.	Valid
212349	Pieadras de Lumbre No. 4	0.2034	29/09/2000	28/09/2050	DynaResource de Mexico S.A. de C.V.	Valid
212571	El Real	2037.9479	07/11/2000	06/11/2050	DynaResource de Mexico S.A. de C.V.	Valid
214519	El Castillo	100	02/10/2001	01/11/2051	DynaResource de Mexico S.A. de C.V.	Valid
21S119	La Nueva Aurora	89.301	08/02/2002	07/02/2052	DynaResource de Mexico S.A. de C.V.	Valid
215555	Piedras de Lumbre Uno	40.2754	05/03/2002	04/03/2052	DynaResource de Mexico S.A. de C.V.	Valid
215556	Piedras de Lumbre 2	34.8493	05/03/2002	04/03/20S2	DynaResource de Mexico S.A. de C.V.	Valid
516301	El Real 2	280.1555	30/04/2002	29/04/2052	DynaResource de Mexico S.A. de C.V.	Valid
218769	Santa Maria	4.2030	17/01/2003	16/01/2053	DynaResource de Mexico S.A. de C.V.	Valid
218992	Piedras de Lumbre 3	4.3098	28/01/2003	27/01/2053	DynaResource de Mexico S.A. de C.V.	Valid

P&E Mining Consultants Inc. Report No. 474 Page 35 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 3. Mining Concessions on the San José de Garcia Project Property*
Title	Name	Area (ha)	Validity Start Date	Validity Termination Date	Ownership (100%)	Status
219001	Finnestere Fraccion A	18.7856	28/01/2003	27/01/2053	DynaResource de Mexico S.A. de C.V.	Valid
219002	Finnestere Fraccion B	174.2004	28/01/2003	27/01/20S3	DynaResource de Mexico S.A. de C.V.	Valid
226289	La Nueva Esperanza	40.0000	06/12/2005	05/12/2055	DynaResource de Mexico S.A. de C.V.	Valid
Total		3,970.2443

Notes: * As of March 24, 2025, Date of Legal Title Opinion by Soluciones Mineras Leodan Carval, S.C. for DynaResource de Mexico, S.A. de C.V.

P&E Mining Consultants Inc. Report No. 474 Page 36 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

3.3 Mineral Titles, Claims, Rights, Leases and Options

Mining Concessions in the SJG Project area are shown in Figure 3.3. Twenty eight of the Mining Concessions within the mine area are controlled by Dyna de Mexico. The mining claim named “San Miguel” is not under Dyna´s control. Dyna de Mexico has entered into transfer agreements with the registered owners to 50% undivided title to the San Miguel (t.183504) mining concession and it has entered into promise to sell and purchase agreements with registered owners to 50% undivided title to the San Miguel (t.183504) mining concession. Under Mexican law, such transfer agreements require the consent or relinquishment of first rights of refusal from the registered owners to 100% undivided title to produce legal effects and be eligible for registration before the Mines Recorders´ Office. The legal steps required to be taken to register title in the name of
Dyna de Mexico are disclosed in the Note immediately following Table 3.1 regarding title to the San Miguel mining concession.

Under amendments to the Mining Act of Mexico that came into effect in December 2006, the classifications of Mining Exploration Concessions and Mining Exploitation Concessions were replaced by a single classification of Mining Concessions valid for a renewable term of 50 years, commencing from the initial issuance date. To be converted into Mining Concessions at the time these amendments came into force, former exploration and exploitation concessions had to be in good standing at the time of conversion. All of the SJG Mine concessions were converted to
50-year Mining Concessions at the time the amendments to the Mining Act came into effect.
To renew the 50-year term, Mining Concessions must be in good standing at the time the application is filed. An application for renewal must be filed within 5 years prior to expiration of the term.

To maintain Mining Concessions in good standing, the registered owner must: (a) pay bi-annual mining duties in advance, by January 31 and July 31 each year; (b) file assessment work reports by May 30 each year, for the preceding year (some exception rules apply); and (c) file by January 31 each year, statistical reports on exploration/exploitation work conducted for the preceding year. Notice of Commencement of Production Activities and Annual Production Reports must be filed annually by January 31 each year for those concessions where mineral ore extraction is taking place. As a general provision, registered owners of Mining Concessions must follow environmental and labor laws and regulations in order to maintain their Mining Concessions in good standing.

As of the effective date of this Technical Report, all the 29 mining concessions of the SJG Mine Property are in good standing with respect to the payment of taxes and the filing of assessment work obligations imposed by the Mining Act of Mexico and its Regulations.

San Miguel (title number 183504) is subject to transfer agreements for an undivided 100% title that, in order to produce legal effects, require the consent or relinquishment of first rights of refusal from registered owners to the 50% undivided title, and subject to promise to sell and purchase agreements with registered owners to 50% undivided title to the San Miguel (t.183504) mining concession.

P&E Mining Consultants Inc. Report No. 474 Page 37 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

According to the records of the Mines Registry, the registered owners to the San Miguel mining concession (title number 183504) are: María Trinidad Acosta González (widow) (25%), Miguel López Medina (25%), Josefa González Castro (25%), and Otilia Tracy Vizcarra (25%).

In respect to the San Miguel mining concession (No. 183504), Dyna de Mexico has provided to the QP a copy of the following Sell and Purchase Agreements (collectively the “San Miguel Sell and Purchase Agreements”):

• Sell and Purchase Agreement dated March 8, 2001, signed between Dyna de Mexico (acting as the “Purchaser”) and Josefa Gonzalez Castro (acting as the “Vendor”) wherein it appears that on that date the Vendor sold and the Purchaser purchased, on payment of US$1,250, an undivided 25% title to the San Miguel mining concession (No. 183504); and

• Sell and Purchase Agreement dated October 17, 2000, signed between Dyna de Mexico (acting as the “Purchaser”) and Miguel Lopez Medina (acting as the “Vendor”), wherein it appears that on that date the Vendor sold, and the Purchaser purchased, on payment of US$1,250, an undivided 25% title to the San Miguel mining concession (t. 183504).

With respect to the San Miguel Sell and Purchase Agreements, Dyna de Mexico has been advised that in order for the San Miguel Sell and Purchase Agreements to produce legal effects and be eligible for registration before the Mines Registry, Dyna de Mexico is required to first obtain the legal consent to such transfers, or the written relinquishment of first rights of refusal, from María Trinidad Acosta González (widow) and Otilia Tracy Vizcarra (or court-appointed estate executor). In addition to the San Miguel Sell and Purchase Agreements, Dyna de Mexico has provided to the writer a copy of the following Promise to Sell and Purchase Agreements (the “San Miguel Promise to Sell and Purchase Agreements”):

• Promise to Sale and Purchase Agreement dated March 8, 2001 signed between
Dyna de Mexico (acting as the “Purchaser ”) and Maria Trinidad Acosta Salazar González (widow), the registered owner to 25% undivided title to the San Miguel (No. 183504) mining concession, acting in her own rights and also in representation of the estate of Cayetano Gonzalez Castro (collectively acting as the “Vendor ”) wherein it appears that on that date the Vendor promised to sell to the Purchaser, on payment of US$2,250, an undivided 25% title to the San Miguel mining concession (No. 183504); and

• Promise to Sale and Purchase Agreement dated December 15, 2000 signed between Dyna de Mexico (acting as the “Purchaser”) and Margarita Tracy Vizcarra, sister of the deceased Otilia Tracy Vizcarra, acting in her own rights and also in representation of the estate of Otilia Tracy Vizcarra (acting as the “Vendor”) wherein it appears that on that date the Vendor promised to sell to the Purchaser, on payment of US$1,750, an undivided 25% title to the San Miguel mining concession (No. 183504).

Regarding the San Miguel Promise to Sell and Purchase Agreements, Dyna de Mexico has been advised that:

P&E Mining Consultants Inc. Report No. 474 Page 38 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• With respect to the Promise to Sell and Purchase Agreement signed on March 8, 2001 among Dyna de Mexico and Maria Trinidad Acosta Salazar González (widow), to contact Ms. María Trinidad Acosta Salazar González to demand compliance with such agreement by executing the definitive transfer to Dyna de Mexico of the 25% undivided title to the San Miguel mining concession (No. 183604) registered in her name; and

• With respect to the Promise to Sell and Purchase Agreement signed on December 15, 2000 among Dyna de Mexico and Margarita Tracy Vizcarra, the sister of the deceased Otilia Tracy Vizcarra, the estate of Otilia Tracy Vizcarra requires the appointment of a court-appointed executor that would be capable under Mexican law to formally grant the estate´s consent for the execution of the San Miguel Sell and Purchase Agreements, to relinquish the estate´s first rights of refusal or to request court approval for the transfer to Dyna de Mexico of the 25% undivided interest in the San Miguel mining concession (No. 183604) registered in the name of the deceased Otilia Tracy Vizcarra.

3.4 Surface Lease Agreement

In addition to the surface rights retained pursuant to the Mining Act of Mexico and its Regulations (Ley Minera y su Reglamento), Dyna de Mexico maintains access and surface rights to virtually all the SJG Mine area pursuant to a surface lease agreement entitled “Land Occupation Agreement” between the El Ejido Santa Maria and Dyna de Mexico, dated May 12, 2002 (the “SJG Project Surface Lease”) (Figure 3.3). The SJG Project Lease covers 28,295 ha, the term is 30 years and, according to the Legal Title Opinion, it is understood that the agreement is currently in good standing. More details are provided in Section 17 of this Report.

P&E Mining Consultants Inc. Report No. 474 Page 39 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 3. SJG Mine Area and Santa Maria Ejido, Surface Rights Ownership and Lands Under Common Use With Dyna De Mexico

DynaResource de México S.A de C.V
San José de Gracia Project
CLAIM LOCATION MAP
UTM NAD 27 México, Zone 13
Sin., Mex.
March 2025
LEGEND
Status
Existing Tenements
Santa María Ejido
(28,374.35 Hectares)
SINALOA
CHIHUAHUA
Santa María Ejido
N
S
0
1.25
2.5
5
Kilometers
210,000
215,000
220,000
2,905,000
2,900,000
2,895,000
2,890,000

ID	Título	Nombre de Concesión	Área (Has)
1	219001	FINISTERRE FRACCION A	18.79
2	219002	FINISTERRE FRACCION B	173.50
3	218992	PIEDRAS DE LUMBRE 3	4.31
4	216301	EL REAL 2	280.16
5	215555	PIEDRAS DE LUMBRE UNO	40.28
6	215556	PIEDRAS DE LUMBRE 2	34.85
7	212143	SAN ANDRES	385.10
8	212142	TRES AMIGOS 2	54.47
9	208537	SAN JOSE	27.00
10	163592	AMPLIACION DE SANTA ROSA	25.00
11	170557	SANTA ROSA	31.49
12	184999	NUEVO ROSARIO	32.88
13	212571	EL REAL	2,037.95
14	226289	LA NUEVA ESPERANZA	40.00
15	172216	LOS TRES AMIGOS	23.00
16	172433	LA LIBERTAD	97.00
17	163913	SAN NICOLAS	55.55
18	176214	LA UNION	4.11
19	183815	AMPL. DE SAN NICOLAS	17.42
20	184473	SAN SEBASTIAN	40.00
21	163578	MINA GRANDE	6.66
22	187348	SANTO TOMAS	312.00
23	189470	GUADALUPE	7.00
24	218769	SANTA MARIA	4.20
25	215119	LA NUEVA AURORA	89.30
26	214519	EL CASTILLO	100.00
27	212349	PIEDRAS DE LUMBRE NO. 4	0.20
28	211087	BUENA VISTA	17.98
29	183504	SAN MIGUEL	7.00
		Total:	3,967.19

Source: Modified by P&E (This Report) from DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 40 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

3.5 Royalties and Enviromental Liabilities

The SJG Mine is not subject to any royalties or environmental liabilities.

3.6 Comment on Property Description and Location

To the extent known to the QP, there are no other significant factors, encumbrances or risks that may affect access, title, or the right or ability to perform work on the SJG Project that have not been discussed in this Report.

P&E Mining Consultants Inc. Report No. 474 Page 41 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

4.0 Accessibility, Climate, Local Resources, infrastructure and Physiography

4.1 Accessibility

The SJG Project is accessible by paved highway from either the City of Culiacan (located to the south of the SJG Mine and is the Capital of the State of Sinaloa) or the City of Guamuchil
(located to the southwest of the SJG Mine) (Figure 4.1). Either route passes through the small Town of Sinaloa de Leyva, a distance of 150 km from Culiacan and 50 km from Guamuchil, then from Sinaloa de Leyva by gravel mountainous road to the Village of San José de Gracia (population 2,500), which covers ~84 km and is a 5-hour trip.

The SJG Project is also accessible by air. A gravel airstrip is located adjacent to the San José de Gracia Village, in the southwestern portion of the Property (Figure 4.2). The airstrip is suitable for light aircraft and charter flights of 45 minutes duration are available at the airports in the cities of Los Mochis or Culiacan. The Village of San José de Gracia is located within the south-western corner of the SJG Mine and much of the labor for the recent mining and production activities of Dyna de Mexico was provided by the Village residents. Although the Village provided
~140 employees to Dyna de Mexico, it currently has limited services.

4.2 Climate

The climate is semi-tropical with a rainy season dominating from late-June/early-July through September. The operating season is dependent on the type of operations. For some activities, operations may be suspended during the rainy season.

Summer temperatures vary up to 40°C with high humidity, whereas the winter temperatures are cooler with nighttime lows of 5°C. Rains in the wet season can range from gentle late afternoon/early evening showers to strong rains, which can last up to a few days. Precipitation averages 550 mm annually.

P&E Mining Consultants Inc. Report No. 474 Page 42 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 4. Road Access to San José de Gracia

San José de Gracia
El Carrizo
Jahuara
Chihuahuita
San Blas
Charay
Ahome
Los Mochis
Topolobampo
Ocoroni
Estación Naranjo
Sinaloa de Leyva
Gabriel Leyva Solano
Estación Bamoa
Guasave
Tamazula
La Brecha
Angostura
Guamúchil
Bacubirito
El Palmar de los Sepúlveda
Cerro Agudo
San Benito
Surutato
San José del Llano
Tameapa
Badiraguato
Pericos
Jesús María
La Reforma
Isla Altamura
Navolato
Aguaruto
Culiacán
Imala
Sanalona
Dautillos
Altata
Licenciado Benito Juárez
Costa Rica
El Salado
San Jerónimo
Saka De Agua
La Joyita
Dolores
Guadalupe y Calvo Municipality
Chinatú
Turuachi
El Ocote
Carreras
Mesa de San Rafael
Atascaderos
El Durazno
Platanar
Topia
Canelas Municipality
Tamazula de Victoria
Vascogil
Layers
Google
Map data ©2025 Google, INEGI
Canada
Terms
Privacy
Send Product Feedback
20 km

Source: Modified by P&E (This Report) from Google Maps (February 2025)

Figure STYLEREF 1 \s 4. Location of Air Strip North-Northwest of the Village of SJG

Air Strip
SJG Mine
Dyna Resources
San Jose de Gracia
Plaza San Jose De Gracia (Enduro Maduros)
Google Earth

P&E Mining Consultants Inc. Report No. 474 Page 43 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Source: Modified by P&E (This Report) from Google Maps (February 2025)

4.3 Infrastructure Availability and Sources

4.3.1 Power

A power line to the San José de Gracia Mine has been installed by the Comisión Federal de Electricidad (“CFE”), the only Mexican State Company authorized power producer and supplier in Mexico. The power line was installed in March 2012 from the La Estancia area of the Municipality of Sinaloa de Leyva, a distance of 75 km.

The power line is currently 1,460 kW maximum capacity, which supports the processing operations, office and camp facilities at San José de Gracia camp, such as water pump, air conditioning, refrigeration, lights, internet, fans and some local residential use. Currently, the SJG Mine produces its own diesel-generated back-up power.

4.3.2 Water

The water source for the San José de Gracia camp is from a water well located close to the river which runs just west of the Village of San José de Gracia. Dyna de Mexico has obtained the water concession rights for this water source, which provides for usage of 1,000,000 m3 per year. Currently, Dyna de Mexico estimates its consumption of water to be ~10,000 liters per week.

4.3.3 Mining Personnel

The SJG Mine has general and specialized personnel. The Village of San José de Gracia supplies helpers and office-camp maintenance staff (up to 140 people), but not specialized operators. Mining equipment operators and engineers come from other mines.

4.3.4 Processing Plan Site and Tailings Storage Area

The SJG Project is an operating mine with a flotation process plant and a tailings storage area with a tailings dam. The process plant is located adjacent to the San José de Gracia Village.

4.4 Topography, Elevations and Vegetation

The topography of the San José de Gracia Mining District is generally rugged with elevations that vary from 400 masl in the valley bottoms to >1,600 masl in the higher ranges (Figure 4.3).
A network of small roads and tracks trails around areas nearer the historical workings at San José de Gracia. Access to the remainder of the large property at the current stage of development is difficult without the use of a horse or helicopter.

P&E Mining Consultants Inc. Report No. 474 Page 44 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 4. Photograph Showing Moderately Rugged Range and Narrow Valley Topography in the SJG Project Area

Source: DynaResource (February 2025)

The vegetation on the SJG Project Property consists of tropical deciduous forest at lower elevations (Figure 4.4) and pine forest and oak forest at higher elevations. The most common species of vegetation are listed in Table 4.1.

P&E Mining Consultants Inc. Report No. 474 Page 45 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure 4.4 Photograph Showing the Vegetation at Lower Elevations in the SJG Project Area

Source: DynaResource (February 2025)

P&E Mining Consultants Inc. Report No. 474 Page 46 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 4. Most Common Species of Vegetation in the SJG Project Area
No.	Common Name	Scientific Name	Scientific Family	Estatus en la NOM-059-SEMARNAT-2001
1	Amapa rosa	Tabebuia palmeri	Bignoniaceae	Amenazada No endémica
2	Amole	Sapindus saponaria L.	Sapindaceae	Ninguno
3	Brasil	Haematoxylon brasiletto Karsten	Leguminosae	Ninguno
4	Cacachila	Citharexylum affine Don.	Verbenaceae	Ninguno
5	Cardón	Pachycereus pecten aborigenum	Cactaceae	Ninguno
6	Chapote	Casimiroa edulis	Rutaceae	Ninguno
7	Chile chiltepín	Capsicum annuum subsp. Glabriusculum	Solanaceae	Ninguno
8	Chutama blanca	Jatropha cinerea	Euphorbiaceae	Ninguno
9	Coloncahui, iguano	Caesalpinia eriostachys	Fabaceae	Ninguno
10	Compio	Combretum fruticosum	Combretaceae	Ninguno
11	Confiturías	Lantana camara	Verbenaceae	Ninguno
12	Copale	Bursera laxiflora	Burceraceae	Ninguno
13	Copalquin	Coutarea pterosperma	Rubiaceae	Ninguno
14	Day	Acacia crinita	Leguminosae	Ninguno
15	Gato	Martynia annua	Martyniaceae	Ninguno
16	Guasima	Guazuma ulmifolia Lam.	Sterculiaceae	Ninguno
17	Guayabilla	Salpianthus macrodonthus Standl.	Nyctaginaceae	Ninguno
18	Hierba de la rata	Gliricidia sepium (Jacq.) Kunth ex Wal	Leguminosae	Ninguno
19	Hierba del toro	Siphonoglossa pilosella (Nees) Torr	Acanthaceae	Ninguno
20	Hierba quemadora	Wigandia kurthii Choisy	Hydrophyllaceae	Ninguno
21	Huinolo	Acacia cochliacantha H. & B. ex Willd.	Leguminosae	Ninguno
22	Huirote (o hierba) de cuichi	Gouania mexicana	Rhamnaceae	Ninguno
23	Igualama	Vitex mollis	Verbenaceae	Ninguno

P&E Mining Consultants Inc. Report No. 474 Page 47 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 4. Most Common Species of Vegetation in the SJG Project Area
No.	Common Name	Scientific Name	Scientific Family	Estatus en la NOM-059-SEMARNAT-2001
24	Jarilla	Dodonaea viscosa	Sapindaceae	Ninguno
25	Mala mujer	Solanum amazonium Ker.	Solanaceae	Ninguno
26	Malva blanca	Sida rhombifolia	Malvaceae	Ninguno
27	Malva escobera	Sida acuta Burm.	Malvaceae	Ninguno
28	Matanene	Mascagnia macroptera (Moc. & Sesse) N.	Malpighiaceae	Ninguno
29	Mauto	Lysiloma microphylla	Fabaceae	Ninguno
30	Mora	Morus microphylla	Moraceae	Ninguno
31	Negrito	Karwinskia humboldtiana (J.A. Schultes) Zucc	Rhamnaceae	Ninguno
32	Nesco	Lonchocarpus hermannii	Fabaceae	Ninguno
33	Nopal	Opuntia rileyi G. Ortega	Cactaceae	Ninguno
34	Palo barril	Cochlospermum vitifolium	Bixaceae	Ninguno
35	Palo blanco	Ipomoea arborescens (Humb. & Bonpl. ex Willd.) G. Don	Convolvulaceae	Ninguno
36	Palo pinto	Pithecolobium tortum	Fabaceae	Ninguno
37	Palo piojo	Caesalpinia pelueri	Leguminoseae	Ninguno
38	Palo zorrillo	Petiveria alliaceae L	Phytolaccaceae	Ninguno
39	Papche	Randia echinocarpa Moc. Et Sess	Rubiaceae	Ninguno
40	Papasolte	Physodium corymbosum	Sterculiaceae	Ninguno
41	Rama del toro	Siphonoglossa pilosella (Nees) Torr	Acanthaceae	Ninguno
42	Salvia	Salvia mexicana.	Labiatae	Ninguno
43	Samo blanco	Coursetia sp.	Fabaceae	Ninguno
44	Samo rojo	Coursetia sp.	Fabaceae	Ninguno
45	San Juanito	Jacquinia pungens	Theophrastaceae	Ninguno
46	Tacote	Cordia cylindrostachya Roem & Schult	Boraginaceae	Ninguno
47	Torote	Bursera odorata	Burseraceae	Ninguno
48	Vainoro blanco	Celtis pallida Torr.	Ulmaceae	Ninguno

P&E Mining Consultants Inc. Report No. 474 Page 48 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 4. Most Common Species of Vegetation in the SJG Project Area
No.	Common Name	Scientific Name	Scientific Family	Estatus en la NOM-059-SEMARNAT-2001
49	Vainoro prieto	Pisonia capitata L.	Nyctaginaceae	Ninguno
50	Vara blanca	Croton punctatus Jacq.	Euphorbiaceae	Ninguno
51	Vara prieta	Melochia tomentosa L.	Sterculiaceae	Ninguno
52	Vinorama	Acacia farnesiana (L.)Willd.	Leguminosae	Ninguno
53	Zacate espadaño	Heteropogon contortus (L.) Beauv. ex Roem. & Schult	Gramineae	Ninguno
54	Zacate sabanilla	Enneapogon desvauxii P. Beauv.	Gramineae	Ninguno

P&E Mining Consultants Inc. Report No. 474 Page 49 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

4.5 Sufficiency of Surface Rights

All the Mineral Resources and Mineral Reserves stated in this Technical Report Summary are located within Mining Concessions 100% controlled by Dyna de Mexico. Dyna de Mexico has sufficient mining claims to cover all surface operations for life of mine. Dyna de Mexico has secured and maintained the necessary permits for exploration and development of the SJG Project Mines.

P&E Mining Consultants Inc. Report No. 474 Page 50 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

5.0 History

5.1 Early History

Exploration and mining activity in SJG Project area Mine dates back to the early 1800s. During the next eighty years over sixty gold occurrences were found. Of particular importance were the La Purisima and La Prieta Vein structures that hosted high-grade gold up to 3.4 ounces per ton (Pamicon, 1999). The peak period of production from the San José de Gracia camp occurred over the period 1890 to 1910, with an estimated 1 million ounces of gold produced, mainly from the
La Purisima and La Prieta areas (Table 5.1; historical estimates of production are not verified by
Mr. Luna). Additional smaller mines that contributed to production were Palos Chinos, San Pablo,
Tres Amigos, La Ceceña, La Union, La Parilla, Veta Tierra, Santa Rosa, Sta. Eduwiges, and Los Hilos (Table 5.1).

Table STYLEREF 1 \s 5. Gold Production at San José de Gracia Before the 1970s
Mineralized Area	Gold Production (oz)	Gold Grade (g/t)	Mined Width (m)
Purisima Ridge Trend[1]	471,000	67	unknown
La Prietra Trend[2]	215,000	28	1.5 to 3.0
Other Areas	300,000	unknown	unknown

Notes:

1. Includes the Anglo, Rosario, Jesus Maria & La Cruz Mines.

2. La Prieta Mine.

The mines produced at San José de Gracia until 1910 when the Mexican Revolution halted mining activities. Mining did not resume immediately after the Mexican Revolution in 1910 due to various logistical problems. It was not until the 1970s when mining could resume at San José de Gracia, when the first road to SJG was opened, allowing Compañia Rosarito to begin producing gold from the Palos Chinos, San Pablo, Tres Amigos, and La Union Mines. Several other mining companies had previously been unsuccessful in consolidating the tightly held mining concessions
(Figure 5.1).

P&E Mining Consultants Inc. Report No. 474 Page 51 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 5. The Crushing Plant at the La Purisima Mine in the Late 1890s

Source: Espinoza and Sandefur (2012)

5.2 Recent Ownership

By 1977, the underlying owners of mining concessions and subsequent vendors to Minera Finisterre SA de CV. (“Finisterre”) succeeded in acquiring control of most of the district and built a 70 ton per day flotation process plant. Modern geological surveys of the area were started in the 1990s by ASARCO and Industrias Peñoles, a Mexican private mining company. Finisterre subsequently acquired the property through option agreements with the underlying vendors and continued some exploration work, although most of its financial resources were spent to build a 200 ton per day concentrator. Golden Hemlock Explorations Ltd. (“Golden Hemlock”),
a Canadian company, obtained an option to acquire majority control of Finisterre and commenced work on the property in 1997. This exploration and development work, performed for Golden Hemlock and Finisterre by the company Perforaciones Quest de Mexico (“Quest”), under contract to Finisterre, consisted primarily of core drilling, along with trenching and mapping. A 63-drill hole program totaling ~6,000 m was completed in 1997. In 1998-1999, Pamicon Developments Ltd. (“Pamicon”), a Canadian company, examined the results of the 1997 drilling program, including PQM’s work, in order to calculate possible mineral reserves developed by the drilling, and to review the general status of the Property. The results of this examination were presented in a report dated September 1999 (the “Pamicon Report”).

In the 1980s and 1990s, San Pablo became a focus of exploration and development activities. Mineralized outcrops were exposed prominently along the edge of a resistant gossanous hilltop known as the “Gossan Cap.” In 1992 and 1997, Peñoles and Golden Hemlock completed shallow drill holes near the top of the ridge and just beneath the Gossan Cap.

P&E Mining Consultants Inc. Report No. 474 Page 52 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Subsequently, during the first half of 1999, DynaResource, Inc. and its agents arranged to collect samples for metallurgical testing. Dyna de Mexico was formed by DynaResource, Inc. in June 2000 to acquire and consolidate ownership of SJG Project. By December 2003, Dyna de Mexico had completed the acquisition of and consolidation of 100% of the SJG Project from Golden Hemlock and Finisterre with the sole exception of the San Miguel mining concession.

P&E Mining Consultants Inc. Report No. 474 Page 53 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.0 Geological Setting, Mineralization and Deposit

6.1 Regional Geology

The SJG Project is situated on the western portion of the Sierra Madre Occidental Province (“SMO”). The SMO volcanic field is one the largest ignimbrite-dominated felsic Provinces in the world, which extends for >1,200 km. The SMO is also recognized as a highly prospective mineral belt for gold, silver and polymetallic deposits (Figure 6.1).

Figure STYLEREF 1 \s 6. Sierra Madre Occidental Province with Precious Metal Epithermal Deposits, Projects and Mines

United States
México
N
La Choya
Noche buena
Cananea
Cooper Mine
El Chanate
La Herradura
5.7 M ozs Au, 6.6 M oz Ag
Nacozari
Cooper Mine
Lluvia de Oro
Cerro Colorado
Dolores
5 M ozs Au, 270 M oz Ag
San Francisco
1.9 M ozs Au
Mulatos
5.6 M ozs Au
Hermosillo
Pinos Altos
5 M ozs Au, 129 Mozs Ag
La Colorada
1.2 M ozs Au
Ocampo
2.4 M ozs Au, 116M ozs Ag
4.39 M ozs AuEq
115°20'11"W
28°08'14"N
Palmarejo
1.6 M ozs Au,117.5 Mozs Ag
Navojoa
Zauzal
0.4 M ozs Au
San Jose de Gracia
Alamo Dorado
0.2 M ozs Au, 40.3 M ozs Ag
Los Mochis
97°07'13"W
25°57'39"N
Peñasquito
21.0 M ozs Au, 424 Mozs Ag
9.3 Bpd Lead 24.1 Bdp Zinc
Magistral-El Gallo
1.0 M ozs Au, 58.5 Mozs Ag
Topia
Culiacán
San Juan
1.0 M ozs Au, potential Project
Camino Rojo
4.0 M ozs Au, 68.3 Mozs Ag
760 Mpd Lead 15 Bdp Zinc
Tayoltitla
3.7 M ozs Au, 130 Mozs Ag
potential Project
San Antonio
1.7 M ozs Au
Nuestra Sra
56.6 M ozs Ageq
Real del Catorce
28.8 M ozs Ag,
18 Mpd Lead 17 Mdp Zinc
Mazatlan
Santa Gertrudis
1.0 M ozs Au, 50Mozs Ag
Potential Project
Panuco Project
219 Mozs AgEq
Cerro San Pedro
2.9 M ozs Au, 240 Mozs Ag
0 125 250 500
KILOMETERS

Source: Modified by P&E (2025) from Espinoza and Sandefur (2012)

Although basement rocks in northwestern Mexico are poorly exposed, they consist of the Precambrian North America Craton and accreted Phanerozoic terrains. The Phanerozoic evolution of northwestern Mexico is much better constrained, because these rocks are better exposed throughout the region and have been continuously affected by tectono-magmatic activity since the Middle Jurassic. The region was affected a long-lasting compressional regime that generated three distinct, though related, volcano-plutonic arcs:

P&E Mining Consultants Inc. Report No. 474 Page 54 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1. During Jurassic time, a northwest-trending volcanic arc was emplaced in the southwestern part of the North America Craton in northwest Mexico. Its structure is complex and obscured by subsequent events. This arc is limited to the south by and related to the proposed Mojave-Sonora Mega shear;

2. During the period of 120 to 90 Ma, another arc more to the south generated subduction related calc-alkaline batholiths that were emplaced in Baja California and Sinaloa State; and

3. During the Laramide Orogeny (90 to 40 Ma), a third volcano-plutonic arc formed that extended from southern Arizona and New Mexico into Durango and Sinaloa States, this arc corresponds to the Lower Volcanic Complex of the SMO. Due to the large volume of Tertiary volcanic rocks, almost all the pre-Laramide features have been completely obscured.

By Tertiary time, compressional deformation was replaced by extensional tectonism.
This normal faulting represents the Basin and Range event in northwestern Mexico. Certain extension-related faults predate the Oligocene and are the locus for some of the Tertiary volcanic centers within the SMO. Such faults disrupted the topography and, in places, formed pull-apart basins leading to accumulation of Upper Volcanic Series ignimbrites in the resulting topographic lows. By early Miocene time, felsic magmatism evolved into a more bimodal volcanic association contemporaneous with normal faulting; this mafic-dominated, rift-type volcanism associated with the opening of the Gulf of California continues today.

Collectively, Upper Volcanic Series rocks (“UVS”) and Lower Volcanic Series rocks (“LVS”) dominate the geology of the SJG Property area and are therefore described in more detail below. Older Volcanic Series rocks are characterized by abundant volcanic rocks and associated intrusions of broadly andesite composition. They are best exposed where they have been uncovered by erosion in deep canyons in the western margin of the Province or along the coastal margin plain of mainland Mexico adjacent to the Gulf of California. The volcanic rocks are generally deformed by faulting and tilting and display regional propylitic alteration. Only a few hundred meters are generally exposed of the LVS, although the canyon of the Rio Piaxtla, in the state of Sinaloa, exposes more than 2,000 m of section.

During Late Eocene through Late Oligocene, much of western Mexico was affected by calc-alkalic volcanism and associated hypabyssal intrusive activity that constitutes the UVS. The “UVS” is an extensive sequence of rhyodacite to rhyolite ignimbrites, generally accompanied by rhyolite flows and domes and minor mafic lava units, with an average thickness approaching 1,000 m. Volcanic rocks of intermediate composition have been reported at the base of the felsic rocks in several localities throughout the SMO. Notably more felsic compared to those of the underlying LVC;
the two series are separated by an unconformity that represents a hiatus in magmatism.
The Upper Volcanic Series ignimbrites are the result of continuous volcanic events between 34 and 27 Ma, although intermittent activity persisted until 23 Ma.

P&E Mining Consultants Inc. Report No. 474 Page 55 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.2 Local Geology of the SJG Project Area

Basic geology of the SJG Project Property is described in the context of the major rock types that make-up the stratigraphic section.

Basement rocks at the SJG area comprise a sequence of upper Paleozoic (Carboniferous) sedimentary rocks including shale, sandstone, limestone, and pebble conglomerate. All lithologies are highly deformed, folded, and faulted with an aggregate thickness considered to be >800 m. They are best exposed along the eastern edges of the currently defined SJG Property area.
The geology of the area surrounding the SJG Project is shown in Figure 6.2.

Sedimentary basement rocks are overlain by calc-alkaline volcanic rocks of the Lower Volcanic Series. They can be roughly divided into a basal sequence of feldspar bearing rhyodacite crystal tuffs and flows grading upwards to a thicker sequence of andesite flows, tuff breccias and related sills.

Higher elevations of the SJG Mine Property, particularly along its western edges preserve outcrops of rhyolitic ignimbrite and tuffs assigned to the Upper Volcanic Series. These are resistant rock types that form a cap to mineralization.

Three types of intrusion have been mapped to date in the SJG Project area:

1. Stocks and plugs of quartz feldspar porphyry located near Tres Amigos; possibly comagmatic with rhyodacite tuffs;

2. Sill-like diorite porphyry occurring in the basement metasedimentary rocks, close to the contact with overlying Lower Volcanic Series rocks; and

3. Mafic dikes that cut all units and function as possible ‘feeders’ to the Upper Volcanic Series Hornillos and Navachiste Formations.

P&E Mining Consultants Inc. Report No. 474 Page 56 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Regional Geologic Setting of SJG Project Area

Legend
Alluvium
Sand-gravel
Basalt
Rhyolite-ignimbrite
Rhyodacite-ignimbrite
Andesite tuff
Quartz-Monzonite
Granodiorite
Andesites
Meta-sediments
Claim limits
Main faults
San Jose de Gracia
202000
212200
222400
232600
2918000
2907800
2897600
2887400
0
3.5
7
10.5
14
Kilometers
DynaResource de México, S.A. de C.V.
San José de Gracia Project
Regional Geology map
UTM NAD27 MEX Zone 13
Sinaloa, Mexico
July 2024
ESC 1:250,000

Source: Modified by P&E (This Report) from DynaResource (July, 2024)

P&E Mining Consultants Inc. Report No. 474 Page 57 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.2.1 Stratigraphy

The SJG stratigraphy consists of 10 different units which, from youngest to oldest, are: alluvium, sand gravel, basalt, rhyolite-ignimbrite, rhyodacite-ignimbrite, andesitic tuff, quartz-monzonite, granodiorite, andesite, and metasedimentary rocks (SGM, 2008a, 2008b). The following descriptions are in stratigraphic order from oldest to youngest:

6.2.1.1 San José de Gracia Formation

The name San José de Gracia Formation was unofficially assigned to a Carboniferous rock unit of marine origin that consists of shales, sandstones, limestones, and pebble conglomerates, which have undergone greenschist facies regional metamorphism.

6.2.1.2 Lower Volcanic Series

The Lower Volcanic Series consists of andesite flows, tuff breccias and related sills.

Andesite

The arc sequence consists of a package of rocks of andesite composition intercalated with tuff and andesite breccias (Cretaceous). It is part of the Sonora-Sinaloa insular arc, formed mainly due to the subduction of the Farallon plate.

Andesite Tuff

This unit consists of volcanic flows, tuffs and breccias of andesite composition with subordinate dacite and trachyandesite deposited in the late Cretaceous and throughout the Eocene. It occurs in the base of the continental Cenozoic volcanism.

6.2.1.3 Syn-Volcanic Intrusions

The syn-volcanic intrusions consist of granodiorite and quartz monzonite.

Granodiorite

Granodiorite is a cream-grey color rock with phaneritic texture that consists mainly of quartz, feldspar and plagioclase with accessory biotite and hornblende set in a fine-grained groundmass of granulated quartz, microcline and 20% mafic minerals (Henry, 1975). These rocks are considered to have been emplaced in the late Cretaceous and early Eocene (Anderson et al., 1969), during the Laramide Orogeny.

Quartz Monzonite

Quartz monzonite is a light grey colored, phaneritic intrusive rock composed mainly of quartz and plagioclase with accessory biotite, hornblende and iron oxides. This unit is considered to be the

P&E Mining Consultants Inc. Report No. 474 Page 58 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

main cause of the gold mineralization on the SJG Project Property. These rocks were emplaced in the late Cretaceous and early Eocene (Anderson et al., 1969), during the Laramide Orogeny.

6.2.1.4 Upper Volcanic Series

The Upper Volcanic Series consists of rhyodacite ignimbrite and rhyolite ignimbrite.

Rhyodacite-Ignimbrite

This volcanic sequence is related to the second episode of subduction and consists of rhyolite flows and tuffs erupted from many cauldrons that were produced during regression of the magmatic arc of the East Pacific Plate. K-Ar method dating of these sequence units obtained ages of 21 to 34 Ma, placing them in the Oligocene (McDowell and Clabaugh, 1972; McDowell and Keizer 1977).

Rhyolite-Ignimbrite

This unit consists of rhyolite tuff flows and ignimbrites that represent the most extensive and spectacular volcanic sequence in Mexico, characterized on crowning the more elevated portions of the Sierra Madre Occidental. Miocene (SGM El Naranjo G13A82 geologic-miner chart, 2006).

Basalt

These basalt rocks are dark-grey colored with white spots, aphanitic texture and vesicles filled with calcite, plagioclase and pyroxene constituted. This unit does not have radiometric dating, only field stratigraphic correlations interpreted as late Miocene since they are covering the rhyolitic tuff flows and ignimbrites stated above.

6.2.1.5 Holocene Alluvium

The rock units are covered by various thicknesses of Holocene alluvium, mainly sand and gravel deposits.

6.2.2 Property Geology

The SJG Mine Property area is underlain by older rocks in the southeast to progressively younger rocks in the northwest. The oldest rocks in the area are the metasedimentary rocks that, when fresh, are dark grey colored shales and siltstones, grey sandstones, and minor grey argillaceous meta-limestones, collectively forming a basement to the volcanic packages above. These rocks, variously described as Carboniferous in age or just “Paleozoic,” were prograde regionally metamorphosed to low grade and locally folded during the late Cretaceous Laramide Orogeny. The shales and siltstones predominate close to the contact with the rhyodacite in the northern and central (San Pablo) portion of the area and in the southwest and south sandstones predominate over the finer clastic units. No lithological differentiation within the meta sediments was mapped owing to time constraints. The basement has an angular shaped surface outcrop, and it dips ~30° to the northwest. The overlying rhyodacites and andesites mirror this aspect.

P&E Mining Consultants Inc. Report No. 474 Page 59 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The basement - volcanic succession is intruded by dikes and sills composed of microdiorite and andesite porphyry and, in the south-central zone, by small sub-volcanic intrusions – the feldspar porphyry and quartz-feldspar porphyry. The latter two porphyries were emplaced at or close to the rhyodacite – basement contact whereas the andesite porphyry has been encountered well into the basement and above into the andesite and andesite agglomerates as well as the actual contact with the basement. The andesite porphyry mainly occurs as 1 to 10 m thick dikes or sills. In the north of the project area the andesite porphyry outcrops increase in size, as measured by outcrop area, where it appears to be 300 m across its widest point. The outcrop occurs across a steeply dipping south facing slope which could be the dip-slope of an inclined sill or a dike. This unit is mapped here as andesite porphyry and not andesite as it is always relatively fresh and resembles the rock that fills structures that are unequivocal dikes or sills. A similarly large outcrop of andesite porphyry also occurs in the extreme southwest of the area. In contrast to the outcrop in the north, here it is strongly argillized and weathered. The large feldspars contained within it, and its strong resemblance to a similarly argillized and weathered unit that occurs as a sill within the metasedimentary rocks to the east of San Pablo (213,200 m E and 2,897,110 m N) indicate this rock as the andesite porphyry. The margin of this unit as mapped is the extent of the visible outcrop only, there being much colluvial cover in this area, and so it may be larger than mapped.
The andesite porphyry at this outcrop could be a hypabyssal intrusion.

The following lithological descriptions are derived from a study of the core samples and with the field mapping of the main area. The following descriptions are in stratigraphic order from oldest to youngest rock unit. The local geology and rock types of the SJG Mine Property area are shown in Figure 6.3 and a stratigraphic column is shown in Figure 6.4.

P&E Mining Consultants Inc. Report No. 474 Page 60 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Local Geology Map of the SJG Mine Area

212000
213000
214000
215000
2898000
2897000
2896000
2895000
Tres Amigos
La Ceceña
Los Hilos
El Rosario
La Prieta
San Pablo
Veta Tierra
La Union
La Mochomera
San Pablo Sur
La Parrilla
Sta. Lucia
San Nicolas
Palo Verde
Palos Chinos
El Salto
La Purisima
Sta. Rita
Legend
Alluvium
Sand-gravel
Rhyodacite - ignimbrite
Andesite porphyry
Feldspar porphyry
Quartz feldspar porphyry
Andesites
Andesite breccia
Rhyodacite gravel
Rhyodacite
Meta-sediments
Mines
Main faults
Quartz vein
0
375
750
1,125
1,500
Meters

DynaResource de México, S.A. de C.V. San José de Gracia Project		
Local Geology map		
UTM NAD27 MEX Zone 13		
Sinaloa, Mexico	July 2024	ESC 1:5,000

Source: DynaResource (July, 2024)

P&E Mining Consultants Inc. Report No. 474 Page 61 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Simplified Stratigraphic Column for the SJG Mine Area

Source: Modified by P&E (This Report) from DynaResource (March, 2025)

6.2.2.1 Metasedimentary Rocks - San José de Gracia Formation (Carboniferous)

Grey to dark grey shales, sandstones and argillaceous limestones that have undergone weak regional metamorphism and represent the basement to the overlying volcanic package.
In the vicinity of San Pablo, the shales are very dark grey to black colored shales and fine

P&E Mining Consultants Inc. Report No. 474 Page 62 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

sandstones and contain much white discontinuous metamorphic quartz veining. The black shales are light brown/orange colored where silicified and argillized.

6.2.2.2 Andesite (Cretaceous)

Grey-green and grey colored hornblende-feldspar porphyritic andesite with 50% feldspar phenocrysts and 3% hornblende phenocrysts. Of the feldspar phenocrysts, 80% range from
0.5 to 1.0 mm diameter and 20% from 1 to 3 mm diameter. The hornblende phenocrysts are
<0.5 mm diameter.

6.2.2.3 Andesite Breccia (Cretaceous)

Pale green to pale grey colored andesitic rock with up to 40% clasts of sub-angular andesite within an andesitic matrix. Clasts of hornblende-feldspar porphyritic andesite range from 10 mm to 100 mm diameter. The matrix is a hornblende-feldspar porphyritic andesite crowded with up to 40% feldspar phenocrysts and 20% with 2 to 10 mm diameter size lithic clasts. Locally, intervals may have up to 1% quartz eyes within the clasts. This rock may be either flow or crumble breccia, or an igneous intrusion breccia.

6.2.2.4 Rhyodacite (Tertiary)

Pale pink to grey colored porphyritic rhyodacite with diffuse 0.3 to 0.5 mm diameter feldspar phenocrysts in an aphanitic groundmass. Mainly from a rhyodacite source with a smaller metasedimentary component, the rock becomes darker grey as the content of metasedimentary rock increases. Locally, a mottle-textured quartz-eye rhyolite is apparent with up to 70% irregularly shaped clast-like inclusions of rhyodacite 5 to 10 mm diameter set in a grey colored matrix.

6.2.2.5 Quartz-Feldspar Porphyry (Tertiary)

A grey colored (quartz)-feldspar porphyry with <0.5% black biotite, 50% white colored feldspars 1 to 4 mm diameter and rare (<0.5%) 0.5 mm diameter anhedral quartz phenocrysts set in an aphanitic groundmass. Forms a small, vaguely oblong shaped intrusion at the rhyodacite or metasedimentary rock contact in the south-central portion of the study area.

6.2.2.6 Feldspar Porphyry (Tertiary)

Green colored, seriate textured, feldspar porphyry with 30% 0.1 to 0.5 mm diameter feldspar phenocrysts, 10% 0.5 to 2 mm diameter feldspar phenocrysts and 10% 0.5 x 3.0 mm size hornblende phenocrysts set in an aphanitic groundmass. This porphyry unit occurs as small dike-like and triangular shaped intrusions close to and within the rhyodacite to metasedimentary rock contact in the south-central portion of the study area. A float specimen of this rock contained sheeted stockwork.

P&E Mining Consultants Inc. Report No. 474 Page 63 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.2.2.7 Andesite Porphyry (Tertiary)

Green colored hornblende-feldspar andesite porphyry consists of 40% feldspar phenocrysts
0.5 to 5 mm in size and 5% hornblende phenocrysts 0.5 to 1.0 mm diameter set in a green, aphanitic groundmass. This rock differs from the Andesite, in that it has slightly larger feldspar phenocrysts and is always relatively fresh when observed in drill core. It occurs mainly as 1 to 10 m thick dikes and sills within the metasedimentary rock basement and within the andesite and rhyodacite units at the contact. The dikes and sills were probably formed under the same structural regime that in which the quartz vein-breccias were emplaced.

6.2.2.8 Rhyodacite-Ignimbrite (Miocene)

Pale grey colored biotite-hornblende-quartz bearing rhyolite ash-flow tuffs that form a prominent scarp along the northwest edge of the area.

6.3 Structural Geology

The quartz vein-breccias and accompanying sheeted stockwork mineralization prevalent in the project area are structural phenomena, and therefore it is important to understand the structural geology at SJG Project. The prevailing structural style is that of transpression, which gave rise to strike-slip faulting and low-angle reverse and reverse-oblique faulting. The following sections are derived largely from Cordery (2009).

6.3.1 Transpression

The geological map (Figure 6.5) shows the main structural trends to be a conjugate arrangement of east-southeast (114°) vertical to near-vertical faults and north to north-northeast (001° to 010°) vertical to near vertical faults. In each case, the near-vertical faults are strike-slip faults and at the scale of the mapping area are generally straight. They occur in parallel arrays which divide the strata into rhomb or parallelogram shaped subareas. Within each sub-area secondary 's' shaped (sigmoidal) faults may cross from one controlling strike-slip fault to an opposite strike-slip fault giving rise to segments of rock bound on all sides by sigmoidal faults. When these sigmoidal segments are arranged linearly they are termed a duplex. Further subdivisions within these areas will also take place and this process could, theoretically, continue to hand specimen scale.
These structural features are, in turn, smaller scale sigmoids to matching progressively larger scale features which affect the entire Sierra Madre Occidental. Evidence of these larger scale features can be observed in the scalloped form of the northern Sinaloan and southern Sonoran coastlines.

The vertical to near-vertical strike-slip faults that control the sigmoidal structures are transpressive in nature i.e. they have an associated compressive stress applied obliquely to the plane of the strike-slip fault. This combination of strike-slip movement and compression is commonly resolved as low-angle faults that have either a reverse or a reverse-oblique sense of movement. The evidence for an oblique sense of reverse movement is shown in the field by the presence of many fault surfaces that have slickenside lineations that are not parallel to the dip direction of the faults.

P&E Mining Consultants Inc. Report No. 474 Page 64 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Structural Geology Map of SJG Project Area

Tres Amigos
San Pablo
La Union
Tajo Verde
Purisima
Lithology
hornblende-quartz rhyodacite ignimbrite
andesite porphyry
feldspar porphyry
(quartz) feldspar porphyry
andesite
andesite breccia
rhyodacitic gravel
rhyodacite
meta-sediments
Structure
fault with dip
reverse fault with dip
sinistral fault with azimuth
lineation with plunge
layering within rhyodacitic gravel with dip
Veining
surface quartz veins with dip ; horizontal
sub-surface qvbx with dip
sheeted quartz vein float
calcite veins with dip
white barren quartz-mnox veins with dip
Lineaments
near vertical strike-slip fault
moderately dipping strike-slip fault
transpressive fault
normal fault
Best Au drilling intercepts (g/t x m)
0 - 3
>3 - 6
>6 - 9
>9 - 20
>20 - 40
>40 305
San Jose de Gracia
Geological Map
N
0
500
1,000
metros
Scale 1 : 5,000
Miscellaneous
area with drill exploration potential
20 m contours
4 x 4 road
underground workings

Source: Cordery (2009)

Figure 6.5 Description: Geological map showing the rock types, structural mapping data, mineral veining, photolineaments and best Au intercepts for each drill hole completed by DynaResource and previous operators.

P&E Mining Consultants Inc. Report No. 474 Page 65 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Sigmoidal faults can form as a result of both sinistral and dextral strike-slip transpressive faulting. The form that individual sigmoidal faults take indicates the sense of strike-slip faulting prevalent at the time of formation with sinistral sigmoids having the upper nose pointing to the left and dextral sigmoids having the upper nose pointing to the right. It is possible for strike-slip faults to reverse their sense of movement and when this happens some portions of the rock may show evidence of a sinistral and a dextral faulting history. In the Project area, such complexity is visible in the crossed sigmoidal faults centred on 212,700 m E and 2,897,730 m N (see Figure 6.5).

Within each rhomb or parallelogram shaped sub-area of transpressed strata a secondary structural grain is developed and the strike direction of this grain depends on whether the duplex is sinistral or dextral. The sinistral trend is a distinct 145° lineation and the dextral a less definite 085° one. In each case the trend is parallel to the long axes of the sigmoids. The 145° sinistral strike is parallel to the main structural grain of the Sierra Madre Occidental.

A characteristic feature of the majority of the mineralized structures at the SJG Project is that they have a very low angle of dip, typically between 35 and 10°, and this is also a result of transpression. Lateral compression of the rocks causes spaces to open in the vertical plane along planes of weakness within the strata and these voids become infilled with gold-rich magmatic hydrothermal fluids. The most obvious plane of weakness for exploitation in this manner is the unconformable contact between the basement metasedimentary rocks and the overlying rhyodacites and andesite. Less obvious, but no less important, planes of weakness are the contacts between individual lava flows within the volcanic pile above the basement.

The exception to the rule that the mineralized zones of SJG have a low-angle dip is Tres Amigos, which has a moderate 54° dip on its main structure. This steeper dip is a consequence of the fact that the strata dips at a greater angle in this area.

6.3.2 Strike-Slip Faulting

Strike-slip faulting occurs in the central portion of the area centred around the hill capped by rhyodacite; a possible rhyodacite dome (Figures 6.5 and 6.6). Both dextral and sinistral offsets are evident.

Dextral strike-slip displacement occurs in the north-central portion of the area in the vicinity of the San Pablo workings. Here, the rhyodacite unit is faulted ~600 m to the east-southeast by a normal fault, the San Pablo Fault, the southern boundary of which is a dextral strike-slip fault (Figure 6.7). This latter fault strikes 110 ° and dips moderately to the northeast.

Sinistral strike-slip faulting occurs to the south-southeast of San Pablo where the rhyodacites are faulted progressively to the south-southeast by at least three sub-parallel, strike-slip faults that dip moderately to the west.

P&E Mining Consultants Inc. Report No. 474 Page 66 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Location and Structural Orientation of the Six Main Mineralized Zones in the SJG Project Area

27-54
Tres Amigos
σ1
La Prieta
1
San Pablo
10-39
3
10-30
La Union
σ1
Tajo Verde
41-64
2
Purisima
8-34

10-54 — dip range, dip direction and known extent of veins formed by orthogonal compression

8-64 — dip range, dip direction and known extent of veins formed by oblique compression area with drill exploration potential

rhyodacite dome

Source: Cordery (2009)

Figure 6.6 Description: The large arrows indicate the direction of maximum stress: σ1. The rhyodacite dome appears to have acted as a zone of resistance to σ1 and caused strike-slip faults to form in the rocks to the northeast and southwest. The strike-slip faults to the southwest have subsequently caused vein sets to form in oblique compressive stress regimes. For lineaments legend, see Figure 6.5.

P&E Mining Consultants Inc. Report No. 474 Page 67 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Section Across the San Pablo Fault Showing its Normal Sense of Displacement

P&E Mining Consultants Inc. Report No. 474 Page 68 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

P&E Mining Consultants Inc. Report No. 474 Page 69 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Source: Cordery (2009)

P&E Mining Consultants Inc. Report No. 474 Page 70 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

This arrangement of dextral faulting to the north of the rhyodacite dome and sinistral faulting to the south of the rhyodacite dome seems to imply the penetration of the metasedimentary basement into the volcanic sequence via a southeast-northwest striking stress (see Figure 6.6). The simple presence of thicker, more competent, rhyodacite rock in the volcanic pile at this point has made the region of the rhyodacite dome more resistant to compression and the rocks either side of it only have been displaced by strike-slip faulting. It is also reasonable to suppose that the rhyodacite dome has been anchored by a, so far yet to be discovered, pipe feeder.

6.4 Mineralization

6.4.1 Regional Mineralization

Polymetallic mineralization is common and widespread throughout northwestern Mexico and is known to be directly related to tectono-magmatic events which have been active since Jurassic time. Although magmatism and mineralization were active over a prolonged period of time, two principal mineralizing periods are recognized; the older, related to largely compressional tectonism and magmatism that produced the LVC during the Eocene, and a later event related to felsic magmatic activity and formation of the UVS during the Oligocene.

The former category includes intrusion-related mineralizing systems in the northern Sierra Madre Occidental which formed near the end of the Laramide Orogeny. The most common metals of this age are Cu, Mo, W, and Pb-Zn, which occur in skarn-, greissen-, and porphyry-type systems.
This age-genetic type relationship is due entirely to erosion, which has exposed the deeper levels of the Laramide hydrothermal systems. Many epithermal Ag-Au-base metals veins are hosted by the LVC and many of them have been inferred to be Laramide in age. They have Ag/Au ratios >100 and commonly >1,000.

Volcanic-related, epithermal precious metal deposits of middle Tertiary age occur throughout the north of the Sierra Madre Occidental. These include low-sulfidation Ag-Au (±Pb-Zn-Cu) veins, and high-sulfidation Au-(Cu) deposits. Low-sulfidation deposits are mainly quartz ± calcite veins with chlorite + adularia + sericite alteration. These deposits are Ag-dominated at the lower levels of the volcanic column, and Au-dominated towards the top of the sequence.
High-sulfidation deposits are less common, but several occurrences have been identified recently and are now important targets for mineral exploration, because of their large gold content
(e.g. Mulatos and El Sauzal). Epithermal Ag-Au mineralization is concentrated towards the western flank of the SMO, whereas Pb-Zn-Ag-Au mineralization occurs in the eastern flank.
At any given location, deposits may occur in Upper Volcanic Series, LVC, or older basement rocks, depending on level of erosion and the overall thickness of the volcanic pile during mineralization.

6.4.2 SJG Property Area Mineralization

The SJG Property is located within the Sierra Madre Occidental (“SMO”), together with the majority of hydrothermal deposits in Mexico. Deposits located in this trend are typically dominated by quartz veins which strike northwest-southeast and southwest-northeast, and thicknesses ranging from 1.5 to 3.0 m. Gold mineralization at San José de Gracia is hosted

P&E Mining Consultants Inc. Report No. 474 Page 71 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

within andesite and rhyodacite of the LVG and by underlying Paleozoic sediments. Mineralization occurs as fault breccia veins and crackle breccias that exhibit multiple stages of reactivation and fluid flow, as evidenced by crustiform/colloform textures and cross-cutting vein relationships. Locally, veins exhibit sharp, clay gouge hanging wall and footwall contacts with slickensides, indicating reactivation of structurally hosted veins subsequent to mineralization. Gold grades can also be carried within the mineralized halo adjacent to the principal veins as quartz-chlorite stockworks and it is this type of mineralization that may hold the greatest potential on the SJG Property. In addition to vein-hosted mineralization, broad zones of un-mineralized clay alteration, developed southwest of the main mineralized trends, may overlie undiscovered, disseminated gold mineralization at depth.

Alteration at San José de Gracia is laterally and vertically zoned from discrete zones of silicification to broad zones of argillic alteration with increasing elevation and (or) distance from the main feeder structures. Faulting and tilting of the mineralized system have affected the surface distribution of alteration and in general has exposed deeper portions of the system in the northeast and shallower, more distal portions in the southwest part of the Property.

The characterization of the mineralization at SJG Project can be described as low sulfidation polymetallic epithermal gold type, and present in the quartz vein-breccia as native gold on and within disseminated sulfide grains within quartz envelopes to breccia clasts and as later-stage epithermal veins and veinlets that cross-cut the quartz vein-breccias. The main gangue mineral encountered was calcite and this would have been added to the uprising hydrothermal fluids as they passed through the basement which has some impure meta-limestone content. Base metal mineralization occurs within this rock as stringers and disseminations of bornite, chalcopyrite, galena and sphalerite along the boundaries between the matrix and the clasts and within later stage mm-sized quartz stockwork, and the Tres Amigos areas are characterized by having higher base metal concentrations.

Mineralization is distributed over an area of ~4-km north-south by 3-km east-west. The main areas of recent exploration activity are described in the six principal mineralized trends that have been identified at San José de Gracia, which from north to south are: (1) Tres Amigos / Los Hilos / Santa Rosa; (2) La Prieta / El Rosario; (3) San Pablo; (4) La Union / La Parilla / Veta Tierra;
(5) Palos Chinos; and (6) La Purisima Ridge. The main exploration targets and characterized trends are listed in Table 6.1 (Kaip and Childe, 2000; Sullivan and McFarlane, 2006).

P&E Mining Consultants Inc. Report No. 474 Page 72 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 6. Target Type and Characteristics of the Main Mineralized Trends
Trend	Target Type and Characteristics	Historical Results and Past Production
La Purisima (Anglo, Rosario & La Cruz Mines	High-grade gold veins, mining interrupted with the onset of the Mexican Revolution in 1910; Three main ore zones developed within dilational jogs and at vein intersections???	Past production of ~471,000 oz gold at an average grade of 66.7 g Au/t
Palos Chinos (Palos Chinos & Tajo Verde and Palo Verde Mines)	High-grade S striking, W-dipping veins with SW-plunging ore shoots defined by dilational jogs

Old workings 270 m along strike and 70 m down-dip;

Vein averages: 12.7 g Au/t over 1.3 m, with grades up to 92.5 g Au/t over 0.7 m;

Transect from Palos Chinos vein through stockwork mineralization to sub parallel hanging wall vein grades 7.4 g Au/t over 7.6 m, including 13.4 g Au/t over 3.4 m

La Parilla to Veta Tierra (Veta Tierra, Sta. Eduwiges, La Unión, La Mochomera & La Parilla Mines)

5 SW striking, W dipping high-grade gold veins in 150 m wide zone (600 m strike length, open in both directions);

Zone cut by S striking, W dipping veins;

Located within a structural corridor which may link the La Purisima and La Prieta trends

Combined, the veins average 10.6 g Au/t over 0.86 m;

Santa Eduwiges underground averages 20 g Au/t over 0.7 m;

La Union West underground averages 17.7 g Au/t over 1.6 m;

Multi-gram gold values in float at SW and NE ends of surface exposures;

32.9 g Au/t over 1.3 m from SW-S vein intersection.

San Pablo (San Pablo Mine)	Two subparallel veins, mineralized shoot defined by vein intersections; Stockwork mineralization in footwall points to bulk mineable potential

Quartz-rich, sub-vertical vein averages 28.3 g/t Au over 0.85 m, with grades of up to 91.7 g /t Au over 0.6 m in main vein;

Stockwork mineralization in footwall crosscut yielded 8.7 g /t Au over 10 m;

Recent Production of 18,250 oz Au from 42,000 t processed; average grade of 15 g/t Au;

with production costs of ~$175/oz. in small scale

La Prieta (La Prieta Mine)	High-grade (>30 g Au/t based on past production) - Flat vein zone, which may	Past production of ~215,000 oz gold at an average grade of 27.6 g/t Au; Preliminary sampling yields gold values up to 48.84 g/t Au.

P&E Mining Consultants Inc. Report No. 474 Page 73 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 6. Target Type and Characteristics of the Main Mineralized Trends
Trend	Target Type and Characteristics	Historical Results and Past Production
have formed between parallel SW striking veins
Los Hilos to Tres Amigos (Tres Amigos, West Tres Amigos, La Ceceña, Tepehauje, Los Hilos + Sta. Rosa Mines)

SW-striking W-dipping high-grade veins with minimum 1.4 km strike length;

Variation in vein chemistry along the strike extent, from sulfide-rich at Tres Amigos to low-sulfide, carbonate-rich with bonanza grades around Los Hilos.

Small mines (Tres Amigos, La Ceceña, Tepehauje, Los Hilos + Sta. Rosa) developed intermittently along the trace of the vein, mining halted at the intersection of W or NW trending faults with right lateral offset;

Los Hilos to La Ceceña area: surface work traced a low sulfide vein with up to 104 g Au/t;

Significance of cross-structure (Orange Tree trend: 23 g Au/t over 1.6 m in DDH and 210 g/t at surface) not fully evaluated.

Source: Kaip and Childe (2000) and Sullican and MacFarlane (2006)

P&E Mining Consultants Inc. Report No. 474 Page 74 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.4.3 Structural Controls

The geological model for gold mineralization at SJG is based on precious metal-bearing low sulfidation fluids exploited steeply to moderately dipping southwest-to-northeast trending faults over a strike length of at least 1.5 km. Although mineralizing fluid flow may have followed pre-existing structures, the presence of breccia zones suggests that deformation was at least partly synchronous with mineralization. Underground mapping suggests a high potential for the presence of thick, high-grade, structurally controlled mineralized shoots corresponding to four different structural settings (Figure 6.8):

1. Dilational jogs at Palos Chinos;

2. Vein intersections at San Pablo;

3. Vein Rolls at Tres Amigos; and

4. Flat Zones at La Union and La Prieta (La Prieta may be hosted within a pre-existing thrust fault).

Mineralized structures consist southwest- and south-striking fault breccia veins that are cut by late east to west- and northwest-striking brittle faults with normal displacement.

Gold-bearing siliceous fluids formed tabular or sheet-like quartz, quartz-sulfide and quartz- calcite veins and breccia veins that were subsequently cut by late brittle(?), normal (right-lateral) faults, resulting in the small-scale (commonly <1 m) offsets observed on surface and underground.

Bladed or lattice-textured quartz (replacing bladed barite and possibly calcite) mapped on surface and in shallow workings suggests that boiling was the principal mechanism of gold deposition. The presence of this textural evidence implies that the zones of gold deposition are well preserved at San José de Gracia.

Precious metal epithermal vein systems, such as at the Tayoltita Silver-Gold Mine, located
~220 km to the south, have been shown to host economic mineralization down-dip over distances of 200 to 1000 m, well below the depth of historical workings at SJG Mine. Given the dimensions of the mineralizing system at SJG, it has the potential to host similar quantities of gold in a similar geologic setting as Tayoltita.

P&E Mining Consultants Inc. Report No. 474 Page 75 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Structural Interpretation of the SJG Project Mine Zones

Tres Amigos – Vein Roll
San Pablo - Vein Intersection
Plunge of
ore shoot
La Prieta – Flat Zone
La Union
Flat Zone
TARGET- Vein
Intersection With plunge
Plunge of
ore shoot
Palos Chinos - Dillational
Plunge of
ore shoot

Source: Kaip and Childe (2000)

6.4.4 Mineralization Types

In order to provide more details, characteristics and distribution of the mineralization, the information presented below was taken from the report prepared by Cordery (2009). Economic mineralization in SJG Mine occurs as either quartz vein breccias or as stockwork above and below quartz vein-breccias. Anomalous gold mineralization that has so far not been rigorously drill-tested was also found as sheeted stockwork within porphyry rock.

6.4.4.1 Quartz Vein Breccia Mineralization

Underground observations were made to El Rosario, Tres Amigos, San Pablo, and La Union and in all these mines mineralization was present within quartz vein-breccias (“QVBX”) or within quartz stockwork veining above and below the quartz vein-breccias. The quartz vein-breccias are magmatic hydrothermal breccias; the source of both the metal-bearing fluid sand silica being sub volcanic intrusions at depth. Quartz vein-breccia thicknesses as determined from San Pablo drill hole intersections average 1.6 m and reach a maximum of 4.5 m. However, mineralized intercepts up to 14 m thick of combined quartz vein-breccia and stockwork can also occur in this area.

P&E Mining Consultants Inc. Report No. 474 Page 76 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The quartz vein-breccia is generally dark green or grey in color, more rarely white, depending on the intensity of the silicification, and consists of 50 to 80% sub-angular clasts of strongly silicified rock within a matrix of silica or silicified milled rock and rock flour (Figures 6.9 and 6.10).
As the proportion of matrix increases the clasts may display partial to total rotation implying open space emplacement although jigsaw brecciation with little to no clast rotation is the norm
(Figures 6.11 and 6.12). Veins cross-cutting the QVBX and breccia clast envelopes may demonstrate classic epithermal colloform and euhedral quartz banding.

Brecciation in these bodies is a result of hydro-jacking by over-pressured magmatic hydrothermal fluids. The hydrothermal fluids become compressed during phases of compression induced by transpression thus inextricably linking the structural process to the mineralization event.
Such a process usually gives rise to jigsaw breccias at first and as more hydrothermal material is introduced more clast rotated breccias result.

Gold mineralization will be present in the quartz vein-breccia as native gold on and within disseminated sulfide grains within quartz envelopes to breccia clasts and as later-stage epithermal veins and veinlets that cross-cut the quartz vein-breccias. There is no economically important silver mineralization associated with the quartz vein-breccias. The main gangue mineral encountered was calcite and this would have been added to the uprising hydrothermal fluids as they passed through the basement which has some impure meta-limestone content.

Base metal mineralization occurs within this rock as stringers and disseminations of bornite, chalcopyrite, galena and sphalerite along the boundaries between the matrix and the clasts and within later stage mm-size quartz stockwork. The quartz vein-breccias in the Tres Amigos Mine are characterized by having higher base metal concentrations (Figure 6.9). The quartz stockwork zones above and below the quartz vein-breccias are of the order of 2 m thick in the San Pablo Mine. Individual stockwork veins average 1 cm in thickness with the maximum thickness being 20 cm - any vein >20 cm was automatically labeled QVBX in the diamond core re-logging exercise.

The mineralization at the SJG Project can be categorized as low sulfidation polymetallic epithermal gold type.

P&E Mining Consultants Inc. Report No. 474 Page 77 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Sample from Drill Hole SJG08-118 that Intercepted the Southwestern Extremity of the Tres Amigos Zone

Source: Cordery (2009)

Figure 6.9 Description: Example of quarter drill core sampled from 30 m downhole SJG08-118, which intercepted the extreme southwestern extremity of the Tres Amigos structure. The Tres Amigos Zone is richer in base metal sulfides compared to all the other mineralized zones at SJG. In the photograph, coarse accumulations of galena (blue-grey) and sphalerite (red-brown) are easily visible within the quartz vein-breccia matrix. Fine-grained chalcopyrite is also present in this sample, but not visible in the photograph.

Figure STYLEREF 1 \s 6. QZBX from Drill Hole SJG07-23 in the West-Central Portion of the San Pablo Zone

Source: Cordery (2009)

Figure 6.10 Description: Sample of QVBX from drill core, taken from 69.70 m downhole in SJG07-23, which intersected the west-central portion of the San Pablo Deposit. The volcanic wall rock has been brecciated and strongly, but not totally silicified by the mineralizing hydrothermal fluids, hence the grey color as opposed to the white color associated with total silicification. The breccia clasts are supported by white quartz veinlets and darker quartz veinlets that contain finely disseminated pyrite. The native gold and electrum mineralization is present on and in cracks within the sulfide grains, generally pyrite, in the latter darker quartz matrix.

P&E Mining Consultants Inc. Report No. 474 Page 78 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Main San Pablo Quartz Vein-Breccia Within Rhyodacite at the Centre of the Mineralized Zone

Source: Cordery (2009)

Figure 6.11 Description: The main San Pablo quartz vein-breccia within rhyodacite as it occurs in the western-central portion of the deposit. The QVBX consists of 50% of 5 to 10 cm size clasts of moderately silicified, chloritized volcanic wall rock supported by 50% white vein-quartz matrix. The breccia is a jigsaw breccia here, as the clasts show little to no rotation. The QVBX dips 25° towards 288° and is 1.4 m thick. Photograph view is towards 170°.

P&E Mining Consultants Inc. Report No. 474 Page 79 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Quartz Vein-Breccia in the Entrance to the El Salto Mine on the Purisima Zone

Source: Cordery (2009)

Figure 6.12 Description: QVBX in the entrance to the El Salto Mine on the Purisima Trend. The QVBX is 70 cm thick here and dips 33° towards 250°. The vein has, in-turn, been re-brecciated and infilled with irregularly shaped, white quartz-rich vein-breccia material. The host rock is rhyodacite. The structures in the Purisima Zone that have been drilled to date are lower grade and narrower than the San Pablo and Tres Amigos Zones. Location: 212,852 E and 2,895,930 N. View looking towards 174°.

6.4.4.2 Porphyry Mineralization

An example of porphyry stockwork mineralization was discovered in a float specimen at 213,311 E and 2,895,897 N. The host rock, feldspar porphyry (“fp”), is cross-cut by 1 to 4 mm thick sheeted quartz veinlets that, combined, make-up 20% of the volume of the float sample (Figure 6.13). Fracture surfaces within this rock are coated with copper oxide. The feldspar porphyry outcrop that is associated with float specimen has a 050° strike and until stockwork-bearing feldspar porphyry outcrop is found, it has been assumed that the sheeted stockwork has the same strike.

P&E Mining Consultants Inc. Report No. 474 Page 80 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Sheeted Quartz Veinlet Mineralization Within Feldspar Porphyry

Oxidised, pyrite-rich sheeted quartz veinlets
Feldspar Porphyry
(fp) host
25 mm

Source: Cordery (2009)

Figure 6.13 Description: Sheeted quartz veinlet mineralization within Feldspar Porphyry (fp). The host feldspar porphyry is cross-cut by 1 to 4 mm thick sheeted quartz veinlets which, combined, make-up 20% of the rock volume. Fracture surfaces within this rock are coated with copper oxide. This sample was taken from a float sample at 213,311 m E and 2,895,897 m N and yielded 2.89 g/t Au.

6.4.5 Mineralized Zones of the SJG Mine

The main areas of current exploration activity in the SJG Mine are San Pablo and Tres Amigos. Potential is also available at La Union, Tajo Verde, and along the Purisima trend.
La Prieta also has potential, but currently lacks underground mapping and is difficult to drill from surface.

6.4.5.1 San Pablo Zone

Control at San Pablo the main quartz vein-breccia currently has a strike length of almost 750 m and a down-dip extension of 500 m. The dip ranges from 10 to 39° towards 290°. This low angle, tabular structure, and the narrower, less continuous structures above and below it, were formed during horizontal-oblique compression resolved at some point in a prevailing transpressive phase. Fracture formation occurs within, above and locally below the unconformable contact between the rhyodacite volcanics and the metasedimentary basement (Figures 6.14 and 6.15). As compression

P&E Mining Consultants Inc. Report No. 474 Page 81 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

was applied parallel to the unconformity extension in the vertical plane occurred and the resulting open spaces were infilled with siliceous hydrothermal bearing gold and base metal sulfides.

The structures are observed at or close to the basement–rhyodacite contact and cut-up through the volcanic sequence towards the east-southeast, giving a sigmoidal form to the quartz vein-breccias. The quartz vein-breccias appear to lack favorable footwall or hanging wall lithologies and may be in contact with the andesite porphyry sills, metasedimentary rocks, rhyodacite and andesite.
In its distal regions, the San Pablo structure can have a very low angle dip). Some footwall veinlets in the Gossan Cap can even be horizontal (Figure 6.16). The sigmoidal quartz vein breccias dilate between near-vertical north-trending controlling faults. Although the San Pablo structure has a 018° strike an 80 m wide high-grade zone, or shoot, that cuts across the mineralized structure has a strike of 065°. This disparity between the orientation of the vein and the strike of the high-grade shoot is caused by the fact that the vein mirrors the dip and dip direction of the basement-volcanics contact, which has a strike of 018°, whereas the hydrothermal fluids are sourced from a more steeply dipping fault down dip that has a 065° strike.

P&E Mining Consultants Inc. Report No. 474 Page 82 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. San Pablo Section 2

Source: Cordery (2009)

Figure 6.14 Description: San Pablo Section 2. The quartz vein-breccia occurs at the basement-rhyodacite contact and along the contacts of lava flows within the andesites and rhyodacites above. It is common to see veins cross from one contact upwards to a higher one in transpressive or compressive controlled deposits giving the resultant vein a sigmoidal form in cross section. The rhyodacite dome may have acted as a buttress against which the QVBX veins have terminated. The andesite porphyry sills were probably emplaced during similar phases of transpression.

P&E Mining Consultants Inc. Report No. 474 Page 83 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. San Pablo Section 8

Source: Cordery (2009)

Figure 6.15 Description: San Pablo Section 8. The upper, distal regions of the vein system at San Pablo are usually very flat lying to horizontal as is indicated in this section. The quartz vein-breccias are emplaced within zones bound down-dip (not visible in this section) and up-dip by steeply dipping controlling faults. The controlling fault indicated in this section is one of a series of north-striking faults.

P&E Mining Consultants Inc. Report No. 474 Page 84 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Flat-Lying 20 cm Thick Quartz Vein-Breccia Within Andesites in the Gossan Cap, Within the Upper Distal Region of the San Pablo Zone

Source: Cordery (2009)

Figure 6.16 Description: Flat lying 20 cm thick quartz vein-breccia within andesites in the Gossan Cap, the upper, distal, region of the San Pablo Deposit. Flat and shallow-dipping quartz veins reflect emplacement under compressive conditions during a period of transpression. The plane of maximum compression is into the page. Sampled location: 213076 m E and 2897219 Flat and shallowly dipping quartz veins indicate emplacement during compression resolved during a period of transpression. The plane of maximum compression is into the page. Location: 213,076 East and 2,897,219 North (see Figure 1). View looking towards 117°.

6.4.5.2 Tres Amigos Zone

In the Tres Amigos Mine, the main quartz vein-breccia with accompanying hanging wall and footwall stockwork currently has a strike length of 365 m and a down dip extension of 210 m.
The dip of the quartz vein-breccia at surface is 54° towards 330°, i.e. the strike is 060°
(Figures 6.17 and 6.18). Although this is a steeper dip than the San Pablo structure this vein was also emplaced during an episode of compression. The main quartz vein-breccia dips more steeply here as the unconformable contact between the metasedimentary rocks and the volcanics dips more steeply in this area and it is the unconformity and the bedding planes within the volcanic rocks that act as loci for vein emplacement. The 060° strike for this vein corresponds with the 065° striking high-grade shoot that transects the San Pablo structure.

P&E Mining Consultants Inc. Report No. 474 Page 85 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Perspective View of the Tres Amigos Structure

Source: Cordery (2009)

Figure 6.17 Description: Perspective view of the Tres Amigos structure showing that it is composed of a main, moderately- to shallowly-inclined structure that dips towards 330° with a secondary zone of mineralization enclosed within a roughly vertical, 304° striking structure. This structure is ~50 m wide and coincides with a straight-line lineament at the surface.

Figure STYLEREF 1 \s 6. Photograph of the Tres Amigos Mine Workings

Source: Cordery (2009)

Figure 6.18 Description: Photograph of the Tres Amigos Mine showing how the vein thickness decreases up-dip, as indicated by the decreasing size of the workings. This relationship is caused by the vein terminating against a 060° striking, sub-vertical, oblique, strike-slip. All the veins in the SJG Project area terminate in this manner and this is the main reason why they are difficult to identify in surface outcrop. Location: 213,657 East and 2,898,043 North. View looking towards 066°.

P&E Mining Consultants Inc. Report No. 474 Page 86 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Further evidence that the vein was formed during a phase of compression is shown by the change in dip from 54 to 27° in its central portion with an accompanying increase in thickness
(Figure 6.19). Veins that become thicker as they become more shallowly dipping are formed during reverse fault movement and reverse fault movement implies compression. Vein extent up- and down-dip is controlled by sub-vertical faults that have an average strike of 060° (Figure 6.19) As the mineralized structures approach the controlling faults they gradually reduce in thickness and eventually terminate at negligible thickness when the fault is contacted. It is theoretically possible, however, for more veins to form on the other sides of the controlling faults, both up-dip and down dip, and this has obvious implications for exploration. The only factor that limits down-dip extension, for that is the one that troubles exploration the most, is the position of the current exploration horizon relative to the mineralization palaeohorizon. In other words, the structures may be there, but if they are at an elevation that was too deep for the optimum boiling process required for mineral deposition then they will be un-mineralized. In contrast to the San Pablo Vein the Tres Amigos Structure has a secondary vertical component in its northeastern region.
The voids formed subsequently in the secondary Tres Amigos structure would have.

6.4.5.3 La Union-Mochomera Zone

The mineralization in La Union-Mochomera dips 10° to 30° towards 305°, and therefore has a similar orientation to the mineralization in the San Pablo structure and would have been formed during the same compressional environment. The structural interpretation of La Union-Mochomera, compared with San Pablo, is hampered by its lower density of drilling, however.
The La Union-Mochomera mineralization currently has a strike length of 400 m and a down dip extension of 350 m.

The La Union area differs from San Pablo in that the quartz vein-breccias are narrower,
(the thickest quartz vein-breccia drill hole intercept being <2 m) and are less easily extrapolated up and down dip or between adjacent sections. In fact, only one section in the La Union area had appreciable inter-drill hole connectivity (Figure 6.20). Also, in contrast to San Pablo, the veins are mainly emplaced well above the unconformity within andesites, with no veins occurring at the rhyodacite basement contact.

If the La Union-Mochomera area can be extended to include the La Parilla Mine to the southwest, then it is possible to detect a 065° striking alignment in the best Au (g/t x m) drill hole intercepts. This would register with an identical trend in best Au intercepts that cut across the San Pablo structure, implying that both mineralized zones are sourced from a similarly trending sub-vertical down-dip fault. More drilling in the La Union-Mochomera area may be required to confirm the presence of this high-grade shoot.

P&E Mining Consultants Inc. Report No. 474 Page 87 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Tres Amigos Section 3

060° striking sub-vertical, oblque, strike-slip faults control transpressive faulting at the andesite / rhyodacite contact
Tres Amigos vein dips 54°/330 at surface
vein shallows to 27° dip in the central portion
vein dip expected to steepen on approach to the controlling sub-vertical fault it is possible that another qvbx could have developed on the northwestern side of the fault that controls the Tres Amigos qvbx undifferentiated rhyodacite
andesite
100 m
view direction: 060
Tres Amigos Section 3
800mRL
600mRL
400mRL
200mRL
0mRL
213,400mE
213,600mE
213,800mE
214,000mE
2,898,600mN
2,898,400mN
2,898,200mN
2,898,000mN
2,897,800mN
Tres Amigos Section 3
view direction: 080
1 : 2,000

Source: Cordery (2009)

Figure 6.19 Description: Tres Amigos Section 3. At Tres Amigos the main quartz vein-breccia has a steeper dip than the veins in other parts of the district and this is because here strata also has a steeper dip and the veins have a preference to form within bedding planes. That the vein was formed during a phase of compression is not in doubt owing to its thickness increasing in areas of lower angle dip. The qvbx is emplaced between two near-vertical controlling faults that are present at surface and have a strike of 060°. It is theoretically possible that further mineralization could develop to the northwest of the down structure controlling fault.

P&E Mining Consultants Inc. Report No. 474 Page 88 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Tres Amigos Section 4

Source: Cordery (2009)

Figure 6.20 Description. La Union Section 4. The quartz vein-breccias in the La Union area are narrower and have lower inter-drill hole and inter-section continuity than other parts of the district. As with San Pablo, the qvbx seems to form behind a buttress of thickened rhyodacite – considered to be the southern flank of a relict rhyodacite dome. In contrast to San Pablo, the qvbx is emplaced higher in the volcanic succession.

P&E Mining Consultants Inc. Report No. 474 Page 89 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.4.5.4 Palos Chinos Zone

Only seven drill holes intercepted this trend, but vein orientation data obtained from underground plans show that the mineralization in this area has a similar trend to a 170° striking strike-slip fault that dips steeply to the west. This strike-slip fault is one of the three sinistral strike-slip faults which progressively displace the volcanic-basement contact progressively southeastwards.
The veins underground dip between 41 and 64° to the southwest and were formed during sinistral transgressive movement along the 170° strike-slip fault. The mineralization has not been emplaced within this strike-slip fault however, the fault has acted as a controlling fault for compressive forces that have acted obliquely to it and the mineralization has been emplaced within the moderately dipping open space fractures that have resulted from this compression.

6.4.5.5 Purisima Zone

As with the Palos Chinos trend, the main controlling features at Purisima are the strike-slip faults that displace the volcanic-basement contact southeastwards. The Purisima trend is bounded by a 133° striking pair of parallel strike-slip faults 320 m apart that acted as the controlling faults on the mineralization which occurs between them. Sinistral transpression about these controlling faults causes the bounded strata to pop open in the vertical sense allowing the eventual, and probably simultaneous, emplacement of the epithermal mineralization.

Drilling to date has shown that most of the mineralization occurs as 1 to 2 m thick quartz vein-breccias with hanging- and footwall stockwork. Most of the veining appears in the andesites and rhyodacites with no appreciable basement veining. The veins dip very shallowly to the southwest in the south of the and become progressively more steeply dipping northwards where they dip up to 34° to the southwest (Figures 6.21 and 6.22).

P&E Mining Consultants Inc. Report No. 474 Page 90 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Purisima Section 3

Source: Cordery (2009)

Figure 6.21 Description: Purisima section 3. The quartz vein-breccias in Purisima are controlled by oblique compression as opposed to the more orthogonal compression that occurred at San Pablo, Tres Amigos and La Union. The sub-vertical faults in this section are sinistral strike-slip faults. Key: circle with dot = sense of movement out of the page; circle with cross = block sense of movement into the page.

P&E Mining Consultants Inc. Report No. 474 Page 91 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Purisima Section 6

Source: Cordery (2009)

Figure 6.22 Description: Purisima section 6. Even though the compression that controlled the veining in Purisima is more oblique to the dip direction of the basement-volcanics contact than in other parts of the district vein emplacement still approximates to the layering in the rocks. Key: circle with dot= sense of movement out of the page; circle with cross= block sense of movement into the page.

P&E Mining Consultants Inc. Report No. 474 Page 92 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

6.4.5.6 La Prieta Zone

Underground visits at La Prieta have determined that the worked veins mainly have low angle dips and dip towards the north-northwest. In the majority of cases, the stopes occur entirely within the metasedimentary basement in close proximity to, and just above, the unconformable contact with the rhyodacite units above. The folded metasedimentary rocks dip steeply to the southwest in the stoped areas and at no point are the workings observed to exploit the bedding planes.
This proves that, despite there being multiple planes of weakness in the sedimentary rocks to be exploited by vein emplacement, the overriding control on the eventual mineralization event are the low-angle voids formed during transpression. In the Rosario Mine, which connects to the La Prieta workings, veins are present within the rhyodacite unit and dip 36° to the northwest. Very little remnant vein material is visible in the stopes at La Prieta, and therefore the exact nature of the mineralization in this mine is not known. To date, only epithermal veinlets ~5 mm thick have been found in the stope walls (Figure 6.23) but, to date, no quartz vein-breccia. The low-angle of dip shown in the workings implies that the veins were emplaced during a compressive phase. A study of one of the stopes shows that the more shallowly-dipping, central portions of the veins have a greater thickness than the steeper dipping up- and down-dip parts of the vein, which provides further proof for the theory that they formed under a compressional structural regime (Figures 6.24 and 6.25).

Figure STYLEREF 1 \s 6. Quartz Veinlet Mineralization in the La Prieta Mine Zone

Source: Cordery (2009)

Figure 6.23 Description: Example of the quartz veinlet mineralization observed in the La Prieta Mine. The wall rock, a quartz-eye rhyodacite just above the unconformable basement contact, is cross-cut by 0.5 mm thick, white, epithermal quartz veinlets. The wall rock contains <1% disseminated 0.5 mm size pyrite crystals. The veinlets dip 18° towards 003°. To date, QVBX mineralization has not been found in La Prieta, so these sheeted quartz

P&E Mining Consultants Inc. Report No. 474 Page 93 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

veinlets appear to have constituted the main mineralized target in this Mine. Photograph taken in the wall of a stope. View is looking towards 190°.

P&E Mining Consultants Inc. Report No. 474 Page 94 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Photograph of Two-Meter High Stope Within the La Prieta Zone

Source: Espinoza and Sandefur (2012) and Cordery (2009)

Figure 6.24 Description: Metasedimentary rocks form the footwall and hanging wall of the stope. View looking towards 090°.

P&E Mining Consultants Inc. Report No. 474 Page 95 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Section Through the La Prieta Zone Showing How the Height of the Stope, and Therefore the Thickness of the Mineralization, Increases as the Dip Shallows

Source: Cordery (2009)

Figure 6.25 Description: An abrupt change in the dip of the vein from 45° to 18° coincides with an increase in vein thickness from 1.5 m to 2.6 m in the central portion of the vein, indicating formation during a phase of reverse compression during transpression. The vein would have formed between two steeper dipping, possibly vertical, controlling faults. The down-dip region of the stope was not visible and the vein termination at the higher angle is proposed only, although it is also possible that the vein merely continues at the 18° dip and terminates against the controlling fault on the left-hand side of the diagram.

6.5 Deposit Type

Exploration by Dyna de Mexico and its predecessors has focused principally on discovery and definition of a low-sulfidation epithermal gold-silver deposit. Mineral deposits of this type are well documented throughout the Sierra Madre Occidental.

Alteration patterns and fluid inclusion data studies show that precious metal precipitation generally occurs between 180 to 240° C, which corresponds to depths of 150 to 450 m below the paleosurface (Figure 6.26).

P&E Mining Consultants Inc. Report No. 474 Page 96 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 6. Epithermal Gold-Silver Mineralizing System

Low sulphidation Au,Ag epithermal vein deposit
500°- 900° SO_2, HCl, CO_2
Crater Lake
High sulphidation Au,Cu epithermal deposit
Acidic fluid
100° CO_2, H_2S
Fumeroles
Hot springs
200°- 300° CO_2, HCl, S
300°
200°
Boiling
300°
San Jose de Gracia
Primary neutralisation
200°
Pb/Zn/Ag/Mn mantos
Porphyry Cu (Mo,Au) deposit
LEGEND
Saline magmatic fluid
Liquid flow
Vapour ascent
Fault
Limestone
1 km
Approx
300°
600°
Porphyries
Schematic Cross Section of Volcano-Hydrothermal System

Source: Buchanan (1981)

Such epithermal Au-Ag deposits commonly exhibit a top to bottom vertical zonation as follows:

• Precious metals poor, paleosurface, sinter (Hg-As-Sb);

• Au-Ag-rich, base metal poor “bonanza zone” (Au-Ag-As-Sb-Hg);

• Ag-rich, base metal zone (Ag-Pb-Zn-Cu); and

• Barren pyritic root.

Alteration accompanying low sulfidation epithermal mineralization is controlled by the temperature and pH of the circulating hydrothermal fluids, and its distribution therefore can also be spatially zoned. Alteration minerals that occur proximal to mineralization are illite, sericite, calcite and adularia, whereas smectite and chlorite typically occur more distally.

In terms of geologic and tectonic setting, the precious and base metal deposits at the SJG Project are typical of those found elsewhere in the Sierra Madre, and indeed of epithermal deposits worldwide. Similarities include:

• Concentration of mineralization within LVS rocks, particularly near the basal contact with underlying sedimentary basement;

P&E Mining Consultants Inc. Report No. 474 Page 97 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Strong structural controls on veins; and

• Association of veins with extensional block faulting (i.e. The Graben) and, perhaps, with the onset of bimodal volcanism associated with UVS magmatic activity.

The localization of many epithermal deposits can be directly associated with the presence of volcanic centers’ which themselves are an important component of regional-scale structural control. These faults likely provide the fundamental plumbing system that focused fluids derived from deeper magmatic heat sources.

P&E Mining Consultants Inc. Report No. 474 Page 98 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.0 Exploration

DynaResource has completed exploration activities and drilling programs on the SJG Project Property since 1999. The non-drilling exploration work was completed mainly in the early 2000s (Kaip and Childe, 2000). The following sections contain excerpts from Kaip and Childe (2000).

7.1 Surface and Underground Exploration

7.1.1 Introduction and Previous Exploration Works

The earliest exploration work documented in this Report from San José de Gracia dates back to 1992 and 1997 when Industriasl Peñoles and Golden Hemlock completed limited drilling campaigns at Tres Amigos, Gossan Cap, San Pablo, La Union and La Purisima areas.
Previous geological work to these dates is unknown to the QPs.

DynaUSA started carrying out exploration activities at the SJG Project in 1999. Since June 2000, this work has continued under the auspices of Dyna de Mexico. These activities have included geological mapping, geochemical stream sediment and rock chip sampling, diamond drilling, and the pilot mining and material processing activities of 2003 to 2006. Geochemical surveys comprise systematic sampling of available outcrops and creeks and analyzing these samples for gold contents. To date, the rock chip geochemical surveying has covered an area of ~5-km (east-west) by 5.5 km (north-south), with an approximate grid density of 100 by 100 m. There are several areas containing anomalous gold values located in bedrock and creek drainages that include areas that were historically mined as well as new anomalies yet to be investigated.

According to Kaip and Childe (2000),

“Field work in 1999-2000 has begun to demonstrate that rather than being discrete mineralized zones, the different areas outlined above represent defined portions of longer mineralized trends, locally displaced by brittle faults. Detailed surface and underground mapping are proving an effective technique in determining the sense of movement and amount of offset on these post-mineralization faults, a critical factor in spotting drill targets to find the extension of these mineralized zones.”

The discussion following summarizes surface and underground work conducted on behalf of DynaResource Inc. (“DynaResource”) at San José de Gracia in the period between November 1999 and April 2000, which included rehabilitation, geological mapping and sampling of several past producing underground mines, and geological mapping, trenching and sampling of surface exposures to better delineate the surface trace of mineralization above and between the historical workings. According to Kaip and Childe (2000), “Within this program a total of 544 rock samples (chip channel, grab and float) were collected and analyzed for gold by atomic absorption with a fire assay finish (AA-FA) and 38 additional elements by Inductively Coupled Plasma (“ICP”). The average gold grade of all 544 rock samples is 6.51 g/t [Au].”

P&E Mining Consultants Inc. Report No. 474 Page 99 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

All samples collected under this sampling program were placed in sample bags and sealed to prevent contamination. All samples were then submitted for analysis to Bondar-Clegg & Co,
North Vancouver, BC. Bondar-Clegg is an internationally recognized laboratory meeting all established criteria related to reporting requirements for mining and exploration companies under National Instrument 43-101. Bondar-Clegg is independent of Dyna de Mexico and the Issuer.

Mr. Luna recognizes that the average grade reported in assay results by Bondar-Clegg, for the
544 samples reported by Kaip and Childe (2000), is consistent with the average grade of the Indicated and Inferred Mineral Resources as reported in the Mineral Resource Estimate herein disclosed.

Although some of the exploration results reported under this section may be superseded by recent drilling results of 2007 to 2011; the exploration results and information described here are useful for the overall understanding of the geology at SJG and are expected to assist with planning further drilling programs and overall development of the Project.

7.1.2 La Purisima Compilation

According to Kaip and Childe (2000):

“The La Purisima trend represents the area of greatest past production at San José de Gracia. Prior to termination of mining activities by the Mexican Revolution, approximately 471,000 ounces of gold was produced from oxidized, high-grade (66.7 g/t average) quartz veins in the Anglo, Rosario and La Cruz ore bodies on Purisima Ridge (see Figure 7.1). Compilation of historical data has outlined the dimensions of the mined portions of the Purisima Ridge ore bodies and can be used to plan future exploration on the La Purisima Trend and to demonstrate the potential for the other main mineralized trends on the property, which have undergone considerably less historical development.

Mining of the La Purisima Trend exploited a southeast striking, moderately
(45 to 50°) southwest dipping quartz vein system along a 1.25 km strike length and 400 m down-dip (250 m vertical extent). A 400 m down-dip extent is approaching the upper limit for gold deposition in epithermal vein systems and is comparable to that of world class epithermal gold deposits such as El Peñon in Chile
(up to 275 m down-dip), Emperor in Fiji (up to 700 m down-dip) and Tayoltita in Mexico (up to 600 m down-dip). Based on the spacing of deposits along the
La Purisima Trend, it appears that the mines were exploiting high-grade, southeast-plunging mineralized shoots that developed at regular intervals along the trend of the vein system. The orientation of workings in the Anglo suggests that this ore body may have formed at the intersection of southeast and southwest trending vein systems, with the southwest trending veins extending towards mineralization of the La Parilla to Veta Tierra Trend.”

P&E Mining Consultants Inc. Report No. 474 Page 100 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Geological Map Showing the Underground Workings at
La Purisima Ridge

P&E Mining Consultants Inc. Report No. 474 Page 101 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

LEGEND
Fault
Vein - surface trace
Vein - underground trace
Lithology
Massive Andesite
Diorite Porphyry
Rhyodacite
Andesite
Sediments
Underground workings
Areas mined
Exploration Potential
La Parilla
La Parilla - Veta Tierra Trend
313000 mE
Anglo North Block B
Anglo North Block A
Open
Palos Chinos
Anglo Ore Zone
Anglo 3A
Open Anglo
Rosario North Block A
La Escalera
2896000 mN
Rosario North Block B
La Cruz Level
El Salto
Palos Chinos Extension
Rosario Ore Zone
Rosario
La Parilla Acess
Anglo Access
La Cruz North
La Cruz Ore Zone
La Cruz
N
W
E
S
DynaResource, Inc.
La Purisima Area Overview Map
Exploration Potential
Date: 6/11/2000
Author: AWK
Office: IMAP
Drawing:
Scale: 1:5000
Projection: UTM Zone 13, Northern Hemisphere (WGS 84)
0
75
150
300
metres

Source: Espinoza and Sandefur (2012); originally from Kaip and Childe (2000)

P&E Mining Consultants Inc. Report No. 474 Page 102 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.3 Palos Chinos Trend (Palos Chinos and Tajo Verde Mines)

According to Kaip and Childe (2000):

“The Palos Chinos trend consists of the south striking, moderately west dipping quartz-chlorite sulphide (or oxide) Palos Chinos fault breccia vein, as well as several hanging wall veins, which were previously mined over a 270 m strike length and 70 m down-dip. A single drill hole (SJG97-63) completed beneath the historical workings by Golden Hemlock in 1997 intercepted the Palos Chinos Vein 100 m down-dip from the deepest workings, extending the known down dip extent of this mineralized trend to 180 m. Preliminary surface work conducted by DynaResource and limited drilling (SJG97-55) by Golden Hemlock indicates that Palos Chinos Trend continues for at least 500 m to the south, thereby increasing the minimum strike length of the Palos Chinos Trend to 800 m. To the north, the vein is truncated by a northwest striking fault with apparent right lateral displacement. Work has not yet begun to trace the northern continuation of the Palos Chinos Trend.

Work in 1999 and 2000 focused on mapping and sampling the Palos Chinos workings on all levels. This work demonstrated that the mined-out area of the Palos Chinos Vein averages 1.0 to 1.5 m in thickness and dips 60 to 80° west. However, mineralized shoots are developed along the trend and are characterized by:

• A change in orientation, from south to southeast striking;

• Shallowing of the dip to 35 to 40°;

• Thickening up to 2 to 4 m;

• An increase in the thickness and intensity of chlorite stockwork adjacent to the vein;

• An increase in gold grade, with individual samples with up to 92.5 g/t Au over 0.7 m, and

• A mineralized shoot sample transect averaging 7.6 g/t Au. over 7.6 m, including 13.4 g/t Au over 3.4 m in the Palos Chinos Vein itself (Figure 7.2).

A total of 180 samples were collected along the Palos Chinos Trend from surface exposure and underground workings. Of this number, 74 samples were collected of the Palos Chinos Vein and adjacent mineralized hanging wall and footwall.
Based on these samples, the Palos Chinos Vein averages 11.4 g/t Au over 1.2 m. Mining above the Palos Chinos level has also exposed a laterally continuous hanging wall vein 4 to 5 m above the Palos Chinos Vein. Three samples collected from this vein returned between 11.3 and 18.5 g/t Au and contain appreciable Cu and locally Pb and Zn concentrations over narrow widths. A summary of significant samples collected from the Palos Chinos Vein is presented in Table 7.1.

The 1.2 m thickness of the Palos Chinos Vein is based on an average of all sample interval widths and does not reflect the breadth of the stopped-out area between the Palos Chinos and Saramiento levels. To determine the potential width of the Palos Chinos trend, a sample transect, between the Palos Chinos and HW Veins returned 7.4 g/t Au over 7.6 m (Figure 7.2). From these results, it is apparent that

P&E Mining Consultants Inc. Report No. 474 Page 103 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

portions of the Palos Chinos Trend have the potential to be amenable to mechanized mining.”

Figure STYLEREF 1 \s 7. Assays for Sample Transect from the Footwall Contact to the Hanging Wall of the Palos Chinos Vein

Source: Espinoza and Sandefur (2012)

P&E Mining Consultants Inc. Report No. 474 Page 104 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Photograph of the Chlorite Rich Portion of the Palos Chinos Vein

Source: Espinoza and Sandefur (2012)

Table STYLEREF 1 \s 7. Significant Chip Channel Samples from the Palos Chinos Underground
Samples	Level	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
145748, 49 & 87	Palos Chinos	Vein & HW, FW	3.7	15	11.9	4,154	49	131
145188	Palos Chinos	Vein	1.1	19.2	15.6	6,746	237	312
145740	Palos Chinos	Vein	0.5	22.8	15.1	3,553	31	161
209153, 55	Palos Chinos	Vein	0.9	24.7	10.2	168	20	20
145747	Palos Chinos	Vein	1.0	27.6	20.6	12,000	52	272
145733	Palos Chinos	Vein	0.6	62.3	22.4	166	26	11
208921, 22	Stopes	Vein & HW	1.8	5.2	9.5	2,896	147	448
208912	Stopes	Vein	1.9	5.6	5.3	1,180	91	206
208937	Stopes	Vein	0.8	6.5	12.5	4,413	103	592
208938, 39	Stopes	Vein & HW	1.8	6.6	10.8	3,466	632	251
209754	Stopes	Vein	0.9	6.9	16.8	5,459	198	738
208914	Stopes	Vein	0.9	8.5	8.5	1,994	14	141
209757	Stopes	Vein	0.6	8.5	16.9	5,198	86	141

P&E Mining Consultants Inc. Report No. 474 Page 105 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Significant Chip Channel Samples from the Palos Chinos Underground
Samples	Level	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
208906	Stopes	Vein	1.3	9.6	15.2	5,600	63	216
209760	Stopes	Vein	0.5	9.7	45.3	15,000	167	741
208905	Stopes	Vein	1.5	13.7	23.3	2,939	683	2,797
208904	Stopes	Vein	1.1	15.0	11.7	2,854	28	162
209758	Stopes	Vein	1.2	17.6	8.3	2,445	19	169
208936	Stopes	Vein	0.5	18.4	20.4	6,433	540	501
208907	Stopes	Vein	1.5	19.2	11.3	3,392	33	186
208934, 35	Stopes	Vein & HW	1.9	19.3	28.7	6,742	1,472	2,557
208910	Stopes	Vein	0.6	20.3	14.3	4,100	52	258
208933	Stopes	Vein	0.9	27.0	14.3	5,323	180	284
209755	Stopes	Vein	1.2	45.4	35.8	18,000	43	182
209756	Stopes	Vein	0.6	46.4	18.6	2,702	11	99
208956	Saramiento	Vein	1.7	5.8	6.8	1,824	61	184
208955	Saramiento	Vein	1.4	6.0	5.1	1,715	38	158
208957 to 59	Saramiento	Vein & FW	4.0	8.1	15.3	3,336	1,950	1,460
209769	Tajo Verde	Vein	0.8	13.0	7.6	780	40	23
209764	Tajo Verde	Vein	0.6	23.0	15.7	302	270	36
209768	Tajo Verde	Vein	0.7	35.6	15.5	761	151	19
209763	Tajo Verde	Vein	1.0	53.6	26.4	333	24	22
209767	Tajo Verde	Vein	0.7	92.5	31.1	1,089	358	36
208924	Stopes	HW vein	0.2	18.5	38.5	6,023	>10,000	>10,000
208927	Stopes	HW vein	0.6	14.2	20.9	4,444	48	213
208929	Stopes	HW vein	0.25	11.3	251	>10,000	287	513

P&E Mining Consultants Inc. Report No. 474 Page 106 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.4 La Parrilla- Veta Tierra Trend

7.1.4.1 Introduction

According to Kaip and Childe (2000):

“The La Parilla to Veta Tierra trend comprises five southwest striking, moderate to steeply northwest dipping veins that have been traced over a strike length of
600 m. The veins are exposed on surface by many historical pits and dumps and by more recent underground workings, including, from southwest to northeast, the La Parilla, La Mochomera, Sta. Eduwiges, La Union and Veta Tierra Mines, all of which exhibit small-scale past production. To the southwest, the La Parilla to Veta Tierra trend intersects the La Purisima Trend in the region of the Anglo Mine. Review of historical plans in the Anglo area indicate that in addition to south striking, west dipping veins, mining also exploited southwest striking veins that are likely the continuation of the La Parilla to Veta Tierra Trend. Northeast of Veta Tierra, the Trend is open towards the La Prieta Trend and may form the southwestern continuation of the La Prieta trend. Currently, the La Parilla to Veta Tierra Trend exhibits excellent along strike potential between two main areas of past production (La Purisima – 470,000 oz. Au and La Prieta – 215,000 oz. Au). Work to date on the Parilla to Veta Tierra Trend has demonstrated potentially economic gold mineralization within all five veins. Sample highlights from the underground workings along the La Parilla to Veta Tierra Trend include:

• An average grade of 17.7 g/t Au over an average vein thickness of 1.6 m from the La Union West Vein; and

• An average grade of 20.0 g/t Au over an average vein thickness of 0.7 m from the Santa Eduwiges Vein.

Of the 94 vein samples collected from surface and underground along the
La Parilla to Veta Tierra Trend in 1999 and 2000, the veins averaged 10.6 g/t Au over an average vein thickness of 0.86 m. Alteration and boiling textures within veins near the Veta Tierra Mine suggest that the current level of exposure of the
La Parilla to Veta Tierra Trend is near the top of the mineralizing system.
If this interpretation proves to be correct, the La Parilla to Veta Tierra Trend hosts significant exploration potential below the current level of exposure. Down-dip continuity of the veins within the La Parilla to Veta Tierra Trend has been confirmed by two phases of drilling completed by Peñoles in 1992 and by Golden Hemlock in 1997. In addition to down-dip potential, the vein system is interpreted to coalesce at deeper levels into a central feeder vein, which is likely to host significant gold mineralization through increased vein widths and the development of structurally controlled ore shoots.”

P&E Mining Consultants Inc. Report No. 474 Page 107 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.4.2 Veta Tierra - La Parrilla Trend

According to Kaip and Childe (2000):

“The Veta Tierra – La Parilla Trend, located north of the Palos Chinos trend, comprises five principal southeast striking veins and several subsidiary south striking veins exposed over a width of 150 m and a minimum strike length of
700 m. The Trend is exposed on the surface by many historical pits and dumps and by more recent underground workings including from southwest to northeast:
La Parilla, La Mochomera, Santa Eduwiges, La Union and Veta Tierra, all of which have seen small-scale production. The Veta Tierra – La Parilla Trend is open along strike to the La Prieta area down the west slope of the
Arroyo El Rosario, to the southwest towards the Anglo Mine below La Purisima Ridge. Currently, the Veta Tierra – La Parilla Trend exhibits excellent along strike potential between two main areas of past production.

Veining in the Veta Tierra – La Parilla Trend cuts up-section from sedimentary hosted mineralization at its northeast end to rhyodacite hosted mineralization at Veta Tierra. Southwest of Veta Tierra, the Veta Tierra – La Parilla Trend appears to be hosted at or near the contact between rhyodacite tuffs and overlying massive andesite. Between La Mochomera and La Parilla, the Trend cuts up into a massive andesite sequence.

Work in 1999 and 2000 focused on detailed mapping and sampling of the underground workings and surface exposures along the strike of the Trend.
Re-habilitation of the La Parilla and Santa Eduwiges workings was initiated to facilitate in the mapping and sampling in these areas.”

7.1.4.3 Veta Tierra

According to Kaip and Childe (2000):

“The Veta Tierra Mine, last exploited by local miners during the 1980’s extends some 60 m along strike and 60 m down-dip. In the underground the vein is oxidized to a hematite quartz breccia and locally contains chalcanthite after copper sulphides. The vein is hosted within silicified rhyodacite tuffs that grade outward into pervasively illite altered tuffs. To the southwest of Veta Tierra, the host rocks are pervasively clay altered.

In the underground, the vein is cut by many east-west and northwest faults exhibiting normal displacement of <5 m. At the northeast end of the underground, the vein is offset by a north dipping normal fault with 22 m apparent right lateral displacement, confirmed by surface mapping. To the southwest the underground workings have collapsed.

P&E Mining Consultants Inc. Report No. 474 Page 108 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Surface exploration to the northeast and southwest of the Veta Tierra Mine has been successful in increasing the strike length of the vein. To the northeast the vein has been found to extend an additional 200 m through a series of historical workings and outcrop exposures. Samples collected from the vein are locally high grade, including 22.8 g/t Au over 0.5 m, and 23.6 g/t Au over 0.5 m. To the southwest the vein has been traced in outcrop and historical workings to the
La Union - Santa Eduwiges area where it is interpreted to link up with the vein exposed in the Santa Eduwiges Mine. Between Tierra and Santa Eduwiges,
the trace of the vein is less distinct and occurs as a discrete hematite-stained fault plane bounded by silicification. Reverse circulation drilling (“RC”) by Peñoles in 1992 intercepted the vein in two drill holes, returning 18.3 m of 0.3 g/t Au in drill hole 92-02, and 18 m of 0.3 g/t Au in drill hole 92-04.

Of the 18 samples collected from the Veta Tierra workings and on surface, the vein averages 6.0 g/t Au over 0.8 m (Table 7.2) and is comparable with the results obtained by CRM in 1981 (8.6 g/t Au over 0.8 m).”

Table STYLEREF 1 \s 7. Significant Channel Sample Results for the Veta Tierra Vein from Surface and Underground
Sample	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209585	Vein	0.5	5.5	5.0	188	35	121
142015	Vein	2.00	5.6	4.3	97	22	16
209564	Vein	0.4	10.6	23.4	1,239	34	16
142016	Vein	0.5	22.8	17.5	65	77	17
209558	Vein	1.0	2.8	12.4	581	19	10
209557	Vein	0	1.6	1.0	38	27	12
208973	Vein	1.0	1.6	0.6	22	11	8
208980	Vein	1.0	2.5	24.0	162	413	19
208979	Vein	1.2	4.0	3.8	145	105	16
145105	Vein	0.2	5.6	20.8	4,038	83	139
145106	Vein	0.9	15.5	14.6	256	84	16
145107	Vein	0.5	9.6	25.2	2,954	93	147
145108	Vein	0.5	23.6	32.1	8,009	95	65
145109	Vein	1.2	1.1	5.7	195	138	13
145110	Vein	0.5	13.3	18.8	3,494	85	222
208942	Vein	0.9	4.6	75.0	5,976	145	133
208943	Vein	1.1	1.0	4.8	1,537	97	116
208944	Vein	0.6	3.1	7.9	1,773	19	68
208940	WR	0.4	0.7	8.1	1,507	151	60
208941	WR	0.7	0.1	4.0	151	20	11
145112	FW	2.0	0.2	3.5	92	65	21
145111	HW	1.5	0	0.2	58	5	6

P&E Mining Consultants Inc. Report No. 474 Page 109 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Significant Channel Sample Results for the Veta Tierra Vein from Surface and Underground
Sample	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
208945	HW	0.4	0.7	2.3	642	37	13

7.1.4.4 Southeast Vein

According to Kaip and Childe (2000):

“The Southeast Vein, located 90 m southeast of Veta Tierra, is a northwest dipping fault breccia vein exposed in a series of historical surface workings and in float for 280 m. The vein is oxidized to hematite-rich quartz breccia. Samples collected from the vein are anomalous and average between 4.7 and 6.8 g/t Au (Table 7.3). Drilling by Peñoles in the Veta Tierra area intersected the Southeast Vein in two RC [drill] holes (92-05 and 29-02) and returned up to 1.5 m of 1.8 g/t Au in RC [drill] hole 92-05. Continuing exploration of the Southwest Vein will involve trenching and sampling along strike to better evaluate this target.”

Table STYLEREF 1 \s 7. Significant Vein Intercepts South of the Veta Tierra Workings (Southeast and South Veins)
Sample No.	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209560	SE vein	1.2	4.7	16.8	144	51	20
209559	SE vein	1.0	5.3	10.4	197	108	17
145192	SE vein	dump	4.7	15.4	62	102	30
145194	SE vein	1.5	6.8	6.9	151	384	12
145195	S vein	2.0	4.1	3.8	104	669	22
145193	SE vein	1.3	32.9	19.2	138	1,766	28
142018	S vein	0.5	3.2	3.9	206	1,876	26
145189	S vein	1.0	1.9	1.6	88	14	17
145190	S vein	1.1	4.2	1.6	96	22	19

7.1.4.5 South Vein

According to Kaip and Childe (2000):

“The South Vein is a west dipping secondary vein that has been traced 100 m on surface between the Southwest and Veta Tierra Veins. The vein is exposed in a series of small surface workings and consists of hematite-rich quartz breccia material. Samples collected of the vein are generally low in gold, averaging between 1.9 and 4.1 g/t Au (Table 7.3). However, one sample of the vein at the
P&E Mining Consultants Inc. Report No. 474 Page 110 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

intersection of the South and Southwest veins returned 32.9 g/t Au over 1.3 m.
The sample was collected from a small stope and suggests that an ore shoot may exist at the junction of these two veins. Additional work in the area will focus on delineating the size of this ore shoot to determine if it warrants drill testing.”

7.1.4.6 La Union-Santa Eduwiges Area

According to Kaip and Childe (2000):

“The Santa Eduwiges and La Union Mines expose four northwest dipping fault breccia veins and a flat zone of mineralization (see Figure 6.3). These include:

• The La Union and La Union West Veins and intervening flat zone of mineralization in the La Union Mine;

• The Santa Eduwiges Vein, which is the southeast continuation of the vein exposed in the Veta Tierra Mine to the northeast; and

The Northwest Vein is located 65 m northwest of the La Union Portal.

Work from 1999 and 2000 focused on detailed surface mapping and prospecting, underground rehabilitation of the La Union and Santa Eduwiges workings, and detailed underground mapping and sampling in the La Union Mine. Results of this work are summarized in the following sections.”

“The La Union Mine has seen recent mining activity owing to the high-grade tenor of mineralization hosted in the La Union West Vein, a northwest dipping fault breccia vein. Previous sampling of this vein has returned >200 g/t Au
(M. Linn, Pers. Comm.). In addition to the La Union West Vein, the La Union workings expose a second northwest dipping fault breccia vein 25 m southeast of the La Union West Vein (the La Union Vein) and a zone of flat-lying mineralization in the intervening ground.

The La Union and La Union West Veins are quartz-chlorite fault breccia veins containing pyrite and chalcopyrite mineralization. The La Union Vein is exposed for 40 m in the underground workings. The vein strikes southwest, dips steeply (>70°) to the northwest and is offset by several normal faults with minor (<0.5 m) displacement. The La Mochomera workings, located 120 m to the southwest, are inferred to be the continuation of the La Union Vein. Samples collected from this La Union Vein averaged 3.3 g/t Au over 0.8 m and are significantly lower in grade than those collected by CRM in 1981 (Table 7.4). CRM sampling of the same vein returned 202 g/t Au over 0.4 m, 20.4 g/t Au over 0.6 m and 38 g/t Au over
0.7 m. Based on the 1999 and 2000 results, additional sampling is planned for the La Union Vein. In contrast, the La Union West Vein, exposed for 20 m along strike, dips moderately to the northwest (40°) and is wider and higher-grade, averaging 17.7 g/t Au over 1.6 m (Table 7.4). The La Union West Vein is truncated by a normal

P&E Mining Consultants Inc. Report No. 474 Page 111 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

fault at the south end of the underground workings with apparent right-lateral displacement; the southwest continuation of the vein is offset 6 m to the west.

In addition to underground exposure, the La Union Veins were targeted by
8 diamond drill holes in 1997 (drill holes SJG 97-27 to SJG 97-34). Four of the
8 drill holes intercepted the La Union Vein and returned up to 8.9 g/t Au over 2 m (drill hole SJG 97-34).”

Table STYLEREF 1 \s 7. Significant Samples Taken in La Union
Sample	Vein	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
208951	La Union	0.7	0.7	8.4	2,165	46	533
208954	La Union	1.0	1.1	7.1	1,987	28	402
208950	La Union	0.8	2.3	5.9	1,731	83	1,092
208953	La Union	0.5	2.8	9.6	2,925	44	142
208946	La Union	0.8	4.9	18	2,894	51	115
208949	La Union	1.5	8.2	23	8,452	50	355
209792	Flat Zone	1.5	0.7	0.7	91	12	1,044
209794	Flat Zone	2.0	0.8	1.6	806	14	204
209779	Flat Zone	1.3	1.6	11.3	3,297	29	909
209778	Flat Zone	1.7	3.2	6.6	2,853	25	984
209793	Flat Zone	1.3	3.3	3.4	1,244	25	1,834
209784	Flat Zone	1.0	3.7	28.3	3,530	6,015	6,076
209782	Flat Zone	1.0	3.9	37.8	5,620	>10,000	>10,000
209780	Flat Zone	0.9	4.4	9.8	4,055	50	809
209783	Flat Zone	1.0	6.1	5.0	1,002	1,881	4,913
208949	Flat Zone	1.5	8.2	23.0	8,452	50	355
209788	La Union west	2.0	11.6	28.7	12,000	212	978
209786	La Union west	1.7	12.7	14.0	2,113	1,095	3,909
209789	La Union west	1.0	17.1	51.2	12,000	760	1,294
209787	La Union west	1.8	29.4	16.1	3,090	405	1,085

According to Kaip and Childe (2000):

“The La Union workings expose a zone of flat-lying mineralization between the
La Union and La Union West Veins. The flat zone consists of a series of stacked quartz-chlorite veins containing chalcopyrite and pyrite exposed for >3 m along the walls of the mine. Initial sampling of this style of mineralization returned up to 8.2 g/t Au over 1.5 m. The width of these flat zones (>3 m) and the grade
(2.5 g/t Au) represents an attractive target amenable to mechanized mining. Continuing work at La Union will involve additional sampling of the flat zone to better characterize the size and tenor of this style of mineralization.”

P&E Mining Consultants Inc. Report No. 474 Page 112 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

“The Santa Eduwiges Mine, located immediately south of the La Union mine, saw production on three levels over 40 m elevation and 100 m strike length.
The upper two levels have been mined out and are stopped to surface. The lower level was partially caved and was the focus of recent exploration activities.
As of the end of the current program cleaning of the underground to permit access was still in progress.”

Previous work in the Santa Eduwiges Mine, mostly by CRM in 1981, indicates that the vein strikes southwest and dips 60 to the northwest and averages 20 g/t Au, 27 g/t Ag and 0.74% Cu over
0.7 m. Mapping of the Santa Eduwiges Vein on surface has demonstrated that the vein is continuous on surface for 70 m northeast of the portal through a series of pits and historical workings. Northeast of the Santa Eduwiges Portal, the vein is truncated by a north dipping fault with 10 m right lateral displacement. To the northeast the vein is projected through a series of small glory holes south of Veta Tierra.

The Santa Eduwiges Vein was intercepted in two drill holes during the 1997 exploration program including 7.5 m of 2.2 g/t Au (SJG97-31) and 4.3 m of 1.3 g/t Au. Although low-grade, these two drill intercepts extended the Santa Eduwiges Vein to a depth of 130 m below the current level of exposure. Continuing exploration at Santa Eduwiges will focus systematic mapping and sampling to confirm the tenor of mineralization and to provide additional geological information to direct future drilling.

“The Northwest Vein located 60 m northwest of La Union is exposed in a series of historical pits and workings for 400 m along strike from north of La Parilla, northeast to the Veta Tierra area. From surface prospecting it is apparent that this vein was extensively pitted on surface, with remaining outcrops invariably comprising intensely silicified wall rock and stockwork veining, with the vein material removed. The vein is interpreted to strike southwest and dip moderately to the northwest, based on prominent fault planes in outcrop which are interpreted to be the footwall or hanging wall contact of the now excavated vein. Abundant vein float, including hematite-quartz breccia vein, crustiform quartz, and bull quartz veining containing galena are present along the trace of the vein. One sample containing bladed quartz (after calcite) was collected from the northeast end of the vein. Float samples collected from vein material along the trace of the Northwest Vein range from 0.8 to 5.6 g/t Au and consistently exhibit elevated lead concentrations (Table 7.5). In addition to surface exposures, the Northwest Vein has also been intercepted in drill core. Drill hole SJG 97-29, targeted at the
La Union flat zone, intercepted 3.1 m averaging 3.6 g/t Au, the significance of which was not fully understood until the discovery of the Northwest Vein on surface.”

P&E Mining Consultants Inc. Report No. 474 Page 113 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Significant Samples Collected in Northwest Vein
Sample No.	Type	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209574	Float	5.3	21.4	342	2,844	388
209587	Float	2.2	7.8	558	681	66
209588	Float	5.3	13.2	231	2,092	117
209589	2 m	1.4	3.1	178	1,287	165
209573	Float	1.6	9	291	2,630	305
209570	Float	5.6	20.5	510	>10,000	272
209569	Float	0.8	6.8	187	2,428	181

7.1.4.7 La Mochomera

According to Kaip and Childe (2000):

“The La Mochomera Mines are located in the center of the Veta Tierra – La Parilla Trend. Little information exists of past production, and the condition of the workings indicates that they have not been mined in recent history. Work from 1999-2000 concentrated on cleaning of the portals and reconnaissance mapping and sampling of the underground workings. Systematic mapping and sampling efforts had to be postponed during exploration as the main underground is a source of water for livestock and could not be drained.

Based on reconnaissance work, the La Mochomera exposes the southwest continuation of the La Union Vein, and a flat zone, located to the southeast of the vein. Sampling of the two structures returned anomalous gold mineralization including 7.4 g/t Au over 1 m from the La Union Vein, and 4.4 g/t Au over 0.5 m from the flat zone (Table 7.6). Future work in the La Mochomera area will focus on detailed mapping and sampling of the underground workings.”

Table STYLEREF 1 \s 7. Significant Assay Results for Samples Collected from La Mochomera Underground
Sample	Type	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
145197	Vein	0.7	1.2	1.5	297	39	121
145101	Vein	0.6	1.4	2.3	250	9	69
145102	Vein	0.2	3.6	16.6	5,832	9	86
145104	Flat zone	0.5	4.4	7.5	1,110	121	218
145200	Vein	1.1	7.4	29.5	9,124	29	84
145199	Stockwork	0.3	7.5	10.9	3,542	21	82

P&E Mining Consultants Inc. Report No. 474 Page 114 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.4.8 La Parrilla

According to Kaip and Childe (2000):

“La Parilla, located at the southwest end of the Veta Tierra – La Parilla Trend, is an historical mine with no historical data in the way of underground plans, grade information and vein mineralogy; at the beginning of the 1999-2000 program the portal was blocked by caved material. Work in 2000 focused on cleaning the portal to access the underground workings. As of April 2000, work had advanced 26 m along the access drift to a caved area. During excavation, hematite-quartz vein float from the underground workings was collected for analysis and returned 3 g/t Au (sample 209556). Prospecting in the vicinity of the portal located hematite quartz vein float in an area near an historical surface pit above the trace of the underground workings that returned 18.1 g/t Au.”

7.1.5 San Pablo Trend

According to Kaip and Childe (2000):

“The San Pablo Mine, located in the central part of the project area, lies north of the La Parilla to Veta Tierra Trend and south of the Los Hilos to Tres Amigos Trend. San Pablo is a relatively recent discovery at San José de Gracia, with the majority of mining occurring during the 1980s. With the exception of a single outcrop near one of the portals, the San Pablo Vein system is exposed only within underground workings for 135 m along strike and over a vertical extent of 35 m. The San Pablo Trend consists of two southwest striking breccia veins, namely a sub-vertical chlorite-rich breccia vein, and a moderately dipping quartz-rich fault breccia vein; the intersection of the two veins forms a southwest plunging ore shoot.

Sampling of the two veins shows a direct correlation between gold grades and sulphide intensity in the San Pablo Trend. To date, the sub-vertical chlorite-rich breccia vein exhibits the greatest continuity of gold mineralization along strike.
Of the twenty-three samples collected, the vein averages 28.3 g/t Au over 0.85 m. Where the two veins intersect a moderately southwest dipping ore shoot is developed and corresponds with an increase in vein widths and gold grade, as well as the development of stockwork mineralization adjacent to the veins. Sampling of footwall mineralization adjacent to the ore shoot has yielded 8.7 g/t Au over 10 m and 5.4 g/t Au over 10 m (true widths).

To the northeast, the San Pablo Vein system is cut by a west striking, north dipping fault exposed in the underground workings. A lack of historical workings on the north side of these faults suggests that no attempt has been made to trace the
San Pablo Vein system in this area. Similarly, the San Pablo Trend appears to be unexplored to the southwest, suggesting that the trend is open along strike, as well as at depth below current workings.

P&E Mining Consultants Inc. Report No. 474 Page 115 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The absence of historical workings on the northeast side of this fault indicates that no systematic exploration was completed on the northeast extension of the
San Pablo Trend. To the southwest, the San Pablo Trend appears to be unexplored since no historical information exists. It is possible that the Sapopa Adit 280 m southwest of the San Pablo workings is the southwest continuation of the San Pablo Vein, but this is unsubstantiated. Currently, the San Pablo Trend is open in all directions and continuing exploration will be devoted towards exposing these veins through surface exploration and diamond drilling.

Work in 1999-2000 focused on mapping and sampling of the San Pablo Veins on all four levels and was oriented towards sampling the veins, footwall and hanging wall at regular intervals. The majority of sampling was completed on the lowest level (Paco level) since mining in the upper levels has removed the majority of vein material. Of the 87 rock samples collected, 45 samples are from the two veins.
The quartz-breccia vein consists of wall rock fragments hosted within a matrix of banded quartz (+adularia?) and minor chlorite with varying amounts of pyrite and chalcopyrite. Sampling of the quartz-rich breccia vein indicates that it hosts low concentrations of gold in the northern half of the vein. However, gold grades increase near the intersection of the two veins, where a 1-m chip channel of the quartz-rich breccia vein returned 4.0 g/t Au. In the southern half of the Paco workings, the quartz-rich breccia vein hosts sporadic, but consistently higher grades of gold, such as 25.3 g/t Au over 1 m. This increase in gold grade correlates with an increase in the sulphide content of the vein. Over its length, the quartz-rich breccia vein averages 2.8 g/t Au over 1 m (20 samples).”

Assay results from this work are listed in Table 7.7.

Table STYLEREF 1 \s 7. Significant Assay Results for Chip Channel Sampling of the San Pablo Workings
Sample	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
142039	Quartz-rich	0.6	4.0	5.7	973	17	111
142054	Quartz-rich	0.5	8.5	26.1	7,128	191	100
142051	Quartz-rich	1.0	25.3	22.0	2,723	61	113
142055	Quartz-rich	0.5	25.8	29.2	7,917	71	179
142049	Chlorite-rich	1.0	6.6	11.8	1,432	37	106
142082	Chlorite-rich	0.6	8.8	5.2	1,869	18	106
142075	Chlorite-rich	1.3	11.8	17.8	10,000	19	84
142047	Chlorite-rich	0.9	12.9	73.2	17,000	116	480
142037	Chlorite-rich	0.4	17.6	20.2	5,046	24	84
142076	Chlorite-rich	0.6	18.1	15.4	8,021	20	103
142041	Chlorite-rich	0.9	18.4	21.8	5,117	6,365	17,000
142081	Chlorite-rich	1.0	22.4	33.3	1,031	100	31
142040	Chlorite-rich	1.0	23.3	44.3	13,000	47	143

P&E Mining Consultants Inc. Report No. 474 Page 116 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Significant Assay Results for Chip Channel Sampling of the San Pablo Workings
Sample	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
142038	Chlorite-rich	1.0	25.1	28.1	6,502	64	227
142083	Chlorite-rich	1.2	36.9	23.6	9,658	47	178
142044	Chlorite-rich	0.7	42.7	42.3	14,000	268	252
142080	Chlorite-rich	1.0	52.7	29.3	3,160	74	39
142073	Chlorite-rich	0.6	59.2	17.8	6,333	19	128
142046	Chlorite-rich	1.3	65.4	28.2	8,181	60	159
142045	Chlorite-rich	0.9	69.2	40.4	21,000	35	197
142050	Chlorite-rich	0.5	75.1	28.6	8,342	83	233
142043	Chlorite-rich	0.6	91.7	23.8	5,746	136	363
145176	Chlorite-rich	0.5	28.7	79.5	12,330	177	186
142061	FW stockwork	2.0	4.4	15.4	2,280	140	489
142063	FW stockwork	2.0	5.0	3.4	477	13	152
142064	FW stockwork	2.0	8.4	12.3	3,006	23	200
142065	FW stockwork	2.0	12.0	7.5	1,386	37	205
142066	FW stockwork	2.0	8.9	13.7	4,364	18	187
145177	FW stockwork	2.0	5.9	4.9	1,014	11	138
145178	FW stockwork	2.0	7.4	25.3	6,190	33	171
145179	FW stockwork	2.5	14.5	8.8	1,569	128	603

7.1.6 La Prieta Trend

According to Kaip and Childe (2000):

“The La Prieta area is reported to have produced approximately 215,000 ounces of gold at an average grade of 28 g Au/t. Mineralization is hosted within a SW striking, moderately NW dipping fault breccia vein and a flat-lying zone between two moderately NW dipping veins. The flat zone gently plunges to the north and exploits a pre-existing thrust fault. Based on mapping of the underground workings, the flat-zone measures in excess of 100 x 50 m and averages between 1.5 and 2 m in width.

Limited sampling of the underground workings returned values such as 1.1 g Au/t over 0.9 m, 5.1 g Au/t over 1.0 m up from moderate dipping veins and 48.84 g Au/t over 1.6 m from the flat-lying zone. Maps of the San José de Gracia area show a series of historical mines and workings located along strike and to the northeast of the La Prieta Mine. These workings are interpreted to form the northeast continuation of the La Prieta Trend.”

P&E Mining Consultants Inc. Report No. 474 Page 117 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

“A total of sixteen samples were collected from underground workings.
Gold concentrations were generally low, averaging between 0.12 and 5 g/t Au. One sample collected from a northwest dipping vein returned 48.84 g/t Au over 1.6 m. Of the five samples collected from the flat zone, one sample returned 2.5 g/t over 1.3 m. Significant assays from year 2000 sampling are presented in the Table 7.8.

With the exception of one sample from the northwest dipping fault breccia vein, samples collected during reconnaissance work in the La Prieta Mine have returned lower than anticipated values. For the flat zone this is attributed to effective removal of ore during mining and the inability to reach the working faces since the mine is partially flooded. Future work in the La Prieta workings will concentrate on detailed mapping and systematic sampling to better understand the exploration potential.”

Table STYLEREF 1 \s 7. Significant Assay Results for Samples from La Prieta Workings in 2000
Sample	Interval	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209173	Flat Zone	1.3	2.5	48.4	12,000	26	76
209163	Vein	1.6	48.8	42.8	12,000	37	518
209174	Vein	1.0	5.1	9.7	2,053	27	90
209169	Vein	0.6	4.1	17.2	4,439	20	82
209168	Vein	0.1	1.8	5.8	568	28	146
209167	Vein	0.9	1.1	1.7	70	32	54

7.1.7 Santa Rosa-Tres Amigos Trend

According to Kaip and Childe (2000):

“The Santa Rosa - Tres Amigos Trend, at the northeastern end of the project area, has a minimum strike length of 1.4 km. This trend contains past producing mines at Tres Amigos, Tres Amigos West, La Ceceña, Tepehuaje, Los Hilos, and Santa Rosa. In general, records indicate that historical workings extend no more than
50 m down-dip and 50 to 100 m along strike. Veining in the Santa Rosa to Tres Amigos Trend is hosted predominantly within tuffaceous to massive andesite, with tuffaceous strata ranging from fine grained lapilli tuff to coarse angular to subrounded tuff breccias. In contrast, the footwall to mineralization at Tres Amigos consists of rhyodacite, which is well exposed in the hills east of Tres Amigos.”

“Work in 1999-2000 in the Santa Rosa to Tres Amigos area focused on mapping veins and associated alteration on surface along the trend and measuring the degree and sense of offset on faults which displace stratigraphy and mineralization. This process was hampered to some degree by past mining which selectively removed surface exposures of the vein. In some areas, such as at Santa Rosa NE,

P&E Mining Consultants Inc. Report No. 474 Page 118 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

this process was advanced enough that the hematitic, gold-rich portions of the vein were removed, and the lower grade quartz-barite portions were left in situ.
In other areas, such as at Santa Rosa SW and Tres Amigos West, the vein was removed in its entirety and all that remains are elongated pits surrounded by outcrop of argillically altered andesite with low precious metal grades and rare vein float. Despite these obstacles, surface mapping was successful in outlining the trace and orientation of the veins and determining vein offsets as a result of faulting.”

7.1.8 Tres Amigos and Tres Amigos West

According to Kaip and Childe (2000):

“Workings at Tres Amigos, last exploited on a small scale in the mid-1990’s, extend along strike for 95 m and up dip for approximately 40 m on three levels, the lowest of which opens on surface on a prominent hillside.”

“Sulphide-rich quartz vein and quartz breccia vein at Tres Amigos occur along the contact between footwall rhyodacite and hanging wall andesite, with an average orientation of 242°/42° NW. Within the historical workings the vein is offset in a right lateral sense over distances of <1 m by northwest striking, shallowly to moderately northeast dipping faults. Alteration at Tres Amigos is asymmetrical, with well-developed quartz-sulphide stockwork and intense silicification in the footwall rhyodacite, and weak stock working and silicification in the hanging wall.

Approximately 30 m to the southwest, historical workings at Tres Amigos West extend along strike for 25 m and up-dip for approximately 2.5 m, with an average orientation of 241°/57° NW. Mineralization at Tres Amigos West is truncated to the northeast by a west to northwest, moderately north to northeast dipping fault, which is interpreted to offset veining at Tres Amigos West from that at Tres Amigos by a distance of approximately 10 m.

Abundant historical sampling at Tres Amigos and Tres Amigos West has established that this non-oxidized vein, that averages 5.9 g/t Au over 2.6 m contains anomalous Ag and high base metal contents (22.0 g/t Ag, 0.56% Cu, 0.61% Pb and 1.07% Zn). The high base metal contents are consistent with the presence of abundant pyrite, chalcopyrite, sphalerite and galena. In 2000 four representative samples were collected from the underground workings to verify past results
(Table 7.9). Whereas the results from Tres Amigos were comparable to past results, a gold grade of 22.98 g/t over 1-m at Tres Amigos West is significantly higher than results from historical sampling and warrants follow-up.”

P&E Mining Consultants Inc. Report No. 474 Page 119 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Significant Underground Channel Sample Assays from Tres Amigos and Tres Amigos West
Sample No.	Area	Width (m)	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209795	Tres Amigos	1.0	5.92	169.9	63,000	387	1,855
209796	Tres Amigos	0.7	3.24	15.2	3,833	2,832	2,809
209797	Tres Amigos	0.8	3.55	21	6,231	198	2,808
209798	Tres Amigos West	1.0	22.98	85.5	5,330	>10,000	>10,000

“Tres Amigos was one of the main areas of interest in the 1997 drill program
(Golden Hemlock), with a total of 3,122 m drilled in 26 DDH (SJG97-01 to
SJG97-14 and SJG97-35 to SJG97-47). Drilling concentrated on defining the tenor of gold mineralization of the Tres Amigos Vein along strike and down dip from the underground workings. Drilling confirmed that the Tres Amigos Vein extended to depth and along strike of the underground workings and defined a 200 m long zone of mineralization extending to a depth of 150 m below the deepest workings.
The grade and thickness of mineralization intercepted in the drill holes is comparable to that exposed in the underground workings. In addition to proving the continuity of the vein along strike and down dip, drilling outlined a north trending ore shoot along the trace of the vein. The ore shoot corresponds to a roll or flattening of the Tres Amigos Vein. From re-logging of core, this roll in the Tres Amigos Vein is characterized by a central vein bounded by a broad zone of chlorite stockwork alteration and mineralized stockwork veining.”

7.1.9 Orange Tree Vein

According to Kaip and Childe (2000):

“The Orange Tree Vein, in the Tres Amigos area, was intercepted in 2 drill holes in the 1997 program. Significant drill intercepts from the vein include 3 m of
29.5 g/t Au and 1.55 m of 23.1 g/t Au (Table 7.10). The Orange Tree Vein is a northwest striking, sub-vertical dipping massive sulphide vein that crosscuts the Tres Amigos Vein. The Orange Tree vein is exposed on surface above the
Tres Amigos Portal where it returned 210 g/t Au over 0.1 m. From the Tres Amigos area, the Orange Tree Vein is inferred to extend to the La Plumosa Adit, located 400 m to the northwest. Delineating the strike extent of the Orange Tree Vein is a priority for the next phases of work.”

P&E Mining Consultants Inc. Report No. 474 Page 120 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 1997 Diamond Drilling Intercepts of the Orange Tree Vein
Drill Hole ID	Target	From (m)	To (m)	Interval (m)*	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
SJG97-39	OT vn	40.2	43.2	3.0	29.5	44.6	5,779	9,486	74,500
SJG97-47	OT vn	124.94	126.83	1.89	6.66	10.2	698	1,681	46,000
SJG97-47	OT vn	130.45	132.00	1.55	23.1	42.5	2,371	8,311	80,000
Average*				2.1	21.3	34.0	3,467	6,912	67,460

7.1.10 La Ceceña

According to Kaip and Childe (2000):

“The La Ceceña Mine, located some 200 m southwest of Tres Amigos West, is caved and inaccessible. However, maps of the underground workings produced by the CRM in 1980 are available and have been incorporated into maps produced for this report. CRM maps of La Ceceña show that the workings extended some 70 m along strike and 25 m down dip and were accessed by a portal which drifted in approximately 35 m northwest to intersect mineralization. These maps, along with historical reports, indicate that mining of this southwest striking, moderately northwest dipping vein was stopped in both directions along strike when faults were hit and mineralization was lost. Surface mapping in 2000 suggests that the zone was offset right laterally on the order of 5 to 15 m at each end.

One drill hole in the 1997 program (SJG97-50) targeted the down-dip extension of
La Ceceña; this drill hole cut 1.4 m of 8.5 g/t Au. Surface sampling of abundant quartz vein floating immediately southwest of La Ceceña in 2000 has yielded values of up to 21.47 g/t Au, with low base metal contents (Table 7.11). An exploratory trench aimed at finding the source of this high-grade float failed to reach outcrop at depths of up to 2 m. Based on the grade and quantity of mineralized float in this area continued trenching is warranted to find, map and sample the near surface exposure of the vein in this area with aims towards drill testing this target in future drill programs.”

Table STYLEREF 1 \s 7. 2000 Float Sampling Southwest of La Ceceña Mine
Sample No.	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209668	9.26	6.9	103	556	85
209669	0.34	3	105	537	149
209670	21.47	9.5	98	435	36
209671	1.37	1.8	3,557	175	2,131

P&E Mining Consultants Inc. Report No. 474 Page 121 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

“Quartz vein, offset by a series of northwest and west striking right lateral faults, was traced in outcrop and float intermittently between La Ceceña and Los Hilos. Of particular interest is an area of quartz-hematite stringer veins in an outcrop adjacent to very coarse-grained calcite-quartz vein float located some 130 m east northeast of Los Hilos. Although the quartz-hematite stringers are only weakly anomalous for gold (up to 0.078 g/t Au), a sample of the coarse-grained calcite-quartz vein float (sample 209682) contains 104.28 g/t Au.” (Table 7.12)

Table STYLEREF 1 \s 7. Float and Chip Samples, Northeast Los Hilos
Sample No.	Type	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209682	Float	104.28	19.1	41	110	108
209705	0.20 m chip	0.078	0.3	13	479	54
209706	0.25 m chip	0.075	7.1	34	66	211

7.1.11 Los Hilos

According to Kaip and Childe (2000):

“Los Hilos, located in the center of the Santa Rosa - Tres Amigos Trend, represents one of the first mines in the San José de Gracia District. Little historical information exists in the way of underground plans, grade information and vein mineralogy for the mine and although Los Hilos has seen limited production as recently as the 1950s or 1960s, the portal, which lies at the base of a steep talus slope, is caved.”

“Efforts were made in 2000 to reopen the mine for mapping and sampling; by the time the most recent phase of work was completed in April 2000 the first 10 m of the portal was accessible and three samples were collected (Table 7.13).
This sampling was very encouraging, with a chip sample from a large quartz-calcite vein boulder grading 92.88 g/t Au and a grab sample of quartz stringer mineralization off the back (209799) grading 11.20 g/t Au. The high-grade quartz calcite vein (209799) from the Los Hilos Portal is very similar to the high-grade vein float sample (209682: 104.28 g/t Au) collected from a zone of similar float some 130 m to the east-northeast. Further work in this area is warranted to define the extent of this high-grade mineralization. This goal can best be achieved through additional efforts to open the Los Hilos underground, and via additional surface work in the form of geological mapping, sampling and trenching.”

P&E Mining Consultants Inc. Report No. 474 Page 122 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Sampling of the Los Hilos Portal
Sample No.	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209702	0.33	2.1	27	8	17
209799	11.20	4.6	69	212	129
209800	92.88	43.6	229	1,460	920

7.1.12 Santa Rosa

According to Kaip and Childe (2000):

“Santa Rosa represents another area of historical production from which little or no information exists on the extent of past work, grade mined or vein mineralogy. Two surface exposures of the mined vein, located some 170 m apart, have been mapped and sampled. Surface exposures of the vein were mined by hand in the 1980’s by Rosarito; the higher grade hematitic portions of the vein were selectively extracted whereas the lower grade quartz with minor calcite and barite was in part left in situ. The highest-grade sample collected from the Santa Rosa Vein in this program was a piece of quartz-hematite vein float (sample 209697), containing 16.19 g/t Au. Other samples collected at Santa Rosa (samples 209696-209701) consist of quartz veins with minor calcite and barite and argillically altered wall rock and contain weakly anomalous gold values (up to 0.377 g/t Au). Trenching and sampling in areas not previously mined is required to assess the relative importance of this target.”

7.1.13 Other Targets

7.1.13.1 Rudolpho Vein

According to Kaip and Childe (2000):

“The Rudolfo Vein is a southwest striking, moderately northwest dipping massive sulphide vein hosted within strongly silicified and sericite altered volcanic and sedimentary rocks located 300 m south of Tres Amigos. The vein has been traced 170 m on surface from the main exposure, located in the quebrada, southwest towards El Rosarito. Sampling of the vein on surface has returned up to 30.1 g/t Au over 0.8 m. Two holes were drilled in 1997 to test the down dip extent of the Rudolfo Vein below the main showing. Drilling intercepted the Rudolpho Vein within a broader zone of silicification and sericite alteration characterized by elevated concentrations of lead and zinc mineralization. Significant vein intercepts from the Rudolpho Vein area are listed in Table 7.14.”

P&E Mining Consultants Inc. Report No. 474 Page 123 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 1997 Drill Intercepts of the Rudolpho Vein
Drill Hole No.	Target	From (m)	To (m)	Width (m)*	Au (g/t)	Ag (ppm)	Cu (ppm)	Pb (ppm)	Zn (ppm)
SJG97-48	RD vnsw	61	66.98	5.98	1.71	4.8	148	4,853	31,033
SJG97-48	RD vn	61	64.02	3.02	2.56	7.5	183	8,716	48,000
SJG97-48	Unknown	108.84	110.16	1.32	0.95	37.7	16,370	53	1,719

SJG97-49	Unknown	34.5	36.6	2.1	0.57	11	2,166	2,914	58,000
SJG97-49	RD hwsw	96	100	4	0.38	4.5	891	526	23,928
SJG97-49	RD vn	102	104	2	1.05	0.3	58	83	643

7.1.13.2 Coralia Vein

According to Kaip and Childe (2000):

“A new vein, the Coralia Vein, was discovered outcropping on a ridge 190 m northwest of the Los Hilos Portal and at approximately 100 masl. The Coralia Vein, which cuts moderately hematite-stained andesite lapilli tuff, strikes southwest and dips steeply to the northwest (234°/85° NW), subparallel to veining in the Santa Rosa - Tres Amigos Trend. The Coralia Vein is a quartz-hematite breccia vein with up to 2% barite. Barite in the vein occurs as coarse-grained masses of radiating crystals up to 5 mm in diameter.

A 1 m wide trench was dug across the vein; two vein samples were collected from the trench and an additional one from floating 50 m down slope from the trench (Table 7.15). In general, samples collected from the Coralia Vein are characterized by relatively low iron content (0.9 to 3.3%) and extremely low base metal contents (Cu to 9 ppm, Pb to 7 ppm, and Zn to 11 ppm). Samples of the Coralia Vein collected to date are all anomalous in gold and as such warrant additional work, including mapping and trenching along strike from the areas of known exposure.”

Table STYLEREF 1 \s 7. 2000 Sampling of the Coralia Vein
Sample No.	Sample Type	Au (g/t)	Ag (g/t)	Cu (ppm)	Pb (ppm)	Zn (ppm)
209687	outcrop grab	2.27	1.1	9	4	4
209691	0.8 m chip	1.04	0.2	5	7	8
209692	float	0.46	0.6	7	4	11

P&E Mining Consultants Inc. Report No. 474 Page 124 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.14 Geochemical Correlations

According to Kaip and (2020):

“Analytical data from 1999-2000 rock samples were used to investigate broad scale geochemical correlations at San José de Gracia (Table 7.16). The average Ag/Au ratio of all rock samples with gold and silver values above detection limit was determined to be 8.36. However, when the Ag/Au is recalculated using increasingly higher threshold values for Au, the Ag/Au ratio drops. As both the Au and Ag contents increase the Ag/Au ratio decreases asymptotically (Figure 7.4). When the average Ag values are plotted against average Au values for each threshold it is apparent that at lower gold and silver grades
(>15 to 20 g/t) the relationship between Ag and Au is roughly linear, or in other words they increase proportionately to each other. However, at higher grades the Au values increase disproportionately to Ag grade, with the overall effect being one of Au enrichment relative to Ag in areas of very high Au grade.”

Table STYLEREF 1 \s 7. Average Gold and Silver Grades and Au/Ag Ratio for Different Gold Thresholds
Threshold	No.	Average Au (g/t)	Average Ag (g/t)	Ag/Au
Au & Ag	469	7.49	10.2	8.36
Au ≥0.5 g/t	302	11.53	14.7	3.64
Au ≥1 g/t	262	13.19	16.1	3.07
Au ≥5 g/t	138	22.76	21.4	1.49
Au ≥15 g/t	67	37.84	26.7	0.88
Au ≥30 g/t	27	62.31	30.8	0.54
Au ≥50 g/t	15	79.78	32.7	0.41

Figure STYLEREF 1 \s 7. Plots of Ag/Au Ratio versus Au and Ag

Source: Kaip and Childe (2000)

P&E Mining Consultants Inc. Report No. 474 Page 125 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

“Studies on Tonopah, Nevada and Tayoltita Mexico, have demonstrated that the geometric center of these epithermal precious metal vein deposits is characterized by the lowest Ag/Au ratios. Data from San José de Gracia were examined to determine if a similar correlation was evident. However, at the property scale vein samples with the lowest Ag/Au ratios (greatest degree of Au enrichment) could be found throughout the property, in the Anglo, La Purisima, Palos Chinos,
Veta Tierra, San Pablo, Santa Rosa, Los Hilos, Tres Amigos and Coralia areas. Once drill results are available for San Pablo and Palos Chinos Trends, horizontal and vertical variations in the Ag/Au ratio will be examined to attempt to vector towards the geometric center, and most gold enriched portion of these veins.”

7.1.15 La Prieta Area. Underground Chip Sampling, Buen-Blanco Zone

In 2009, historical underground workings at La Prieta were professionally surveyed and locally chip sampled. Assays from several of these chip samples are encouraging for gold, the most significant of which is from a 66-m section of the northeastern drift, locally known as Buen Blanco. Fourteen chip samples from eight separate sampling stations (Table 7.17 and Figure 7.5) isolate anomalous shoots assaying up to 20.97 g/t Au across 1.2 m.

All samples taken were placed in labeled Kraft bags and sealed to prevent contamination.
The samples were then trucked to Hermosillo, Mexico where Inspectorate America Corp. (“Inspectorate”) crushed to -150 mesh. The rejects remained with Inspectorate, whereas the pulps were air couriered to Inspectorate’s Richmond, BC, Canada facility and analyzed for gold by fire assay with Atomic Absorption (“AA”) finish. Samples >1.0 g/t Au were re-run using fire assay with gravity finish. In addition, a 30 element Inductively Coupled Plasma (“ICP”) analysis
(aqua regia digest) was conducted on all samples. A QA/QC program was implemented as part of the sampling procedure for the drill program. One certified reference material, one blank or one duplicate was inserted per group of 20 samples sent to the laboratory. The standards were purchased commercially from Rocklabs Ltd. of Auckland, New Zealand.

Inspectorate’s Metals and Minerals Inspection and Laboratory Testing Services are certified by BSI, in compliance with the ISO 9001:2008 Guidelines for Quality Management. Inspectorate’s Quality Assurance Program meets all established criteria as related to reporting requirements for mining and exploration companies under National Instrument, NI-43-101, and is compliant with those practices deemed “best industry” in analytical data generation of mineral samples. Inspectorate is independent of Dyna de Mexico and the issuer.

It is not clear if this mineralization is part of the El Rosario Vein or a separate structure. The gold vein is located in irregular topographic terrain and will be problematic to drill test from the surface.

P&E Mining Consultants Inc. Report No. 474 Page 126 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Chip Samples from Buen Blanco Zone, La Prieta
Station	Length W to E (m)	Easting (start)	Northing (start)	Elevation (m)	Interval (m)	Au (g/t)	Sample No.	Comments
A	0	213,731	2,897,348	Unknown	0.6	2.28	M-PR-94	Continuous
A	0	213,730	2,897,348	Unknown	0.8	5.40	M-PR-95	Continuous
A	0	213,730	2,897,349	Unknown	0.6	16.91	M-PR-96	Continuous
B	4	213,735	2,897,349	Unknown	1.3	0.99	M-PR-97	Continuous
B	4	213,734	2,897,351	Unknown	1.2	0.77	M-PR-98	Continuous
C	11	213,741	2,897,353	Unknown	1	0.50	M-PR-99	Continuous
C	11	213,741	2,897,355	Unknown	1.2	5.19	M-PR-100	Continuous
D	23	213,753	2,897,355	Unknown	1.5	3.31	M-PR-101	Continuous
E	36	213,767	2,897,353	Unknown	1.5	2.17	M-PR-102	Continuous
F	40	213,771	2,897,355	Unknown	1.2	19.24	M-PR-103	Continuous
G	52	213,782	2,897,361	Unknown	0.8	1.21	M-PR-104	Continuous
G	52	213,782	2,897,362	Unknown	0.9	1.21	M-PR-105	Continuous
G	52	213,782	2,897,363	Unknown	1.2	4.52	M-PR-106	Continuous
H	66	213,790	2,897,360	Unknown	1.4	20.97	M-PR-107	Continuous

Note: W = west, E = east.

P&E Mining Consultants Inc. Report No. 474 Page 127 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Sampling at La Prieta - Buen Blanco

Source: Espinoza and Sandefur (2012)

7.1.16 Regional Chip Sampling

Several anomalous gold rock samples were collected during 2010. These are located to the northeast and east of Tres Amigos and suggest there are several new mineralized areas that justify additional follow-up field work, including drill testing. All Samples taken were placed in labeled

P&E Mining Consultants Inc. Report No. 474 Page 128 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Kraft bags and sealed to prevent contamination. The samples were then trucked to Hermosillo, Mexico, where Inspectorate America Corp. (“Inspectorate”) crushed each sample to -150 mesh. The rejects remained with Inspectorate while the pulps were air couriered to Inspectorate’s Richmond, BC, Canada facility and analyzed for gold by fire assay with Atomic Absorption (“AA”) finish. Samples with grades >1.0 g/t Au were re-run using fire assay with gravity finish. In addition, a 30 element Inductively Coupled Plasma (“ICP”) analysis (aqua regia digest) was conducted on all samples. A QA/QC program was implemented as part of the sampling procedure for the drill program. One certified reference material, one blank or one duplicate was inserted per group of 20 samples sent to the laboratory. The standards were purchased commercially from Rocklabs Ltd. of Auckland, New Zealand. Inspectorate’s Metals and Minerals Inspection and Laboratory Testing Services are certified by BSI, in compliance with the ISO 9001:2008 Guidelines for Quality Management. Inspectorate’s Quality Assurance Program meets all established criteria as related to reporting requirements for mining and exploration companies under S-K 1300, and is compliant with those practices deemed “best industry” in analytical data generation of mineral samples. Inspectorate is independent of Dyna de Mexico and the Issuer.

Selected higher grade gold samples from this rock chip campaign are listed below in Table 7.18.

Table STYLEREF 1 \s 7. Anomalous Surface Rock Chip Sampled from the Tres Amigos Area
Easting	Northing	Au (g/t)	Interval (m)	Sample No.	Location
214,352	2,899,270	6.16	0.9	ES-10-095	1.4 km NE of Tres Amigos
214,352	2,899,270	3.26	1.0	ES-10-096	1.4 km NE of Tres Amigos
214,377	2,899,252	9.35	1.0	ES-10-091	1.4 km NE of Tres Amigos
214,377	2,899,252	5.32	0.6	ES-10-092	1.4 km NE of Tres Amigos
214,328	2,899,143	4.22	0.65	ES-10-088	1.4 km NE of Tres Amigos
214,322	2,899,133	4.05	0.9	ES-10-085	1.4 km NE of Tres Amigos
213,075	2,898,145	6.09	1.3	ES-10-097	0.6 km W of Tres Amigos
213,959	2,898,029	7.08	1.8	STA-204	0.28 km E of Tres Amigos
213,959	2,898,029	2.96	1.0	STA-205	0.28 km E of Tres Amigos
213,995	2,898,014	8.91	1.6	STA-209	0.32 km E of Tres Amigos
213,995	2,897,995	7.22	0.7	STA-220	0.32 km E of Tres Amigos
213,971	2,898,015	5.83	1.3	STA-222	0.30 km E of Tres Amigos
214,256	2,897,893	2.26	1.3	ES-10-113	0.61 km E of Tres Amigos

7.1.17 Regional Multi-spectral Satellite Anomalies

Various regional multispectral (FeO, clay) alteration anomalies have been identified in satellite imagery. A number of these anomalies have been targeted for ground follow-up, specifically those occurring close to junctions of regionally interpreted “graben bounding” fault structures.

P&E Mining Consultants Inc. Report No. 474 Page 129 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.18 Tres Amigos, Bulk Sample

Tres Amigos is a relatively new prospect and the most northerly drilled area. It is located 1.2 km northeast of San Pablo.

In the spring of 1999, personnel under the direction of Mr. Wayne C. Henderson, P.E. of Lockwood Greene Engineers visited the Property with the purpose of obtaining samples for metallurgical testing. Six samples were collected and forwarded to Hazen Research in Golden, Colorado for test work under the direction of Mr. Henderson. The following description of the samples was provided by Mr. Henderson.

This is a bulk composite taken from the lower Tres Amigos Adit over a 3-m strike distance.
This sample contains significant Au, Ag, Cu and Zn grades that are higher than observed or reported from previous Tres Amigos mining and processing efforts. The sample was prepared using hand-gathered, selected vein rock from sidewall and roof fall material in the Adit
(Pamicon, 1999).

7.1.19 Regional Stream Sediment Sampling

A stream sediment survey was conducted from January 3 to March 20, 2007, during which a total of 143 samples were taken. The 143 samples were taken over an area of ~875 km2. Dyna de Mexico identified strong steam sediment anomalies from many locations, including near La Prieta, north of Tres Amigos, and south of the Village of San José de Gracia. Additional geochemical anomalies were found in the areas of Cajoncito, El Peñasco, Arroyo Hondo and el Aguajito.

The sampling methodology used corresponds to the sampling of the sediments of streams, obtaining the samples in low water conditions and avoiding the time of rain. All samples collected in the field were sifted to -80 mesh and packed in bags of Kraft paper and overprotected in plastic bags for the purpose of avoiding contamination.

The samples were then trucked to Hermosillo, Mexico, where they were sent by air courier to International Plasma Labs’ Richmond, BC, Canada facility and analyzed for gold by fire assay with Atomic Absorption (“AA”) finish. Samples grading >1.0 g/t Au were re-run using fire assay with gravity finish. In addition, a 30 element Inductively Coupled Plasma (“ICP”) analysis
(aqua regia digest) was conducted on all samples (Figure 7.6).

Inspectorate’s Metals and Minerals Inspection and Laboratory Testing Services are certified by BSI, in compliance with the ISO 9001:2008 Guidelines for Quality Management. Inspectorate’s Quality Assurance Program meets all established criteria as related to reporting requirements for mining and exploration companies under S-K 1300, and is compliant with those practices deemed “best industry” in analytical data generation of mineral samples. Inspectorate is independent of Dyna de Mexico and the Issuer.

P&E Mining Consultants Inc. Report No. 474 Page 130 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Stream Sediments Map

isovalores_10 by ZValue
300 to 560 (59)
250 to 300 (30)
100 to 200 (93)
50 to 99 (80)
25 to 50 (76)
10 to 25 (112)
0 to 10 (48)
all others (43)
geochemistrydataSanJose by Au
200 to 500 (5)
100 to 199.9 (2)
90 to 99.9 (1)
51 to 89.9 (5)
10 to 50.9 (16)
0 to 10 (119)
all others (1)
geochemistrydataSanJose by Au
536
24
13
9
2
Patagon
Boca de Arroyo
El Guasimal
El Peñasco
C. PIRAMIDE
La Prieta Flat
El Taste
Nogalito
El Nogal
Algodones
Tecuyame
San Jose de Gracia
Death Zone
Llanos de Peraza
Toaculana
Las Papas
El Agualjito
San Ignacio
Los Llanos de Santa Maria
Los Rosaritos
La Sierrita de Carmen
0
5 km
DynaResource de Mexico
Stream Sediments Plane
San Jose de Gracia Project
Contours By Gold Anomalies
Projection UTM WGS-84 Zone 13
03/21/2007
By: Alex Jaimez

Source: Espinoza and Sandefur (2012)

P&E Mining Consultants Inc. Report No. 474 Page 131 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.1.20 Rock and Soil Geochemistry

Field work and sampling was conducted in the period from 2006 to 2009 in two stages carried out by SJG Project geologists. The samples covered a total of 4,500 ha and collected a total of 7,400 rock and soil samples (Figure 7.7).

All samples taken were placed in labeled Kraft bags and sealed to prevent contamination.
The samples were then trucked to Hermosillo, Mexico where Inspectorate America Corp. (“Inspectorate”) crushed each sample to -150 mesh. The rejects remained with Inspectorate, whereas the pulps were sent by air courier to Inspectorate’s Richmond, BC, Canada facility and analyzed for gold by fire assay with Atomic Absorption (“AA”) finish. Samples grading >1.0 g/t Au were re-run using fire assay with gravity finish. In addition, a 30 element Inductively Coupled Plasma (“ICP”) analysis (aqua regia digest) was conducted on all samples. A QA/QC program was implemented as part of the sampling procedure for the drill program. One standard, one blank or one duplicate was inserted per group of 20 samples sent to the laboratory. The standards were purchased commercially from Rocklabs Ltd. of Auckland, New Zealand.

P&E Mining Consultants Inc. Report No. 474 Page 132 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Rock and Soil Geochemistry Map

N
S
211,500
212,000
212,500
213,000
213,500
214,000
214,500
2,899,000 N
2,898,500 N
2,898,000 N
2,897,500 N
2,897,000 N
2,896,500 N
2,896,000 N
2,895,500 N
2,895,000 N
Tres Amigos
San Pablo
La Union
La Purisima
Argillic Zone
SJG Camp
SJG Village
Tres Amigos
La Cecena
Tepehuaje
Sta. Rosa
El Rosario
La Prieta
San Pablo
Vista Hermosa
Sta. Eduviges
La Mochomera
La Parrita
Sta. Lucia
Ojo Verde
San Nicolas
Los Chinos
Salto
La Purisima
Anglo-Mexicana
Sta. Rita
La Cruz
GEOCHEMISTRY
Contours (Au-ppb)
30 - 50
50 - 100
100 - 200
200 - 250
250 - 500
> 500
EXPLANATION
Mine
Vein
Road
SCALE
0
250
500
1000
METERS
DYNARESOURCE DE MEXICO
ROCK GEOCHEMISTRY
San Jose de Gracia Project
Sinaloa, Mexico

Source: Espinoza and Sandefur (2012)

P&E Mining Consultants Inc. Report No. 474 Page 133 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Inspectorate’s Metals and Minerals Inspection and Laboratory Testing Services are certified by BSI, in compliance with the ISO 9001:2008 Guidelines for Quality Management. Inspectorate’s Quality Assurance Program meets all established criteria as related to reporting requirements for mining and exploration companies under S-K 1300 and is compliant with those practices deemed “best industry” in analytical data generation of mineral samples. Inspectorate is independent of Dyna de Mexico and the Issuer.

The geochemical response in the vicinity of the Tres Amigos and Orange Tree Veins clearly reflects the presence of both structures. In the case of the Tres Amigos Structure, the orientation of the anomaly is N10-20E, whereas the anomaly associated with the Orange Tree Structure is oriented N30-45W.

To the north and northeast of the Orange Tree/Tres Amigos Areas, geochemical anomalies suggest the presence of buried mineralization which might link the two target areas. The presence of highly anomalous values (>250 ppb Au) to the north could reflect another similar intersection between the two vein systems; scout drilling in this sector is strongly recommended. In the La Prieta/
El Rosario sector, geochemical anomalies occur within the sedimentary sequence, near the contact with overlying andesite; this likely reflects an extension (?) of the La Prieta structure, which occurs in this lithological setting. The most impressive anomaly occurs in the central part of the survey area, where values >500 ppb Au define a northeast trending zone >1 km long. This trend clearly parallels the general strike of the San Pablo, La Union, Veta Tierra, La Parilla, and Gossan Cap Veins. These data suggest additional mineralized veins may be encountered further to the northeast within the SJG Property. Additional strong stream sediment anomalies reflect the northeastern trend of La Purisima-Palos Chinos workings and suggest additional mineralization will be encountered to the southwest in the vicinity of the Argillic Zone.

7.1.21 Dipole-Dipole Complex Resistivity, Natural Source AMT Surveys and Ground Magnetics

Zonge Engineering and Research Organization (“Zonge”) was retained by Dyna de Mexico to conduct dipole-dipole Complex Resistivity IP (“CRIP”) and Natural Source Audio-frequency Magnetotellurics (‘NSAMT”) investigations on the SJG Project during the period of March to May, 2009. CRIP data were acquired on 10 lines for a total coverage of 22.7 line-km with 82 additional collected stations.

The purpose of this geophysical program was to detect sulfide deposits, with specific interest in pyrite hosting gold. Zonge crew chief Paco Romero supervised the field operation for this survey under Zonge job number 0914. Geophysicist Emmett Van Reed was responsible for survey oversight and direction from the Zonge Engineering office. The report covered data acquisition, instrumentation, and processing, and an interpretive discussion of geophysical model results.

A ground magnetic survey was also conducted by Zonge Engineering on the SJG Project.
From January 28 to March 4, 2009, 43 lines of magnetic data were collected under the auspices of Zonge Job No. 08223. The magnetic survey line tracks are shown in Figures 7.8 to 7.12.

P&E Mining Consultants Inc. Report No. 474 Page 134 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Geophysical Survey Lines and Mineralized Zones at the SJG Project

Tres Amigos
San Pablo
La Union
La Purisima
Argillic Zone
SJG Village
Gns
Scale 1:10000
(meters)
NAD27 / UTM zone 13N
DynaResource de Mexico, S.A. de C.V.
San Jose de Gracia
Geophysical Survey Basemap
Aerial Image with Drill Hole Locations
Zonge Job#08223
Zonge Engineering & Research Organization

Source: Zonge (2009)

P&E Mining Consultants Inc. Report No. 474 Page 135 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Dipole-Dipole, IP Data, Depth Slice at 200 m

Idealized Interpreted IP Depth Section
Low IP Trend
High IP Trend
Tres Amigos
San Pablo
La Union
La Purisima
Argillic Zone
LineA
LineB
LineC
LineD
LineH
LineE
LineF
LineG
LineJ
LineI
(800W)
(400W)
(4000N)
(3400N)
(3000N)
(2600N)
AM
RM
PCM
LCM
mrad
DynaResource de Mexico
San Jose de Gracia
Dipole-Dipole IP Data
Depth Slice at: 200m
Job 0913 by Zonge Engineering
Drawn by AS
Scale 1:25000
(meters)
NAD27 / UTM zone 13N

Source: Zonge (2009)

P&E Mining Consultants Inc. Report No. 474 Page 136 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Dipole-Dipole, Resistivity Data, Depth Slice at 200 m

Idealized Interpreted Resistivity Depth Section
Resistive Trends
Conductive Trends
Tres Amigos
San Pablo
La Union
La Purisima
Argillic Zone
LineA
LineB
LineC
LineD
LineH
LineE
LineF
LineG
LineJ
LineI
(800W)
(400W)
(4000N)
(3400W)
(3000N)
(2600N)
Ohm-m
1000
631
398
251
158
100
63
40
25
16
10
6
DynaResource de Mexico
San Jose de Gracia
Dipole-Dipole Resistivity Data
Depth Slice at: 200m
Job 0913 by Zonge Engineering
Drawn by AS
Scale 1:25000
(meters)
NAD27 / UTM zone 13N
211000
212000
213000
214000
2899000
2898000
2897000
2896000
2895000
2894000

Source: Zonge (2009)

P&E Mining Consultants Inc. Report No. 474 Page 137 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. RTP Magnetic Intensity of the SJG Mineralized Zones

Tres Amigos
San Pablo
La Union
La Purisima
Argillic Zone
Dashed black lines, forming the central Triangular Zone, define an area characterized by complex Resistivity contacts and IP
North-South Structural Trend (Idealized)
Gns
Gns
RTP Magnetic Intensity
(IGRF Removed, nT)
DynaResource de Mexico
San Jose de Gracia
Geophysical Survey Basemap
and Geologic Map
Zonge Job#08223
Zonge Engineering & Research Organization
Scale 1:10000
(meters)
NAD27 / UTM zone 13N

Source: Zonge (2009)

P&E Mining Consultants Inc. Report No. 474 Page 138 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. RTP Magnetic Intensity with Magnetic Lineament/Zone Interpretation

Source: Zonge (2009)

P&E Mining Consultants Inc. Report No. 474 Page 139 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Initially the geophysical program completed on the SJG Project area involved ground magnetic and dipole-dipole CRIP surveys intended to investigate high-grade pyrite mineralization associated with northeast and southeast structural trends (this pyrite mineralization hosts gold). Laboratory testing of drill core samples in Appendix B of the report) identified the relationship between magnetic susceptibility, induced polarization (“IP”) and resistivity, relative to geology on the survey grid.

The CRIP field program successfully identified IP anomalies which could be pyrite-like mineralization associated with volcanic rock that appears to be strongly controlled by structure and fracturing. In addition to northeast and southeast structural trends, east west and south-west fracturing also appear to be present. IP responses of 30 to 50 mrad are consistent with 3 to 5% pyrite, even if distributed as small stock-work like veins.

Based on the results of the CRIP data acquired at this time, it is possible that the survey grid could be divided into five different IP zones. Four of the zones are shown in Figure 7.11
(see above). The 5th zone is represented by IP sources located within the metasedimentary rocks. Although the intensities of these responses are high, the IP features are not well defined. There are also three areas in which both ground magnetic and DRIP coverage should be extended.

Although CRIP and ground magnetic coverage in the northern half of the survey grid is reasonably detailed (this is the area covered by Lines A, B, C and D in Figure 7.12 – see above), the IP sources may extend towards the north and possibly to the northeast. It may be useful to extend ground magnetic and CRIP coverage farther to the north and northeast.

7.2 Drilling

7.2.1 Introduction and Overview

In total, six drilling program have been completed on the SJG Mine Property since 1992. Historical programs were completed in 1992 and 1997. More recently, drilling programs were completed by Dyna de Mexico in 2007-2008, 2009-2011, 2021-2022 and 2023-2024. In total, 595 drill holes have been completed for 595,040 m (Table 7.19).

The drilling programs completed in 1992 to 2011, in 2021 and 2022, and in 2023-2024 are summarized separately below.

P&E Mining Consultants Inc. Report No. 474 Page 140 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drilling Summary for the SJG Project Property
	Industrial Peñoles 1992		Golden Hemlock 1997[1]		Dyna de Mexico (2007-2008)		Dyna de Mexico (2009-2011)		Dyna de Mexico (2021-2022)		Dyna de Mexico (2023-2024)
Target	Drill Holes	Meters	Drill Holes	Meters	Drill Holes	Meters	Drill Holes	Meters	Drill Holes	Meters	Drill Holes	Meters	Total Drill Holes	Total Meters
Tres Amigos[2]	0	0	29	3,534.55	24	5,445.13	64	16,961.63	35	7401.95	1	269.50	117	25,941.31
San Pablo	4	280.43	12	533.95	52	13,108.87	49	8,874.03	5	1071.50	37	10,671.00	117	22,797.28
La Union	6	934.22	8	710.77	16	3,640.15	24	5,167.58	83	11,179.40	54	14,714.50	54	10,452.72
La Purisima[3]	1	146.30	13	1,168.95	34	7,947.72	32	6,486.34	0	0	8	1,854.00	80	15,749.31
Argillic Zone	0	0	1	140.55	0	0	3	797.05	0	0	0	0	4	937.60
Total	11	1,360.95	63	6,088.77	126	30,141.87	172	38,286.63	123	19,653	100	27,509.00	595	123,040.07

Source: Espinoza and Sandefur (2012) and DynaResource (March 2025)

Notes:

1. In the consecutive numbering used for the drill hole identification during the 1997 drilling program

(drill hole numbers from 97-001 to 97-064), for unknown reason the number 97-038 was omitted by the Golden Hemlock geologists, so this drill hole 97-038 apparently does not exist.

2. The Tres Amigos Zone includes Tep Ceceña (see Table 6.1).

3. The La Purisima Zone includes the historical Palos Chinos workings (refer to section 7.2.5).

P&E Mining Consultants Inc. Report No. 474 Page 141 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.2.2 1992 to 2011 Drilling Programs

Four drilling programs have been completed between 1992 and 2011 in the vicinity of the historical mines at San José de Gracia totaling 372 drill holes for 75,878 m (Figure 7.13 and Table 7.19).
All the drilling has been diamond drill core, except for a single reverse circulation (“RC”) drilling program, completed by the Mexican Corporation Industrial Peñoles (“Peñoles”) in 1992.

First, Peñoles completed 11 short RC drill holes in 1992, for a total 1,361 m, targeting shallow mineralization and up-dip potential of previously identified ore bodies. Unfortunately, the results of this drill program are not well documented and therefore unreliable.

Second, in 1997 Golden Hemlock drilled 63 core holes for a total of 6,089 m.

Third, Dyna de Mexico conducted drill programs from 2007 to 2008 during which a total of 126 drill core holes were completed totaling 30,142 m.

Fourth, Dyna de Mexico conducted drill programs from 2009 to 2011 during which a total of 172 drill core holes were completed totaling 38,287 m.

The drilling programs of 2007 to 2011 were concentrated in the Tres Amigos, San Pablo,
La Union, and La Purisima Zone areas (Figure 7.13).

P&E Mining Consultants Inc. Report No. 474 Page 142 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Plan View of Drilling in the SJG Project Area 1992 to 2011

N
S
211,500
212,000
212,500
213,000
213,500
214,000
2,898,500 N
2,898,000 N
2,897,500 N
2,897,000 N
2,896,500 N
2,896,000 N
2,895,500 N
2,895,000 N
Tres Amigos
177 Drill Holes
25,941.31 meters
San Pablo
177 Drill Holes
22,797.28 meters
La Union
54 Drill Holes
10,452.72 meters
La Purisima
80 Drill Holes
15,749.31 meters
Argillic Zone
4 Drill Holes
937.60 meters
Tres Amigos
La Cecena
Tepehuaje
Los Hilos
Sta. Rosa
El Rosario
La Prieta
San Pablo
Mina Grande
Veta Tierra
El Roble
La Union
Sta. Eduwiges
La Mochomera
La Parrilla
Sta. Lucia
Tajo Verde
San Nicolas
Palo Verde
Palos Chinos
El Salto
La Purisima
Anglo-Mexicana
Sta. Rita
La Cruz
SJG Camp
SJG Village
SCALE
0 250 500 1000
METERS
LEGEND
Barrenos Peñoles 1992
Barrenos Golden Hemlock 1997
Barrenos 2007-2008
2009-2011 DynaResource Drilling
Vein
Roads
Historic Mine
DYNARESOURCE DE MEXICO
DRILLING DISTRIBUTION MAP
San Jose de Gracia Project
Sinaloa, Mexico

Source: Espinoza and Sandefur (2012)

P&E Mining Consultants Inc. Report No. 474 Page 143 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.2.2.1 Factors that Could Impact Reliability of Results

Peñoles 1992 and Golden Hemlock 1997 Drilling Programs

In 1992, Peñoles completed 11 short RC drill holes at various locations near San Pablo and
La Union areas. Unfortunately, these data were not well kept and the quality of the assays is uncertain.

During Golden Hemlock’s 1997 drill program, no information is available on what Quality Assurance and Quality Control (“QA/QC”) measures were in place and consequently the 2,431 drill core assays from 63 drill holes cannot be verified as to the quality of the laboratory assay results (Pamicon, 1999).

Recent Sample Control 2007 to 2011

The larger drill programs completed in 2007 to 2008 and 2009 to 2011 incorporated a program of Quality Assurance /Quality Control (“QA/QC”) for all the 40,070 samples taken from 290 of the 298 diamond drill holes (drill holes 07-09 to 11-298). Project geologists first logged and marked the drill core at storage facilities at the SJG Project. Technicians later split the individual drill core lengths with a diamond saw, placed half the drill core in a plastic bag, numbered the bags for the laboratory, and then closed them with security clips. The samples were trucked to Hermosillo, Mexico, where Sonora Sample Preparation SA de CV (“SSP”) crushed each sample to -150 mesh. The rejects remained with SSP and the pulps were air couriered to International Plasma Labs Ltd. (“IPL”) of Vancouver, Canada or Inspectorate Labs of Reno, Nevada and analyzed for gold by fire assay with Atomic Absorption (“AA”) finish. IPL was acquired by Inspectorate and all samples were subsequently sent to the Inspectorate preparation facility in Hermosillo. Samples grading
>10 g/t Au were re-run using fire assay with gravity finish. In addition, a 30 element Inductively Coupled Plasma (“ICP”) analysis (aqua regia digest) was conducted on all samples. The remaining half of the drill core is stored in warehouse on site at the Dyna de Mexico camp at the SJG Project.

Regarding Quality Assurance/Quality Control under Dyna de Mexico, one of either of the regular blanks, duplicates, or one of the three different certified reference materials were inserted into each lab shipment of assays, per 20 samples. Certified standards were purchased commercially from Rocklabs Ltd., of Auckland, New Zealand.

Inspectorate’s Metals and Minerals Inspection and Laboratory Testing Services are certified by BSI, in compliance with the ISO 9001:2008 Guidelines for Quality Management. Inspectorate’s Quality Assurance Program meets all established criteria as related to reporting requirements for mining and exploration companies under NI-43-101, and is compliant with those practices deemed “best industry” in analytical data generation of mineral samples. Inspectorate is independent of Dyna de Mexico and the Issuer.

The drilling distribution along the four major trends at SJG and the drill holes completed in the Argillic Zone are listed above in Table 7.19. All drilling was diamond core, except for the 1992 Peñoles program.

P&E Mining Consultants Inc. Report No. 474 Page 144 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

7.2.2.2 Drilling at Tres Amigos

One hundred and seventeen drill core holes totaling 25,941 m were completed in the Tres Amigos area, including 26 drill holes completed by Golden Hemlock in 1997 and 91 drill holes by
Dyna de Mexico between 2008 and 2011. The vein structures are located in an area with deep valleys and steep terrain, which makes any future drilling problematic unless drill platforms are developed underground. Many of the current drill holes have two or three collars from a single set-up, some of which have been turned 180° to get additional cuts of the shallow- to moderately-dipping vein structures. Of the 117 drill holes completed in the Tres Amigos area, 99 have been used to define the mineralized zone and to calculate the Mineral Resources (see Table 7.19, above, and Tables 7.20 and 7.21). The Tres Amigos mineralized veins remain open to expansion by drilling down-dip and along strike to the northeast and southwest.

P&E Mining Consultants Inc. Report No. 474 Page 145 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Selected Drill Hole Assay Intercepts of Tres Amigos 1992 to 2011
Drill Hole	Target	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)
97-002	Tres Amigos	42.70	58.20	15.50	3.99	15.10	0.38	0.00	0.00
97-006	Tres Amigos	27.80	29.65	1.85	6.46	45.50	1.10	0.03	0.32
97-007	Tres Amigos	57.00	67.00	10.00	3.41	12.20	0.09	0.00	0.00
97-009	Tres Amigos	100.00	102.00	2.00	13.53	3.10	0.02	0.01	0.50
97-012	Tres Amigos	24.50	26.20	1.70	8.57	34.90	0.39	1.00	4.30
97-013	Tres Amigos	95.00	107.50	12.50	20.80	21.80	0.43	0.06	0.15
97-035	Tres Amigos	126.00	132.00	6.00	8.84	14.20	0.28	0.00	0.13
97-037	Tres Amigos	35.90	37.20	1.30	11.97	15.00	0.19	0.22	3.60
97-039	Tres Amigos	40.20	43.20	3.00	29.50	44.60	0.58	0.95	7.45
97-040	Tres Amigos	78.00	80.00	2.00	14.88	10.90	0.19	0.17	0.10
97-040	Tres Amigos	92.00	94.00	2.00	10.81	16.30	0.38	0.01	0.78
97-040	Tres Amigos	104.00	108.00	4.00	7.21	4.80	0.04	0.00	0.25
97-045	Tres Amigos	100.00	106.00	6.00	11.46	3.40	0.03	0.02	0.17
97-047	Tres Amigos	124.94	132.00	7.06	7.51	15.40	0.09	0.27	3.42
97-050	Tres Amigos	78.00	80.00	2.00	8.53	10.80	0.05	0.78	2.00
08-102	Tres Amigos	158.66	162.47	3.81	5.10	6.60	0.14	0.01	0.19
08-104	Tres Amigos	67.45	68.80	1.35	26.20	327.90	1.60	0.23	0.01
08-113	Tres Amigos	25.10	26.70	1.60	13.40	3.20	0.00	0.01	0.90
08-115	Tres Amigos	153.30	159.00	5.70	8.31	8.30	0.17	0.00	0.07
08-116	Tres Amigos	134.80	138.10	3.30	21.74	9.90	0.06	0.04	0.15
08-118	Tres Amigos	27.84	31.88	4.04	5.18	30.50	0.38	0.80	5.68
08-118	Tres Amigos	52.65	53.73	1.08	13.70	13.90	0.06	0.98	4.53
10-150	Tres Amigos	285.61	288.49	2.88	10.93	14.24	0.32	0.01	0.03
10-150	Tres Amigos	312.80	321.81	9.01	3.97	2.35	0.09	0.00	0.03
10-151	Tres Amigos	208.38	216.20	7.82	22.19	14.70	0.36	0.01	0.06
10-152	Tres Amigos	174.42	175.55	1.13	9.85	16.68	0.18	0.05	0.15
10-153	Tres Amigos	207.47	211.10	3.63	5.36	12.92	0.33	0.05	0.23

P&E Mining Consultants Inc. Report No. 474 Page 146 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Selected Drill Hole Assay Intercepts of Tres Amigos 1992 to 2011
Drill Hole	Target	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)
10-154	Tres Amigos	73.00	74.75	1.75	21.89	9.30	0.00	0.00	0.02
10-175	Tres Amigos	135.93	140.00	4.07	3.41	8.34	0.15	0.28	0.56
10-175	Tres Amigos	241.59	245.40	3.81	6.37	3.41	0.02	0.00	0.03
10-176	Tres Amigos	221.04	228.91	7.87	2.00	7.02	0.18	0.09	1.02
10-177	Tres Amigos	228.63	245.00	16.37	10.58	9.75	0.25	0.02	0.09
10-178	Tres Amigos	222.55	233.45	10.90	4.22	8.11	0.31	0.01	0.13
10-179	Tres Amigos	75.3	77.02	1.72	105.51	49.60	0.03	0.01	0.06
10-179	Tres Amigos	174.85	179.52	4.67	5.70	15.89	0.11	0.00	0.16
10-226	Tres Amigos	205.05	213.09	8.04	18.47	19.77	0.42	0.13	0.22
10-227	Tres Amigos	176.95	186.75	9.80	8.42	11.92	0.41	0.04	0.33
10-228	Tres Amigos	164.31	167.29	2.98	3.73	26.21	0.58	0.09	0.35
10-230	Tres Amigos	244.91	249.45	4.54	18.09	15.48	0.53	0.02	0.03
10-231	Tres Amigos	266.70	269.45	2.75	8.99	35.18	0.84	0.00	0.03
10-233	Tres Amigos	177.00	179.40	2.40	5.42	2.87	0.03	0.04	0.41
10-234	Tres Amigos	214.61	217.97	3.36	15.05	13.45	0.23	0.01	0.01
10-235	Tres Amigos	147.65	151.15	3.50	2.95	0.55	0.01	0.00	0.01
10-237	Tres Amigos	92.44	92.84	0.40	883.91	195.00	0.24	0.77	5.35
11-246	Tres Amigos	107.30	108.20	0.90	63.85	10.10	0.03	0.01	0.01
11-257	Tres Amigos	60.84	63.33	2.49	5.37	9.28	0.25	0.01	0.40
11-257	Tres Amigos	92.00	94.66	2.66	5.00	6.74	0.25	0.02	1.16
11-260	Tres Amigos	63.40	71.15	7.75	7.84	10.68	0.16	0.12	2.28
11-265	Tres Amigos	47.95	52.17	4.22	3.07	2.14	0.07	0.00	0.08
11-271	Tres Amigos	115.40	120.15	4.75	13.93	18.56	0.54	0.02	0.14
11-278	Tres Amigos	66.75	67.40	0.65	16.34	2.80	0.02	0.02	0.08
11-280	Tres Amigos	3.05	4.57	1.52	10.67	0.50	0.01	0.00	0.01

Notes: Intervals calculated with a 2 g/t Au cut-off grade, 5 m barren and 0.1 m minimum sample length; true thickness not calculated.

P&E Mining Consultants Inc. Report No. 474 Page 147 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the Tres Amigos Area
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type
97-001	213,713	2,898,104	628.0	62.00	150	-60	DDH
97-002	213,713	2,898,104	628.0	62.50	150	-80	DDH
97-003	213,772	2,898,147	637.2	76.00	150	-60	DDH
97-004	213,772	2,898,147	637.2	73.00	150	-80	DDH
97-005	213,819	2,898,103	671.0	41.20	150	-60	DDH
97-006	213,819	2,898,103	671.0	41.00	105	-60	DDH
97-007	213,699	2,898,121	622.8	89.00	150	-80	DDH
97-008	213,699	2,898,121	622.8	106.70	330	-80	DDH
97-009	213,669	2,898,111	620.8	152.40	0	-90	DDH
97-010	213,669	2,898,111	620.8	115.80	330	-74	DDH
97-011	213,659	2,898,066	620.0	47.70	0	-90	DDH
97-012	213,659	2,898,066	620.0	91.40	165	-60	DDH
97-013	213,744	2,898,166	629.0	156.40	0	-90	DDH
97-014	213,741	2,898,129	629.0	73.00	0	-90	DDH
97-035	213,718	2,898,198	628.0	208.79	0	-90	DDH
97-036	213,673	2,898,210	632.3	268.22	150	-70	DDH
97-037	213,750	2,898,169	630.0	118.30	63	-75	DDH
97-039	213,750	2,898,169	630.0	118.00	63	-60	DDH
97-040	213,750	2,898,169	630.0	140.50	243	-75	DDH
97-041	213,724	2,898,128	628.0	93.30	0	-90	DDH
97-042	213,727	2,898,184	629.0	128.50	0	-90	DDH
97-043	213,727	2,898,184	629.0	127.13	63	-70	DDH
97-044	213,725	2,898,207	630.0	150.91	63	-84	DDH
97-045	213,673	2,898,210	632.3	192.38	63	-72	DDH
97-046	213,652	2,898,223	633.0	239.30	63	-80	DDH
97-047	213,772	2,898,147	637.2	137.20	0	-90	DDH
08-052	213,490	2,898,016	677.9	205.40	0	-90	DDH
08-102	213,492	2,898,017	678.2	252.07	50	-60	DDH
08-110	213,642	2,898,247	637.9	249.02	0	-90	DDH
08-111	213,641	2,898,246	637.8	252.07	200	-75	DDH
08-112	213,640	2,898,245	637.9	200.25	65	-75	DDH
08-113	213,648	2,898,220	636.6	200.25	0	-90	DDH
08-114	213,648	2,898,218	636.8	281.90	200	-75	DDH
08-115	213,695	2,898,211	633.6	200.10	0	-90	DDH
08-116	213,695	2,898,210	633.6	250.05	200	-75	DDH
08-117	213,691	2,898,115	621.9	251.75	238	-60	DDH
08-118	213,675	2,898,060	617.8	250.15	230	-75	DDH

P&E Mining Consultants Inc. Report No. 474 Page 148 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the Tres Amigos Area
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type
08-119	213,688	2,897,791	597.8	200.25	130	-60	DDH
09-127	213,485	2,897,219	633.07	201.17	100	-60	DDH
09-128	213,500	2,897,307	622.85	202.69	100	-60	DDH
09-129	213,498	2,897,365	604.28	202.69	100	-75	DDH
09-130	213,360	2,897,376	620.76	67.06	0	-90	DDH
09-142	213,362	2,897,386	620.83	300.23	105	-75	DDH
10-148	213,553	2,898,225	724.64	355.09	0	-90	DDH
10-149	213,562	2,898,197	720.39	361.19	0	-90	DDH
10-150	213,504	2,898,167	716.76	367.28	0	-90	DDH
10-151	213,529	2,898,106	725.45	370.33	0	-90	DDH
10-152	213,529	2,898,106	725.43	336.8	135	-60	DDH
10-153	213,481	2,898,094	727.7	370.33	0	-90	DDH
10-154	213,429	2,898,069	714.97	367.28	0	-90	DDH
10-155	213,402	2,898,019	707.82	355.09	0	-90	DDH
10-156	213,490	2,898,016	678.21	242.32	135	-70	DDH
10-157	213,426	2,897,944	666.74	241.07	135	-70	DDH
10-163	213,172	2,897,745	717.85	254.51	0	-90	DDH
10-164	213,253	2,898,004	666.00	300.23	0	-90	DDH
10-165	213,253	2,898,004	665.94	309.37	130	-70	DDH
10-169	213,689	2,897,587	579.07	208.79	110	-60	DDH
10-170	213,687	2,897,585	579.61	28.96	145	-60	DDH
10-171	213,688	2,897,590	579.64	220.98	145	-75	DDH
10-172	213,449	2,897,601	611.05	300.23	130	-60	DDH
10-173	213,500	2,897,771	625.06	300.23	130	-60	DDH
10-174	213,635	2,897,903	615.57	260.6	130	-60	DDH
10-175	213,567	2,898,203	721.43	361.19	60	-80	DDH
10-176	213,568	2,898,204	721.39	364.24	135	-70	DDH
10-177	213,508	2,898,171	716.49	357.19	135	-80	DDH
10-178	213,568	2,898,146	691.89	352.04	0	-90	DDH
10-179	213,568	2,898,145	691.89	355.09	135	-75	DDH
10-180	213,485	2,898,095	727.05	306.32	135	-75	DDH
10-181	213,435	2,897,992	676.42	309.37	125	-70	DDH
10-182	213,429	2,898,069	715.57	400.81	135	-75	DDH
10-183	213,387	2,897,977	686.91	16.96	0	-90	DDH
10-184	213,385	2,897,978	687.08	309.37	0	-90	DDH
10-185	213,538	2,898,020	654.17	251.46	0	-90	DDH
10-225	213,567	2,898,149	692.08	272.8	40	-80	DDH

P&E Mining Consultants Inc. Report No. 474 Page 149 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the Tres Amigos Area
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type
10-226	213,555	2,898,116	711.77	300.23	0	-90	DDH
10-227	213,568	2,898,146	692.03	269.75	115	-75	DDH
10-228	213,555	2,898,116	711.77	278.89	135	-65	DDH
10-229	213,533	2,898,184	714.75	400.81	0	-90	DDH
10-230	213,507	2,898,169	716.38	370.33	205	-80	DDH
10-231	213,533	2,898,183	714.74	300.23	140	-82	DDH
10-232	213,533	2,898,020	657.68	272.8	135	-60	DDH
10-233	213,513	2,898,102	727.17	367.28	140	-65	DDH
10-234	213,690	2,898,115	621.88	248.41	170	-60	DDH
10-235	213,671	2,898,205	632.5	272.8	200	-75	DDH
10-237	213,683	2,897,960	616.52	178.31	0	-90	DDH
10-239	213,686	2,897,959	616.5	210.31	130	-60	DDH
11-242	213,508	2,898,103	727.6	376.43	210	-80	DDH
11-246	213,574	2,897,946	612.75	251.46	130	-75	DDH
11-251	213,577	2,897,878	606.27	202.69	130	-60	DDH
11-254	213,576	2,897,879	606.36	202.69	0	-90	DDH
11-257	213,736	2,898,183	626.89	214.88	0	-90	DDH
11-260	213,748	2,898,117	630.39	172.21	0	-90	DDH
11-262	213,748	2,898,117	630.56	150.88	130	-60	DDH
11-265	213,505	2,897,852	621.46	163.07	130	-70	DDH
11-267	213,505	2,897,852	621.44	220.98	0	-90	DDH
11-269	213,427	2,897,827	644.3	193.55	130	-70	DDH
11-271	213,426	2,897,828	644.3	190.5	0	-90	DDH
11-273	213,499	2,897,770	624.98	160.02	0	-90	DDH
11-275	213,466	2,897,651	627.44	172.21	0	-90	DDH
11-276	213,448	2,897,602	611.03	184.4	0	-90	DDH
11-278	213,369	2,897,666	631.77	260.6	0	-90	DDH
11-280	213,264	2,897,710	658.93	193.55	130	-70	DDH

7.2.2.3 Drilling at San Pablo Area

San Pablo is located south of the Tres Amigos area and north of the La Union area
(Figure 7.13). One hundred and seventeen drill holes totaling 22,797 m have been completed at and around the San Pablo area. These programs included completion of four RC drill holes by Peñoles in 1992, 12 NQ drill core holes by Golden Hemlock in 1997, and 101 HQ/NQ drill core holes by Dyna de Mexico in 2007 to 2011. The Dyna de Mexico programs consisted of
52 drill core holes totaling 13,109 m during 2007 and 2008 and 49 drill core holes totaling
8,874 m during 2009 to 2011 (see Table 7.19; Tables 7.22 and 7.23).
P&E Mining Consultants Inc. Report No. 474 Page 150 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The drilling identifies a tabular shaped mineralized zone trending ~30° north-northeast with variable dips of between 35° and 55° to the northwest. Along this plane, the mineralized zone plunges to the southwest over 550 m with roughly 70% of the shoot lying below the underground workings at San Pablo. The San Pablo mineralized veins remain open to expansion by drilling down-dip and along strike to the northeast and southwest.

Table STYLEREF 1 \s 7. Selected Drill Hole Assay Intercepts of San Pablo 1992 to 2011
Drill Hole ID	Target	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)
07-007	San Pablo	85.50	87.50	2.00	24.55	45.00	0.49	0.03	0.07
07-008	San Pablo	115.80	118.10	2.30	7.60	18.90	0.02	0.01	0.00
07-009	San Pablo	167.40	170.55	3.15	8.24	2.00	0.00	0.00	0.01
07-012	San Pablo	19.70	23.90	4.20	10.45	10.00	0.15	0.00	0.01
07-023	San Pablo	69.10	70.50	1.40	9.16	24.50	0.63	0.03	0.04
07-026	San Pablo	65.90	67.80	1.90	34.00	18.70	0.21	0.01	0.05
07-027	San Pablo	142.80	148.85	6.05	13.72	28.60	1.06	0.02	0.04
07-029	San Pablo	130.60	132.30	1.70	23.86	43.00	0.94	0.00	0.01
07-031	San Pablo	94.25	98.05	3.80	31.32	69.60	1.01	0.23	0.74
08-048	San Pablo	219.46	228.66	9.20	4.39	7.50	0.28	0.00	0.01
08-051	San Pablo	183.55	192.60	9.05	22.95	13.60	0.40	0.00	0.03
08-060	San Pablo	235.70	238.60	2.90	13.88	12.50	0.58	0.00	0.01
08-089	San Pablo	173.80	175.10	1.30	4.11	35.60	1.00	0.01	0.01
08-090	San Pablo	190.70	191.90	1.20	11.55	48.50	1.00	0.02	0.02
08-092	San Pablo	124.80	125.80	1.00	23.31	0.50	0.00	0.01	0.00
08-097	San Pablo	227.69	229.75	2.06	17.04	20.00	0.56	0.03	0.04
09-131	San Pablo	95.55	96.65	1.10	28.25	20.30	0.26	0.17	0.18
09-133	San Pablo	126.80	129.80	3.00	13.10	10.25	0.32	0.00	0.02
09-134	San Pablo	79.09	81.57	2.48	4.33	9.46	0.36	0.00	0.02
09-135	San Pablo	75.70	79.10	3.40	4.60	24.29	1.22	0.01	0.02
09-137	San Pablo	135.90	140.87	4.97	5.35	12.46	0.31	0.00	0.01
09-137	San Pablo	157.25	158.93	1.68	12.50	16.90	0.39	0.00	0.01
09-138	San Pablo	150.62	153.59	2.97	8.80	10.46	0.28	0.00	0.02
09-139	San Pablo	132.18	137.68	5.50	20.51	25.82	0.70	0.00	0.01
09-140	San Pablo	99.92	102.20	2.28	4.59	67.30	1.77	0.00	0.01
10-195	San Pablo	170.67	173.61	2.94	3.26	10.47	0.32	0.00	0.00
10-197	San Pablo	48.15	51.82	3.67	7.96	13.18	0.49	0.00	0.03
10-197	San Pablo	102.00	105.30	3.30	28.38	14.00	0.00	0.01	0.09
10-199	San Pablo	4.68	6.24	1.56	9.14	4.10	0.02	0.00	0.00
10-201	San Pablo	23.40	25.50	2.10	15.78	17.35	0.19	0.01	0.02
10-203	San Pablo	70.65	76.15	5.50	332.86	143.9	0.02	0.00	0.01

P&E Mining Consultants Inc. Report No. 474 Page 151 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Selected Drill Hole Assay Intercepts of San Pablo 1992 to 2011
Drill Hole ID	Target	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)
10-207	San Pablo	80.15	83.20	3.05	16.74	24.17	0.54	0.01	0.02
10-212	San Pablo	46.80	51.60	4.80	5.90	6.97	0.38	0.01	0.22
10-213	San Pablo	171.75	173.56	1.81	5.78	10.60	0.18	0.00	0.01
10-215	San Pablo	186.80	190.27	3.47	15.82	14.68	0.41	0.03	0.02
10-217	San Pablo	182.64	184.06	1.42	89.95	38.70	0.74	0.00	0.01
10-219	San Pablo	155.84	157.25	1.41	10.82	11.84	0.39	0.00	0.01
10-221	San Pablo	69.98	71.98	2.00	13.14	23.93	0.62	0.00	0.01
10-224	San Pablo	122.82	125.05	2.23	5.29	18.70	0.69	0.02	0.04
10-224	San Pablo	148.60	154.95	6.35	7.04	13.31	0.57	0.00	0.01
10-236	San Pablo	112.96	117.03	4.07	11.38	22.92	0.68	0.00	0.01
11-247	San Pablo	63.60	65.45	1.85	10.49	5.92	0.01	0.00	0.02
11-247	San Pablo	80.00	83.47	3.47	5.00	36.71	0.53	0.01	0.02
11-249	San Pablo	108.20	109.93	1.73	8.21	30.29	0.80	0.00	0.02
11-250	San Pablo	101.72	104.81	3.09	20.15	53.44	0.88	0.24	0.54
11-263	San Pablo	119.88	121.13	1.25	9.47	21.70	0.65	0.01	0.04
11-264	San Pablo	145.21	146.45	1.24	21.24	78.80	0.72	0.04	0.01
11-268	San Pablo	92.65	94.25	1.60	11.74	21.13	0.37	0.01	0.04

Notes: Intervals calculated with a 2 g/t Au cut-off grade, 5 m barren and 0.1 m minimum sample length; true thickness not calculated.

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the San Pablo Area
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type
92-007	213,024	2,897,050	730.0	124.97	90	-45	RC
92-008	212,916	2,897,251	670.0	51.82	0	-90	RC
92-009	213,101	2,897,240	694.8	51.82	0	-90	RC
92-010	213,055	2,897,239	685.0	51.82	202	-45	RC
97-015	213,098	2,897,179	710.0	55.77	0	-90	DDH
97-016	213,118	2,897,184	707.4	48.76	0	-90	DDH
97-017	213,095	2,897,149	711.8	54.90	0	-90	DDH
97-018	213,139	2,897,210	698.9	42.67	0	-90	DDH
97-019	213,050	2,897,150	709.9	39.60	0	-90	DDH
97-020	213,073	2,897,176	708.8	47.90	0	-90	DDH
97-021	213,079	2,897,202	703.5	42.70	0	-90	DDH
97-022	213,142	2,897,239	689.9	22.20	0	-90	DDH

P&E Mining Consultants Inc. Report No. 474 Page 152 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the San Pablo Area
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type
97-023	213,088	2,897,236	695.0	14.78	0	-90	DDH
97-024	213,112	2,897,237	695.0	52.50	230	-45	DDH
97-025	213,106	2,897,128	715.9	45.72	0	-90	DDH
97-026	213,106	2,897,206	707.0	66.45	0	-90	DDH
07-004	212,871	2,897,301	653.5	169.90	110	-60	DDH
07-005	212,911	2,896,999	722.3	197.60	0	-90	DDH
07-007	212,928	2,897,111	724.2	179.40	110	-60	DDH
07-008	212,925	2,897,306	647.1	149.60	40	-60	DDH
07-009	212,856	2,897,252	679.2	180.75	130	-60	DDH
07-010	212,855	2,897,253	679.4	161.65	0	-90	DDH
07-011	212,991	2,897,214	689.0	148.10	130	-60	DDH
07-012	212,990	2,897,215	688.9	103.70	0	-90	DDH
07-023	212,930	2,897,044	723.5	208.90	110	-60	DDH
07-024	213,012	2,897,040	740.7	255.50	0	-90	DDH
07-025	213,013	2,897,040	740.7	201.15	110	-62	DDH
07-026	212,964	2,897,168	704.8	201.30	110	-60	DDH
07-027	212,839	2,897,158	727.0	258.10	0	-90	DDH
07-028	212,848	2,897,205	697.8	210.00	127	-60	DDH
07-029	212,847	2,897,205	697.8	251.30	0	-90	DDH
07-030	212,811	2,897,089	695.5	259.50	0	-90	DDH
07-031	212,812	2,897,089	695.6	213.35	110	-60	DDH
07-032	212,811	2,896,994	698.3	261.95	0	-90	DDH
07-033	212,811	2,896,994	698.4	200.90	110	-60	DDH
07-034	212,874	2,897,300	653.9	251.05	0	-90	DDH
08-046	212,731	2,897,183	711.9	269.35	0	-90	DDH
08-048	212,716	2,897,128	708.9	269.70	0	-90	DDH
08-049	212,756	2,897,297	670.1	258.25	0	-90	DDH
08-050	212,751	2,897,229	695.4	244.55	0	-90	DDH
08-051	212,700	2,897,073	685.3	231.80	0	-90	DDH
08-053	212,631	2,897,151	689.7	302.20	0	-90	DDH
08-056	212,686	2,897,003	676.8	248.10	0	-90	DDH
08-058	212,646	2,897,252	693.3	312.70	0	-90	DDH
08-060	212,618	2,897,091	678.1	296.55	0	-90	DDH
08-062	212,673	2,896,960	671.5	264.80	0	-90	DDH
08-064	212,582	2,896,992	662.0	282.05	0	-90	DDH
08-065	212,583	2,896,917	634.6	268.30	0	-90	DDH
08-067	212,545	2,897,106	702.2	335.60	0	-90	DDH

P&E Mining Consultants Inc. Report No. 474 Page 153 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the San Pablo Area
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type
08-074	212,534	2,897,064	701.6	364.85	0	-90	DDH
08-077	212,534	2,897,010	670.1	352.66	0	-90	DDH
08-079	212,418	2,897,021	691.0	343.51	0	-90	DDH
08-081	212,422	2,897,075	682.8	367.89	0	-90	DDH
08-083	212,460	2,897,107	676.8	346.56	0	-90	DDH
08-085	213,069	2,897,527	672.4	249.02	0	-90	DDH
08-086	213,016	2,897,447	677.1	248.41	0	-90	DDH
08-087	212,967	2,897,389	676.9	249.02	0	-90	DDH
08-088	212,892	2,897,358	683.2	249.02	0	-90	DDH
08-089	212,752	2,897,234	695.1	239.88	110	-75	DDH
08-090	212,730	2,897,185	711.6	249.02	110	-75	DDH
08-091	212,713	2,897,120	709.0	252.07	110	-75	DDH
08-092	212,705	2,897,071	684.9	252.07	110	-60	DDH
08-093	212,686	2,897,005	677.4	246.05	110	-60	DDH
08-094	212,628	2,897,157	689.5	299.01	110	-75	DDH
08-095	212,619	2,897,090	677.9	256.03	110	-75	DDH
08-096	212,544	2,897,109	702.2	344.73	110	-75	DDH
08-097	212,534	2,897,064	701.7	268.83	110	-60	DDH
08-098	212,550	2,897,012	670.2	282.55	110	-75	DDH
09-131	212,840	2,897,111	709.65	150.88	0	-90	DDH
09-132	212,841	2,897,111	709.67	181.36	110	-70	DDH
09-133	212,839	2,897,157	726.92	163.07	110	-80	DDH
09-134	212,900	2,897,083	715.04	129.54	0	-90	DDH
09-135	212,901	2,897,083	715.10	126.49	110	-60	DDH
09-136	212,958	2,897,012	728.77	251.46	110	-60	DDH
09-137	212,716	2,897,058	685.42	211.84	110	-78	DDH
09-138	212,660	2,897,046	666.81	193.55	110	-75	DDH
09-139	212,798	2,897,137	712.51	216.41	110	-75	DDH
09-140	212,871	2,897,130	723.38	105.16	110	-75	DDH
10-166	212,826	2,897,297	663.09	202.69	0	-90	DDH
10-167	212,546	2,897,241	714.56	352.04	110	-70	DDH
10-168	212,412	2,896,907	699.36	400.81	0	-90	DDH
10-189	212,893	2,897,261	664.94	163.07	105	-60	DDH
10-192	212,907	2,897,235	673.74	208.79	0	-90	DDH
10-194	213,001	2,897,265	664.98	64.01	110	-75	DDH
10-195	212,814	2,897,251	678.97	185.20	0	-90	DDH
10-197	212,921	2,897,201	685.31	156.97	105	-50	DDH

P&E Mining Consultants Inc. Report No. 474 Page 154 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the San Pablo Area
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type
10-199	213,044	2,897,223	689.46	64.01	110	-75	DDH
10-200	213,039	2,897,192	700.01	51.82	110	-60	DDH
10-201	213,028	2,897,166	706.69	108.20	110	-60	DDH
10-203	212,970	2,897,172	704.80	175.26	0	-90	DDH
10-205	212,952	2,897,133	711.97	119.29	110	-60	DDH
10-207	212,919	2,897,127	717.83	156.97	110	-70	DDH
10-209	212,966	2,897,064	736.32	129.54	110	-60	DDH
10-210	213,010	2,897,086	728.28	111.25	110	-75	DDH
10-212	213,016	2,897,118	723.78	108.20	110	-75	DDH
10-213	212,729	2,897,153	710.33	217.93	110	-65	DDH
10-215	212,728	2,897,154	710.33	233.17	110	-80	DDH
10-217	212,742	2,897,212	696.96	254.41	110	-80	DDH
10-219	212,742	2,897,211	696.99	227.08	110	-60	DDH
10-221	212,906	2,897,173	703.18	126.49	115	-50	DDH
10-222	212,848	2,897,204	698.02	202.69	110	-75	DDH
10-224	212,808	2,897,205	695.50	220.98	0	-90	DDH
10-236	212,843	2,897,182	712.15	176.78	120	-75	DDH
10-238	212,664	2,897,101	685.51	263.65	0	-90	DDH
11-240	212,535	2,897,064	701.60	317.17	110	-75	DDH
11-243	212,859	2,897,040	705.90	141.73	110	-60	DDH
11-245	212,803	2,897,026	697.59	150.88	110	-60	DDH
11-247	212,870	2,897,066	700.44	150.88	110	-60	DDH
11-249	212,812	2,897,089	695.52	160.02	110	-75	DDH
11-250	212,802	2,897,069	689.01	163.07	110	-75	DDH
11-253	212,778	2,897,102	691.80	181.36	0	-90	DDH
11-255	212,721	2,897,094	698.37	220.98	110	-65	DDH
11-258	212,744	2,897,013	683.19	169.16	110	-60	DDH
11-261	212,763	2,897,040	686.41	153.92	110	-60	DDH
11-263	212,707	2,897,031	682.15	190.50	110	-75	DDH
11-264	212,687	2,897,002	677.27	211.84	110	-75	DDH
11-279	212,633	2,896,978	643.46	251.46	0	-90	DDH

7.2.2.4 Drilling at La Union Area

The La Union area is located in the center portion of the four km long stretch of historical mines and prospects at San José de Gracia, being south of San Pablo area and north of the La Purisima area (Figure 7.13). As described previously, the La Union Mine is part of the larger La Parilla to

P&E Mining Consultants Inc. Report No. 474 Page 155 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Veta Tierra Trend with a general southwest striking, northwest dipping (50° to 70°) series of veins (Veta Tierra, Sta. Eduwiges, La Union, La Mochomera, La Parilla) that can be traced along a
700 m strike length northeastwards to La Prieta.

Drilling at La Union totals 54 holes for 19,453 m. Six drill holes totaling 934 m were completed at La Union by Peñoles in 1992, eight drill holes totaling 711 m were completed by Golden Hemlock in 1997, and 40 drill holes totaling (8,808 m) were completed by Dyna de Mexico from 2007 To 2011. In the latter program, Dyna de Mexico completed 16 drill holes totaling 3,640 m in the 2007 and 2008 drilling programs and an additional 24 drill holes totaling 6,486 m in the 2009 to 2011 drilling programs (see Table 7.19; Tables 7.24 and 7.25).

Drilling along strike to the northeast from La Union has demonstrated continuity of the vein hosting structure as far as the historical Veta Tierra Mine. Additional drilling here is required to determine whether La Union, Veta Tierra and San Pablo are all the same structure. The La Union mineralized veins remain open to expansion by drilling down-dip and along strike northeast and southwest.

Table STYLEREF 1 \s 7. Selected Drill Hole Assay Intercepts of La Union 1992 to 2011
Drill Hole ID	Target	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)
92-001	La Union	46.00	60.96	14.96	2.58
97-027	La Union	20.30	21.30	1.00	6.14	12.50	0.05	0.24	0.04
97-029	La Union	38.10	41.20	3.10	3.63	8.60	0.11	0.02	0.06
97-030	La Union	75.00	78.10	3.10	4.62	9.10	0.50	0.00	0.01
97-031	La Union	87.00	91.00	4.00	2.84	6.70	0.34	0.00	0.01
97-034	La Union	45.70	47.70	2.00	8.87	4.10	0.14	0.00	0.01
08-061	La Union	27.80	31.30	3.50	2.01	24.80	0.45	0.22	0.15
08-076	La Union	32.75	34.85	2.10	36.09	47.80	0.43	0.80	1.06
08-080	La Union	125.30	128.40	3.10	4.82	4.40	0.11	0.00	0.01
09-143	La Union	55.36	56.76	1.40	12.08	8.80	0.13	0.01	0.01
10-208	La Union	150.61	152.67	2.06	6.60	10.30	0.40	0.00	0.01
10-216	La Union	39.24	42.20	2.96	12.36	3.45	0.06	0.00	0.01
10-218	La Union	140.01	141.30	1.29	8.42	6.41	0.08	0.00	0.01
10-223	La Union	29.52	31.14	1.62	9.90	6.60	0.02	0.00	0.02
10-223	La Union	63.90	67.42	3.52	10.24	10.69	0.62	0.00	0.01
11-244	La Union	73.82	74.86	1.04	9.79	65.20	1.42	0.03	0.37
11-252	La Union	55.25	59.70	4.45	4.26	12.05	0.37	0.01	0.04
11-256	La Union	51.61	52.85	1.24	144.08	138.60	1.06	1.61	1.78
11-256	La Union	99.93	101.29	1.36	9.04	3.30	0.01	0.00	0.01
11-298	La Union	49.15	49.85	0.7	49.39	20.80	0.20	0.01	0.03

Notes: Intervals calculated with a 2 g/t Au cut-off grade, 5 m barren and 0.1 m minimum sample length; true thickness not calculated.

P&E Mining Consultants Inc. Report No. 474 Page 156 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the La Union Area
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type	Target
92-001	212,890	2,896,746	685.0	201.17	150	-45	RC	La Union
92-002	213,064	2,896,931	760.0	201.17	150	-45	RC	La Union
92-003	213,018	2,896,661	720.0	120.40	150	-45	RC	La Union
92-004	213,026	2,896,823	765.0	152.40	150	-45	RC	La Union
92-005	213,196	2,896,851	790.0	100.58	150	-45	RC	La Union
92-006	213,221	2,897,014	748.0	158.50	150	-45	RC	La Union
97-027	212,959	2,896,769	730.0	82.30	90	-60	DDH	La Union
97-028	212,959	2,896,769	730.0	28.04	0	-90	DDH	La Union
97-029	212,931	2,896,795	730.0	44.20	90	-60	DDH	La Union
97-030	212,950	2,896,715	698.0	100.58	110	-60	DDH	La Union
97-031	212,949	2,896,738	710.0	100.58	110	-50	DDH	La Union
97-032	212,913	2,896,707	690.0	128.00	110	-60	DDH	La Union
97-033	212,905	2,896,745	692.0	161.54	110	-50	DDH	La Union
97-034	212,947	2,896,685	688.0	65.53	110	-60	DDH	La Union
08-055	212,791	2,896,815	637.3	212.45	110	-60	DDH	La Union
08-057	212,847	2,896,836	662.8	203.35	110	-60	DDH	La Union
08-059	212,780	2,896,762	653.2	218.95	110	-60	DDH	La Union
08-061	212,741	2,896,702	622.9	218.90	150	-60	DDH	La Union
08-072	212,739	2,896,703	622.7	227.30	0	-90	DDH	La Union
08-075	212,614	2,896,604	588.5	241.90	130	-60	DDH	La Union
08-076	212,686	2,896,671	603.8	274.60	130	-60	DDH	La Union
08-078	212,526	2,896,492	572.0	222.60	130	-60	DDH	La Union
08-080	212,569	2,896,555	595.3	217.55	132	-75	DDH	La Union
08-120	212,622	2,896,721	610.4	250.85	130	-60	DDH	La Union
08-121	212,600	2,896,691	623.6	94.15	130	-60	DDH	La Union
08-122	212,550	2,896,658	629.1	251.25	130	-60	DDH	La Union
08-123	212,491	2,896,610	631.6	250.70	130	-60	DDH	La Union
08-124	212,435	2,896,554	623.4	250.90	130	-60	DDH	La Union
08-125	212,596	2,896,691	623.4	252.35	130	-75	DDH	La Union
08-126	212,543	2,896,743	647.6	252.35	130	-60	DDH	La Union
09-143	212,765	2,896,873	631.58	227.08	115	-60	DDH	La Union
09-144	212,764	2,896,873	631.69	217.93	0	-90	DDH	La Union
10-158	212,818	2,896,927	664.39	244.42	110	-60	DDH	La Union
10-159	212,817	2,896,928	664.44	106.68	0	-90	DDH	La Union
10-208	212,836	2,896,558	642.74	156.97	0	-90	DDH	La Union
10-211	212,742	2,896,614	637.48	172.21	130	-60	DDH	La Union

P&E Mining Consultants Inc. Report No. 474 Page 157 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the La Union Area
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type	Target
10-214	212,794	2,896,651	649.55	160.02	130	-60	DDH	La Union
10-216	212,932	2,896,666	683.25	150.88	120	-70	DDH	La Union
10-218	212,931	2,896,760	701.16	166.12	110	-75	DDH	La Union
10-220	212,899	2,896,716	687.28	230.12	110	-75	DDH	La Union
10-223	212,965	2,896,753	714.69	172.21	110	-60	DDH	La Union
11-241	212,882	2,896,875	708.81	244.32	110	-60	DDH	La Union
11-244	212,881	2,896,875	708.75	272.8	0	-90	DDH	La Union
11-248	212,975	2,896,888	740.87	242.32	0	-90	DDH	La Union
11-252	213,043	2,896,803	756.77	202.69	110	-60	DDH	La Union
11-256	213,057	2,896,878	757.26	220.98	110	-60	DDH	La Union
11-259	213,101	2,896,969	732.92	199.64	110	-60	DDH	La Union
11-266	213,080	2,897,096	722.88	202.69	110	-60	DDH	La Union
11-268	212,735	2,896,918	671.96	352.04	0	-90	DDH	La Union
11-272	212,735	2,896,918	671.98	297.18	110	-75	DDH	La Union
11-283	212,701	2,896,845	638.05	251.46	0	-90	DDH	La Union
11-286	212,702	2,896,845	637.94	244	110	-60	DDH	La Union
11-292	212,701	2,896,759	620.09	220.98	125	-60	DDH	La Union
11-298	212,702	2,896,759	620.08	211.84	0	-90	DDH	La Union

7.2.2.5 Drilling in the La Purisima Area

The La Purisima Area is located in the southern portion of the ~4 km-long extent of gold mines and prospects at the SJG Project. La Purisima is located 250 m south of La Union and 1,800 m northeast of the Village of San José de Gracia.

Drilling at La Purisima totals 80 drill holes for 15,749 m. One drill hole totaling 146 m was completed by Industrial Peñoles in 1992, 13 drill holes for 1,169 m were completed by Golden Hemlock in 1997, and 66 drill holes for 14,434 m were completed by Dyna de Mexico during the 2007 to 2011 drilling programs (see Table 7.19; Tables 7.26 and 7.27).

Drilling at La Purisima has established an up-dip connection between the historical Palos Chinos workings and the main La Purisima Zone outlining a mineralized shoot plunging to the southwest. Mineralized intercepts are generally narrower than at Tres Amigos and San Pablo.

The La Purisima mineralized zone remains open up-dip to the Palos Chinos structure and open down-dip and along strike to the northwest and southeast.

P&E Mining Consultants Inc. Report No. 474 Page 158 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Selected Drill Hole Assay Intercepts of La Purisima 1992 to 2011
Drill Hole ID	Target	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)
97-055	La Purisima	24.40	27.40	3.00	5.24	28.50	0.63	0.35	1.83
97-063	La Purisima	54.50	61.50	7.00	3.13	4.00	0.07	0.02	0.00
97-063	La Purisima	67.30	70.00	2.70	8.45	11.10	0.68	0.00	0.00
07-016	La Purisima	32.45	34.60	2.15	5.20	4.20	0.22	0.00	0.01
07-021	La Purisima	158.70	160.80	2.10	75.90	76.00	1.61	0.07	0.00
07-036	La Purisima	91.40	92.82	1.42	4.47	2.60	0.01	0.01	0.06
07-037	La Purisima	251.30	253.50	2.20	4.88	23.00	0.01	0.01	0.00
07-039	La Purisima	197.55	200.80	3.25	10.93	4.60	0.04	0.00	0.01
07-042	La Purisima	16.10	18.30	2.20	3.02	2.00	0.01	0.01	0.05
08-068	La Purisima	135.40	137.00	1.60	18.16	8.30	0.04	0.03	0.22
08-070	La Purisima	120.50	121.60	1.10	9.50	2.70	0.01	0.00	0.06
08-082	La Purisima	151.60	153.30	1.70	18.16	0.10	0.00	0.00	0.04
10-161	La Purisima	87.70	99.67	11.97	3.12	4.86	0.36	0.00	0.01
10-186	La Purisima	92.10	93.45	1.35	14.73	11.17	0.47	0.00	0.00
10-193	La Purisima	41.15	46.75	5.60	3.96	32.31	0.01	0.10	0.14
10-198	La Purisima	35.05	36.58	1.53	13.64	6.10	0.14	0.00	0.00
10-204	La Purisima	128.02	131.86	3.84	4.06	3.15	0.09	0.00	0.00
10-204	La Purisima	173.15	174.58	1.43	7.21	5.57	0.08	0.00	0.01
10-206	La Purisima	121.73	124.04	2.31	14.63	3.45	0.02	0.00	0.00
11-282	La Purisima	27.43	30.48	3.05	6.21	3.44	0.01	0.02	0.03
11-282	La Purisima	74.45	75.36	0.91	18.87	10.10	0.03	0.00	0.00
11-282	La Purisima	152.40	153.92	1.52	7.79	1.40	0.04	0.00	0.00
11-285	La Purisima	85.06	87.92	2.86	3.93	0.80	0.03	0.00	0.00
11-285	La Purisima	98.50	102.15	3.65	6.70	3.87	0.20	0.00	0.01
11-289	La Purisima	109.73	112.78	3.05	9.50	7.05	0.11	0.02	0.00
11-293	La Purisima	38.11	39.27	1.16	10.06	0.50	0.01	0.00	0.00
11-293	La Purisima	158.75	160.55	1.80	12.65	2.84	0.10	0.00	0.01

P&E Mining Consultants Inc. Report No. 474 Page 159 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the La Purisima Trend
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type	Target
92-011	212,804	2,896,505	630.0	146.30	90	-45	RC	La Purisima
97-051	212,671	2,895,765	540.0	93.90	0	-90	DDH	La Purisima
97-052	212,949	2,895,743	512.0	26.52	0	-90	DDH	La Purisima
97-053	212,870	2,895,515	509.0	117.07	0	-90	DDH	La Purisima
97-054	212,947	2,895,455	510.0	80.50	0	-90	DDH	La Purisima
97-055	213,052	2,895,729	465.0	150.30	0	-90	DDH	La Purisima
97-056	213,000	2,895,711	491.0	186.90	0	-90	DDH	La Purisima
97-057	213,000	2,895,735	485.0	130.80	0	-90	DDH	La Purisima
97-058	212,956	2,895,728	510.0	35.67	0	-90	DDH	La Purisima
97-059	212,956	2,895,719	511.8	38.41	0	-90	DDH	La Purisima
97-060	212,894	2,895,701	511.0	74.09	0	-90	DDH	La Purisima
97-061	213,087	2,895,413	487.0	38.11	0	-90	DDH	La Purisima
97-062	213,087	2,895,413	487.0	54.88	62	-60	DDH	La Purisima
97-063	212,869	2,896,326	590.0	141.80	57	-60	DDH	La Purisima
97-064	211,960	2,895,020	420.1	140.55	o	-90	DDH	Argillic
07-001	212,944	2,896,203	596.4	129.20	55	-60	DDH	La Purisima
07-002	212,888	2,896,287	590.6	167.50	55	-60	DDH	La Purisima
07-003	212,801	2,896,343	589.8	185.85	55	-60	DDH	La Purisima
07-015	212,867	2,896,328	591.4	166.70	30	-60	DDH	La Purisima
07-016	212,869	2,896,326	590.0	174.50	57	-45	DDH	La Purisima

P&E Mining Consultants Inc. Report No. 474 Page 160 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the La Purisima Trend
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type	Target
07-017	212,866	2,896,328	590.1	137.70	0	-90	DDH	La Purisima
07-018	212,891	2,896,016	536.1	151.20	0	-90	DDH	La Purisima
07-019	212,892	2,896,016	536.3	147.65	90	-60	DDH	La Purisima
07-020	213,064	2,895,723	462.3	156.20	80	-75	DDH	La Purisima
07-021	212,683	2,895,995	544.7	191.25	90	-75	DDH	La Purisima
07-022	212,683	2,895,995	544.7	198.85	0	-90	DDH	La Purisima
07-035	212,752	2,895,814	547.5	254.10	0	-90	DDH	La Purisima
07-036	212,711	2,895,920	549.3	244.40	60	-75	DDH	La Purisima
07-037	212,711	2,895,920	549.3	253.50	0	-90	DDH	La Purisima
07-038	212,770	2,895,998	501.8	205.65	0	-90	DDH	La Purisima
07-039	212,846	2,895,989	511.7	206.85	0	-90	DDH	La Purisima
07-040	212,675	2,896,049	541.4	308.05	60	-75	DDH	La Purisima
07-041	212,675	2,896,049	541.4	309.65	0	-90	DDH	La Purisima
07-042	212,699	2,896,143	547.5	306.65	0	-90	DDH	La Purisima
08-043	212,776	2,895,751	529.5	300.65	0	-90	DDH	La Purisima
08-044	212,808	2,895,455	534.2	301.40	0	-90	DDH	La Purisima
08-045	213,211	2,896,137	573.6	201.10	0	-90	DDH	La Purisima
08-047	213,219	2,895,883	535.9	252.85	60	-60	DDH	La Purisima
08-063	212,756	2,895,525	538.9	353.10	0	-90	DDH	La Purisima
08-066	212,691	2,895,780	542.8	346.00	0	-90	DDH	La Purisima

P&E Mining Consultants Inc. Report No. 474 Page 161 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the La Purisima Trend
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type	Target
08-068	212,755	2,895,815	547.2	255.12	60	-65	DDH	La Purisima
08-069	212,775	2,895,752	529.7	282.55	60	-50	DDH	La Purisima
08-070	212,747	2,895,862	554.2	255.12	60	-70	DDH	La Purisima
08-071	212,886	2,895,729	514.8	276.45	60	-60	DDH	La Purisima
08-073	212,909	2,895,667	510.5	230.73	60	-60	DDH	La Purisima
08-082	212,666	2,895,830	558.2	212.20	60	-70	DDH	La Purisima
08-084	212,789	2,895,676	530.8	297.30	60	-60	DDH	La Purisima
08-099	212,827	2,895,610	523.1	252.07	60	-70	DDH	La Purisima
08-100	212,881	2,895,565	511.7	236.83	60	-60	DDH	La Purisima
09-141	212,817	2,896,233	541.06	202.69	60	-60	DDH	La Purisima
09-145	212,470	2,896,290	622.77	172.21	70	-60	DDH	La Purisima
09-146	212,557	2,895,925	590.35	172.21	60	-70	DDH	La Purisima
09-147	212,556	2,895,925	590.34	315.47	0	-90	DDH	La Purisima
10-160	212,842	2,896,197	539.48	211.84	60	-60	DDH	La Purisima
10-161	212,816	2,896,129	520.17	211.84	60	-60	DDH	La Purisima
10-162	213,285	2,895,942	516.03	205.74	140	-60	DDH	La Purisima
10-186	212,815	2,896,129	520.1	251.46	0	-90	DDH	La Purisima
10-187	212,818	2,896,067	532.23	205.74	60	-60	DDH	La Purisima
10-188	212,893	2,895,934	490.32	220.98	0	-90	DDH	La Purisima
10-190	212,669	2,895,880	569.07	327.66	0	-90	DDH	La Purisima

P&E Mining Consultants Inc. Report No. 474 Page 162 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the La Purisima Trend
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type	Target
10-191	212,702	2,895,958	534.93	202.69	0	-90	DDH	La Purisima
10-193	212,656	2,896,124	546.47	251.46	0	-90	DDH	La Purisima
10-196	212,769	2,896,144	518.97	205.74	0	-90	DDH	La Purisima
10-198	212,791	2,896,091	518.33	202.69	0	-90	DDH	La Purisima
10-202	212,768	2,896,046	510.72	196.6	0	-90	DDH	La Purisima
10-204	212,818	2,896,067	532.28	211.84	60	-85	DDH	La Purisima
10-206	212,885	2,896,061	538.54	140.21	0	-90	DDH	La Purisima
11-270	212,606	2,896,229	592.38	202.69	0	-90	DDH	La Purisima
11-274	212,552	2,896,108	590.99	187.45	0	-90	DDH	La Purisima
11-277	212,554	2,896,027	602.68	202.69	0	-90	DDH	La Purisima
11-281	212,595	2,896,060	570	112.78	0	-90	DDH	La Purisima
11-282	212,815	2,896,234	541.18	204.22	0	-90	DDH	La Purisima
11-284	212,604	2,896,152	564.49	201.17	0	-90	DDH	La Purisima
11-285	212,843	2,896,197	539.36	202.69	0	-90	DDH	La Purisima
11-287	212,885	2,896,061	538.92	202.69	65	-60	DDH	La Purisima
11-288	212,670	2,896,188	580.43	51.82	0	-90	DDH	La Purisima
11-289	212,778	2,895,954	524.4	160.02	0	-90	DDH	La Purisima
11-290	212,802	2,896,179	523.73	202.69	0	-90	DDH	La Purisima
11-291	212,327	2,895,500	482.79	251.46	135	-60	DDH	Argillic
11-293	212,770	2,896,045	510.69	227.08	65	-70	DDH	La Purisima
11-294	211,978	2,895,129	435.77	291.08	60	-60	DDH	Argillic
P&E Mining Consultants Inc. Report No. 474 Page 163 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. Drill Collar Locations, Orientation and Hole Lengths in the La Purisima Trend
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Azimuth (°)	Dip (°)	Type	Target
11-295	212,820	2,896,007	505.24	207.44	40	-60	DDH	La Purisima
11-296	212,820	2,896,006	505.08	211.84	0	-90	DDH	La Purisima
11-297	211,987	2,894,962	414.62	254.51	60	-60	DDH	Argillic

7.2.3 2021-2022 Drilling Program

In a Company press release dated November 15, 2021, DynaResource announced start of an ~15,000 m surface drilling program at SJG. This was the first drilling program at SJG since 2011. The purpose of the surface drilling program was three-fold: 1) to aid definition of a potential bulk mineable Mineral Resource; 2) to expand underground Mineral Resources; and 3) discover new and additional mineralized zones with potential to become future Mineral Resources.

In total, 123 drill holes were completed for 19,104 m. The main areas drilled were Tres Amigos Zone (35 drill holes totaling 7,402 m; includes 8 drill holes totaling 3,051 m at Tep Ceceña),
La Union Zone (83 drill holes totaling 10,823 m; includes 10 drill holes totaling 1,447.30 m at
La Union-Mochomera), and San Pablo (5 drill holes totaling 1,072 4 drill; includes 4 drill holes totaling 802 m at Palos Chinos) (Figure 7.14 and Tables 7.28 and 7.29).

P&E Mining Consultants Inc. Report No. 474 Page 164 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Plan View of post-2011 Drilling at the SJG Project

Source: Modified by P&E (This Report) from DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 165 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG21-299	TRES_AMIGOS	Main	2.00	6.00	4.00	1.053	5.2
SJG21-299	TRES_AMIGOS	including	2.00	4.00	2.00	1.862	7.3
SJG21-299	TRES_AMIGOS	Main	89.50	91.90	2.40	0.643	6.6
SJG21-299	TRES_AMIGOS	including	89.50	90.45	0.95	1.194	7.2
SJG21-302	TRES_AMIGOS	Main	44.50	47.50	3.00	6.188	10.5
SJG21-302	TRES_AMIGOS	including	46.00	47.00	1.00	17.400	24.6
SJG21-303	TRES_AMIGOS	Main	0.00	8.00	8.00	1.048	6.9
SJG21-303	TRES_AMIGOS	including	4.00	6.00	2.00	2.745	2.7
SJG21-303	TRES_AMIGOS	Main	113.00	122.00	9.00	2.370	4.7
SJG21-303	TRES_AMIGOS	including	120.00	122.00	2.00	6.245	6.1
SJG21-303	TRES_AMIGOS	Main	133.00	134.00	1.00	5.282	3.5
SJG21-304	TRES_AMIGOS	Main	40.00	56.00	16.00	2.067	3.6
SJG21-304	TRES_AMIGOS	including	46.00	48.00	2.00	13.200	6.3
SJG21-305	TRES_AMIGOS	Main	171.60	176.80	5.20	1.548	15.9
SJG21-305	TRES_AMIGOS	including	172.60	173.15	0.55	10.600	97.0
SJG21-306	TRES_AMIGOS	Main	1.10	6.60	5.50	12.582	18.2
SJG21-306	TRES_AMIGOS	including	3.60	6.60	3.00	22.900	31.5
SJG21-307	TRES_AMIGOS	Main	0.00	4.60	4.60	16.206	26.7
SJG21-307	TRES_AMIGOS	including	1.10	3.60	2.50	22.158	34.2
SJG21-307	TRES_AMIGOS	Main	15.60	18.60	3.00	2.792	4.1
SJG21-307	TRES_AMIGOS	including	18.10	18.60	0.50	9.346	5.1
SJG21-307	TRES_AMIGOS	Main	19.60	26.70	7.10	3.242	6.3
SJG21-307	TRES_AMIGOS	including	23.80	24.40	0.60	15.700	13.6
SJG21-307	TRES_AMIGOS	Main	73.85	76.75	2.90	4.748	10.7
SJG21-307	TRES_AMIGOS	including	73.85	74.55	0.70	9.647	29.1
SJG21-307	TRES_AMIGOS	Main	84.00	88.50	4.50	3.160	5.6
SJG21-307	TRES_AMIGOS	including	85.00	86.00	1.00	9.798	5.5
SJG21-308	TRES_AMIGOS	Main	1.00	3.50	2.50	106.365	52.3
SJG21-308	TRES_AMIGOS	including	1.50	3.50	2.00	131.575	49.5
SJG21-308	TRES_AMIGOS	Main	38.00	43.00	5.00	3.954	13.8
SJG21-308	TRES_AMIGOS	including	40.00	42.00	2.00	5.773	19.2
SJG21-308	TRES_AMIGOS	Main	63.50	64.50	1.00	7.063	12.6
SJG21-308	TRES_AMIGOS	including	64.00	64.50	0.50	9.619	9.3
SJG21-309	TRES_AMIGOS	Main	87.80	93.80	6.00	0.637	6.4
SJG21-309	TRES_AMIGOS	including	91.80	92.80	1.00	2.367	9.2
SJG22-310	TRES_AMIGOS	Main	23.50	25.70	2.20	1.707	5.3
SJG22-312	TRES_AMIGOS	Main	22.50	23.50	1.00	1.820	5.1
SJG22-312	TRES_AMIGOS	Main	65.00	67.00	2.00	1.707	6.7
SJG22-312	TRES_AMIGOS	including	65.00	65.50	0.50	5.043	20.4

P&E Mining Consultants Inc. Report No. 474 Page 166 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG22-312	TRES_AMIGOS	Main	132.85	139.00	6.15	0.961	4.7
SJG22-312	TRES_AMIGOS	including	132.85	133.35	0.50	9.826	9.9
SJG22-313	TRES_AMIGOS	Main	41.70	42.70	1.00	0.756	41.6
SJG22-313	TRES_AMIGOS	Main	164.80	165.30	0.50	9.614	17.1
SJG22-313	TRES_AMIGOS	Main	168.80	169.80	1.00	2.073	2.8
SJG22-313	TRES_AMIGOS	Main	201.30	202.30	1.00	1.157	13.5
SJG22-314	TRES_AMIGOS	Main	1.80	4.30	2.50	2.511	16.8
SJG22-314	TRES_AMIGOS	Main	10.50	13.50	3.00	13.585	19.6
SJG22-314	TRES_AMIGOS	including	10.50	12.50	2.00	20.200	28.3
SJG22-315	TRES_AMIGOS	Main	93.00	97.60	4.60	2.134	7.2
SJG22-315	TRES_AMIGOS	including	94.00	95.50	1.50	3.467	8.6
SJG22-317	TRES_AMIGOS	Main	151.00	157.00	6.00	4.258	6.1
SJG22-317	TRES_AMIGOS	including	155.00	156.00	1.00	15.900	6.1
SJG22-318	TRES_AMIGOS	Main	8.00	10.00	2.00	3.693	14.2
SJG22-318	TRES_AMIGOS	Main	63.00	65.50	2.50	2.754	11.7
SJG22-318	TRES_AMIGOS	including	63.50	64.00	0.50	6.158	16.6
SJG22-318	TRES_AMIGOS	including	98.00	99.00	1.00	35.200	6.1
SJG22-322	LA_UNION	Main	42.00	49.00	7.00	1.464	2.3
SJG22-322	LA_UNION	including	44.50	45.00	0.50	5.992	4.9
SJG22-323	LA_UNION	Main	43.50	46.00	2.50	3.690	13.6
SJG22-323	LA_UNION	including	45.50	46.00	0.50	15.900	50.4
SJG22-325	LA_UNION	Main	78.50	90.00	11.50	1.160	10.8
SJG22-325	LA_UNION	including	86.50	87.50	1.00	5.159	27.1
SJG22-326	LA_UNION	Main	29.00	45.00	16.00	4.143	3.6
SJG22-326	LA_UNION	including	37.00	38.00	1.00	57.100	9.7
SJG22-326	LA_UNION	Main	62.00	63.00	1.00	2.165	2.0
SJG22-326	LA_UNION	Main	105.00	105.50	0.50	15.200	14.1
SJG22-326	LA_UNION	Main	111.00	115.50	4.50	6.447	5.5
SJG22-326	LA_UNION	including	114.00	115.00	1.00	20.258	15.3
SJG22-327	LA_UNION	Main	114.00	119.80	5.80	2.501	3.1
SJG22-327	LA_UNION	including	118.00	118.80	0.80	15.300	10.0
SJG22-328	LA_UNION	Main	5.00	25.50	20.50	0.596	7.4
SJG22-328	LA_UNION	including	7.00	8.00	1.00	4.335	5.3
SJG22-329	LA_UNION	Main	20.00	37.50	17.50	0.635	2.3
SJG22-329	LA_UNION	including	20.00	21.50	1.50	4.104	0.4
SJG22-331	LA_UNION	Main	26.00	41.00	15.00	0.649	1.2
SJG22-331	LA_UNION	including	26.00	27.50	1.50	3.597	1.4
SJG22-332	LA_UNION	Main	0.00	3.00	3.00	2.003	5.6
SJG22-332	LA_UNION	Main	20.00	21.00	1.00	42.900	19.2

P&E Mining Consultants Inc. Report No. 474 Page 167 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG22-332	LA_UNION	Main	31.00	34.40	3.40	1.660	9.9
SJG22-332	LA_UNION	Main	98.00	120.00	22.00	2.022	6.7
SJG22-332	LA_UNION	including	108.00	109.50	1.50	20.998	29.2
SJG22-332	LA_UNION	Main	127.50	129.50	2.00	4.152	2.7
SJG22-335	LA_UNION	Main	122.00	126.00	4.00	1.161	4.5
SJG22-335	LA_UNION	including	122.50	123.00	0.50	6.760	29.3
SJG22-336	LA_UNION	Main	30.50	36.50	6.00	5.265	24.5
SJG22-336	LA_UNION	including	30.50	31.50	1.00	25.900	100.0
SJG22-336	LA_UNION	Main	131.90	134.40	2.50	1.630	3.0
SJG22-336	LA_UNION	including	133.40	133.90	0.50	6.990	10.8
SJG22-337	LA_UNION	Main	40.50	50.00	9.50	2.516	3.4
SJG22-337	LA_UNION	including	49.00	50.00	1.00	22.350	20.5
SJG22-337	LA_UNION	Main	61.80	64.50	2.70	2.711	7.7
SJG22-339	LA_UNION	Main	4.00	6.00	2.00	16.100	3.1
SJG22-341	LA_UNION	Main	9.00	15.00	6.00	0.914	4.3
SJG22-341	LA_UNION	including	9.00	10.50	1.50	2.711	2.7
SJG22-341	LA_UNION	Main	19.50	22.00	2.50	4.194	4.9
SJG22-341	LA_UNION	including	21.00	22.00	1.00	7.973	8.3
SJG22-341	LA_UNION	Main	79.35	83.50	4.15	1.107	0.9
SJG22-341	LA_UNION	including	79.35	80.00	0.65	5.994	1.3
SJG22-342	LA_UNION	Main	61.00	67.00	6.00	0.545	1.3
SJG22-342	LA_UNION	including	62.00	62.50	0.50	3.983	4.2
SJG22-343	LA_UNION	Main	74.00	77.50	3.50	1.664	1.6
SJG22-343	LA_UNION	including	75.50	76.00	0.50	4.781	1.8
SJG22-345	LA_UNION	Main	8.00	16.00	8.00	4.526	6.1
SJG22-345	LA_UNION	including	10.00	12.00	2.00	14.500	18.5
SJG22-346	LA_UNION	Main	6.00	10.00	4.00	36.589	32.7
SJG22-346	LA_UNION	including	6.00	8.00	2.00	72.500	50.4
SJG22-347	TRES_AMIGOS	Main	2.00	6.00	4.00	1.917	15.7
SJG22-347	TRES_AMIGOS	including	2.00	4.00	2.00	3.472	22.7
SJG22-349	TRES_AMIGOS	Main	14.65	16.35	1.70	1.928	25.6
SJG22-349	TRES_AMIGOS	including	15.15	15.85	0.70	4.249	53.2
SJG22-349	TRES_AMIGOS	Main	63.00	63.50	0.50	1.201	14.6
SJG22-350	TRES_AMIGOS	Main	12.00	13.50	1.50	3.092	7.6
SJG22-351	TRES_AMIGOS	Main	101.00	103.00	2.00	6.121	6.2
SJG22-352	TRES_AMIGOS	Main	17.30	23.00	5.70	3.068	7.0
SJG22-352	TRES_AMIGOS	including	17.30	18.30	1.00	12.900	13.5
SJG22-353	TRES_AMIGOS	Main	55.00	56.00	1.00	6.571	7.3
SJG22-354	LA_UNION	Main	0.00	2.00	2.00	2.125	3.5

P&E Mining Consultants Inc. Report No. 474 Page 168 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG22-360	LA_UNION	Main	45.00	54.50	9.50	7.346	8.3
SJG22-360	LA_UNION	including	54.00	54.50	0.50	122.200	18.4
SJG22-361	LA_UNION	Main	2.00	22.00	20.00	2.641	7.9
SJG22-361	LA_UNION	including	12.00	14.00	2.00	14.800	6.9
SJG22-363	LA_UNION	Main	2.00	6.00	4.00	2.128	5.6
SJG22-363	LA_UNION	Main	39.10	42.70	3.60	11.233	5.0
SJG22-363	LA_UNION	including	39.10	41.60	2.50	15.500	6.2
SJG22-365	LA_UNION	Main	28.50	34.00	5.50	1.700	3.3
SJG22-365	LA_UNION	including	28.50	29.00	0.50	15.500	5.0
SJG22-366	LA_UNION	Main	14.90	20.00	5.10	7.189	12.0
SJG22-366	LA_UNION	including	17.00	18.30	1.30	17.300	39.6
SJG22-370	LA_UNION	Main	0.00	7.00	7.00	1.599	2.8
SJG22-370	LA_UNION	including	6.00	7.00	1.00	8.378	9.2
SJG22-370	LA_UNION	Main	12.00	20.00	8.00	1.594	2.8
SJG22-370	LA_UNION	including	18.00	20.00	2.00	5.231	7.1
SJG22-371	LA_UNION	Main	0.00	10.00	10.00	3.788	15.1
SJG22-371	LA_UNION	including	8.00	10.00	2.00	17.500	61.5
SJG22-371	LA_UNION	Main	31.00	33.00	2.00	1.128	5.5
SJG22-372	LA_UNION	Main	0.00	3.50	3.50	1.732	4.5
SJG22-372	LA_UNION	Main	23.00	31.50	8.50	2.039	7.2
SJG22-372	LA_UNION	including	24.40	26.00	1.60	6.600	16.6
SJG22-375	LA_UNION	Main	22.00	24.00	2.00	3.239	1.8
SJG22-379	LA_UNION	Main	16.00	18.00	2.00	3.782	10.4
SJG22-379	LA_UNION	including	17.50	18.00	0.50	12.300	20.4
SJG22-379	LA_UNION	Main	57.80	58.30	0.50	0.483	24.6
SJG22-382	SAN_PABLO	Main	114.80	121.20	6.40	8.396	16.3
SJG22-382	SAN_PABLO	including	119.00	121.20	2.20	17.600	16.9
SJG22-383	LA_UNION	Main	16.95	17.45	0.50	17.200	6.8
SJG22-384	LA_UNION	Main	110.50	113.50	3.00	5.377	5.8
SJG22-384	LA_UNION	including	110.50	112.00	1.50	10.500	7.6
SJG22-385	SAN_PABLO	Main	69.00	74.00	5.00	5.952	7.9
SJG22-385	SAN_PABLO	including	70.80	71.80	1.00	28.400	24.4
SJG22-386	SAN_PABLO	Main	73.00	76.50	3.50	3.769	34.0
SJG22-386	SAN_PABLO	including	74.00	75.40	1.40	7.159	76.6
SJG22-388	LA_UNION	Main	93.00	101.70	8.70	1.205	4.0
SJG22-388	LA_UNION	including	96.60	97.50	0.90	8.767	6.2
SJG22-389	LA_UNION	Main	24.00	30.00	6.00	2.798	8.4
SJG22-389	LA_UNION	including	27.50	28.00	0.50	11.600	25.7
SJG22-390	LA_UNION	Main	12.50	18.00	5.50	3.876	2.6

P&E Mining Consultants Inc. Report No. 474 Page 169 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG22-390	LA_UNION	including	14.00	16.00	2.00	9.600	2.6
SJG22-391	LA_UNION	Main	104.00	133.80	29.80	0.437	7.0
SJG22-391	LA_UNION	including	104.00	104.70	0.70	4.545	1.9
SJG22-393	LA_UNION	Main	93.00	94.50	1.50	18.300	15.0
SJG22-394	LA_UNION	Main	66.50	83.00	16.50	2.109	2.4
SJG22-394	LA_UNION	including	76.90	77.40	0.50	60.300	18.1
SJG22-395	LA_UNION	Main	41.50	50.00	8.50	6.694	3.9
SJG22-395	LA_UNION	including	46.15	48.80	2.65	20.051	6.4
SJG22-400	LA_UNION	Main	80.95	118.00	37.05	0.604	5.8
SJG22-400	LA_UNION	including	112.50	114.00	1.50	4.827	7.6
SJG22-402	TEPEH-CECEÑA	Main	346.20	346.70	0.50	2.348	3.1
SJG22-407	SAN_PABLO_SUR	Main	70.50	71.50	1.00	2.406	38.4
SJG22-408	SAN_PABLO_SUR	Main	66.00	69.00	3.00	10.251	14.7
SJG22-409	SAN_PABLO_SUR	including	66.00	67.00	1.00	25.900	20.9
SJG22-409	SAN_PABLO_SUR	Main	46.90	63.00	16.10	1.401	4.4
SJG22-409	SAN_PABLO_SUR	including	48.00	49.80	1.80	7.304	17.2
SJG22-410	SAN_PABLO_SUR	Main	24.00	28.00	4.00	4.144	9.5
SJG22-410	SAN_PABLO_SUR	Main	26.35	28.00	1.65	8.647	15.5
SJG22-411	SAN_PABLO_SUR	Main	46.00	56.00	10.00	1.356	3.9
SJG22-411	SAN_PABLO_SUR	including	46.00	47.00	1.00	7.585	8.7
SJG22-412	PALOS_CHINOS	Main	44.90	45.70	0.80	1.609	12.2
SJG22-412	PALOS_CHINOS	Main	206.00	213.00	7.00	1.403	3.1
SJG22-412	PALOS_CHINOS	including	209.25	210.00	0.75	6.107	9.7
SJG22-415	PALOS_CHINOS	Main	45.00	52.00	7.00	1.708	2.6
SJG22-415	PALOS_CHINOS	including	47.00	48.00	1.00	5.279	3.6
SJG22-415	PALOS_CHINOS	Main	87.90	96.00	8.10	0.948	1.2
SJG22-415	PALOS_CHINOS	Main	119.00	121.05	2.05	2.453	2.4
SJG22-416	PALOS_CHINOS	including	120.30	121.05	0.75	5.846	3.9
SJG22-416	SAN_PABLO	Main	128.00	130.00	2.00	0.951	0.7
SJG22-416	SAN_PABLO	Main	188.50	200.00	11.50	0.893	5.3
SJG22-416	SAN_PABLO	including	197.50	200.00	2.50	2.939	3.7
SJG22-419	TEPEH-CECEÑA	Main	123.50	124.00	0.50	1.817	3.5
SJG22-420	SAN_PABLO_SUR	Main	48.00	50.00	2.00	16.700	14.8
SJG22-421	SAN_PABLO_SUR	Main	101.75	108.20	6.45	119.303	25.1
SJG22-421	SAN_PABLO_SUR	including	101.75	104.00	2.25	335.507	50.8

P&E Mining Consultants Inc. Report No. 474 Page 170 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Drilling Program Summary
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Target	Azimuth (°)	Dip (°)
SJG21·299	213,599	2,897,929	618.72	179.4	Tres Amigos	128	-65
SJG21·300	213,563	2,897,959	622.23	150.9	Tres Amigos	0	-90
SJG21·301	213,649	2,897,952	614.64	181.6	Tres Amigos	128	-60
SJG21·302	213,648	2,897,953	614.65	163.6	Tres Amigos	0	-90
SJG21·303	213,565	2,897,915	620.84	145.7	Tres Amigos	0	-90
SJG21·304	213,686	2,898,084	621.57	236.3	Tres Amigos	128	-62
SJG21·305	213,686	2,898,084	621.70	227.3	Tres Amigos	0	-90
SJG21·306	213,685	2,898,050	617.18	17.0	Tres Amigos	146	-67
SJG21·307	213,687	2,898,047	617.18	210.0	Tres Amigos	146	-67
SJG21·308	213,687	2,898,047	617.17	204.8	Tres Amigos	146	-58
SJG21·309	213,663	2,898,004	614.35	188.9	Tres Amigos	128	-75
SJG21·310	213,663	2,898,005	614.55	46.7	Tres Amigos	128	-60
SJG21·311	213,658	2,898,001	614.55	14.9	Tres Amigos	0	-90
SJG21·312	213,668	2,898,000	614.64	203.4	Tres Amigos	0	-90
SJG21·313	213,674	2,898,011	615.21	220.3	Tres Amigos	128	-45
SJG21·314	213,674	2,898,012	615.21	14.1	Tres Amigos	0	-90
SJG21·315	213,685	2,897,956	616.40	200.3	Tres Amigos	0	-90
SJG21·316	213,686	2,897,955	616.41	185.5	Tres Amigos	128	-75
SJG21·317	213,605	2,897,894	609.51	179.1	Tres Amigos	128	-65
SJG21·318	213,638	2,897,889	611.13	166.7	Tres Amigos	128	-45
SJG21·319	213,017	2,896,628	702.05	47.0	La Union	112	-60
SJG21·320	213,014	2,896,668	706.69	70.9	La Union	112	-60
SJG21·321	212,911	2,896,916	724.10	113.0	La Union	112	-60
SJG21·322	212,976	2,896,952	730.75	142.8	La Union	112	-50
SJG21·323	213,012	2,896,965	739.12	158.0	La Union	112	-60
SJG21·324	213,036	2,896,758	738.54	142.9	La Union	112	-60
SJG21·325	212,985	2,896,830	740.75	173.0	La Union	112	-60
SJG21·326	212,978	2,896,857	740.97	143.0	La Union	112	-65
SJG21·327	213,028	2,896,932	739.27	181.4	La Union	112	-50
SJG21·328	212,977	2,896,710	693.07	139.5	La Union	112	-50
SJG21·329	212,983	2,896,676	692.00	163.9	La Union	112	-60
SJG21·330	212,989	2,896,640	687.33	185.0	La Union	112	-60
SJG21·331	212,697	2,896,644	683.94	168.5	La Union	112	-60
SJG21·332	212,907	2,896,669	680.80	200.0	La Union	112	-60
SJG21·333	212,859	2,896,732	674.38	204.5	La Union	112	-75
SJG21·334	212,841	2,896,709	667.01	211.5	La Union	112	-50
SJG21·335	212,702	2,896,625	623.65	217.5	La Union	130	-6
SJG21·336	212,726	2,896,709	621.18	221.0	La Union	130	-60

P&E Mining Consultants Inc. Report No. 474 Page 171 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Drilling Program Summary
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Target	Azimuth (°)	Dip (°)
SJG21·337	213,048	2,896,817	761.18	151.5	La Union	112	-50
SJG21·338	213,062	2,896,869	760.60	83.3	La Union	0	-90
SJG21·339	213,100	2,896,699	760.95	81.0	La Union	112	-60
SJG21·340	213,019	2,896,722	761.31	82.5	La Union	112	-60
SJG21·341	213,101	2,896,769	764.91	126.0	La Union	112	-60
SJG21·342	213,064	2,896,722	749.80	131.0	La Union	112	-60
SJG21·343	213,073	2,896,751	756.49	129.5	La Union	112	-60
SJG21·344	213,094	2,896,815	771.83	120.5	La Union	112	-60
SJG21·345	213,140	2,896,792	779.62	177.5	La Union	112	-60
SJG21·346	213,136	2,896,763	775.66	138.5	La Union	112	-60
SJG21·347	213,630	2,897,929	610.42	168.5	Tres Amigos	0	-90
SJG21·348	213,631	2,897,928	610.51	200.0	Tres Amigos	128	-63
SJG21·349	213,631	2,897,927	610.56	207.0	Tres Amigos	128	-45
SJG21·350	213,667	2,897,951	612.34	197.0	Tres Amigos	128	-75
SJG21·351	213,668	2,897,950	612.34	187.5	Tres Amigos	308	-80
SJG21·352	213,682	2,897,958	616.25	200.0	Tres Amigos	308	-70
SJG21·353	213,647	2,897,952	614.60	56.0	Tres Amigos	308	-60
SJG21·354	213,155	2,896,835	770.17	117.0	La Union	112	-60
SJG21·355	213,105	2,896,856	765.04	147.0	La Union	112	-60
SJG21·356	213,056	2,896,976	735.23	150.0	La Union	112	-60
SJG21·357	213,059	2,896,967	735.36	125.5	La Union	112	-60
SJG21·358	213,170	2,896,785	785.46	168.5	La Union	112	-60
SJG21·359	213,200	2,896,812	785.04	108.0	La Union	112	-60
SJG21·360	213,078	2,896,912	747.61	54.5	La Union	112	-67
SJG21·361	213,221	2,896,962	753.75	84.5	La Union	112	-60
SJG21·362	213,210	2,896,919	752.20	108.0	La Union	112	-60
SJG21·363	213,150	2,896,918	743.58	96.0	La Union	112	-60
SJG21·364	213,136	2,896,882	753.11	99.0	La Union	112	-60
SJG21·365	213,164	2,896,934	740.86	81.0	La Union	112	-60
SJG21·366	213,111	2,896,930	742.52	117.5	La Union	112	-60
SJG21·367	213,197	2,897,004	740.94	81.0	La Union	112	-60
SJG21·368	213,192	2,897,037	731.65	51.5	La Union	112	-60
SJG21·369	213,240	2,897,020	743.93	42.0	La Union	112	-60
SJG21·370	213,191	2,896,883	757.67	72.0	La Union	112	-60
SJG21·371	213,174	2,896,868	759.09	57.0	La Union	112	-50
SJG21·372	213,190	2,896,963	749.03	96.0	La Union	112	-60
SJG21·373	213,117	2,896,999	727.19	96.5	La Union	112	-60
SJG21·374	213,069	2,897,016	726.28	144.0	La Union	112	-60

P&E Mining Consultants Inc. Report No. 474 Page 172 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Drilling Program Summary
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Target	Azimuth (°)	Dip (°)
SJG21·375	213,089	2,897,039	720.82	120.0	La Union	112	-60
SJG21·376	213,132	2,897,019	719.33	96.0	La Union	112	-60
SJG21·377	213,142	2,897,052	713.09	96.0	La Union	112	-60
SJG21·378	213,052	2,897,097	721.45	165.5	La Union	112	-70
SJG21·379	213,067	2,897,123	712.74	144.0	La Union	112	-60
SJG21·380	213,119	2,897,120	714.39	87.0	La Union	112	-60
SJG21·381	213,097	2,897,147	710.04	84.5	La Union	112	-60
SJG21·382	212,846	2,897,177	710.90	121.2	La Union	112	-50
SJG21·383	213,009	2,896,730	714.38	180.0	La Union	112	-50
SJG21·384	212,950	2,896,837	727.15	198.0	La Union	112	-50
SJG21·385	212,972	2,897,080	733.33	192.5	La Union	112	-60
SJG21·386	212,948	2,897,064	728.96	225.5	La Union	112	-60
SJG21·387	213,001	2,896,960	738.91	151.0	La Union	0	-90
SJG21·388	212,976	2,896,996	737.37	177.0	La Union	112	-60
SJG21·389	213,147	2,896,837	770.14	192.5	La Union	292	-75
SJG21·390	213,030	2,896,841	763.05	79.5	La Union	112	-50
SJG21·391	212,864	2,896,920	713.11	179.0	La Union	112	-60
SJG21·392	212,831	2,896,979	707.69	162.0	La Union	112	-55
SJG21·393	212,781	2,897,000	688.92	94.5	La Union	112	-60
SJG21·394	213,083	2,896,951	736.82	150.0	La Union	112	-60
SJG21·395	213,131	2,896,957	738.64	114.0	La Union	112	-60
SJG21·396	212,935	2,896,932	722.98	216.5	La Union	112	-60
SJG21·397	213,016	2,896,886	743.91	178.0	La Union	112	-83
SJG21·398	212,950	2,897,252	669.98	123.0	La Union	112	-66
SJG21·399	212,928	2,897,277	662.31	120.0	La Union	112	-45
SJG21·400	213,061	2,896,880	757.44	175.0	La Union	0	-90
SJG21·401	213,172	2,896,881	742.93	89.0	La Union	112	-60
SJG21·402	212,800	2,897,788	730.00	409.5	Tep Ceceña	112	-50
SJG21·403	212,870	2,897,856	733.00	484.5	Tep Ceceña	112	-50
SJG21·404	212,871	2,897,854	733.00	457.5	Tep Ceceña	112	-60
SJG21·405	212,865	2,897,701	734.00	204.0	Tep Ceceña	112	-45
SJG21·406	212,866	2,897,701	734.00	400.5	Tep Ceceña	112	-60
SJG21·407	212,623	2,896,719	610.05	201.0	La Union	127	-45
SJG21·408	212,624	2,896,721	609.95	123.0	La Union	100	-45
SJG21·409	212,734	2,896,706	623.08	87.0	La Union	270	-60
SJG21·410	212,736	2,896,704	623.27	49.0	La Union	0	-90
SJG21·411	212,735	2,896,703	623.10	189.0	La Union	228	-60
SJG21·412	212,951	2,896,350	651.20	255.0	Palos Chinos	60	-45

P&E Mining Consultants Inc. Report No. 474 Page 173 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2021-2022 Drilling Program Summary
Drill Hole ID	Easting	Northing	Elevation (masl)	Length (m)	Target	Azimuth (°)	Dip (°)
SJG21·413	212,959	2,896,210	605.41	247.5	Palos Chinos	60	-50
SJG21·414	212,959	2,896,209	605.37	90.5	Palos Chinos	60	-70
SJG21·415	212,950	2,896,350	651.11	209.0	Palos Chinos	60	-70
SJG21·416	212,798	2,897,264	672.88	269.5	San Palo	0	-90
SJG21·417	212,742	2,897,353	676.35	308.5	Tep Ceceña	0	-90
SJG21·418	212,883	2,897,576	730.10	433.5	Tep Ceceña	112	-45
SJG21·419	212,807	2,897,448	727.79	352.5	Tep Ceceña	112	-60
SJG21·420	212,637	2,896,807	642.29	162.0	La Union	100	-45
SJG21·421	212,635	2,896,807	642.49	254.0	La Union	0	-90

7.2.4 2023-2024 Drilling Program

In the 2023-2024 program, 100 drill holes were completed totaling 27,509 m (Tables 7.30 and 7.31). The areas drilled were San Pablo (45 drill holes totaling 12,525 m; includes 8 drill holes totaling 1,854 m at Palos Chinos, the La Union- Mochomera Area (54 drill holes totaling 14,715 m), and at Tres Amigos (1 drill hole totaling 270 m) (see Figure 7.14 above and Tables 7.30 and 7.31). Cross sectional views of the drilling results for Palos Chinos are shown in Figures 7.15 to 7.18 and for Mochomera in Figure 7.19 to 7.21.

P&E Mining Consultants Inc. Report No. 474 Page 174 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG23-422	SAN_PABLO_SUR	Main	92.00	97.50	5.50	4.205	11.8
SJG23-422	SAN_PABLO_SUR	including	92.00	94.00	2.00	9.717	23.2
SJG23-423	SAN_PABLO_SUR	Main	114.70	121.00	6.30	1.256	8.3
SJG23-423	SAN_PABLO_SUR	including	120.45	121.00	0.55	5.368	3.0
SJG23-424	SAN_PABLO_SUR	Main	127.50	128.95	1.45	2.164	14.2
SJG23-424	SAN_PABLO_SUR	including	127.50	128.35	0.85	3.634	1.2
SJG23-425	SAN_PABLO_SUR	Main	110.80	119.00	8.20	1.507	13.9
SJG23-425	SAN_PABLO_SUR	including	116.00	117.80	1.80	4.023	38.3
SJG23-426	SAN_PABLO_SUR	Main	115.00	121.00	6.00	9.047	5.7
SJG23-426	SAN_PABLO_SUR	including	116.80	117.50	0.70	74.300	31.8
SJG23-426	SAN_PABLO_SUR	Main	225.00	227.50	2.50	3.378	1.3
SJG23-426	SAN_PABLO_SUR	including	226.50	227.50	1.00	8.080	2.9
SJG23-428	SAN_PABLO_SUR	Main	108.00	108.50	0.50	3.690	33.2
SJG23-429	SAN_PABLO_SUR	Main	97.00	99.00	2.00	27.000	47.3
SJG23-429	SAN_PABLO_SUR	Main	144.00	145.20	1.20	33.245	21.9
SJG23-429	SAN_PABLO_SUR	including	144.50	145.20	0.70	56.800	36.5
SJG23-430	SAN_PABLO_SUR	Main	144.95	146.30	1.35	1.831	19.8
SJG23-432	SAN_PABLO_SUR	Main	257.40	258.00	0.60	5.986	10.7
SJG23-433	SAN_PABLO_SUR	Main	132.00	134.30	2.30	3.198	7.1
SJG23-433	SAN_PABLO_SUR	including	132.90	133.80	0.90	7.796	12.3
SJG23-434	SAN_PABLO_DOWN_DIP	Main	177.60	178.60	1.00	2.788	6.4
SJG23-434	SAN_PABLO_DOWN_DIP	including	178.10	178.60	0.50	5.269	7.5
SJG23-436	SAN_PABLO_DOWN_DIP	Main	137.35	152.50	15.15	0.475	2.5
SJG23-436	SAN_PABLO_DOWN_DIP	including	144.70	145.40	0.70	3.845	29.2
SJG23-438	SAN_PABLO_DOWN_DIP	Main	184.20	184.70	0.50	1.116	6.1

P&E Mining Consultants Inc. Report No. 474 Page 175 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG23-438	SAN_PABLO_DOWN_DIP	Main	236.00	240.00	4.00	1.816	2.7
SJG23-438	SAN_PABLO_DOWN_DIP	including	239.50	240.00	0.50	12.900	8.3
SJG23-439	SAN_PABLO_DOWN_DIP	Main	172.40	173.10	0.70	0.814	28.6
SJG23-439	SAN_PABLO_DOWN_DIP	Main	221.65	222.15	0.50	3.341	100.0
SJG23-444	SAN_PABLO_DOWN_DIP	Main	136.00	138.55	2.55	7.191	14.1
SJG23-444	SAN_PABLO_DOWN_DIP	including	137.15	138.55	1.40	12.900	24.2
SJG23-445	SAN_PABLO_DOWN_DIP	Main	285.80	289.00	3.20	1.073	0.9
SJG23-445	SAN_PABLO_DOWN_DIP	including	285.80	286.30	0.50	5.355	0.5
SJG23-446	SAN_PABLO_DOWN_DIP	Main	335.75	336.35	0.60	1.673	9.4
SJG23-448	SAN_PABLO_DOWN_DIP	Main	381.00	381.60	0.60	5.583	19.5
SJG23-449	SAN_PABLO_SUR	Main	248.35	253.00	4.65	2.261	3.2
SJG23-449	SAN_PABLO_SUR	including	250.80	253.00	2.20	4.541	3.3
SJG23-450	SAN_PABLO_SUR	Main	225.80	226.30	0.50	0.334	25.9
SJG23-450	SAN_PABLO_SUR	Main	285.00	309.00	24.00	0.440	1.0
SJG23-450	SAN_PABLO_SUR	including	290.50	291.50	1.00	5.323	9.1
SJG23-451	SAN_PABLO_SUR	Main	252.00	258.00	6.00	0.469	0.4
SJG23-451	SAN_PABLO_SUR	Main	288.00	292.50	4.50	0.444	0.7
SJG23-452	SAN_PABLO_SUR	Main	223.00	231.20	8.20	0.785	1.6
SJG23-452	SAN_PABLO_SUR	including	223.90	224.40	0.50	7.216	3.1
SJG23-452	SAN_PABLO_SUR	Main	247.00	257.00	10.00	0.534	0.2
SJG23-452	SAN_PABLO_SUR	Main	261.00	269.00	8.00	0.905	0.3
SJG23-452	SAN_PABLO_SUR	Main	285.00	287.00	2.00	0.938	2.2
SJG23-453	SAN_PABLO_SUR	Main	20.00	22.00	2.00	0.765	0.2
SJG23-453	SAN_PABLO_SUR	Main	26.00	30.00	4.00	0.209	0.2
SJG23-453	SAN_PABLO_SUR	Main	181.00	183.00	2.00	0.762	18.2
SJG23-453	SAN_PABLO_SUR	Main	258.00	260.00	2.00	0.857	0.8

P&E Mining Consultants Inc. Report No. 474 Page 176 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG23-453	SAN_PABLO_SUR	Main	266.00	267.00	1.00	3.864	2.2
SJG23-453	SAN_PABLO_SUR	Main	492.00	492.50	0.50	4.859	8.3
SJG23-454	SAN_PABLO_SUR	Main	125.00	125.50	0.50	1.286	2.7
SJG23-454	SAN_PABLO_SUR	Main	189.00	195.00	6.00	0.986	0.7
SJG23-455	SAN_PABLO_SUR	Main	39.90	42.00	2.10	2.728	5.7
SJG23-455	SAN_PABLO_SUR	including	40.50	42.00	1.50	3.716	3.7
SJG23-455	SAN_PABLO_SUR	Main	70.00	72.00	2.00	2.381	1.8
SJG23-455	SAN_PABLO_SUR	Main	168.00	171.30	3.30	0.727	12.6
SJG23-455	SAN_PABLO_SUR	including	168.00	169.40	1.40	1.071	5.2
SJG23-456	SAN_PABLO_SUR	Main	53.70	54.20	0.50	0.514	31.8
SJG23-456	SAN_PABLO_SUR	Main	70.65	71.15	0.50	3.907	19.3
SJG23-456	SAN_PABLO_SUR	Main	76.40	76.90	0.50	1.526	24.2
SJG23-456	SAN_PABLO_SUR	Main	138.00	140.00	2.00	0.353	2.3
SJG23-456	SAN_PABLO_SUR	Main	158.60	159.10	0.50	1.110	0.7
SJG23-457	SAN_PABLO_SUR	Main	98.50	108.00	9.50	0.973	6.7
SJG23-457	SAN_PABLO_SUR	Main	138.00	142.00	4.00	3.788	4.8
SJG23-457	SAN_PABLO_SUR	including	138.00	140.00	2.00	5.684	8.2
SJG23-457	SAN_PABLO_SUR	Main	187.00	199.00	12.00	0.274	1.3
SJG23-457	SAN_PABLO_SUR	Main	205.00	227.40	22.40	0.756	5.3
SJG23-457	SAN_PABLO_SUR	including	212.00	214.50	2.50	2.273	11.1
SJG23-458	SAN_PABLO_SUR	Main	91.00	96.60	5.60	1.371	21.8
SJG23-458	SAN_PABLO_SUR	including	95.40	96.60	1.20	5.069	97.4
SJG23-458	SAN_PABLO_SUR	Main	206.00	220.00	14.00	0.484	5.2
SJG23-459	LA_MOCHOMERA	Main	7.50	14.00	6.50	0.440	7.4
SJG23-459	LA_MOCHOMERA	Main	21.60	22.10	0.50	1.363	23.8
SJG23-459	LA_MOCHOMERA	Main	59.50	67.00	7.50	8.047	11.6
P&E Mining Consultants Inc. Report No. 474 Page 177 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG23-459	LA_MOCHOMERA	including	62.70	65.30	2.60	22.200	30.3
SJG23-459	LA_MOCHOMERA	Main	71.00	75.00	4.00	1.004	2.5
SJG23-459	LA_MOCHOMERA	Main	90.00	94.00	4.00	0.673	6.9
SJG23-459	LA_MOCHOMERA	Main	98.00	102.00	4.00	0.292	3.6
SJG23-460	LA_MOCHOMERA	Main	57.20	57.70	0.50	0.687	7.2
SJG23-460	LA_MOCHOMERA	Main	75.00	79.50	4.50	0.927	2.2
SJG23-460	LA_MOCHOMERA	Main	83.50	86.00	2.50	0.372	4.5
SJG23-460	LA_MOCHOMERA	Main	88.85	103.00	14.15	1.309	3.8
SJG23-460	LA_MOCHOMERA	including	93.00	94.00	1.00	5.931	10.7
SJG23-460	LA_MOCHOMERA	including	94.70	95.30	0.60	5.369	12.2
SJG23-461	LA_MOCHOMERA	Main	4.00	8.00	4.00	8.821	3.1
SJG23-461	LA_MOCHOMERA	including	4.00	6.00	2.00	16.800	5.0
SJG23-461	LA_MOCHOMERA	Main	100.40	107.00	6.60	8.111	10.9
SJG23-461	LA_MOCHOMERA	including	100.40	101.60	1.20	15.300	27.8
SJG23-461	LA_MOCHOMERA	AND	103.80	105.40	1.60	18.600	13.1
SJG23-461	LA_MOCHOMERA	Main	291.00	293.00	2.00	3.027	2.9
SJG23-462	LA_MOCHOMERA	Main	109.50	110.00	0.50	4.314	30.8
SJG23-462	LA_MOCHOMERA	Main	178.95	184.00	5.05	16.741	8.4
SJG23-462	LA_MOCHOMERA	including	178.95	180.85	1.90	42.418	20.7
SJG23-463	LA_MOCHOMERA	Main	119.00	125.00	6.00	4.284	2.6
SJG23-463	LA_MOCHOMERA	including	120.00	121.20	1.20	7.182	7.1
SJG23-463	LA_MOCHOMERA	AND	123.00	125.00	2.00	7.320	1.3
SJG23-463	LA_MOCHOMERA	Main	148.50	149.00	0.50	2.025	0.6
SJG23-463	LA_MOCHOMERA	Main	219.25	225.00	5.75	1.141	0.6
SJG23-464	LA_MOCHOMERA	Main	263.00	269.00	6.00	2.606	1.5
SJG23-464	LA_MOCHOMERA	including	263.00	267.00	4.00	3.717	2.1

P&E Mining Consultants Inc. Report No. 474 Page 178 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG23-465	LA_MOCHOMERA	Main	147.00	147.50	0.50	2.291	8.0
SJG23-465	LA_MOCHOMERA	Main	172.00	182.00	10.00	2.022	5.2
SJG23-465	LA_MOCHOMERA	including	173.10	175.20	2.10	7.016	6.3
SJG23-466	LA_MOCHOMERA	Main	36.50	38.50	2.00	0.296	4.3
SJG23-466	LA_MOCHOMERA	Main	62.00	64.00	2.00	0.954	4.0
SJG23-466	LA_MOCHOMERA	Main	107.50	108.00	0.50	0.474	4.5
SJG23-466	LA_MOCHOMERA	Main	116.00	117.50	1.50	0.608	4.7
SJG23-466	LA_MOCHOMERA	Main	177.00	177.65	0.65	0.279	1.6
SJG23-466	LA_MOCHOMERA	Main	189.80	193.15	3.35	0.452	2.2
SJG23-466	LA_MOCHOMERA	Main	226.00	230.00	4.00	0.415	0.4
SJG23-466	LA_MOCHOMERA	Main	248.30	250.90	2.60	1.254	8.0
SJG23-466	LA_MOCHOMERA	Main	260.20	262.00	1.80	0.337	0.3
SJG23-467	LA_MOCHOMERA	Main	55.50	56.00	0.50	1.260	8.4
SJG23-467	LA_MOCHOMERA	Main	82.00	84.05	2.05	3.758	6.9
SJG23-467	LA_MOCHOMERA	including	83.20	84.05	0.85	8.959	14.4
SJG23-467	LA_MOCHOMERA	Main	127.20	134.20	7.00	2.106	2.0
SJG23-467	LA_MOCHOMERA	including	129.30	130.10	0.80	8.775	6.9
SJG23-467	LA_MOCHOMERA	including	133.50	134.20	0.70	5.442	3.1
SJG23-468	LA_MOCHOMERA	Main	25.00	30.00	5.00	2.014	3.8
SJG23-468	LA_MOCHOMERA	including	26.80	28.00	1.20	4.402	3.8
SJG23-468	LA_MOCHOMERA	Main	156.85	162.45	5.60	9.419	5.4
SJG23-468	LA_MOCHOMERA	including	156.85	160.10	3.25	15.202	7.6
SJG23-469	LA_MOCHOMERA	Main	33.00	37.00	4.00	3.544	10.8
SJG23-469	LA_MOCHOMERA	including	33.00	35.25	2.25	5.547	17.4
SJG23-469	LA_MOCHOMERA	Main	40.50	41.00	0.50	1.788	6.3
SJG23-469	LA_MOCHOMERA	Main	74.25	75.85	1.60	3.559	12.3

P&E Mining Consultants Inc. Report No. 474 Page 179 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG23-469	LA_MOCHOMERA	Main	126.00	132.00	6.00	4.010	6.0
SJG23-469	LA_MOCHOMERA	including	127.60	130.75	3.15	6.898	9.0
SJG23-469	LA_MOCHOMERA	Main	147.60	152.00	4.40	1.015	1.8
SJG23-469	LA_MOCHOMERA	Main	224.00	226.00	2.00	1.830	0.6
SJG23-469	LA_MOCHOMERA	Main	266.00	270.00	4.00	1.049	1.2
SJG23-470	LA_MOCHOMERA	Main	27.40	33.20	5.80	5.891	7.3
SJG23-470	LA_MOCHOMERA	including	27.40	28.00	0.60	34.600	20.3
SJG23-470	LA_MOCHOMERA	including	32.40	33.20	0.80	4.681	8.3
SJG23-470	LA_MOCHOMERA	Main	59.00	71.10	12.10	1.298	2.8
SJG23-470	LA_MOCHOMERA	including	60.55	61.40	0.85	8.131	6.9
SJG23-470	LA_MOCHOMERA	including	70.50	71.10	0.60	6.491	10.2
SJG23-470	LA_MOCHOMERA	Main	81.65	87.00	5.35	5.148	6.3
SJG23-470	LA_MOCHOMERA	including	82.70	83.25	0.55	11.700	25.6
SJG23-470	LA_MOCHOMERA	AND	84.35	87.00	2.65	6.719	4.8
SJG23-470	LA_MOCHOMERA	Main	102.50	103.00	0.50	1.560	10.6
SJG23-470	LA_MOCHOMERA	Main	132.00	138.00	6.00	3.383	3.5
SJG23-470	LA_MOCHOMERA	including	134.30	136.00	1.70	8.662	9.3
SJG23-470	LA_MOCHOMERA	Main	257.00	266.00	9.00	0.598	0.5
SJG23-470	LA_MOCHOMERA	including	259.00	259.90	0.90	3.450	0.9
SJG23-473	LA_MOCHOMERA	Main	65.15	77.90	12.75	4.600	4.4
SJG23-473	LA_MOCHOMERA	including	65.15	66.30	1.15	17.700	5.8
SJG23-473	LA_MOCHOMERA	including	69.15	72.30	3.15	3.573	3.4
SJG23-473	LA_MOCHOMERA	including	73.30	76.75	3.45	4.965	7.2
SJG23-473	LA_MOCHOMERA	Main	88.20	91.20	3.00	3.933	24.6
SJG23-473	LA_MOCHOMERA	including	88.20	91.20	3.00	3.933	24.6
SJG23-484	LA_MOCHOMERA	Main	115.70	116.80	1.10	2.911	3.9

P&E Mining Consultants Inc. Report No. 474 Page 180 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG23-484	LA_MOCHOMERA	including	116.25	116.75	0.50	4.780	0.5
SJG23-484	LA_MOCHOMERA	Main	131.00	131.50	0.50	9.076	10.9
SJG23-484	LA_MOCHOMERA	including	131.00	131.50	0.50	9.076	10.9
SJG24-501	LA_MOCHOMERA	Main	98.30	103.00	4.70	8.823	25.6
SJG24-501	LA_MOCHOMERA	including	100.20	101.90	1.70	19.082	45.7
SJG24-501	LA_MOCHOMERA	Main	281.35	281.85	0.50	2.326	2.2
SJG24-502	LA_MOCHOMERA	Main	0.00	3.70	3.70	2.160	7.4
SJG24-502	LA_MOCHOMERA	Main	65.00	67.50	2.50	5.383	6.8
SJG24-502	LA_MOCHOMERA	including	66.00	67.50	1.50	8.798	9.9
SJG24-502	LA_MOCHOMERA	Main	113.00	115.50	2.50	0.994	2.8
SJG24-502	LA_MOCHOMERA	Main	120.80	122.15	1.35	13.218	26.9
SJG24-502	LA_MOCHOMERA	including	121.50	122.15	0.65	25.600	51.7
SJG24-503	LA_MOCHOMERA	Main	38.00	41.00	3.00	11.153	5.8
SJG24-503	LA_MOCHOMERA	including	38.00	39.00	1.00	10.800	5.9
SJG24-503	LA_MOCHOMERA	including	40.00	41.00	1.00	22.600	9.9
SJG24-503	LA_MOCHOMERA	Main	112.00	126.50	14.50	2.176	5.3
SJG24-503	LA_MOCHOMERA	including	124.00	126.50	2.50	9.983	24.7
SJG24-503	LA_MOCHOMERA	Main	188.00	196.00	8.00	0.928	2.4
SJG24-504	PALOS_CHINOS	Main	0.00	2.00	2.00	1.181	1.0
SJG24-504	PALOS_CHINOS	Main	144.80	145.30	0.50	5.170	21.7
SJG24-504	PALOS_CHINOS	Main	202.00	208.00	6.00	1.053	0.3
SJG24-504	PALOS_CHINOS	Main	241.00	243.00	2.00	1.892	0.2
SJG24-505	LA_MOCHOMERA	Main	134.00	136.00	2.00	0.995	1.5
SJG24-506	PALOS_CHINOS	Main	42.00	43.50	1.50	2.428	2.1
SJG24-506	PALOS_CHINOS	Main	52.70	56.75	4.05	0.940	2.2
SJG24-506	PALOS_CHINOS	Main	89.00	91.70	2.70	0.858	10.0

P&E Mining Consultants Inc. Report No. 474 Page 181 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG24-507	LA_MOCHOMERA	Main	14.00	21.00	7.00	0.875	3.7
SJG24-507	LA_MOCHOMERA	Main	130.00	133.05	3.05	1.215	3.0
SJG24-507	LA_MOCHOMERA	Main	172.00	174.50	2.50	0.896	6.2
SJG24-508	PALOS_CHINOS	Main	38.00	42.50	4.50	3.556	1.6
SJG24-508	PALOS_CHINOS	including	39.10	41.00	1.90	7.473	2.7
SJG24-509	LA_MOCHOMERA	Main	0.00	3.00	3.00	1.124	1.6
SJG24-509	LA_MOCHOMERA	Main	65.00	72.25	7.25	1.250	3.0
SJG24-510	LA_MOCHOMERA	Main	90.65	97.20	6.55	3.042	6.2
SJG24-510	LA_MOCHOMERA	including	95.30	97.20	1.90	7.387	13.6
SJG24-510	LA_MOCHOMERA	Main	196.30	203.90	7.60	13.926	5.1
SJG24-510	LA_MOCHOMERA	including	196.30	198.30	2.00	51.900	18.4
SJG24-510	LA_MOCHOMERA	Main	212.00	227.00	15.00	3.916	2.6
SJG24-510	LA_MOCHOMERA	including	215.90	221.00	5.10	6.182	2.7
SJG24-510	LA_MOCHOMERA	including	223.00	225.00	2.00	6.263	6.0
SJG24-511	LA_MOCHOMERA	Main	88.50	90.00	1.50	1.062	2.7
SJG24-511	LA_MOCHOMERA	Main	152.00	158.00	6.00	5.519	28.9
SJG24-511	LA_MOCHOMERA	including	156.00	158.00	2.00	15.191	80.1
SJG24-512	LA_MOCHOMERA	Main	62.00	64.50	2.50	0.799	4.8
SJG24-512	LA_MOCHOMERA	Main	111.20	111.75	0.55	11.400	9.9
SJG24-513	LA_MOCHOMERA	Main	40.25	40.75	0.50	0.369	6.0
SJG24-513	LA_MOCHOMERA	Main	59.25	60.45	1.20	3.545	6.9
SJG24-514	LA_MOCHOMERA	Main	42.05	45.05	3.00	4.227	5.7
SJG24-514	LA_MOCHOMERA	including	42.05	43.05	1.00	8.250	11.0
SJG24-514	LA_MOCHOMERA	Main	94.15	94.80	0.65	5.975	4.5
SJG24-515	LA_MOCHOMERA	Main	49.00	53.40	4.40	3.513	9.2
SJG24-515	LA_MOCHOMERA	including	52.00	53.40	1.40	6.342	9.6

P&E Mining Consultants Inc. Report No. 474 Page 182 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Selected Assay Intercepts
Drill Hole ID	Mineralized Zone	Intercept	From (m)	To (m)	Interval (m)	Au (g/t)	Ag (g/t)
SJG24-515	LA_MOCHOMERA	Main	59.00	64.15	5.15	4.391	8.6
SJG24-515	LA_MOCHOMERA	including	61.00	64.15	3.15	6.158	11.7
SJG24-516	PALOS_CHINOS	Main	37.00	42.00	5.00	3.024	3.6
SJG24-516	PALOS_CHINOS	including	37.85	39.35	1.50	8.424	8.3
SJG24-516	PALOS_CHINOS	Main	139.00	139.50	0.50	3.318	16.3
SJG24-517	LA_MOCHOMERA	Main	105.00	110.00	5.00	2.350	22.4
SJG24-517	LA_MOCHOMERA	including	106.75	108.15	1.40	5.782	31.6
SJG24-517	LA_MOCHOMERA	Main	176.00	182.00	6.00	0.980	1.4
SJG24-517	LA_MOCHOMERA	Main	200.00	202.00	2.00	1.623	3.9
SJG24-518	LA_MOCHOMERA	Main	0.00	4.00	4.00	9.587	7.4
SJG24-518	LA_MOCHOMERA	including	0.00	2.00	2.00	16.200	9.3
SJG24-518	LA_MOCHOMERA	Main	162.00	173.00	11.00	2.430	2.7
SJG24-518	LA_MOCHOMERA	including	164.60	165.70	1.10	9.487	7.3
SJG24-518	LA_MOCHOMERA	including	166.80	168.00	1.20	5.209	5.3
SJG24-519	PALOS_CHINOS	Main	56.70	67.65	10.95	3.498	1.8
SJG24-519	PALOS_CHINOS	including	59.80	61.50	1.70	6.258	2.1
SJG24-519	PALOS_CHINOS	including	63.00	66.00	3.00	8.266	2.9
SJG24-520	LA_MOCHOMERA	Main	178.20	180.00	1.80	0.369	14.2
SJG24-521	PALOS_CHINOS	Main	57.90	61.70	3.80	1.889	5.1
SJG24-521	PALOS_CHINOS	including	57.90	59.00	1.10	4.166	15.6
SJG24-521	PALOS_CHINOS	Main	101.15	103.45	2.30	1.690	1.4
SJG24-521	PALOS_CHINOS	including	101.15	102.40	1.25	2.928	2.4

P&E Mining Consultants Inc. Report No. 474 Page 183 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Drilling Program Summary
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Target	Azimuth (°)	Dip (°)
SJG23-422	212,636	2,896,807	642.47	232.50	San_Pablo	106	-60
SJG23-423	212,619	2,896,855	646.31	259.50	San_Pablo	112	-45
SJG23-424	212,618	2,896,855	646.18	248.00	San_Pablo	0	-90
SJG23-425	212,618	2,896,855	646.29	241.00	San_Pablo	112	-60
SJG23-426	212,629	2,896,934	646.83	253.50	San_Pablo	112	-45
SJG23-427	212,628	2,896,935	646.76	227.50	San_Pablo	0	-90
SJG23-428	212,629	2,896,935	646.78	238.50	San_Pablo	112	-60
SJG23-429	212,535	2,896,848	634.62	274.50	San_Pablo	112	-60
SJG23-430	212,535	2,896,849	634.71	281.00	San_Pablo	0	-90
SJG23-431	212,569	2,896,781	638.93	289.50	San_Pablo	112	-45
SJG23-432	212,569	2,896,781	638.99	290.00	San_Pablo	112	-60
SJG23-433	212,568	2,896,782	639.09	265.50	San_Pablo	0	-90
SJG23-434	212,789	2,897,314	666.54	275.50	San_Pablo	0	-90
SJG23-435	212,836	2,897,334	665.53	302.50	San_Pablo	0	-90
SJG23-436	212,704	2,897,263	684.37	299.50	San_Pablo	0	-90
SJG23-437	212,715	2,897,229	695.39	314.50	San_Pablo	0	-90
SJG23-438	212,706	2,897,210	703.55	320.50	San_Pablo	0	-90
SJG23-439	212,552	2,897,232	710.81	331.50	San_Pablo	112	-60
SJG23-440	212,551	2,897,232	710.77	419.50	San_Pablo	0	-90
SJG23-441	212,602	2,897,153	709.10	401.00	San_Pablo	0	-90
SJG23-442	212,627	2,896,934	645.52	151.50	San_Pablo	130	-45
SJG23-443	212,626	2,896,937	645.60	151.50	San_Pablo	117	-47
SJG23-444	212,631	2,896,973	642.10	181.50	San_Pablo	160	-45
SJG23-445	212,601	2,897,178	708.62	326.50	San_Pablo	0	-90
SJG23-446	212,637	2,897,152	689.15	344.00	San_Pablo	112	-85
SJG23-447	212,517	2,897,095	703.57	380.50	San_Pablo	0	-90
SJG23-448	212,518	2,897,095	703.57	404.00	San_Pablo	112	-70
SJG23-449	212,556	2,896,659	629.09	298.50	San_Pablo	130	-80
SJG23-450	212,542	2,896,728	642.49	314.50	San_Pablo	0	-90
SJG23-451	212,502	2,896,689	645.60	292.50	San_Pablo	130	-80
SJG23-452	212,437	2,896,679	646.19	409.50	San_Pablo	130	-75
SJG23-453	212,487	2,896,612	630.78	526.50	San_Pablo	130	-75
SJG23-454	212,780	2,896,798	633.66	195.00	San_Pablo	112	-45
SJG23-455	212,764	2,896,874	630.65	196.00	San_Pablo	112	-45
SJG23-456	212,772	2,896,943	667.48	259.50	San_Pablo	112	-75
SJG23-457	212,734	2,896,957	673.33	241.50	San_Pablo	112	-75

P&E Mining Consultants Inc. Report No. 474 Page 184 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Drilling Program Summary
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Target	Azimuth (°)	Dip (°)
SJG23-458	212,737	2,896,923	670.85	232.50	San_Pablo	112	-60
SJG23-459	212,870	2,896,581	647.51	271.50	La_Union_M	132	-50
SJG23-460	212,847	2,896,560	642.14	292.50	La_Union_M	132	-50
SJG23-461	212,833	2,896,547	641.51	388.50	La_Union_M	130	-50
SJG23-462	212,751	2,896,620	638.31	367.50	La_Union_M	130	-50
SJG23-463	212,847	2,896,643	653.99	343.50	La_Union_M	130	-60
SJG23-464	212,745	2,896,739	640.75	274.50	La_Union_M	112	-60
SJG23-465	212,791	2,896,721	655.65	235.50	La_Union_M	112	-60
SJG23-466	212,752	2,896,622	638.52	325.00	La_Union_M	130	-75
SJG23-467	212,833	2,896,612	648.02	331.50	La_Union_M	130	-55
SJG23-468	212,828	2,896,586	642.79	254.50	La_Union_M	0	-90
SJG23-469	212,815	2,896,569	640.73	343.50	La_Union_M	130	-55
SJG23-470	212,797	2,896,543	630.41	326.00	La_Union_M	130	-60
SJG23-471	213,440	2,898,135	760.33	269.50	Tres_Amigos	0	-90
SJG23-472	212,848	2,896,503	640.87	379.50	La_Union_M	130	-50
SJG23-473	212,829	2,896,683	660.84	370.50	La_Union_M	112	-50
SJG23-474	212,824	2,896,513	634.37	310.50	La_Union_M	130	-55
SJG23-475	212,855	2,896,637	653.72	303.00	La_Union_M	130	-75
SJG23-476	212,781	2,896,593	636.61	302.00	La_Union_M	130	-70
SJG23-477	212,827	2,896,680	660.83	314.00	La_Union_M	130	-67
SJG23-478	212,837	2,896,594	644.39	302.00	La_Union_M	130	-60
SJG23-479	212,876	2,896,604	651.06	317.00	La_Union_M	130	-60
SJG23-480	212,825	2,896,571	642.04	310.50	La_Union_M	130	-60
SJG23-481	212,736	2,896,566	618.53	329.00	La_Union_M	130	-60
SJG23-482	212,717	2,896,588	624.77	41.50	La_Union_M	130	-60
SJG23-483	212,802	2,896,497	630.96	292.50	La_Union_M	130	-60
SJG23-484	212,774	2,896,519	618.47	287.00	La_Union_M	130	-70
SJG23-485	212,753	2,896,460	618.30	259.50	La_Union_M	130	-60
SJG23-486	212,856	2,896,656	665.41	299.00	La_Union_M	130	-60
SJG23-487	212,900	2,896,632	671.70	290.00	La_Union_M	130	-60
SJG23-488	212,739	2,896,442	608.21	308.00	La_Union_M	130	-60
SJG23-489	212,853	2,896,693	674.44	321.00	La_Union_M	130	-60
SJG23-490	212,721	2,896,455	609.47	308.00	La_Union_M	130	-60
SJG23-491	212,774	2,896,472	627.99	292.50	La_Union_M	130	-60
SJG23-492	212,726	2,896,476	610.22	317.00	La_Union_M	130	-60
SJG23-493	212,833	2,896,446	630.04	286.50	La_Union_M	130	-60
SJG23-494	212,751	2,896,499	609.18	275.00	La_Union_M	130	-60

P&E Mining Consultants Inc. Report No. 474 Page 185 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 7. 2023-2024 Drilling Program Summary
Drill Hole ID	Easting	Northing	Elev-ation (masl)	Length (m)	Target	Azimuth (°)	Dip (°)
SJG23-495	212,798	2,896,544	630.33	272.00	La_Union_M	130	-70
SJG23-496	212,751	2,896,500	608.99	149.00	La_Union_M	0	-90
SJG24-497	212,884	2,896,396	630.38	296.00	Palos_Chinos	60	-50
SJG24-498	212,789	2,896,656	649.26	281.00	La_Union_M	130	-75
SJG24-499	212,659	2,896,489	590.82	287.00	La_Union_M	130	-60
SJG24-500	212,688	2,896,444	599.64	54.00	La_Union_M	130	-75
SJG24-501	212,843	2,896,476	649.29	301.50	La_Union_M	130	-60
SJG24-502	212,731	2,896,321	546.02	232.50	Palos_Chinos	60	-60
SJG24-503	212,659	2,896,488	590.77	316.00	La_Union_M	0	-90
SJG24-504	212,741	2,896,210	538.64	317.00	Palos_Chinos	0	-90
SJG24-505	212,656	2,896,563	605.59	257.00	La_Union_M	130	-80
SJG24-506	212,805	2,896,286	553.66	215.00	La_Union_M	60	-60
SJG24-507	212,716	2,896,505	602.60	227.50	La_Union_M	0	-90
SJG24-508	212,891	2,896,217	564.08	206.00	Palos_Chinos	60	-60
SJG24-509	212,881	2,896,560	642.65	166.50	La_Union_M	130	-45
SJG24-510	212,809	2,896,460	633.78	227.00	La_Union_M	130	-60
SJG24-511	212,782	2,896,430	607.66	200.00	La_Union_M	130	-60
SJG24-512	212,820	2,896,424	617.97	182.00	La_Union_M	130	-60
SJG24-513	212,867	2,896,419	627.67	200.00	La_Union_M	130	-55
SJG24-514	212,911	2,896,366	634.95	242.00	Palos_Chinos	60	-60
SJG24-515	212,885	2,896,504	653.97	206.00	La_Union_M	130	-50
SJG24-516	212,939	2,896,308	631.57	208.50	Palos_Chinos	60	-60
SJG24-517	212,841	2,896,475	649.35	212.00	La_Union_M	130	-45
SJG24-518	212,828	2,896,618	647.96	200.00	La_Union_M	0	-90
SJG24-519	212,861	2,896,380	612.58	188.00	Palos_Chinos	60	-60
SJG24-520	212,834	2,896,655	656.45	191.50	La_Union_M	0	-90
SJG24-521	212,848	2,896,404	614.49	164.00	Palos_Chinos	60	-60

P&E Mining Consultants Inc. Report No. 474 Page 186 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Palos Chinos Cross Section 1

212600 E
212700 E
212800 E
212900 E
213000 E
213100 E
213200 E
700 RL
600 RL
500 RL
400 RL
300 RL
SJG24-513
SJG24-517
SJG24-515
SJG24-512
SJG23-493
SJG23-472
SJG24-501
SJG24-511
SJG24-510
SJG23-474
SJG23-461
SJG23-460
SJG23-459
SJG23-488
SJG23-485
SJG23-491
SJG23-483
SJG23-490
SJG23-470
SJG23-469
SJG24-502
SJG23-492
0 50 100
Meters
1:1,800
LEYENDA
Au_ppm_Final
0.5 - 1.0
1.0 - 2.7
2.7 - 4.0
4.0 - 6.0
> 6.0
GEOLOGÍA
Andesita
Metasedimento
Riodacita
SURFACE
Underground
Trace
Collar

Source: DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 187 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Palos Chinos Cross Section 2

212600 E
212700 E
212800 E
212900 E
213000 E
213100 E
213200 E
700 RL
600 RL
500 RL
400 RL
300 RL
SJG24-513
SJG24-517
SJG24-515
SJG24-512
SJG23-493
SJG23-472
SJG24-501
SJG24-511
SJG24-510
SJG23-474
SJG23-461
SJG23-460
SJG23-459
SJG23-488
SJG23-485
SJG23-491
SJG23-483
SJG23-490
SJG23-469
SJG23-470
SJG24-502
SJG23-492
0
50
100
Meters
1:1,800
LEYENDA
Au_ppm_Final
0.5 - 1.0
1.0 - 2.7
2.7 - 4.0
4.0 - 6.0
> 6.0
GEOLOGÍA
Andesita
Metasedimento
Riodacita
SURFACE
Underground
Trace
Collar

Source: DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 188 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Palos Chinos Cross Section 3

700 RL
600 RL
500 RL
400 RL
300 RL
200 RL
212600 E
212700 E
212800 E
212900 E
213000 E
213100 E
SJG10-193
SJG07-042
SJG11-282
SJG09-141
SJG24-516
SJG23-472
0
50
100
Meters
1:1,800
LEYENDA
Au_ppm_Final
0.5 - 1.0
1.0 - 2.7
2.7 - 4.0
4.0 - 6.0
> 6.0
GEOLOGÍA
Andesita
Metasedimento
Riodacita
SURFACE
Underground
Trace
Collar

Source: DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 189 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Palos Chinos Cross Section 4

212600 E
212700 E
212800 E
212900 E
213000 E
600 RL
500 RL
400 RL
300 RL
SJG10-196
SJG11-285
SJG10-160
SJG24-508
0
50
100
Meters
1:1,400
LEYENDA
Au_ppm_Final
0.5 - 1.0
1.0 - 2.7
2.7 - 4.0
4.0 - 6.0
> 6.0
GEOLOGÍA
Andesita
Metasedimento
Riodacita
SURFACE
Underground
Trace
Collar

Source: DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 190 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Mochomera Cross Section 1

212600 E
212700 E
212800 E
212900 E
213000 E
213100 E
700 RL
600 RL
500 RL
400 RL
300 RL
SJG22-410
SJG22-409
SJG22-408
SJG10-214
SJG24-509
SJG08-061
SJG24-518
SJG24-497
SJG23-431
SJG23-429
SJG23-432
SJG08-072
SJG24-498
SJG23-478
SJG23-467
0
50
100
Meters
1:1,500
LEYENDA
Au_ppm_Final
0.5 - 1.0
1.0 - 2.7
2.7 - 4.0
4.0 - 6.0
> 6.0
GEOLOGÍA
Andesita
Metasedimento
Riodacita
SURFACE
Underground
Trace
Collar

Source: DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 191 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Mochomera Cross Section 2

Source: DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 192 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 7. Mochomera Cross Section 3

212500 E
212600 E
212700 E
212800 E
212900 E
213000 E
700 RL
600 RL
500 RL
400 RL
300 RL
SJG23-431
SJG23-432
SJG23-433
SJG22-408
SJG22-407
SJG08-120
SJG08-076
SJG23-466
SJG10-211
SJG23-476
SJG23-462
SJG23-469
SJG23-461
SJG24-497
SJG24-515
SJG24-514
LEYENDA
Au_ppm_Final
0.5 - 1.0
1.0 - 2.7
2.7 - 4.0
4.0 - 6.0
> 6.0
GEOLOGÍA
Andesita
Metasedimento
Riodacita
SURFACE
Underground
Trace
Collar
0
50
100
Meters
1:1,500

Source: DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 193 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

8.0 Sample Preparation, Analysis and Security

8.1 Historical Drill Hole Sampling at SJG (2007 to 2011)

Three basic periods of drilling and sample collection have taken place by previous operators at the SJG Project. Peñoles completed 11 short reverse circulation drill holes at various locations near San Pablo and La Union areas in 1992. However, these data were not well kept and the quality of the assays is questionable, and therefore not included in the current Mineral Resource data.
There is also no information available regarding any Quality Assurance / Quality Control (“QA/QC”) procedures undertaken at the Project during Golden Hemlock’s 1997 drill program. The larger drill programs completed in 2007 to 2008 and 2009 to 2011 incorporated QA/QC protocol for all 38,151 samples included in the current MRE, taken from 298 diamond drill holes. It is these phases of drilling at the Project that are covered in this section of the Report.

8.1.1 Historical Sample Preparation and Security

Project geologists first logged and marked the drill core at storage facilities in SJG, whereas technicians later split the individual drill core lengths with a diamond saw, placed half the drill core in a plastic bag, numbered the bags for the laboratory, and closed them with security clips, before shipping them to the laboratory. The remaining half of the drill core is stored in warehouse on-site at the Dyna de Mexico camp in San José de Gracia.

8.1.2 Historical Sample Preparation and Analysis

The half drill core samples were trucked to Hermosillo, Mexico where Sonora Sample Preparation SA de CV (“SSP”) crushed each sample to -150 mesh. The rejects remained with SSP, whereas the pulps were air couriered to International Plasma Labs Ltd. (“IPL”) in Vancouver, Canada or Inspectorate Labs of Reno in Nevada and analyzed for gold by fire assay with Atomic Absorption (“AA”) finish. Samples over 10 gram per tonne gold were re-run using fire assay with gravity finish. In addition, a 30 element Inductively Coupled Plasma (“ICP”) analysis (aqua regia digest) was conducted on all samples. The remaining half of the drill core is stored on site at the Company’s camp in San José de Gracia.

IPL of Vancouver maintained ISO9001 accreditation for quality management systems, and Inspectorate laboratories (rebranded as Bureau Veritas on October 1, 2018) were, during the time of the previously noted drilling and sampling campaigns, certified by BSI in compliance with the ISO 9001:2008 Guidelines for Quality Management. Inspectorate and IPL are independent of DynaResource and P&E.

8.1.3 Historical Quality Assurance / Quality Control

The field QA/QC protocols included insertion of one of either the regular blanks, duplicates, or Certified Reference Materials (“CRMs”) into each lab shipment of assays, per 20 samples.
The CRMs used in the 2007 to 2011 drill programs at the Project were purchased from Rocklabs Ltd., of Auckland, New Zealand. The resultant QA/QC data was reviewed on receipt of assay data

P&E Mining Consultants Inc. Report No. 474 Page 194 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

and assessed for performance. A sample result was deemed to fail if it plotted outside ±3 certified standard deviations. At least 90% of the population of each CRM should fulfill the set criteria for the assay data to demonstrate satisfactory accuracy. Re-assay of all batches of samples with CRM results plotting outside three standard deviations of the certified mean value was undertaken during the 2007 to 2011 drill programs at SJG.

8.1.3.1 2007 – 2008 Quality Assurance / Quality Control

The CRMs SP-37, SG-31 and OxL51 were utilized during the 2007 to 2008 drill program at the Project. Performance charts of the three CRMs show the majority of the CRM assay data returning values within two standard deviations of the certified mean value and CRM performance is summarized as follows, using a ±2 standard deviation control:

• SP-37: 23 out of 323 samples (7.1%) plot outside ±2 certified standard deviations;

• SG-31: 15 out of 254 samples (5.9%) plot outside ±2 certified standard deviations; and

• OxL-51: 18 out of 262 samples (6.9%) plot outside ±2 certified standard deviations

The overall failure rate for the CRMs during the 2007 to 2008 program is 6.7%, representing at least 90% of the overall population, plotting within ±3 certified standard deviations, and thereby demonstrating satisfactory accuracy.

A total of 417 blank samples were inserted into the drill core sample stream during the 2007 to 2008 program. The vast majority of blank results returned values below the set tolerance limit of 20 ppb and within acceptable range. Three minor outliers were identified that required re-assay: sample 11592 (24 ppb Au), sample 14705 (30 ppb Au), and sample 14724 (40 ppb Au).
The QP does not consider contamination to be of material impact to the 2007 to 2008 SJG data.

A total of 226 drill core duplicate samples were collected throughout the 2007-2008 drilling program and results were scatter graphed. Two samples were identified as outliers that required re-assay: sample 1373 (original 297 ppb Au, duplicate 102 ppb Au) and sample 1900 (original 320 ppb Au, duplicate 203 ppb Au) and 17 outliers in total were removed from the dataset.
When outliers were removed, the overall correlation between original and duplicate samples for gold is excellent with an R2 value of 0.9762.

It is the QP’s opinion that the sample preparation, analyses and security measures undertaken at the SJG Project from 2007 to 2008 were adequate and the data are suitable for use in the current MRE.

8.1.3.2 2009 to 2011 Quality Assurance / Quality Control

Seven CRMs (SG-31, SP-37, OxL-51, OxL63, SG40, Sj-53 and OxP76) were utilized at the Project from 2009 to 2011. Performance charts of the seven CRMs show the majority of the CRM assay data returning values within three standard deviations of the certified mean value and CRM performance is summarized as follows, using a ±3 standard deviation control:

P&E Mining Consultants Inc. Report No. 474 Page 195 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• SG-31: 1 out of 283 samples (0.4%) plot outside ±3 certified standard deviations;

• SP-37: 14 out of 618 samples (2.3%) plot outside ±3 certified standard deviations;

• OxL-51: 0 out of 80 samples (0%) plot outside ±3 certified standard deviations;

• OxL63: 11 out of 461 samples (2.4%) plot outside ±3 certified standard deviations;

• SG40: 19 out of 320 samples (5.9%) plot outside ±3 certified standard deviations;

• Sj-53: 40 out of 214 samples (18.7%) plot outside ±3 certified standard deviations; and

• OxP76: 6 out of 138 samples (4.3%) plot outside ±3 certified standard deviations.

The Sj-53 CRM performed quite poorly during the 2009 to 2011 program, with a failure rate of 18.7%. However, checks of such failures were in place with batches re-assayed containing CRM samples with results plotting outside three standard deviations of the certified mean value.
The overall failure rate for the CRMs during the 2007 to 2008 program is 4.3%, representing at least 90% of the overall population, plotting within ±3 certified standard deviations, and thereby demonstrating satisfactory accuracy.

A total of 558 blank samples were inserted into the drill core sample stream during the 2009 to 2011 program. The vast majority of blank results returned values below the set tolerance limit of 20 ppb and within acceptable range. A total of 14 minor outliers (all <40 ppb Au) were identified that required re-assay. The QP does not consider contamination to be of material impact to the 2009 to 2011 SJG data.

Drill core duplicates were again collected during the 2009 to 2011 drill program at the same rate as in the 2007 to 2008 program. Duplicate data were scatter graphed for assessment and the majority of the data plots within acceptable limits.

It is the QP’s opinion that the sample preparation, analyses and security measures undertaken at the SJG Project from 2009 to 2011 were adequate and the data are suitable for use in the current MRE.

8.2 Bulk Density Determinations

The bulk density used for the current MRE is 2.68 t/m3, which is derived from the 2012 Technical Report on the SJG Project, due to no new density data being available since that time. A total of 5,540 drill core samples were measured for bulk density using the weight in air versus weight in water method. The samples were taken from all mineral zones. Dried samples were coated with paraffin wax before being measured. The tabulated results have been sorted by lithology and mineralized veins. The average bulk density of 5,051 wall rock samples is 2.59 t/m3, whereas the average bulk density for 489 samples of vein material is 2.68 t/m3.

Independent verification sampling carried out in February 2025 by a P&E QP, is in agreement with these measurements. A total of 12 due diligence samples were measured independently for bulk density, returning mean and median values of 2.74 t/m3 and 2.70 t/m3 respectively, and a minimum value of 2.52 t/m3 and a maximum value of 3.11 t/m3.

P&E Mining Consultants Inc. Report No. 474 Page 196 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

8.3 Recent Drill Hole Sampling by DYNA de Mexico (2021 to 2024)

8.3.1 Sample Preparation and Security

Upon arrival at the secure drill core logging facility, a qualified geologist logged the diamond drill core and recorded observations and measurements. The samples were then marked and measured for sampling by a geologist, and the drill core digitally photographed prior to sampling.
The minimum sampled interval is 0.4 m, the maximum is 7.5 m, and the average length is 1.7 m.

Drill core boxes containing HQ-diameter (64 mm or 2.51 inch) drill core marked for sampling, were transferred to the drill core cutting facility and samples were cut longitudinally in half by an electric powered diamond saw (Figure 8.1). One half of the sawn drill core was then taken as a sample that was immediately placed in a plastic sample bag and identified with a unique assay tag, and the sample number recorded on the log-sheet prior to entry into the master database.
The other half of the drill core was returned to the drill core box for archival purposes.
Sample bags were then placed into rice bags and sealed before being transported to the Sample Preparation Branch of Bureau Veritas Minerals Laboratory, located in Hermosillo, Sonora.

CRMs and blanks were routinely inserted into the sample sequence. CRMs were inserted at a rate of ~1 in 26 during the 2021 to 2022 drill program and 1 in 40 during the 2023 to 2024 program. Blanks were inserted at a rate of 1 in 40 during 2021-2022 and 1 in 44 throughout 2023-2024.

Chain of custody was maintained from drill site to laboratory by authorized personnel. Drill core boxes were collected from the drill site by the geologists responsible for supervising completion of the drill hole. Geologists surveyed the drill core, recorded the necessary geological data, marked the drill core for sampling, and prepared the CRMs and blanks. Geologists supervised the drill core cutting technicians, bagged and sacked the drill core samples, and the samples were then shipped by authorized personnel for delivery to the sample preparation lab.

Grade control samples taken in undergrounds workings and stockpiles were transported by the sampling geologist, and then sent to the Mine Laboratory.

P&E Mining Consultants Inc. Report No. 474 Page 197 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. Core sampling facilities: Electric Diamond Saw

Source: SPM (2025)

8.3.2 Sample Preparation and Analysis

Drill core samples were prepared and assayed at the Bureau Veritas Minerals Laboratories (“Bureau Veritas”) sample preparation facilities in Hermosillo and Vancouver.

When received by the lab, samples were weighed and dried, then crushed to 70% passing 200 mesh, split by riffle splitter to approximately 250 g, and pulverized to 85% passing 200 mesh.
All samples were analyzed for gold by 30g fire assay method with an AAS finish (code FA430, reporting limits 0.005 to 10 ppm). Samples returning grades of 10 ppm Au or greater were further analysed by fire assay with gravimetric finish (code FA530). Samples were also analysed for an array of 36 elements, including silver, copper lead and zinc, by Aqua Regia digest with an ICP-ES finish (code AQ300).

The Bureau Veritas labs in Hermisillo and Vancouver are independent laboratories whose quality management system and selected analytical methods (including methods FA430, FA530 and AQ300) are ISO/IEC 17025:2017 accredited by the Standards Council of Canada.

8.4 Recent Quality Assurance / Quality Control (Dyna de Mexico: 2021 to 2024)

DynaResource initiated a systematic QA/QC program at the Project in 2021, including the routine insertion of CRMs and blanks into the drill core sample sequence. CRMs were inserted at a rate of around one in 26 during the 2021 to 2022 drill program and 1 in 40 during the 2023 to 2024

P&E Mining Consultants Inc. Report No. 474 Page 198 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

program. Blanks were inserted at a rate of 1 in 40 during 2021-2022 and 1 in 44 throughout
2023-2024. The CRMs used over the 2021 to 2024 drill programs at the Project were purchased from Rocklabs Ltd., of Auckland, New Zealand, or KLEN International (74) Pty Ltd., of Neerabup, Western Australia. The QA/QC program was maintained and monitored by Lucero Reyes, Data and QA/QC Programs Manager of Servicios y Proyectos Mineros de Mexico (“SPM”). A sample result was deemed to fail if it plotted outside ±3 certified standard deviations.

8.4.1 Quality Assurance / Quality Control (2021 – 2022)

8.4.1.1 Performance of Certified Reference Materials

A total of 519 CRMs were submitted together with the 13,502 drill core samples to determine assay accuracy of the analyses at Bureau Veritas, he primary assay laboratory utilized in
2021-2022. Reference materials from various reputable suppliers were used to match various grade ranges, from the highest at 14.6 g/t Au to the lowest at 0.971 g/t Au. A sample result is deemed as failed if it plots outside ±3 certified standard deviations.

The eight CRM types used at the Project over the 2021-2022 period and details the number and percentage of failures for each CRM are presented in Table 8.1 and the results shown in Figures 8.2 to 8.9). The OxG140 CRM performed extremely poorly with more failures than passes on record and a failure rate of around 60% (Table 8.1 and Figure 8.3). From the commencement of the program until around drill hole SJG22-315, and then again from around drill hole SJG22-350 to the end of the program, all OxG140 CRMs fail high. The OxH163 and OxL159 CRMs performed poorly towards the end of the 2021/2022 program (Table 8.1 and Figures 8.6 and 8.9), when consecutive low failures can be observed following drill holes SJG22-378 and SJG22-412, respectively. An overall failure rate of ~14% was calculated for the OxH163 CRM and 8% for the OxL159 CRM. An overall failure rate of around 15% was observed for the CRMs during the 2021 to 2022 program. All other CRMs performed at an acceptable level.

The QP has reviewed each batch containing failed CRMs and considers that the majority of failures do not impact the integrity of the data. Recommendation is made, however, to re-assay two batches within the 2022/2022 data to confirm results: batches HMS21001226 and HMS22000022.

P&E Mining Consultants Inc. Report No. 474 Page 199 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 8. Summary of Certified Reference Materials Used at SJG Project: 2021-2022
Certified Reference Material	Certified Mean Value (ppm)	± 1SD (ppm)	± 2SD (ppm)	Lab Results
				No. Results	No. Failures	% Failure Rate	Average Result (ppm)
Monitoring Gold
CRM Sulfide	14.6	0.6	1.2	2	0	0.0%	14.0
OxG140	1.019	0.022	0.044	72	43	59.7%	1.132
OxG179	1.063	0.026	0.052	37	2	5.4%	1.063
OxG180	0.971	0.026	0.052	59	2	3.4%	1.069
OxH163	1.313	0.026	0.052	74	10	13.5%	1.255
Oxi164	1.79	0.036	0.072	19	0	0.0%	1.796
OxL118	5.828	0.149	0.298	20	0	0.0%	5.822
OxL159	5.849	0.139	0.278	238	18	7.6%	5.520
Total				519	75	14.5%

Source: This Report

Note: SD = standard deviation.

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For CRM Sulfide: 2021 - 2022

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 200 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxG140: 2021 - 2022

Source: This Report

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxG179: 2021 - 2022

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 201 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxG180: 2021 – 2022

Source: This Report

Figure STYLEREF 1 \s 8. SJG Performance Chart For OxH163: 2021 - 2022

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 202 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For Oxi164: 2021 - 2022

Source: This Report

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxL118: 2021 - 2022

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 203 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxL159: 2021 - 2022

Source: This Report

8.4.1.2 Performance of Blanks

A total of 338 blank samples were inserted into the drill core sample stream during the 2021 to 2022 program. The tolerance limit was set at five times the lower detection limit, at 0.025 g/t Au. The vast majority of blanks plotted below the set tolerance limit (Figure 8.10) and only four samples plotted outside of this range (samples 803576 at 0.037 g/t Au, 795528 at 0.055 g/t Au, 793378 at 0.059 g/t Au and 803043 at 0.065 g/t Au). The QP does not consider any of the failures to be material to the Mineral Resource data and blank performance is considered satisfactory.

P&E Mining Consultants Inc. Report No. 474 Page 204 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For Blank: 2021 - 2022

San José de Gracia Project
Performance of Blank for Au : 2021 - 2022
Au (g/t)
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0
Assay value Au g/t
Au g/t (5XDL)
Au g/t (3XDL)
SJG21-299
SJG21-304
SJG21-308
SJG22-312
SJG22-318
SJG22-325
SJG22-329
SJG22-333
SJG22-340
SJG22-348
SJG22-354
SJG22-362
SJG22-373
SJG22-381
SJG22-387
SJG22-397
SJG22-404
SJG22-411
SJG22-417
Drillhole Number

Source: This Report

8.4.1.3 Performance of Duplicates

No duplicates were assessed for the 2021 to 2022 drill program.

8.4.1.4 Performance of Umpire Samples

No umpire samples were assessed for the 2021 to 2022 drill program.

8.4.2 Quality Assurance / Quality Control (2023 – 2024)

A total of 368 CRMs were submitted together with the 14,645 drill core samples to determine assay accuracy of the analyzes at Bureau Veritas (the primary lab utilized in 2023-2024). Reference materials from various reputable suppliers were used, to cater for various grade ranges from the highest at 5.849 g/t Au to the lowest at 0.971 g/t Au. A sample result is deemed as failed if it plots outside ±3 certified standard deviations.

P&E Mining Consultants Inc. Report No. 474 Page 205 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The four CRM types used at the Project in the 2023-2024 period and details the number and percentage of failures for each CRM are presented in Table 8.2. All CRMs performed well throughout the program (Table 8.2 and Figures 8.11 to 8.14), with acceptable pass rates.
The OxG180 CRM returned a number of elevated results at the end of the program (Figure 8.11).

The QP has reviewed each batch containing failed CRMs and considers that the majority of failures do not impact the integrity of the data. However, batch HMS24000126 within the 2023/2024 data should be re-assayed to confirm results.

Table STYLEREF 1 \s 8. Summary of Certified Reference Materials Used at SJG Project 2023-2024
Certified Reference Material	Certified Mean Value (ppm)	± 1SD (ppm)	± 2SD (ppm)	Lab Results
				No. Results	No. Failures	% Failure Rate	Average Result (ppm)
Monitoring Gold
OxG180	0.971	0.026	0.052	162	8	4.9%	0.969
OXG191	1.093	0.021	0.042	31	1	3.2%	1.083
OxL159	5.849	0.139	0.278	144	4	2.8%	5.733
OxL196	5.818	0.164	0.328	31	0	0.0%	5.787
Totals				368	13	3.5%

Source: This Report

Note: SD = standard deviation.

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxG180: 2023 - 2024

P&E Mining Consultants Inc. Report No. 474 Page 206 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 207 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxG191: 2023 - 2024

Source: This Report

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxL159: 2023 - 2024

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 208 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. SJG Project Performance Chart For OxL196: 2023 - 2024

Source: This Report

8.4.2.1 Performance of Blanks

A total of 332 blank samples were inserted into the drill core sample stream during the 2023 to 2024 program. The tolerance limit was set at five times the lower detection limit, at 0.025 g/t Au. The vast majority of blanks plotted below the set tolerance limit (Figure 8.15) and only two samples plotted outside of this range (samples 813082 at 0.041 g/t Au and 812296 at 0.088 g/t Au). The QP does not consider any of the failures to be material to the Mineral Resource data and blank performance is considered satisfactory.

P&E Mining Consultants Inc. Report No. 474 Page 209 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 8. San José de Gracia Performance Chart For Blanks: 2023 - 2024

San José de Gracia Project
Performance of Blank for Au : 2023 - 2024
Au (g/t)
0.1
0.09
0.08
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0
SJG23-422
SJG23-429
SJG23-435
SJG23-439
SJG23-446
SJG23-448
SJG23-454
SJG23-459
SJG23-463
SJG23-468
SJG23-473
SJG23-478
SJG23-481
SJG23-487
SJG23-493
SJG24-498
SJG24-506
SJG24-513
SJG24-519
Drillhole Number
Assay value Au g/t
Au g/t (5XDL)
Au g/t (3XDL)

Source: This Report

8.4.2.2 Performance of Duplicates

No duplicates were assessed for the 2023 to 2024 drill program.

8.4.2.3 Performance of Umpire Samples

No umpire samples were assessed for the 2023 to 2024 drill program.

8.5 Conclusion

The QP of this Report section has reviewed the sample preparation, analyses and security procedures undertaken at the Property and is of the opinion of the QP that the SJG Project data are suitable for use in the current Mineral Resource Estimate.

The QP recommends DynaResource complete the following work:

• Re-assay batches HMS21001226, HMS22000022 and HMS24000126 to confirm drill core sample results;

P&E Mining Consultants Inc. Report No. 474 Page 210 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Follow up QC sample failures upon receipt of assay results, requesting the re-assay of batches as required, and liaise with the lab promptly about increased QC sample failure rates to ensure issues are addressed early;

• CRM and blank insertion rate of around 1:20;

• Undertake field and coarse reject duplicate sampling, ensuring a representative range of grades is sampled; and

• Submit a minimum of 5% of samples analyzed at the primary laboratory to a reputable secondary laboratory, ensuring that the appropriate QC samples are inserted into the sample stream to be sent for check analyses, to aid in identifying potential issues with a particular lab.

P&E Mining Consultants Inc. Report No. 474 Page 211 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

9.0 Data Verification

9.1 2025 P&E Data Verification

9.1.1 March 2025 Data Verification

The QPs of this Technical Report section (the “Authors”) completed verification of the SJG drill hole assay data for gold in March 2025. Assay data from 2021 to 2024 were verified for the Project by the QPs, by comparison of the database entries with more recent assay certificates downloaded directly from the Bureau Veritas lab online portal, and copies of historical pdf assay certificates supplied by DynaResource. The QPs verified a total of 4,111 samples out of 28,148 overall samples from 2021 to 2024 were verified, representing ~15% of the over 2021 to 2024 data, and 13% of the constrained data. A total of 6,317 samples from the historical 2007 to 2011 data were also verified, representing ~17% of the overall 2007 to 2011 data, and 12% of the constrained data. The overall number of samples verified in the database equalled 10,428 out of 71,790, or ~15% of the overall data. No material issues were encountered during the verification process.

9.1.2 Drill Hole Data Validation

The QPs also validated the Mineral Resource database in GEMS™ by checking for inconsistencies in analytical units, duplicate entries, interval, length or distance values less than or equal to zero, blank or zero-value assay results, out-of-sequence intervals, intervals or distances greater than the reported drill hole length, inappropriate collar locations, survey and missing interval, and coordinate fields. A few minor errors were identified and corrected in the database.

9.2 P&E Site Visit and Independent Sampling

The SJG Project was visited by Mr. David Burga, P.Geo., and Mr. David Salari, P.Eng., of P&E, on February 24, 2025, for the purpose of completing a site visit and due diligence sampling.
Mr. Burga and Mr. Salari met with DynaResource staff and visited the process plant and laboratory in the afternoon of the 24th. During the site visit, two secured and lockable areas for on-site drill core storage were observed. An underground tour was also conducted and Mssrs. Burga and Salari visited the San Pablo and Tres Amigos Mine areas (Figures 9.1 to 9.4). Ventilation was observed to be poor in both areas, with a high amount of dust evident in the air near the workings when vehicles passed and where machines were moving rock. It is acknowledged that the Company has implemented a capital works program to improve the ventilation and working environment in all three mines. All workings are conventional cut-and-fill, and the Company is considering long hole possibilities. Following the mine tour, Mr. Burga and Mr. Salari visited the field to take GPS locations of drill hole collars. Drill collars were marked by a plastic bucket filled with concrete enveloping the plastic casing and a metal tag with the drill hole number embedded in the concrete. The marker for drill hole 24-517 is shown in Figure 9.5 and the drill hole collars located during the site visit are listed in Table 9.1.

P&E Mining Consultants Inc. Report No. 474 Page 212 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 9. Photograph on Level AC475 at San Pablo

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 213 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 9. Photograph of Vein and Fault on Level 577 at Mochomera

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 214 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 9. Photograph of Scoop Tram in San Pablo Area

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 215 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 9. Photograph on Level 640 of Tres Amigos

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 216 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 9. Collar Marker For Drill Hole 24-517

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 217 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 9. Drill Hole Collar GPS Locations Taken During the 2025 SJG Project Site Visit
Drill Hole ID	Easting	Northing
23-459	212,835	2,896,788
23-515	212,777	2,896,822
23-467	212,779	2,896,816
23-474	212,773	2,896,717
23-485	212,699	2,896,662
24-501	212,786	2,896,676
24-517	212,786	2,896,676
24-512	212,767	2,896,625
24-521	212,796	2,896,602

Source: This Report

Mr. Burga collected 12 samples from 12 drill holes completed from 2010 to 2023, during the February 2025 site visit. A range of high, medium and low-grade samples were selected from the stored drill core. Samples were collected by cutting a quarter drill core with a drill core saw, with the other quarter drill core remaining in the drill core box. Individual samples were placed in plastic bags with a uniquely numbered tag, after which all samples were collectively placed in a larger bag and delivered personally to Actlabs in Ancaster, Ontario, by Mr. Burga for analysis. Gold and silver were analyzed by Fire Assay with gravimetric finish. Bulk density determinations were also measured on all drill core samples.

The Actlabs’ Quality System is accredited to international quality standards through ISO/IEC 17025:2017 and ISO 9001:2015. The accreditation program includes ongoing audits, which verify the QA system and all applicable registered test methods. Actlabs is also accredited by Health Canada. Actlabs is independent of P&E and DynaResource.

Results of the San José de Gracia Mine site visit verification samples for gold are presented in Figure 9.6.

P&E Mining Consultants Inc. Report No. 474 Page 218 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 9. Results of the February 2025 Au Verification Samples

San Jose de Garcia Project
P&E Due Diligence Samples for Au: Feb 2025
30.0
25.0
20.0
15.0
10.0
5.0
0.0
Au ppm
SJG23-495
SJG23-467
SJG23-457
SJG23-464
TA410NE-019
TA410NE-030
SJG21-307
SJG11-260
SJG10-148
SJG10-149
SJG23-468
SJG23-473
Drill Hole ID
San Jose de Gracia
P&E

Source: This Report

9.3 Adequacy of Data

Verification of the San José de Gracia Mine data, used for the current Mineral Resource Estimate, was undertaken by the Authors, and included a site visit, due diligence sampling of the 2010 to 2023 drill holes, verification of both recent and historical drilling assay data, and assessment of the available historical and recent QA/QC data. Verification was undertaken utilising data supplied by DynaResource, as well as downloaded directly from the Bureau Veritas lab online portal. Verification of the data collected at SJG reveals no current material issues with the data and the QPs consider that there is acceptable correlation between assay values in DynaResource’s database and the independent verification samples collected and analyzed at Actlabs in Ancaster, Ontario. Some variation is observed between the original versus site visit sample gold data, which is consistent with expectations for this type of mineralization.

The QPs are satisfied that sufficient verification of the data has been undertaken and that the supplied data are adequate for use in the current Mineral Resource Estimate for the SJG Project.

P&E Mining Consultants Inc. Report No. 474 Page 219 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

10.0 Mineral Processing and Metallurgical Testing

10.1 Metallurgical Overview

This section provides a description of the mineralization and metallurgical characterization of the SJG Deposit. Multiple scoping testwork programs have been completed on the mineralized materials, including at least one testwork program completed by the current operators. Identifying the correct geo-metallurgical model for the Deposit is key to the overall economic viability of the Project.

The primary economic metal of interest is gold, with secondary interests in silver and copper.
The results of concentration by gravity and flotation testwork demonstrate the non-complex and consistent nature of the SJG Deposit metallurgy that can be implemented successfully for gold recovery and somewhat modestly for silver recovery.

Interestingly, recovery results are not dependent on the lithology or zonation of the Deposit.
Mining is below the water table in fresh rock with fresh sulfides.

10.2 Metallurgical Test Work Programs 1999 to 2006

Mineralized material and process plant tailings samples for the metallurgical testwork consisted of ~500 kg of bulk stockpiled material from the lower adit of the Tres Amigos Mine and ~100 kg of bulk sample ore from the Gossan Cap surface area. Three additional 5 to 15 kg mineralized material samples were assembled from splits of drill hole cores to represent different mineralized material types, including composite drill cores, massive sulfide vein drill cores and disseminated, non-sulfide mineralized drill cores.

Two separate preliminary test programs were completed: 1) on the bulk stockpiled material from the Tres Amigo lower adit; and 2) on bulk samples of existing tailings. During testing, a concept for metallurgical processing was developed to produce both gravity and flotation concentrates. Testwork confirmed a metallurgical flow sheet to be utilized at the San José de Gracia Deposit to recover up to 90% of the feed gold into the concentrates. This testwork also established a preliminary flowsheet for a process plant circuit to process either primary mineralized material or to reprocess existing tailings.

Hazen Research Laboratories Inc. of Golden, Colorado were subsequently engaged to independently confirm the results and complete additional optimization testwork. Hazen findings are presented in its “Process Development for the Tres Amigos Orebody” report, dated August 1999.

The Hazen report highlights the following points:

• Mineralogical examinations indicate sulfide mineralization is fairly coarse-grained:

• Initial gravity beneficiation/flotation testwork on bulk ore samples indicated up to 80% recovery of feed gold into gravity concentrates while maintaining a minimum concentrate grade of 100 g/t Au;

P&E Mining Consultants Inc. Report No. 474 Page 220 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Existing tailings samples with feed grades of 3 to 8 g/t Au returned similar recovery results, but had to be cleaned to produce a final concentrate with >100 g Au/t;

• Overall gold recoveries into gravity cleaner concentrate were >50% of total feed gold;

• Flotation tests on primary mineralized material samples indicated recoveries of 85 to 90% of feed gold into rougher concentrates;

• Recoveries after cleaning dropped to 65 to 75% range when >100 g/t Au grade;

• Combination circuit of gravity pre-concentration stage with flotation on gravity tailings indicated potential recovery >90% of feed gold into gravity concentrate, rougher flotation and cleaner flotation concentrates, while maintaining a 100 g/t Au grade in all concentrates; and

• Suggest Tres Amigos will respond positively to beneficiation processes of gravity separation and flotation.

The two-stage gravity flotation circuit was utilized by Dyna de Mexico during a pilot operation between 2003 and 2006, producing 18,250 ounces of gold from 42,000 tonnes of process plant feed processed from selected high-grade “pockets” of mineralized material.

Despite being a small-scale operation, results are representative of an underground mining operation with process recoveries of ~90% of in situ mineralization.

10.3 Liem Consultores Metallurgy Testwork, 2024

Additional metallurgical testwork was completed by Liem Consultores of Zacatecas, Mexico, to determine metallurgical behavior of the minerals within the stock mineralized material and process plant feed, and within the mineralized material from La Mochomera Deposit. A summary of testwork is listed in Table 10.1 and as follows:

• Process Plant Feed: Final concentrate grade of 78 g/t Au with 76.6% recovery;

• Stock Mineralized Material: Final concentrate grade of 44 g/t Au with 84% recovery;

• Testing at higher pH of 9.0 resulted in decreased gold and reduced recovery;

• Mineralogical review of process plant feed showed 87% of gold is associated with pyrite; and

• Native gold and electrum are also present.

P&E Mining Consultants Inc. Report No. 474 Page 221 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 10. Summary Grades and Final Recoveries
Sample	Head Au Grade (g/t)	Concentrate Au Grade (g/t)	Recovery Au (%)
Process Plant Feed	4.10	78.19	76.6
La Mochomera	0.62	73.0	73.0
Stock Mineralized Material	3.83	86.3	86.3
Stock pH 9	3.83	72.2	72.2

Source: Liem (2024)

10.4 Sepro Mineral Systems Corp.

Sepro Systems Inc. in Vancouver, B.C. completed testwork on 9 kg (20 lb) samples from each of the La Mochomera, San Pablo and San Pablo Sur Deposits.

The objective of the testwork was to determine the Gravity Recoverable Gold (“GRG”) content of the head sample and to treat the gravity tailings response to standard flotation processes. Samples were ground to a P80 66 to 73 µm to investigate the potential effect of finer grind on GRG and fed to gravity concentration where the concentrate was panned and assayed to confirm mineral content.

The combined gravity and concentrate tailings were treated with flotation under the following scoping conditions:

• No regrinding prior to flotation;

• Primary Collector Potassium Amyl Xanthate (PAX) and Dialkyl Dithiophosphates (DTP) 3181A added in rougher stages;

• Aero MaxGold (AMG900) added as promoter;

• Methyl Isobutyl Carbinol (MIBC) added as frother; and

• Natural pH to promote pyrite flotation.

GRG content results of head samples:

• La Mochomera: 6.04 g/t Au;

• San Pablo Sur: 13.7 g/t Au; and

• San Pablo: 13.3 g/t Au.

Sample testwork results:

• La Mochomera: 32.7% Au recovery at 902 g/t Au. Flotation recovered an additional 63.9% Au with an overall recovery of 96.5%;

P&E Mining Consultants Inc. Report No. 474 Page 222 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• San Pablo Sur: 33.8% Au recovery at 1792 g/t Au. Flotation recovered an additional 62.6% Au with an overall recovery of 96.4%; and

• San Pablo: 23.8% Au recovery at 2019 g/t Au. Flotation recovered an additional 71.4% Au with an overall recovery of 95.2%.

The Sepro testwork indicated a high degree of recovery, with no optimization required. Further gravity and flotation testwork are recommended to evaluate varying grind sizes on overall gold recovery for selected mineralized zones. Utilizing a three-stage GRG with additional flotation testwork will increase confidence in current plant operations.

Dyna has purchased and will be installing new Sepro gravity concentration equipment in July 2025 for existing three grinding circuits in the SJG process plant.

10.5 Metallurgical Performance

The San José de Gracia Mine is an operating mine with a flotation process plant. Nominal capacity is up to 800 tpd and in 2024, the plant produced 50 to 70 tonnes of concentrates daily with head grades at 4 to 5 g/t Au, concentrates at 50 to 70 g/t Au, and an average recovery of 76% Au.

Current operating data supplied by Dyna de Mexico has been reviewed by the QP.

P&E Mining Consultants Inc. Report No. 474 Page 223 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

11.0 Mineral Resource Estimates

11.1 Introduction

The purpose of this Report Summary section is to present the Mineral Resource Estimate for SJG Project of DynaResource with a drilling data cut-off date of December 31, 2024. This Mineral Resource Estimate initially was performed by Servicios Y Proyectos Mineros De Mexico (“SPM”) and was reviewed and accepted by P&E Mining Consultants Inc. (“P&E”).

The Mineral Resources Estimate presented herein is reported in accordance with S-K 1300. Confidence in the estimate of an Inferred Mineral Resource is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure. Mineral Resources may be affected by further infill and exploration drilling that may result in increases or decreases in subsequent Mineral Resource Estimate.

This Mineral Resource Estimate was initially conducted with MineSight™ software
(version 16.10) by SPM, and was reviewed and accepted by Yungang Wu, P.Geo. and Eugene Puritch, P.Eng., FEC, CET of P&E (Brampton, Ontario). Messrs. Wu and Puritch are independent of DynaResource as defined in S-K 1300.

The effective date of this Mineral Resource Estimate is March 24, 2025.

11.2 Mineral Resource Definitions

According to S-K 1300, a Mineral Resource is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A Mineral Resource is a reasonable estimate of mineralization, considering relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no guarantee that all or any part of the Mineral Resource will be converted into Mineral Reserve.

11.2.1 Inferred Mineral Resource

An Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated based on limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Given that an Inferred Mineral Resource has the lowest level of geological confidence of all Mineral Resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may

P&E Mining Consultants Inc. Report No. 474 Page 224 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

not be considered when assessing the economic viability of a mining project and may not be converted to a Mineral Reserve.

11.2.2 Indicated Mineral Resource

An Indicated Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated based on adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a QP to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

11.2.3 Measured Mineral Resource

A Measured Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a QP to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

11.3 Database

DynaResource provided a database of 627 diamond holes totaling 126,736 m from various drilling campaigns, in CSV format. The data cut-off date was December 31, 2024. A total of 393 drill holes totaling 80,345 m intersected the Mineral Resource domain wireframes (Table 11.1).
SPM excluded 48 drill holes (completed in 2021-2022) from this Mineral Resource Estimate (Table 11.2), due to QAQC issues. Underground production drill holes (8,037) and chip samples were only used to define zones or domains; however, they were not utilized for grade estimation of the MRE, due to quality of the data. A drill plan is presented in Section 11.20.1.

P&E Mining Consultants Inc. Report No. 474 Page 225 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 11. Database Summary
Area	Number of Drill Holes	Dill Hole Length (m)	Number of Drill Holes Intersecting Wireframes	Length of Drill Holes Intersecting Wireframes (m)	Number Drill Holes Excluded
TA* Drill Hole	196	38,670	114	21,635	18
SPUM** Drill Hole	431	88,066	279	58,710	30
Total Drill Hole	627	126,736	393	80,345	48
UG Holes and Chips	8,087	24,719	-	-	8,087

Note: * TA- Tres Amigos and Tep Ceceña Zones.

** SPUM- San Pablo, La Purisima, La Union and Mochomera Zones.

Table STYLEREF 1 \s 11. Drill Holes Ignored for the MRE
Hole ID	Hole ID	Hole ID	Hole ID	Hole ID	Hole ID
SJG21-299	SJG21-309	SJG22-324	SJG22-346	SJG22-383	SJG22-411
SJG21-300	SJG22-310	SJG22-332	SJG22-352	SJG22-387	SJG22-412
SJG21-302	SJG22-312	SJG22-333	SJG22-357	SJG22-388	SJG22-413
SJG21-303	SJG22-313	SJG22-335	SJG22-362	SJG22-392	SJG22-414
SJG21-304	SJG22-315	SJG22-336	SJG22-371	SJG22-393	SJG22-415
SJG21-305	SJG22-318	SJG22-337	SJG22-372	SJG22-397	SJG22-418
SJG21-307	SJG22-322	SJG22-340	SJG22-378	SJG22-399	SJG22-419
SJG21-308	SJG22-323	SJG22-341	SJG22-380	SJG22-402	SJG22-420

Extra data were provided by DynaResource including surveys of tunnels, mining stopes, and other underground developments from various mining activities. The latest topographic survey from 2024 corrected discrepancies in older drill hole collar surveys to standardize the source and origin of all surveys.

The database contained Au, Ag, Cu, Pb and Zn. At the request of DynaResource, SPM analyzed the data and considered that only Au was viable, whereas the other elements are not relevant.
P&E didn’t review Ag, Cu, Pb and Zn assays as they were not provided for reviewing.

The database contains 65,648 gold assays. The basic gold raw assay statistics are presented in Table 11 3.
P&E Mining Consultants Inc. Report No. 474 Page 226 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 11. Assay Database Basic Statistics
Variable	Au (g/t)	Sample Length (m)
Number of samples	65,648	65,648
Minimum value	0.001	0.03
Maximum value	2,424.89	31.30
Mean	0.30	1.79
Median	0.03	1.95
Variance	115.95	0.32
Standard Deviation	10.77	0.56
Coefficient of variation	35.84	0.31

11.4 Data Verification

The QPs verified the Mineral Resource database by checking for inconsistencies in analytical units, duplicate entries, interval, length, or distance values less than or equal to zero, blank or zero-value assay results, out-of-sequence intervals, intervals, or distances greater than the reported drill hole length, inappropriate collar locations, survey and missing interval and coordinate fields.
A few errors were identified and corrected in the databases. The QPs are of the opinion that the supplied database is suitable for Mineral Resource estimation.

11.5 Domain Interpretation

Gold mineralization at SJDG is found in veins of varying thicknesses and locally in stockwork zones. Across the district, between 20 and 40 structures were identified. However, only 11 structures have been considered for Mineral Resource estimation due to their superior continuity and proven development viability based on current production data. These veins exhibit very similar characteristics, as evidenced by geological descriptions.

The mineralized vein wireframes were interpreted and constructed by SPM using MineSight™ software and the QPs reviewed the models and consider the wireframes to reasonably represent the assay data and are suitable for Mineral Resource estimation.

Using the drilling data, cross-section modeling generated polylines to create 3-D wireframes, each assigned a unique rock code (Table 11.4). This code was applied to composites and blocks.
Vein wireframe was developed for each vein by manually tagging drill hole sample intercepts using the drill core field logs, maps, and assays. The vein model represents the continuous zone of structurally hosted gold mineralization.

A total of 11 mineralized domain wireframes were created to represent the mineralized veins.
The wireframes were used as constraining boundaries during Mineral Resource estimation, for rock coding, statistical analysis, and compositing limits. The 3-D domains are presented in Section 11.20.2.

P&E Mining Consultants Inc. Report No. 474 Page 227 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

A topographical surface was created by SPM and used to remove all mineralized veins above the surface. The historical mined stopes and development were constructed by SPM. However, they did not match the domain wireframes well, due to survey differences. In order to fully deplete the mined area, the QPs created “Cookie cutter” polylines following the available underground mined shapes. Block model volumes captured within the mined depletion “cookie cutter” lines that were projected onto the Mineral Resource block model were depleted from the Mineral Resource Estimate.

Table STYLEREF 1 \s 11. Domain Rock Codes for MRE
Area	Domain	Rock Code	Volume (m3)
SPUM	SP100	100	587,194
	MOCH200	200	428,761
	MOCH201	201	247,874
	MOCH202	202	74,554
	MOCH203	203	43,093
	MOCH204	204	87,442
	PUR300	300	348,981
	PUR301	301	201,042
	PUR302	302	132,130
TA	TA400	400	550,217
	Cecena401	401	177,507
Mined	Stopes	500

Notes: SPUM- San Pablo, La Purisima, La Union and Mochomera Zones.

TA- Tres Amigos and Tep Ceceña Zones.

11.6 Wireframe Constrained Assays

Wireframe constrained assays were back coded in the assay database with the rock codes that were derived from intersections of the mineralized domains and drill holes. The basic statistics of mineralized wireframe constrained assays are presented in Table 11 5.

P&E Mining Consultants Inc. Report No. 474 Page 228 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 11. Basic Statistics of Constrained Assays
Variable	Au (g/t)	Sample Length (m)
Number of samples	1,197	1,197
Minimum value	0.003	0.30
Maximum value	2,424.89	5.00
Mean	7.77	1.43
Median	0.39	1.50
Variance	5,533.92	0.30
Standard Deviation	74.39	0.55
Coefficient of variation	9.57	0.38

11.7 Compositing

To regularize assay sampling intervals for grade interpolation, drill hole intervals within vein wireframes were composited to 1.0 m lengths. Gold composites began at the first intersection point between assay data and the hanging wall of the 3-D zonal constraint, ending when exiting the footwall. Non-assayed and below detection limit assays were set to 0.001 g/t. If the last interval was <0.25 m, its length was adjusted to equalize the composite intervals not to introduce short sample bias. The composite statistics are summarized in Table 11.6.

Table 11. Basic Statistics of Composites
Variable	Au_Com (g/t)	Au_Cap (g/t)
Number of samples	1,725	1,725
Minimum value	0	0
Maximum value	1,122.35	90
Mean	5.32	3.82
Median	0.37	0.37
Variance	1,448.38	91.68
Standard Deviation	38.06	9.57
Coefficient of variation	7.15	2.5

Note: Au_Com – Au composite; Au_Cap – Au capped composite.

11.8 Capping

Grade capping analyses were undertaken on the 1.0 m composite values in the database within the constraining wireframes to control possible bias resulting from erratic high-grade composites in the database, and to maintain the high-grade local variation.

P&E Mining Consultants Inc. Report No. 474 Page 229 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Log-probability plots for gold composites were generated by SPM for mineralized veins
(Figure 11.1). It was determined to apply a capping value of 90 g/t Au to all domains with a total of 7 composites capped. The QPs of this Report section completed a capping analysis for each individual domain, finding some degree of discrepancies in capping values. However, the QPs deemed the SPM’s capping value acceptable when considering the Au population distribution from underground production samples (which was not used for grade interpolation of the MRE).
The statistics of the capped composites is exhibited in Table 11.6 (see above). The capped composites were utilized to develop variograms and for block model grade interpolation and classification.

Figure STYLEREF 1 \s 11. Au Composite Probability Plot of All Domains

All Au composites
Cumulative Probability (%)
99.999
99.99
99.9
99.73
99.0
97.5
95.0
90.0
84.0
50.0
16.0
5.0
1.0
0.1
0.01
0.003
0.01
0.03
0.1
0.3
1
3
10
32
100
316
1000
Au g/t (log10 scale)
Prob. Plot (%)

11.9 Variography

Variography analyses were performed using the gold composites within each individual vein wireframe as a guide to determining a grade interpolation search distance and ellipse orientation strategy. The QPs independently developed variograms to verify the search ellipse used for grade interpolation. Selected variograms are presented in Section 11.20.3.

P&E Mining Consultants Inc. Report No. 474 Page 230 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Continuity ellipses based on the observed ranges were subsequently generated and utilized as the basis for grade estimation search ranges, distance weighting calculations and Mineral Resource classification criteria.

11.10 Bulk Density

The bulk density used for this MRE is 2.68 t/m3, which is derived from the 2012 Technical Report of the SJG Operation, due to no new density data being available since then. The 2012 Technical Report stated “A total of 5,540 pieces of drill core were measured for specific gravity using the weight in air versus weight in water method. This represents an additional 3,897 measurements taken in the 2010-11 drill seasons with bulk density measurements taken from all mineral zones.
Dried samples were coated with paraffin wax before being measured. The results tabulated have been sorted by lithology and mineralized veins. The average bulk density of 5,051 wall rock samples is 2.59 t/m3, whereas the average bulk density for 489 samples of vein material is
2.68 t/m3. The QPs of this Report didn’t review the bulk density data since it was unavailable. However, a P&E QP collected 12 samples on a February 2025 site visit that averaged 2.74 t/m3.

11.11 Block Model

The block models were constructed by SPM using MineSight™ software. The QPs reviewed and verified the block models by comparing to the block models interpolated with GEOVIA GEMS™ software. The model reviews were discussed between SPM, DynaResource and the QPs during the course of this Mineral Resource Estimate. The main revisions made to the MRE model were classification and depletion.

The block model origins and block sizes are presented in Table 11.7. Each block model consists of separate model attributes for estimated gold grade, rock type (mineralized domains), volume percentage, bulk density, classification and depletion.

The block model contains volume percentage data to accurately represent the volume and tonnage contained within the constraining mineralized domains, as well as a volume void percentage of underground workings such as stopes, cruises and tunnels, etc.

Table STYLEREF 1 \s 11. Block Model Definitions
Zone	Direction	Minimum	Maximum	Cell Size (m)	Extent (m)
SPUM	Easting	212,400	213,320	2	920
	Northing	2,895,630	2,897,400	2	1,770
	Elevation	200	850	2	650
TA	Easting	213,300	214,050	2	750
	Northing	2,897,700	2,898,500	2	800
	Elevation	180	840	2	660
No Rotation

P&E Mining Consultants Inc. Report No. 474 Page 231 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

11.12 Grade Estimation

Mineral Resource estimation was restricted to the defined veins. All block grades were interpolated using Inverse Distance Cubed (“ID3”) anisotropic weighting in two passes. The first pass used 3 to 12 composites from two or more drill holes, and the second pass utilized 2 or more composites from 1 or more drill holes to ensure the majority of grade blocks within the defined veins were estimated. The search ellipse was rotated parallel to the strike of each mineralized vein with a search range of 100 m x 100 m x 50 m for the first pass, and 50 m x 50 m x 10 m for the second pass. The second pass overwrote the first pass. The Au grade of each vein was interpolated with its constrained unique capped composites denoted by rock code. The Au grade interpolation parameters are shown in Table 11.8.

Table STYLEREF 1 \s 11. Block Model Au Interpolation Parameters
Pass	Number of Composites			Search Range (m)
	Min	Max	Max per Hole	Major	Semi-Major	Minor
I	3	12	2	100	100	50
II	2	12	2	50	50	10

With thorough review and verification of the block grades against the adjacent composites with GEMSTM software, the QPs consider that the grade interpolation methods and parameters were undertaken with common industry best practices and are a reasonable representation of the in-situ Au grades, tonnages, and resultant metal contents.

Selected cross-sections and plans of Au blocks are presented in Section 11.20.4.

11.13 Classification

In the QP’s opinion, the Mineral Resource Estimate is supported by the drilling, assaying and exploration work completed up to the effective date and is based on spatial continuity of the mineralization within potentially mineable shapes. These factors are sufficient to indicate that the estimate is a reasonable potential for eventual economic extraction, thus qualifying it as a Mineral Resource under S-K 1300. The Mineral Resource was classified as Measured, Indicated, and Inferred based on the geological interpretation, variogram performance and drill hole spacing, and considering the production sampling.

A Measured Mineral Resource was classified for the domains of SP100, Moch200 and TA400 with a drill hole spacing of <30 m. Indicated Mineral Resources were classified for all domains with a drill hole spacing of ≤65 m. Inferred Mineral Resources were classified for all remaining grade blocks within the mineralized veins domains. Selected classification block cross-sections and plans are shown in Section 11.20.5.

P&E Mining Consultants Inc. Report No. 474 Page 232 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

11.14 Depletion

The mined blocks were depleted from the volume percent attribute of the SPM’s block models. The In-situ block volume percent equals the percent of mineralized wireframe subtracting the percent of mined shapes (including stopes and all underground workings as of December 31, 2024). During reviewing, the QPs noticed that the stopes were not aligned with the mineralized wireframes well. To avoid overstating the Mineral Resource, the QPs created “cookie cutter” polylines following the stope shapes and depleted the Mineral Resource within the “cookie cutter” polylines from the SP100, Moch204 and TA400 domains.

11.15 Au Cut-off Grade Determination

The Mineral Resource Estimate was derived from applying a gold (“Au”) cut-off grade to the block models and reporting the resulting tonnes and grades for potentially mineable areas. The following parameters were used to calculate the Au cut-off grade that determine the underground mining potentially economic portions of the constrained mineralization:

• Au Price: US$2,500/oz (~3-year trailing and consensus long-term forecast average as of March 31, 2025).

• Au Process Recovery: 80%.

• Smelter Payable: 94%.

• Marginal Mining Cost: $72/t.

• Processing Cost: $25/t.

• G&A: $24/t.

The Au cut-off value of the underground Mineral Resource is calculated as follows:

($72 + $25 + $24)/($2,500/31.1035 x 80% x 94%) = 2.0 g/t Au

11.16 Mineral Resource Estimate

The Mineral Resource Estimate exclusive of Mineral Reserves is reported with an effective date of March 24, 2025 and is tabulated in Table 11.9. The QPs consider the mineralization of the SDG to be potentially amenable to underground mining methods.

Table STYLEREF 1 \s 11. Mineral Resource Estimate at 2.0 g/t Au Cut-off (1-6)
Zone	Classification	Tonnes (k)	Au (g/t)	Au (koz)	Metallurgical Recovery
SPUM	Indicated	286	6.74	62	80%
	Inferred	51	4.29	7
TA	Inferred	46	4.45	7
Total	Indicated	286	6.74	62
	Inferred	97	4.37	14

P&E Mining Consultants Inc. Report No. 474 Page 233 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

1. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

2. The Inferred Mineral Resource in this estimate has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It can be reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.

3. The Mineral Resource is estimated using Subpart 229.1300 – Disclosure by Registrants Engaged in Mining Operations.

4. Mined areas as of December 31, 2024, were depleted from the block models.

5. Mineral Resources are exclusive of Mineral Reserves.

6. All numbers are rounded.

11.17 Validation

The QPs validated the block models generated by SPM using a number of industry standard methods including block model interpolation using GEOVIA GEMSTM, visual and statistical methods.

Visual examination of composites and adjacent block grades on successive plans and cross-sections were performed on-screen to confirm that the block models correctly reflect the distribution of composite grades. The review of estimation parameters included:

• Number of composites used for grade estimation.

• Number of drill holes used for grade estimation.

• Mean distance to sample used.

• Number of passes used to estimate grade.

• Actual distance to closest point.

• Grade of true closest point.

• Mean value of the composites used.

A comparison of mean grades (including mined blocks) of block models interpolated with ID3 by SPM using MineSight and the QPs using GemsTM at a 2 g/t cut-off grade are presented in
Table 11.10.

Table STYLEREF 1 \s 11. Average Grade Comparison of Block Models
Data Type	Au (g/t)
Block model interpolated by SPM	5.92
Block model interpolated by QPs	5.52

Au grade-tonnage comparison between block model generated by SPM and QPs on a global mineralization basis (including mined area) is presented in Figure 11.2.

P&E Mining Consultants Inc. Report No. 474 Page 234 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Grade–Tonnage Curve of SJG Deposit

Local trends for gold were evaluated by comparing the SPM and QP estimate against the capped composites. The selected special swath plots of all domains (including mined areas) are shown in Figures 11.3 to 11.5.

P&E Mining Consultants Inc. Report No. 474 Page 235 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Grade Swath Plot Easting

Au Grade Swath Plot Easting
(SPM vs QP block model)
SPUM
TA
Au g/t
# of Point
Easting
14.00
12.00
10.00
8.00
6.00
4.00
2.00
-
160
140
120
100
80
60
40
20
0
212525
212575
212625
212675
212725
212775
212825
212875
212925
212975
213025
213075
213125
213175
213225
213300
213400
213450
213500
213550
213600
213650
213700
213750
213800
Point Sample Count
AU_CAP
AU_COM
AU_SPM
AU_QP

Figure STYLEREF 1 \s 11. Au Grade Swath Plot Northing

Au Grade Swath Plot Northing
(SPM vs QP block model)
SPUM
TA
Au g/t
# of Point
Northing
14.00
12.00
10.00
8.00
6.00
4.00
2.00
-
160
140
120
100
80
60
40
20
0
2895780
2895855
2895930
2896005
2896080
2896155
2896230
2896305
2896380
2896455
2896530
2896605
2896680
2896755
2896830
2896905
2896980
2897055
2897130
2897205
2897430
2897830
2897905
2897980
2898055
2898130
2898205
Point Sample Count
AU_CAP
AU_COM
AU_SPM
AU_QP

P&E Mining Consultants Inc. Report No. 474 Page 236 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Grade Swath Plot Elevation

Au Grade Swath Plot Elevation
(SPM vs QP block model)
Au g/t
14.00
12.00
10.00
8.00
6.00
4.00
2.00
-
160
140
120
100
80
60
40
20
0
# of Point
290
305
320
335
350
365
380
395
410
425
440
455
470
485
500
515
530
545
560
575
590
605
620
635
650
665
680
695
710
725
740
755
770
Elevation
Point Sample Count
AU_CAP
AU_COM
AU_SPM
AU_QP

11.18 Potential Risks in Developing the Mineral Resource

The QPs are of the opinion that there are no known legal, political, environmental, or other risks that could materially affect the potential development of the Mineral Resources.

Due to the fact that SJG is a producing mine, there are moderate to low risks to continuing development of the Mineral Resource at the site, as follows in Table 11.11.

Table STYLEREF 1 \s 11. Risks by Category
Risk Category	Explanation	Risk
Geology	Uncertainty in geological interpretation may affect Mineral Resource estimates in areas that have not been mined.	Moderate
Grade Estimation	Bulk density applied to the MRE was based on the average measured bulk density. Local variations in bulk density may affect tonnage.	Low
	Grade capping is used to limit the influence of anomalous high-grade samples on all domains. Local grade trends may therefore be biased.	Low
	Classification is assigned algorithmically based on the number of samples within the search ellipse. This may create a small number of locally incongruent block classifications.	Low

P&E Mining Consultants Inc. Report No. 474 Page 237 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 11. Risks by Category
Risk Category	Explanation	Risk
Inverse Distance Cubed estimation may result in some local small tonnage high biased grades.	Low
Data	Database in Excel format may be modified accidently and contribute to grade estimation errors.	Low
Depletion	Historical mined areas may not be surveyed accurately, which could cause over or under depletion.	Moderate

11.19 Mineral Resource Estimate Conclusion

The QPs for this Individual Technical Report Summary section consider the Mineral Resource Estimate block model and Mineral Resource classification represent a reasonable estimation of the total Mineral Resources for the SJG Property with regard to compliance with: generally accepted industry standards and guidelines; the methodology used for grade estimation; the classification criteria used; and the actual implementation of the methodology in terms of Mineral Resource estimation and reporting.

The Mineral Resources have been estimated to conform with the requirements of the CRIRSCO Definitions in addition to the guidelines prepared by the Securities and Exchange Commission under the S-K §229.1300 to S-K §229.1305 regulations. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.

11.20 Mineral Resource Estimate Illustrations

11.20.1 Drill Hole Plan

The surface diamond drill hole location plan is shown in Figure 11.6.

11.20.2 3-D Domains

The San José de Gracia 3-D domains are shown in Figure 11.7.

P&E Mining Consultants Inc. Report No. 474 Page 238 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. San José de Gracia Diamond Drill Hole Locations Plan

P&E Mining Consultants Inc. Report No. 474 Page 239 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

P&E Mining Consultants Inc. Report No. 474 Page 240 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. San José de Gracia 3-D Domains Plan

SAN JOSE DE GRACIA PROJECT - 3D DOMAINS
TRES AMIGOS ZONE
SAN PABLO UNION MOCHOMERA ZONES
DOMAINS
PUR300
PUR301
PUR302
SP100
TA400
TA401
MOCH200
MOCH201
MOCH202
MOCH203
MOCH204
0
250
500
750
1,000
Metres

Source: P&E (This Report)

P&E Mining Consultants Inc. Report No. 474 Page 241 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

11.20.3 Variograms

Variograms for the San José De Gracia Project are shown in Figure 11.8.

Figure STYLEREF 1 \s 11. San José de Gracia Variograms

P&E Mining Consultants Inc. Report No. 474 Page 242 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

P&E Mining Consultants Inc. Report No. 474 Page 243 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

11.20.4 Au Block Model Cross Sections and Plans

Vertical cross sections and plans showing the gold block model outlines, gold grades in g/t Au, the mineralized domains, and underground mine workings are shown in Figure 11.9 to Figure 11.17. Figures 11.9 to 11.13 display the San Pablo, La Union and La Mochomera Zones, and Figures 11.14 to 11.17 the Tres Amigos Zone.

P&E Mining Consultants Inc. Report No. 474 Page 244 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Vertical Cross Section 2,896,400 N, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 245 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Vertical Cross Section 2,896,700 N, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 246 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Vertical Cross Section 2,897,000 N, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 247 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

P&E Mining Consultants Inc. Report No. 474 Page 248 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Plan 600 Elevation, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 249 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Plan 500 Elevation, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 250 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Vertical Cross Section 2,897,950 N, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 251 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Vertical Cross Section 2,898,100 N, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 252 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Plan 600 Elevation, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 253 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Au Block Model Plan 500 Elevation, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 254 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

11.20.5 Classification Block Model Cross Sections and Plans

Vertical cross sections and plans showing the classification model outlines, the mineralized domains, and underground mine workings are shown in Figure 11.18 to Figure 11.26. Figures 11.18 to 11.22 display the San Pablo, La Union and La Mochomera Zones, and Figures 11.23 to 11.26 the Tres Amigos Zone.

P&E Mining Consultants Inc. Report No. 474 Page 255 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Vertical Cross Section 2,896,400 N, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 256 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Vertical Cross Section 2,896,700 N, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 257 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Vertical Cross Section 2,897,000 N, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 258 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Plan 600 Elevation, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 259 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Plan 500 Elevation, San Pablo, Union, and Mochomera Zones

P&E Mining Consultants Inc. Report No. 474 Page 260 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Vertical Cross Section 2,897,950 N, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 261 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

P&E Mining Consultants Inc. Report No. 474 Page 262 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Vertical Cross Section 2,896,100 N, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 263 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

P&E Mining Consultants Inc. Report No. 474 Page 264 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Plan 600 Elevation, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 265 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 11. Classification Block Model Plan 500 Elevation, Tres Amigos Zone

P&E Mining Consultants Inc. Report No. 474 Page 266 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

12.0 Mineral Reserve Estimates

The SJG Project utilizes underground cut-and-fill mining with a segregated ore blast for production, followed by a waste slash to generate unconsolidated backfill and provide clearance for machinery on the next cut in progression. The Mineral Reserve is derived from site-provided costs and designs, with modifying factors as stated in this Report section.

12.1 Mineral Reserve Summary

12.2 Factors that May Affect the Mineral Reserve Estimate

Information that will affect the cut-off value used for estimating the Mineral Reserve includes metal prices, smelter terms, the US Dollar:Mexican Peso exchange rate, dilution, overall mine and process variable and fixed costs, process plant recoveries, concentrate quality targets, changes in mine design, and management of the operation. The QPs consider that the underground mining methodologies, design criteria and parameters used are appropriate. However, external audits of the mine planning process are recommended to identify improvements and optimize the mine design in future iterations of the mine plan, and changes to laboratory testing to determine contents of deleterious elements in the various mining areas.

External factors, such as permitting, social, environmental governance (“ESG”) and political issues could affect the viability of the SJG Project. As such, these factors could materially impact the Mineral Reserve Estimate. The Mineral Reserve Estimate is summarized in Table 12.1.

Table STYLEREF 1 \s 12. San José de Gracia Mineral Reserve (1-9)
Mineral Resource Classification	Tonnes (k)	Grade (g/t Au)	Contained Metal (koz Au)
Measured	981	5.94	187.2
Indicated	435	4.74	66.3
Measured & Indicated	1,416	5.57	253.5
Waste	192	-	-

Mineral Reserve Classification	Tonnes (k)	Grade (g/t Au)	Contained Metal (koz Au)
Proven	1,114	5.23	187.2
Probable	493	4.18	66.3
Proven & Probable [9]	1,607	4.91	253.5

Notes:

1. Mineral Reserves are based on Measured and Indicated Mineral Resource Classifications only.

2. Mineral Reserves are reported using the 2014 CIM Definition Standards and 2019 Best Practices Guidelines and have an effective date of March 24, 2025.

3. Mineral Reserves are defined within mine plans and incorporate mining dilution and ore losses.

P&E Mining Consultants Inc. Report No. 474 Page 267 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

4. Underground Mineral Reserves are based on metal price of US$2,500/oz Au and are constrained within a mine design, and use process plant recoveries varying between 76 to 80% for Au.

5. An Underground economic cut-off value of US$140/t is estimated to differentiate ore from waste and is based on cost assumptions of US$99/t for mining US$23/t processing, US$18/t site general and administrative. Mineralized material above a cut-off of $90/t that is planned to be mined adjacent to economic material is identified as Marginal ore, as the revenue it generates exceeds the additional costs associated with haulage, processing and backfilling the material versus leaving it in the stope as backfill.

6. Smelter terms result in an average value paid per ounce of gold of 90.53% of the value of the gold in concentrate, after accounting for all contract terms.

7. The provided LOM block models do not track deleterious elements noted in the smelter terms, which could reduce the payable value of the concentrate. However, DynaResource asserts that no penalties of this nature have historically been assessed on any payment invoice from the existing concentrate buyer.

8. Totals may not sum due to rounding.

9. Mineral Reserves derived from marginal material total 312 kt at 2.03 g/t Au for a total contained metal content of 20.3 koz.

12.3 Underground Mineral Reserve

The original Mineral Resource block models provided by DynaResource were:

• SPUM15RBM.dm, created March 5, 2025 at 12:21 pm; and

• TA15RBM.dm, created March 4, 2025 at 10:57 pm.

12.3.1 Block Model Changes from Mineral Resource Estimate to Mineral Reserve Estimate

The block models utilized in Mineral Resource estimation were modified in the following manner prior to use in the mine plan:

1. All Inferred Mineral Resource material had grades zeroed out, but the attributes for bulk density and class were unchanged. This material now reports as waste where mine plan shapes intersect these areas; and

2. All blocks containing nulls in grade or bulk density were removed from the block model.

The revised block models were renamed to:

• SPUM15RBM 050325 Cleaned.dm, created April 11, 2025 at 3:37 pm; and

• TA15RBM 050325 Cleaned.dm, created April 11, 2025 at 3:37 pm.

Mining shapes for the mine plan were originally constructed by DynaResource utilizing material from all three Mineral Resource classes (Measured, Indicated, Inferred). These shapes were not altered. However, as a result of the edits noted above, any material that was derived from Inferred Mineral Resource material has now been converted into diluting waste. All economic drivers have been recalculated after making these edits to ensure that shapes containing all three Mineral Resource classes are still economic after removing any impact of Inferred Mineral Resource material. Mined tonnes in the LOM plan derived from these areas total 4 kt of diluting waste with zero mineralization. Nulls were removed for simplicity and clarity in the planning process.

P&E Mining Consultants Inc. Report No. 474 Page 268 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

12.3.2 Cut-off Value Calculations

Cut-off calculations have been performed based on revenues and costs as shown in the following sub-sections.

12.3.2.1 Metal Prices, Recoveries and Payable Value Calculations

The metal price utilized for the Mineral Reserve was US$2,500 per troy ounce of gold.

Process plant recoveries were provided by DynaResource, and are predominately 80%, with localized shapes at 76 or 78%. The weighted average process recovery of shapes in the mine plan is 79.77%.

Smelter terms for gold are as follows:

• Refining: $20.00/oz.

• Treatment: $99.00/dmt.

• Transport: $25.00/wmt.

• Payable Ratio: 94.375%.

Payable terms are variable, based on concentrate grade as listed in Table 12.2.

Table STYLEREF 1 \s 12. San José de Gracia Smelter Payable Ratios
Concentrate Grade (Au g/t)	Payable Ratio (%)
0 to 35	93.500[1]
35 to 45	94.000
45 to 60	94.375
60 to 75	94.750
75 to 90	95.250
90 to 150	95.500
150+	96.500

Note: Ratio varies if grade is <30.77 g/t Au subject to a minimum deduction of 2.0 g/t.

Applicable to all concentrate grades, but only if the concentrate grade falls below 30.77 g/t, is a minimum deduction of 2 g/t Au. For this scenario, the payable ratio is calculated as:

Payable Ratio=1- 2Concentrate Grade

Payable terms also exist for Ag, but the block models do not track Ag as an attribute. Therefore, no revenues or costs from silver are included in the Mineral Reserve calculations.

P&E Mining Consultants Inc. Report No. 474 Page 269 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Deleterious element penalties exist in the payable terms, but the block models do not track these elements as attributes. Historically, deleterious element penalties have not been assessed to the concentrate. Deleterious element penalties are as follows:

• As, Sb: $3.00 per 0.1% content over 0.3%.

• Pb, Zn: $5.00 per 0.1% content over 0.3%.

• Bi: $3.00 per 0.01% content over 0.10%.

• F: $3.00 per 100 ppm content over 750 ppm.

All deleterious element penalties use fractions pro rata.

All shipments of concentrate in the previous 12 months ending March 2025 have been in the
45 to 60 g/t Au range without any deleterious element penalties. Therefore, utilizing all of the above information, the average realized value of gold has been roughly 90.5% of the value of the gold in concentrate.

12.3.2.2 Contractor Estimates

The Project has active development and production mining contracts with three mining contractors:

• INMIN in 2023;

• Ophata in 2024; and

• Rencer/Salvador Antonio Renteria Armendariz (“SARA”) in 2025.

All contracts cover similar work (development, production, backfill, LHD tramming, haulage, and additional ground support). Contracts were signed in 2023, 2024 and 2025 (one contractor each year). Comparison of Rencer/SARA to Ophata show escalation from 2024 to 2025 was approximately 5% on development, -10% on ore and waste backfill production and -3% on additional ground support. Tramming by LHD and haulage by truck were essentially unchanged. Negotiations and updates on the older contracts are underway, however, are unlikely to result in appreciable changes to the overall mining cost.

Utilizing the 2025 contract from Rencer/SARA, an estimate of costs for the deepest planned stope in the Purisima mining area was performed, accounting for development, production, backfill, tramming, and haulage. Total contract costs for all development and mining the area amount to $89.98/t, in line with general cost estimates of $99/t with the addition of $5 to $6/t in power costs for the underground mine and some level of additional ground support cost. The removal of CAPEX costs and the addition of processing and G&A costs show an estimated marginal cost of ~$75/t, appreciably less than the $90/t utilized in the mine plan, and indicative of conservatism in the mine plan.

A further contract with a blasting-specific contractor is in the end stages of negotiation, with the intention of replacing all production blasting operations of the existing contractors.

P&E Mining Consultants Inc. Report No. 474 Page 270 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

12.3.2.3 Site Cost Estimates

Since the site is operating, historical cost summaries and budgets were utilized to generate costs for the mining plan. Site cost estimates are as follows:

• Mine Operation: $98.9/t ($99 used, includes development CAPEX).

• Process Plant Operation: $23.0/t ($23 used).

• G&A: $18.6/t ($18 used, as portion of G&A is fixed).

Additional costs for external G&A, selling cost and fixed process plant CAPEX were also provided. However, because the costs are largely fixed in respect to tonnes produced, only the variable costs listed above are utilized in the cut-off calculation. These additional costs average ~$42.50/t.

The Mine Operation cost of $99/t includes capital development of ramps and infrastructure that are not linearly related to tonnes and gold ounces produced. Best practice would be to segregate these costs from the mining cost and calculate each area’s operating profit prior to subtracting the associated cost of local capital development. However, retaining these costs in the cut-off calculations provides a conservative result. Therefore, these costs have been retained as per the above.

12.3.2.4 Cut-off Grade Estimates

The economic cut-off value for underground mining at the SJG Project is estimated at $140/t, equivalent to a cut-off grade of 2.40 g/t Au, utilizing the costs and revenues stated in the preceding subsections. Utilizing a marginal cut-off value of $90/t, the marginal cut-off grade is estimated at 1.55 g/t Au under the same conditions.

12.3.3 Dilution and Mining Loss

Dilution describes the necessary inclusion of sub-economic material in the mining process to recover economic material. For the Project, there are two primary sources of dilution: waste dilution (internal and external) and backfill dilution resulting from overbreak and over-digging (floor gouging) backfill on stope floors.

12.3.3.1 Internal Dilution

Internal dilution is the deliberate inclusion of sub-economic material in the design of a mining shape for the purposes of extracting economic material in a practical manner. This dilution may or may not be mineralized.

For the shapes in the LOM plan, internal dilution (calculated as the tonnage of material grading below the marginal cut-off grade divided by the total tonnes) is 10.8%, comprised of 8.8% mineralized material below marginal cut-off grade, and 2.0% unmineralized material. Gold content in mineralized material below the cut-off grade make- up 1.2% of the Mineral Reserve ounces (~3.2 koz Au).

P&E Mining Consultants Inc. Report No. 474 Page 271 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

12.3.3.2 External Dilution

External dilution on mining shapes is the result of overbreak of the shape outside of the planned limits. In the LOM plan, production areas have been assigned an external dilution value of 12% by tonnage, and development areas (sills and mineralized portions of accesses) have been assigned an external dilution of zero, as it is assumed that face profiles can be maintained within reasonable tolerances of the nominal value, and that any overbreak will be into production areas of the stopes.

Overall weighted average external dilution is 10.1%. External dilution is mathematically applied (production shapes provided by DynaResource are limited to the mineralized wireframe) and assumed to be unmineralized.

12.3.3.3 Total Dilution

Total dilution, calculated as the sum of the tonnage of all material below the marginal cut-off grade divided by the total tonnes of all mined ore is calculated at 20.9%.

12.3.3.4 Mining Loss

Mining loss is defined as a portion of material left behind in an excavation due to any or all of drilling, blasting, excavating, or ground support issues.

Overall average underground mining loss for the Deposit is estimated at 5.0% by tonnage for all development and production areas.

12.3.3.5 Additional Considerations

Recent reconciliations by DynaResource have indicated that current external dilution is approximately 16.6%. Management has implemented new survey and blasting controls to reduce this number by at least a third which, when achieved, provides upside on the 12% dilution utilized in the mine plan. The same reconciliations have indicated that mining loss of gold ounces is approximately 10.2%. Again, new survey and blasting controls, in addition to further controls on material handling and tracking from the face through the process plant, are being implemented to reduce this value in line with the LOM plan value.

12.3.4 Underground Mineral Reserve Estimate

Mineral Reserves consist of Measured and Indicated Mineral Resources only.

12.3.5 Mining Plan Summary

The contents of the mine plan by Mineral Resource classification are shown in Table 12.3.

P&E Mining Consultants Inc. Report No. 474 Page 272 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 12. San José de Gracia Mine Plan by Mineral Resource Class[1]
Item	Class	Tonnes (k)	Grade (Au g/t)	Ounces (koz Au)
Mining Shapes	Measured	1,033	5.94	197.1
	Indicated	457	4.74	69.8
	Waste	30	-	-
Added Dilution	External Dilution	172	-	-
Fully Diluted	Measured	1,173	5.23	197.1
	Indicated	519	4.18	69.8
Mining Loss	Measured	59	5.23	9.9
	Indicated	26	4.18	3.5
Mine Plan	Measured	1,114	5.23	187.2
	Indicated	493	4.18	66.3
	Total M&I	1,607	4.91	253.5

1 Totals may not sum due to rounding.

12.3.6 Underground Mineral Reserve

The underground Mineral Reserve for the SJG Project is presented in Table 12.4.

Table STYLEREF 1 \s 12. San José de Gracia Mineral Reserve (1-9)
Mineral Resource Classification	Tonnes (k)	Grade (g/t Au)	Contained Metal (koz Au)
Measured	981	5.94	187.2
Indicated	435	4.74	66.3
Measured & Indicated	1,416	5.57	253.5
Waste	192	-	-

Mineral Reserve Classification	Tonnes (k)	Grade (g/t Au)	Contained Metal (koz Au)
Proven	1,114	5.23	187.2
Probable	493	4.18	66.3
Proven & Probable[9]	1,607	4.91	253.5

Notes:

1. Mineral Reserves are based on Measured and Indicated Mineral Resource Classifications only.

2. Mineral Reserves are reported using the 2014 CIM Definition Standards and 2019 Best Practices Guidelines and have an effective date of March 24, 2025.

3. Mineral Reserves are defined within mine plans and incorporate mining dilution and ore losses.

P&E Mining Consultants Inc. Report No. 474 Page 273 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

4. Underground Mineral Reserves are based on metal price of US$2,500/oz Au and are constrained within a mine design, and use process plant recoveries varying between 76 to 80% for Au.

5. An Underground economic cut-off value of US$140/t is estimated to differentiate ore from waste and is based on cost assumptions of US$99/t for mining US$23/t processing, US$18/t site general and administrative. Mineralized material above a cut-off of $90/t that is planned to be mined adjacent to economic material is identified as Marginal ore, as the revenue it generates exceeds the additional costs associated with haulage, processing and backfilling the material versus leaving it in the stope as backfill.

6. Smelter terms result in an average value paid per ounce of gold of 90.53% of the value of the gold in concentrate, after accounting for all contract terms.

7. The provided LOM block models do not track deleterious elements noted in the smelter terms, which could reduce the payable value of the concentrate. However, DynaResource asserts that penalties of this nature have not historically been assessed on any payment invoice from the existing concentrate buyer.

8. Totals may not sum due to rounding.

9. Reserves derived from marginal material total 312 kt at 2.03 g/t Au for a total contained metal content of
20.3 koz.

The underground Mineral Reserve breakdown by grade bin is shown in Table 12.5.

Table STYLEREF 1 \s 12. San José de Gracia Mineral Reserve by Grade Group[1]
Mineral Reserve Classification	Grade Group	Bin Min	Min Max	Portion of Mineral Reserve Tonnes	Portion of Mineral Reserve Au Ounces
		(g/t Au)		(%)	(%)
Proven	High Grade	5.00	>5.00	27	54
	Mid Grade	3.00	5.00	18	13
	Low Grade	2.40	3.00	8	4
	Marginal Grade	1.55	2.40	8	3
	Dilution	>0.00	1.55	9	1
Probable	High Grade	5.00	>5.00	10	14
	Mid Grade	3.00	5.00	12	8
	Low Grade	2.40	3.00	3	2
	Marginal Grade	1.55	2.40	4	2
	Dilution	>0.00	1.55	2	0
Proven and Probable	High Grade	5.00	>5.00	37	68
	Mid Grade	3.00	5.00	29	21
	Low Grade	2.40	3.00	11	6
	Marginal Grade	1.55	2.40	12	5
	Dilution	>0.00	1.55	11	1

Note: 1 Totals may not sum due to rounding.

Approximately 68% of all Au ounces in the Mineral Reserve are from mining areas grading
>5.00 g/t Au. Approximately 23% of all mined tonnes are from areas grading at or below the economic cut-off grade, containing 6% of the Mineral Reserve Au ounces.

P&E Mining Consultants Inc. Report No. 474 Page 274 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

13.0 Mining Methods

13.1 Introduction

The production plan focuses on a geological area characterized by narrow veins, extending over 2.75 km, as shown in Figure 13.1, and from the surface to a maximum depth of 480 m. To date, three main production zones have been identified:

• San Pablo, including the San Pablo and San Pablo Sur areas;

• La Mochomera, including the La Mochomera, La Unión and Purísima areas; and

• Tres Amigos, including the Tres Amigos and Ciseña areas.

The La Mochomera area is connected to the San Pablo area. The Tres Amigos area is an entirely separate mining area that shares no infrastructure or access with La Mochomera or San Pablo.

A semi-mechanized cut-and-fill mining method is utilized in all areas, with production drilling using hand-held drills, and Load-Haul-Dump (LHD) mechanized units being used for material handling. The ore is extracted in variable height lifts from 1.1 to 1.5 m depending on vein dip. This method involves extracting the ore in vertical sections following the dip (inclination) of the veins until reaching a drilling depth of 1.5 m (limited by drill steel length).

Access levels are nominally spaced 15 m apart, with a 3 m thick pillar left below the next upper level to provide stability and prevent the ingress of unconsolidated backfill from the stope above entering the active mining areas. Access to the veins is through crosscuts that intersect the vein perpendicularly. The slope of the crosscuts is initially at a -15% slope; however, it is adjusted as the mining front progresses upwards, until reaching a +15% slope. Slopes are nominal limits.

The mining method in use at the project is hybrid of textbook cut-and-fill and resue mining.
For simplicity, this method will be referred to throughout as “Cut-and-Fill”. Initial development of the production sill is full-face, however, production utilizes an ore blast with minimal dilution to extract the vein, followed by a secondary waste slash to generate backfill for the stope and provide sufficient clearance for the mechanized equipment necessary to extract the material from the next lift in an overhand sequence.

The San Pablo Mine has two ramp access points: San Pablo Viejo and San Pablo Sur. Both ramp access points are used for the production from the same mineralized vein.

At the La Mochomera Mine, access is through a crosscut from the San Pablo Sur development ramp (Figure 13.2). Currently, work is being carried out on one mineralized body and plans are in place to integrate the La Unión and Purísima areas into the already developed infrastructure in this sector.

P&E Mining Consultants Inc. Report No. 474 Page 275 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Mine Production Zones

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 276 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Isometric View of Mines Looking Southeast

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 277 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The Tres Amigos Mine is an independent mineralized zone with two dedicated access points being the TAE Ramp and the TAO Ramp, which access the same mineralized body at different elevations. The infrastructure in this area also supports mining of the Ciseña area via a dedicated ramp accessed from the existing Tres Amigos ramp.

A detailed geo-technical assessment of the mine plan was scheduled and carried out by DYNA. The available geo-technical data was reviewed and used to define rock mass quality and rock mass structure domains. Geo-technical design input into the mine plan was then provided based on the domains, stability analyses and experience at the DYNA operation and other similar mines.
The design input included:

• Stope dimensions and overbreak.

• Dimensions for crown, Sill, rib and inter-lode pillars.

• Offsets and strategies for mining around voids and historical workings.

• Offsets between stopes and development.

• Extraction sequencing.

13.2 Review and Limitations of Geomechanical Data

DYNA has completed an extensive campaign of underground mapping in the La Mochomera and San Pablo Zones. This Report relied on the following data collected by DYNA and contractors:

• Underground Mapping;

• Rock mass quality and structural mapping were completed with a total of more than 1 km of mapping available for use; and

• Mapping in La Mochomera and San Pablo includes ore drifts and waste development.

DYNA reviewed the available data to assess its reliability for use in the current study and supplemented it through the targeted collection of additional.

13.3 Rock Mass Characteristics and Domain Definition

13.3.1 Intact Rock Properties

Intact rock properties were based on the results of the laboratory strength tests completed by EOSCAN and MACEP (2024-2025), underground observations, and experience at other projects in Mexico. Each of the intact rock properties are briefly discussed below.

• Intact Strength: the average unconfined compressive strength (UCS) values for each of the major lithologies ranged from approximately 30 to 55 MPa. Based on underground observations, these results may under-represent the strength of the rock mass. A UCS of <20 MPa was defined for the slates or weathered metasedimentary rocks; and

P&E Mining Consultants Inc. Report No. 474 Page 278 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Hoek-Brown MI and Triaxial compressive strength testing and Brazilian indirect tensile strength testing have not been completed to date. Therefore, Hoek-Brown MI values were estimated based on the published typical and lower bound values for Tuff (Hoek et al., 1992). Values of 13 and 8 were selected.

13.3.2 Rock Mass Structure

The dominant discontinuity orientations observed at the mine are summarized below. Some areas, particularly in La Mochomera, are limited by a set of faults that are displacing the vein to the northwest. The principal sets of discontinuities are listed below:

• Joint sets are sub-parallel to mineralization (E1). The mineralization strikes are approximately 198° and dip 50°;

• Joint sets have a contrary dip to that of the Mineralization (E2). This set is controlled by inverse faults which are cutting the vein;

• Joint Sets Sub-Perpendicular to the strike of the Mineralization. Joint set E5 is the most important because it is controlled by sinistral faults and has displaced the vein more than 2 meters (sub level 533 and 538 in La Mochomera); and

• Sub-Horizonal Joint Set. Minor set referred to as Joint sets E3 and E4. Between E5 and E4 there may be ore traps.

These general trends were reviewed in detail for each of the areas and veins. Potential controls on the rock mass structure were evaluated, including spatial variation between and within the veins, as well as between lithologies. The final domains are listed in Table 13.1 and stereography in Figure 13.3.

Table STYLEREF 1 \s 13. Rock Mass Domains
ID	Strike (°)	Dip (°)
E1	198	49
E2	42	56
E3	262	46
E4	271	25
E5	313	82

Source: DynaResource (2025)

P&E Mining Consultants Inc. Report No. 474 Page 279 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Stereography

Source: DynaResource (2025)

13.3.3 Rock Mass Quality

The rock mass quality varies between the veins. Prior to the start of the domain definition process, a combination of underground observations, development performance, mapping RMR76,
Q method and GSI data was utilized, as follows.

• La Mochomera. Three dimensional models were developed for areas of moderate and major reduced rock mass quality. Areas of moderate reduced rock mass quality are associated with RMR76 values between 40 and 50. Areas of major reduced rock mass quality are associated with RMR76 between 20 and 30. Outside of these areas, the rock mass quality ranges between RMR76 values of 55 and 60; and

• San Pablo. Three Dimensional models were developed for areas of Moderate and Major reduced rock mass quality. The RMR76 data inside the reduced rock mass quality area ranges between 35 and 45 and the rock mass quality outside of the model has RMR76 values between 50 and 65.

The rock mass behavior in contact between metasedimentary rocks and the Rhyodacite can represent instability because the RMR76 values are <20.

P&E Mining Consultants Inc. Report No. 474 Page 280 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Potential controls on the rock mass quality were evaluated, including spatial variability, position relative to the mineralization, the influence of lithology and the influence of surface effects.
The rock mass quality domains and the associated design values are summarized in Table 13.2.

Table STYLEREF 1 \s 13. Typical Rock Mass Quality Ranges Based on RMR76 Rock Mass Classification
Vein	Domain	Vein	Immediate HW-FW	Distal HW-FW
La Mochomera	Dike	20 to 40 Poor	20 to 50 Poor to Fair	-
	Rhyodacite	40-60 Fair to Good	55 to 60 Fair to Good	55 to 75 Good
San Pablo	Meta-sediments	20 Poor	35 Poor	-
	Rhyodacite	45 Fair	50 Fair	60 Good

Source: DynaResource (2025)

13.3.4 Faults

The characterization of the faults, including the parameters of primary and secondary faults, has been captured in three dimensional plans with the objective of identifying them in the planning of ramp and drift developments in ore and waste. There are several regional faults striking to the northeast and southwest and dipping to the northwest that cross-cut the veins.

13.3.5 Stress Regime

The far-field stress conditions were estimated Based on experience at other sites in Mexico as follows:

• σz (MPa) = 0.025z.

• KH = 1.

• Kh = 1 to 0.5.

The orientation of the principal far-field horizontal stress was assumed to be perpendicular to the local strike of the veins.

13.3.6 Stope Stability

The performance of the cut-and-fill stopes was evaluated using empirical design methods developed by Ouchi et al. (2008) and Hoek and Brown (1980). The analyses considered the maximum stope span of 3.5 m and the design values for the Mineralized Zone rock mass quality domains. The results suggest that the planned stope dimensions are achievable using conventional mining practices in most cases. The stopes within the areas of major reduced rock mass quality at La Mochomera and San Pablo are expected to require upgraded ground support (i.e., shotcrete or fibrecrete). This is consistent with current mining practices within these areas.

P&E Mining Consultants Inc. Report No. 474 Page 281 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

13.3.7 Ground Support

The current ground support standards (provided by Ávila on August 14, 2024) are summarized below for reference:

• Type I and II: 2.4 m 39 mm long split set in the Back and shoulders on 1.2 x 1.2 m spacing in an overlapping dice pattern with welded wire mesh. Type I is installed to
2 m from the floor and Type II is installed to 2 m from the floor;

• Type III and IV: 2.4 m long rebar in the walls on 1.5 x 1.5 m spacing in an overlapping dice pattern with welded wire mesh. Type III is installed to 1.8 m from the floor and Type IV is installed to 1 m from the floor;

• Type V: In poor ground conditions, in-cycle shotcrete with a thickness of 2 inches
(5 cm) is added to the Type IV standard to within 1.8 m of the floor. In practice, the shotcrete is typically extended to the floor; and

• Intersections: 2.4 m long rebar on a 1.5 m square pattern up to a maximum span of
5.5 m and 4 m long cable bolts on a 2 m square pattern up to a maximum span of
7.5 m.

These ground support standards were reviewed relative to the opening dimensions and rock mass conditions expected over the life of mine. Although the ground support standards are reasonable for the typical conditions currently encountered at the mine, the following modifications were made for the purposes of this study, in order to reflect planned changes and current practices:

• Type V: The shotcrete will be applied to the floor and a combination of short rounds and spiling with PM24 Super Swellex will be used in order to reflect current practice and recent ground support trials; and

• Intersections: The maximum intersection spans were re-evaluated Based on the planned changes to the development dimensions. The maximum span for which either 2.4 m long resin rebar or PM12 Swellex bolts can be used as intersection support was increased from 5.5 m to 8 m. For intersection spans greater than 8 m, 4 m long cable bolts on a 2 m square pattern will be installed in addition to the primary ground support standard.

Several iterations of the mine plan were provided and reviewed from a geomechanical perspective. Recommendations were made from the review. The recommendations have been addressed through changes to the mine design, to achieve better ground stability.

13.4 Production Mining

The SJG Project contains mineralized zones that vary in dip and thickness along both strike and depth. Generally, the veins are relatively thin (1 to 2 m in thickness), with localized areas being thicker. Dip of the veins varies between 30 to 40° from horizontal, with local areas being steeper. Due to the thickness of the veins, full-face drilling results in excessive dilution.

P&E Mining Consultants Inc. Report No. 474 Page 282 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Therefore, for production, the ore is initially blasted into the cut below prior to the footwall being slashed out to accommodate the machinery necessary for extraction of the next lift up. This results in the mining method being a hybrid of textbook cut-and-fill and resue mining. For simplicity, this method will be referred to throughout as “Cut-and-Fill”. An example of the progression is shown in Figure 13.4.

Figure STYLEREF 1 \s 13. Cut-and-Fill: Section View of Production Mining Sequence

Sequence progresses from left to right

Pillar
3
8
7
6
5
4
3
2
1
Dilution
ORE
1,5
1,3
56°
Drill & Blaste
Stope void
WASTE
Back Fill
Ore drift & Stope

	Responsible	Department	Signature
SURVEYOR	JOSÉ MANUEL PANDURO	TOPOGRAPHY	
DESIGN:	JUAN CAMPOS	PLANNING	
REVIEWED 1:	GERMÁN GIL	MINING	
REVIEWED 2:	IGNACIO MENDEZ	GEOLOGY	
REVIEWED 3	RUBÉN REYNA	SECURITY	
APROBADO :	LUIS PORTUGAL	GENERAL MANAGER	

This plan has been designed and prepared by DYNA RESOURCE, and its intellectual property belongs to them. The use of the content is authorised in relation to the project for which it was issued.

DYNARESOURCE

Design section
Mine design
SAN JOSE DE GRACIA

Scale: N/A

Detail Drawing

Date: September 2024

N° REV: REV 1

Source: This Report

13.4.1 Stope Design Methodology and Mining Factors

The design of the stopes was utilizes the Mineral Resource wireframes of the veins. Production lifts were made at an average of 1.3 m vertical spacing (indicative of a 1.5 m hole depth at an average dip of 60 degrees from vertical) and on 4 m sections along the strike of the structure.
No external dilution was added to the mining shapes, however, 12% dilution was mathematically added during mine planning.

Dilution refers to the mixing of waste material (non-economic rock) with the ore during the extraction process, which reduces the average grade of the extracted ore. Rock quality directly influences the stability of the walls and roofs of the extraction voids. In low-quality rock (fractured,

P&E Mining Consultants Inc. Report No. 474 Page 283 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

altered or weak), it is common for fragments of waste material to break off during excavation. These factors can be attributed to areas with geological faults, hydrothermal alterations and the presence of irregular veins. In this case, a total dilution of 12% is assumed, distributed as follows: 5% due to rock quality, 5% due to mining operations and 2% due to material handling. Recent reconciliations indicate existing site dilution is ~16.6%. However, a specialized blasting contractor is being brought on board in Q2 2025, and improved surveying practices are being implemented, along with better control of ore/waste handling (tracking what is in each re-handling bay and truck to prevent ore being loaded as waste, or vice-versa), all of which management believes will achieve the desired result.

A mining loss of 5% of diluted tonnes and ounces was included to account for material planned to be extracted, but lost through any or all of: poor blasting practices/results, losses into the backfill below, poor material control (ore being loaded as waste, or vice-versa), and other mining-related reasons. Recent reconciliations indicate existing site mining loss on gold is approximately 10.2%, however, the same improvements mentioned for reducing dilution should also result in significant improvements to mining losses and achievement of the desired result.

When the diluted gold grade and mined tonnes were obtained, the revenue of each shape was determined using process plant recovery and smelter terms. Costs were subsequently attributed to shapes as described in Section 12, and each shape’s marginal profit was calculated. Stope shapes with negative marginal profit were tagged as waste. Waste shapes located beyond the economic blocks (either above, below, or along strike) were discarded from the mine plan, whereas waste shapes between economic zones of a stope were retained as mining through them was unavoidable.

Any remaining waste shape that exceeded the marginal cut-off value (e.g. had to be mined regardless of economics to reach economic ore, and whose revenue from processing would exceed the cost of transport to the mill, processing, and backfilling) were tagged as marginal. At this point, all remaining waste shapes were re-costed as per Section 12. Subsequently, the overall economics of the stope were evaluated utilizing the sum of marginal profits of marginal and economic ore, and stopes that generated negative values were either optimized until they made a profit, discarded from the mine plan. An example of this evaluation is shown in Figure 13.5.

Figure STYLEREF 1 \s 13. Example of Stope Containing Waste, Marginal and Economic Material (La Mochomera, EL 497)

Source: This Report

13.5 Development Mining

P&E Mining Consultants Inc. Report No. 474 Page 284 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

All mine development and ore production is carried out by specialized contractors, in compliance with technical and safety standards. DynaResource provides various services that assist the execution of mining activities (construction, survey, and electrical/mechanical maintenance in addition to some supervision). An organizational chart of the mine operations is shown in Figure 13.6.

Various development types and profiles are utilized in the mine.

Development profiles are shown in Table 13.3.

Table STYLEREF 1 \s 13. Development Profiles
Development Profile		Average Price Across All 3 Contractors ($US/m)
Width (m)	Height (m)
3.50	3.50	831.93
3.00	3.00	780.79
2.50	2.50	647.91
2.00	2.20	521.23
1.5 diameter raise		446.66

Different profiles are used for different purposes, as described in the sub-sections below.

P&E Mining Consultants Inc. Report No. 474 Page 285 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Organizational Chart

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 286 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

13.5.1 Ramps

Main access ramps are driven at 12%, well within the performance envelope of underground equipment, allowing the safe and efficient transit of vehicles and heavy machinery (Figure 13.7).

Figure STYLEREF 1 \s 13. Ramp Development Standard

Anclaje de servicios
Manga de ø24"
F.C. Rumbo
0.6
Perno de ojo para cable
electrico y comunicaciones
Anclaje de servicios
0.2
Tub. Bombeo ø4"
Tub. Aire ø4"
Tub. Agua ø3"
3.5
Cable para Jumbo
F.C. Piso
3.5

Camión de volteo de 7m3
Area de sección: 10.07 m2

Area de cargado en rampa
Longitud: 9m
Pendiente: 3%
3.5
12%
Rampa +/-12%
3%
9.0

	RESPONSABLE	AREA	FIRMA
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	

DYNARESOURCE

PLANO:

SECCION DE DISEÑO
ESTANDAR DE RAMPA
UNIDAD SAN JOSE DE GRACIA

DISCIPLINA		ESCALA: N/A
PLANO DE DETALLES		
FECHA: SEPTIEMBRE 2024		N° REV. REV 1

Source: This Report

13.5.2 Accesses and Sumps

Accesses are driven perpendicularly off of the ramp to intersect the veins with a slope of -15% (this slope is adjusted as the vertical cut of the vein is raised). After intersecting the vein, an additional 10 m of development is carried out, which is used for pumping sumps to assist in development on the vein (Figures 13.8 and 13.9).

P&E Mining Consultants Inc. Report No. 474 Page 287 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Access Development Standard

Manga de ø32"
Perno de ojo para cable electrico y comunicaciones
Ancla de servicios
Tub. Bombeo ø3"
Tub. Aire ø3"
Tub. Agua ø2"
0.1
3.0
Cable para Jumbo
3.0

ScoopTram 3.5 Yd3
Area de sección: 8.57m2

3.0
Crucero de acceso - 15%
15%

	RESPONSABLE	AREA	FIRMA
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	

[redacted]

DYNARESOURCE

PLANO:
SECCION DE DISEÑO
ESTANDAR DE CRUCERO DE ACCESO
UNIDAD SAN JOSE DE GRACIA

DISCIPLINA

ESCALA: N/A

PLANO DE DETALLES

FECHA: SEPTIEMBRE 2024

N° REV: REV 1

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 288 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Sump Development Standard

3.0
3.0

Equipo ScoopTram 3.5 yd3
Area de sección: 8.52 m2

Tub. Bombeo ø4"
3.0
1.5
3.0

10.0
Carcamo -15%

[redacted]		[redacted]	[redacted]

DYNARESOURCE

PLANO:

SECCIÓN DE DISEÑO
ESTANDAR DE CRUCERO DE VENTILACIÓN
UNIDAD SAN JOSE DE GRACIA

DISCIPLINA

ESCALA: [redacted]

[redacted]

FECHA: SEPTIEMBRE 2024

Nº REV. [redacted]

Source: This Report

13.5.3 Sills

Development of the vein is carried out within a section of 2.0 m in width and 2.2 m in height.
This development is driven at full profile (ore and waste are taken in the same blast), resulting in high dilution but increased productivity (Figure 13.10).

P&E Mining Consultants Inc. Report No. 474 Page 289 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Sill Development Standard

Ancla de servicios
Manga de ø24"
P.C. Rumbo
Veta
1.0
Ancla de servicios
Tub. Aire ø2"
Tub. Agua ø2"
2.4
50°
P.C. Pisos
2.0

ScoopTram 2.5 Yd3
Area de sección: 4.29 m2

Manga de ø24"
Tub. Aire ø2"
Tub. Agua ø2"
P.C. Pisos
2.4
2%

	RESPONSABLE	AREA	FIRMA
TOPOGRAFIA:	ARMANDO ARREDONDO	TOPOGRAFIA	
DISEÑADO:	JUAN CAMPOS	PLANEACION	
REVISADO 1:	GERMAN GIL	MINA	
REVISADO 3 :	TADEO LOPEZ	GEOLOGIA	
REVISADO 4 :	RUBEN REYNA	SEGURIDAD	
APROBADO :	LUIS PORTUGAL	GERENTE UNIDAD	

DYNARESOURCE

PLANO:
SECCION DE DISEÑO
ESTANDAR DE FRENTE
UNIDAD SAN JOSE DE GRACIA

DISCIPLINA

ESCALA: N/A

PLANO DE DETALLES

FECHA: SEPTIEMBRE 2024

N° REV. REV 1

Source: This Report

13.5.4 Loading Bays

Loading bays are strategically located on the main ramp, opposite accesses. These loading bays allow the filling of haul trucks for subsequent transport to the surface. The development standard is the same as the ramp except the gradient is +2%.

13.5.5 Ventilation System

The main ventilation system is located on the ramp, ensuring adequate airflow throughout the mine. Ventilation raises of 1.5 m diameter connect at each level with ventilation crosscuts. Bulkheads and regulators are constructed in the ventilation accesses to direct the airflow as necessary (Figure 13.11).

P&E Mining Consultants Inc. Report No. 474 Page 290 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Ventilation Access Development Standard

Salida de aire limpio
Perno de ojo para cable electrico y comunicaciones
Muro de concreto
Puerta / Control de ventilación
3.0
3.0

Crucero Ventilacion

Ventilador
Area de sección: 8.57m2

[redacted]

Crucero Ventilación + 1%

	RESPONSABLE	AREA	FIRMA
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	
[redacted]	[redacted]	[redacted]	

DYNARESOURCE

PLANO:
SECCION DE DISEÑO
ESTANDAR DE CRUCERO DE VENTILACION
UNIDAD SAN JOSE DE GRACIA

DISCIPLINA

ESCALA: N/A

PLANO DE DETALLES

FECHA: SEPTIEMBRE 2024

N° REV: REV 1

Source: This Report

13.5.6 Standard Level Design

Levels are developed to a standard plan, as shown in Figure 13.12.

P&E Mining Consultants Inc. Report No. 474 Page 291 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Standard Mining Level Plan

Drift
Secc 2.0 x 2.2
Pend: +2%
Sump
Secc 3.0 x 3.0
Pend: -15%
Drift
Secc 2.0 x 2.2
Pend: +2%
Access
Secc 3.0 x 3.0
Pend: -15%
Ramp
Secc 3.5 x 3.5
Pend: -12%
Ventilation
Secc 2.5 x 2.5
Pend: 1%
Vent Raise
Diam: 1.5m
Loading bay
Secc 3.0 x 3.0
Pend: 1%
Y
X

	RESPONSABLE	AREA	FIRMA
TOPOGRAFIA	JOSE PANDURO	TOPOGRAFIA	
DISEÑADO	JUAN CAMPOS	PLANEACION	
REVISADO 1:	GERMAN GIL	MINA	
REVISADO 3 :	IGNACIO LOPEZ	GEOLOGIA	
REVISADO 4 :	RUBEN PEÑA	SEGURIDAD	
APROBADO :	LUIS PORTUGAL	GERENTE UNIDAD	

DYNARESOURCE

PLANO:
SECCION DE DISEÑO
ESTANDAR
UNIDAD SAN JOSE DE GRACIA

DISCIPLINA

ESCALA:

PLANO DE DETALLES

FECHA: FEBRERO 2025

N° REV: REV 1

Source: This Report

13.6 Development Schedule

The mine development plan averages ~25 m per day (mpd) from 2025 to 2028, and then declines as development is completed in 2029.

Development cost distribution is: 57% of the scheduled development is allocated to operating expenses (OPEX); 43% is allocated to capital expenditures (CAPEX) which is intended for the construction of mine infrastructure.

The development schedule plans that all required access to the Mineral Resource will be achieved by 2029, with all the necessary infrastructure in place for ore extraction. However, active production will continue until 2031, allowing for the full exploitation of the Mineral Reserves.
The mine development schedule is shown in Figure 13.13.

P&E Mining Consultants Inc. Report No. 474 Page 292 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Mine Development Schedule

Planned Development Meters by Year
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-

	2025	2026	2027	2028	2029
Capex Vertical	435	332	323	459	281
Capex Lateral	4,114	4,144	3,576	4,102	2,362
Opex Lateral	4,656	4,032	3,968	4,606	1,950

Source: This Report

Development quantities by period and profile are shown in Table 13.4.

Table STYLEREF 1 \s 13. Mine Development Quantities (meters)
Year	2025	2026	2027	2028	2029	Total
Profile
3.5 x 3.5	3,336	3,296	2,760	3,474	1,766	14,632
3.0 x 3.0	1,674	1,880	1,510	1,566	990	7,620
2.5 x 2.5	542	568	588	408	460	2,566
2.2 x 2.0	3,218	2,432	2,686	3,260	1,096	12,692
D 1.5	435	332	323	459	281	1,829
Total	9,205	8,508	7,867	9,167	4,593	39,339

13.7 Mine Production

The mine operates under a contractor model, meaning that an external company is responsible for the extraction, transportation and processing of the ore. This allows the owner to reduce fixed costs and operational risks. No investment in fleet equipment is required for mine development and production. Contractors can adjust their capacity according to the mine's needs and bring the expertise required to achieve the desired productivity.

P&E Mining Consultants Inc. Report No. 474 Page 293 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The current mine plan has a production rate of approximately 230 ktpa. Historical average production capacity of 856 wet metric tonnes of ore per day at 5% moisture. However, an appreciable portion of these tonnes are diluting waste or newly discovered material that does not meet the required confidence level to be included in Mineral Reserves). Over the period encompassed by the mine plan (2025 to 2031), the average ore grade is 4.9 grams of gold per diluted tonne on 1.61 Mt for a total of 234.5 Moz Au, along with a small incidental Ag byproduct. Silver is not sampled for or included in the block model, and therefore Ag Mineral Reserves are not reported as part of the mine plan.

13.7.1 Mine Plan Summary

The annual ore mining plan is shown in Table 13.5.

Table STYLEREF 1 \s 13. Annual Ore Mining Plan
Item	Year	2025	2026	2027	2028	2029	2030	2031	Total
Mined Tonnes (k)	Ciseña	-	1	9	7	28	28	-	74
	La Mochomera	98	89	61	12	83	6	-	348
	La Unión	-	-	11	91	85	-	-	187
	Purísima	-	-	-	23	31	181	217	453
	San Pablo	52	30	130	100	9	-	-	321
	San Pablo Sur	25	48	26	-	-	-	-	99
	Tres Amigos	56	64	5	-	-	-	-	125
	Total	231	232	243	232	235	216	217	1,607
Contained Gold Mass (koz Au)	Ciseña	-	0.1	2.9	2.0	6.3	8.2	-	19.4
	La Mochomera	12.4	14.9	9.7	1.6	13.7	1.2	-	53.6
	La Unión	-	-	1.8	13.0	12.6	-	-	27.4
	Purísima	-	-	-	3.0	3.9	21.4	29.0	57.2
	San Pablo	11.5	4.2	22.6	20.4	1.8	-	-	60.4
	San Pablo Sur	5.7	8.4	5.3	-	-	-	-	19.4
	Tres Amigos	6.5	9.0	0.6	-	-	-	-	16.0
	Total	36.1	36.7	42.8	39.9	38.3	30.8	29.0	253.5
Head Grade (g/t Au)	Ciseña	-	2.92	9.93	8.52	6.99	8.96	-	8.20
	La Mochomera	3.96	5.23	4.96	4.20	5.15	6.29	-	4.79
	La Unión	-	-	4.88	4.46	4.62	-	-	4.56
	Purísima	-	-	-	3.99	3.93	3.66	4.14	3.93
	San Pablo	6.80	4.41	5.41	6.34	6.45	-	-	5.86
	San Pablo Sur	7.15	5.45	6.24	-	-	-	-	6.08
	Tres Amigos	3.61	4.36	3.41	-	-	-	-	3.98
	Average	4.86	4.92	5.49	5.33	5.06	4.43	4.14	4.91

P&E Mining Consultants Inc. Report No. 474 Page 294 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

13.7.2 Production Sequence

The cut-and-fill stope development sequence is outlined below and shown in Figures 13.14 and 13.15:

Access

• An access ramp is driven off the main ramp to cross-cut the vein. Since mining progresses upwards, the back of the access ramp is slashed down, with the broken rock used to bring up the floor to allow access to each sequential overhand lift as needed.

• From the access, a full-face sill drift is driven on the bottom lift of the stope to the lateral extents of the ore. In cases where the stope strike extends further on higher lifts, full-face development is used to extend the lift as needed to access the ore.

Ore Production

• The ore is extracted in controlled-height vertical lifts using jack-leg drills for drilling. The height of lifts is limited by steel length and vein inclination, blasthole length is limited to 1.5 m.

• Extracted ore material is trammed to a loading bay and for loading into trucks. Trucks may also utilize the loading bay to dump waste backfill in for eventual placement in the stope by LHD.

Backfill

• Unconsolidated rock fill is generated by waste development and used as backfill to stabilize the voids after ore extraction and preparation for the next ore lift. Backfill of this type is placed with an LHD. Some backfill is generated from footwall slashing to provide sufficient clearance for mining equipment on the next lift in the sequence.

• Where insufficient development waste exists, surface quarrying is used to supplement the development waste for use in backfill.

P&E Mining Consultants Inc. Report No. 474 Page 295 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Cut-and-Fill Cross-Section View of Access Development Sequence (View Bottom to Top)

Loading Bay
Ramp
Acces -15%
Pillar
Loading Bay
Ramp
Acces -15%
Pillar
Loading Bay
Ramp
Acces -15%
Drift
Pillar

	RESPONSABLE	AREA	FIRMA
[redacted]	[illegible]	[redacted]	
[redacted]	JUAN CAMPOS	[redacted]	
[redacted]	GERMAN GIL	[redacted]	
[redacted]	IGNACIO LOPEZ	[redacted]	
[redacted]	[illegible]	[redacted]	
[redacted]	LUIS PORTUGAL	[redacted]	

DYNARESOURCE

PLANO:

SECCION DE DISEÑO
ESTANDAR
UNIDAD SAN JOSE DE GRACIA

DISCIPLINA

ESCALA:

PLANO DE DETALLES

FECHA: FEBRERO 2025

N° REV: REV 1

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 296 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Cut-and-Fill Longitudinal Section View Development Sequence (View Bottom to Top)

Acces
Pillar
Pillar
Acces
Pillar
Pillar
Drift
Pillar
Acces
Pillar

[redacted]

DYNARESOURCE

PLANO: SECCION DE DISEÑO ESTANDAR UNIDAD SAN JOSE DE GRACIA	DISCIPLINA	ESCALA:
	PLANO DE DETALLES	
	FECHA: FEBRERO 2025	N° REV. REV 1

Source: This Report

13.7.3 Waste Backfill

The use of unconsolidated waste material for backfilling in the cut-and-fill mining method is a technically and environmentally sustainable strategy, reducing costs and carbon emissions versus using cemented backfill.

13.7.3.1 Sources of Waste Material

The waste material is obtained from three sources:

1. Production areas where there is no commercially valuable ore and access to, or recovery of economic zones requires mining (includes footwall slashing for equipment clearances);

2. Development waste from lateral and vertical capital development; and

3. Surface quarrying.

13.7.3.2 Waste Rock Production

The annual production of waste material, showing the expected tonnage each year, is summarized in Figure 13.16.

P&E Mining Consultants Inc. Report No. 474 Page 297 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Mine Backfill Requirements

Backfill Material Required (kt)
300,000
250,000
200,000
150,000
100,000
50,000
0
2025
2026
2027
2028
2029
2030
2031
Backfill from Mine Sources
Quarried Backfill

Source: This Report

13.8 Services

13.8.1 Service Water

The water used comes from inside the mine, primarily collected from:

• Natural fractures: Groundwater that seeps through rock fractures is collected; and

• Exploration drill holes: During exploratory drilling activities, aquifers or water-bearing veins are intercepted and utilized.

The collected water is pumped to the surface and stored in 10,000-liter tanks. These tanks act as reservoirs to ensure a continuous and stable supply, which is then fed into the supply system for various needs (drilling, equipment cooling, dust suppression).

For water service standardization, the main line uses 100 mm diameter piping along the ramp and ventilation raises. The secondary line uses 50 mm diameter piping, and the final delivery is through 25 mm diameter piping.

13.8.2 Dewatering

Mine dewatering is carried out through a system of auxiliary sumps located along the main ramps. The size of the sumps is designed to handle the expected water flow and ensure efficient pumping. These sumps are equipped with 11 kW pumps, forming a sump circuit every 30 meters of head (vertical height). This setup overcomes the water column and ensures efficient pumping.

P&E Mining Consultants Inc. Report No. 474 Page 298 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

This distribution prevents pump overload and ensures uninterrupted water transport. One hundred mm diameter piping is used to transport water through the sump circuit to the surface.
This diameter is suitable for handling the flow generated by the 11 kW pumps and minimizes friction losses. The pumping flow rate is 5 liters per second (“l/s”), and the water is transported to the surface to be stored in 10,000-liter tanks before being used for mine services.

13.8.3 Compressed Air

This service originates on the mine surface using diesel-powered compressors. The service is standardized with 100 mm diameter piping in the main line (ramp and ventilation raises), 50 mm diameter piping in the secondary line, and 25 mm diameter piping for final delivery. The primary users of compressed air in the mine are:

• Drilling: Compressed air is used to power the pneumatic hammers of drilling machines, providing the energy needed to drill rock;

• Cleaning: Compressed air is also used to clean drill holes after drilling, removing dust and rock fragments; and

• Other Pneumatic Equipment: It can be used to operate other pneumatic tools, such as hammers, impact wrenches, and auxiliary ventilation systems.

13.8.4 Electrical Power

The main distribution network is supplied by diesel-powered generators located on the mine surface. The main power line, utilizing a distribution current of 480 volts, is routed through ventilation raises, connecting the surface to the lower levels of the mine. In some sections, the ramp is also used as part of the main line. The following are the primary power draws in the mine:

• Drilling Equipment (Jumbos): Electric drilling machines are powered by the network for drilling activities;

• Pumping: Electric pumps used for water management are powered by the network;

• Ventilation: Electric fans that ensure air injection and extraction are powered by the network;

• Exploration and Delineation Machines: Specialized equipment for exploration and orebody delineation is also powered by the network; and

• Cables and Conductors: High-resistance cables with special insulation are used to withstand the adverse conditions of the mine, such as humidity, dust, and vibrations. Distribution panels allow for the control and protection of electrical circuits, including switches and devices for overload and short-circuit protection.

P&E Mining Consultants Inc. Report No. 474 Page 299 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

13.8.5 Ventilation

The ventilation system in the mine is essential to ensure a safe and healthy environment for workers, as well as to maintain optimal operating conditions. The main objectives are:

• Supply a constant flow of fresh air to working areas.

• Extract contaminated air, removing gases, dust, and other pollutants generated during mining operations.

• Control temperature and humidity, maintaining suitable conditions for worker comfort and safety, as well as the proper functioning of operating equipment.

The ventilation system uses a pull system, whereby fans pull fresh air into the mine via development openings, and exhaust the air through raises to surface. Exhaust raises are fitted with 150 kW main fans. Areas without primary ventilation (ramp extensions) have fresh air provided via 812 mm diameter ducting and 56 kW auxiliary fans, while production areas are serviced by 19 and 37 kW auxiliary fans in ducting of 610 and 355 mm, respectively.

The ventilation circuit as shown in Figures 13.17 and 13.18 is designed following the recommendations of a specialist mining ventilation consultant (Ing. Alfredo De Haro Rodarte,
Ing Jorge Edgar Olivares Garcia), and considers factors such as:

• Required airflow rate, calculated based on the number of workers, equipment, and type of operation;

• Static pressure, determined by the length and diameter of the ducts, as well as friction losses; and

• Air distribution, ensuring that all areas of the mine receive an adequate flow of fresh air.

P&E Mining Consultants Inc. Report No. 474 Page 300 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. San Pablo-Mochomera Mine Ventilation System

Menu | Drift.pdf | Anexo 06. Vista Longitud... | Create | Sign in
All tools | Edit | Convert | E-Sign | Find text or tools | Share | AI Assistant
All tools
Export a PDF
Edit a PDF
Create a PDF
Combine files
Organize pages
AI Assistant
Generative summary
Request e-signatures
Scan & OCR
Protect a PDF
Redact a PDF
Compress a PDF
Prepare a form
View more
Convert, edit and e-sign PDF forms & agreements
Free trial

Sistema General de Ventilación Mina Subterránea

Sección Longitudinal N-S Minas San Pablo Viejo, San Pablo Sur y la Mochomera

Viendo al Oriente

DICIEMBRE 2024

Z
San Pablo
Bocamina San Pablo
Extracción de Aire
Viciado
Q= 60,822 cfm
Nivel 600
Xo. de Integración
San Pablo - San Pablo Sur
San Pablo Sur
La Mochomera
Bocamina
Paloschinos
Inyección de Aire
Fresco
Q= 49,547 cfm
Nivel 600
Extractor Principal
200 h.p.
Salida de
Aire Viciado
Q= 60,822 cfm
Bocamina San Pablo Sur
Inyección de Aire Fresco
Q = 9,386 cfm
Nivel 540 La Mochomera
Inyector Principal
200 h.p.
Inyección de Aire Fresco

Dirección de Flujo de Aire Fresco

Dirección de Flujo de Aire Viciado

ESCALA : SIN ESCALA

Sección Longitudinal UG Ventilación

OBSERVACIONES	NOMBRE		FIRMA Y FECHA	NOMBRE		FECHA	NOMBRE		FECHA	NOMBRE		FECHA	NOMBRE		FECHA	NOMBRE		FIRMA Y FECHA
	FIRMA		DIC.-2024	FIRMA		DIC.-2024	FIRMA		DIC.-2024	FIRMA		DIC.-2024	FIRMA		DIC.-2024	DIBUJO	A.H.R.	DIC.-2024
																PROYECTO	A.H.R.	DIC.-2024
	NOMBRE			NOMBRE			NOMBRE			NOMBRE			NOMBRE			REVISO		
	DEPTTO.	CONSTRUCCION		DEPTTO.	GEOLOGIA		DEPTTO.	GERENCIA		DEPTTO.	MINA		DEPTTO.	INGENIERIA		APROBO		

Proyecto:
Diagrama de Ventilación. Mina San Pablo, San Pablo Sur y La Mochomera
Municipio de San José Gracia, Sinaloa. México

Contenido:
Sección Longitudinal, Sistema de Ventilación.
Sistema de Ventilación Mina Subterránea.
Diseño: Ing. Alfredo De Haro Rodarte.

DATUM:

Propietario del Proyecto:

Dirección:
Municipio de San José Gracia, Sinaloa. México

Diagrama de Circuito de Ventilación:
Ing. Alfredo De Haro Rodarte

Revisión y aprobación:

HOJA: 2 / 3

Fecha: DICIEMBRE 2024

Escala: SIN ESCALA

1
1
Type here to search
8°C Cloudy ENG 11:59 PM 2025-05-03

Source: This Report

Figure STYLEREF 1 \s 13. Tres Amigos Mine Ventilation System

Sistema General de Ventilación Mina Subterránea

Sección Longitudinal W-E Mina 3 Amigos

Viendo al Norte

DICIEMBRE 2024

N
Superficie 3 Amigos
Extracción de Aire Viciado
Q= 76,435 cfm
Pozo de Inyección Oriente
Inyección de Aire Fresco
Q = 6,559 cfm
Bocamina 3 Amigos
Inyección de Aire Fresco
Q = 70,545 cfm
Mina 3 Amigos
ESCALA : SIN ESCALA
Sección Perspectiva UG Ventilación
N-395, Antigua Estación de Extracción de Aire Viciado
N-350
N-320

Dirección de Flujo de Aire Fresco

Dirección de Flujo de Aire Viciado

OBSERVACIONES	NOMBRE		FIRMA Y FECHA	NOMBRE		FECHA	NOMBRE		FECHA	NOMBRE		FECHA	NOMBRE		FECHA	NOMBRE		FIRMA Y FECHA
	FIRMA		DIC.-2024	FIRMA		DIC.-2024	FIRMA		DIC.-2024	FIRMA		DIC.-2024	FIRMA		DIC.-2024	DIBUJO	A.H.R.	DIC.-2024
																PROYECTO	A.H.R.	DIC.-2024
	NOMBRE			NOMBRE			NOMBRE			NOMBRE			NOMBRE			REVISO		
	DEPTTO.	CONSTRUCCION		DEPTTO.	GEOLOGIA		DEPTTO.	GERENCIA		DEPTTO.	MINA		DEPTTO.	INGENIERIA		APROBO		

Proyecto:
Diagrama de Ventilación. Mina 3 Amigos
Municipio de San José Gracia, Sinaloa. México

Contenido:
Perspectiva Sistema de Ventilación.
Sistema de Ventilación Mina Subterránea.
Diseño: Ing. Alfredo De Haro Rodarte.

DATUM:

Propietario del Proyecto:

Dirección:
Municipio de San José Gracia, Sinaloa. México

Diagrama de Circuito de Ventilación:
Ing. Alfredo De Haro Rodarte

Fecha:
DICIEMBRE 2024

Escala:
SIN ESCALA

Revisión y aprobación:

HOJA:
1/1

Source: This Report

P&E Mining Consultants Inc. Report No. 474 Page 301 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The mine functionally has two ventilation circuits, one for Tres Amigos and Cisena, and one for the rest of the mine. The Tres Amigos area nominally requires a total of 39 m3/s of fresh air to efficiently support operation. Recent measurements in December 2024 showed total exhaust flow of 37 m3/s, slightly less than that requirement. The remaining mining area require 49 m3/s of fresh air to efficiently support operations. Recent measurements in December 2024 showed total exhaust flow of 31 m3/s. Upgrades to the ventilation system are being evaluated by management.

13.8.6 Diesel Supply

Diesel is transported by rented tanker trucks, which are specifically designed for the safe transport of liquid fuels. These tankers comply with safety regulations and are equipped with spill and leak prevention systems. DYNA drivers are responsible for operating the tankers and ensuring that diesel is transported safely and efficiently to the mine facilities in SJG. The frequency of tanker trips depends on the daily diesel consumption at the mine.

Diesel is stored in two tanks, one with a capacity of 20,000 litres and another with 10,000 litres. These tanks are specifically designed for liquid fuels, constructed with corrosion-resistant materials. They are equipped with ventilation systems to prevent the accumulation of flammable vapors, fire protection systems, and secondary containment to prevent spills in case of leaks. An inventory control system is in place to maintain accurate records of diesel inventory, including stored quantities, daily consumption, and received deliveries.

Diesel is dispensed daily according to the needs of various equipment, primarily for electric generators, heavy machinery, compressors, and transport vehicles.

In terms of safety and environmental considerations, measures are implemented to prevent diesel spills, such as the use of secondary containers and leak detection systems. Diesel waste, such as used filters or contaminated oils, is managed in accordance with environmental regulations. Personnel responsible for diesel handling receive training in safety and emergency procedures.

13.9 Equipment for Development and Production

Contractors are responsible for providing and operating the equipment necessary for ore production. This includes heavy machinery such as:

• Haul Trucks: For the transport of ore and waste material;

• Jack Leg and Jumbos: For drilling blast holes in blasting operations and ground support; and

• Scoop Tram: production and development support.

Contractors handle all maintenance and operation of the equipment, reducing DYNA's operational burden. Contractors can adjust the equipment fleet according to the mine's needs. The major pieces of equipment in the fleet are seen in Table 13.6.

P&E Mining Consultants Inc. Report No. 474 Page 302 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 13. Mine Equipment Fleet
Classification	Type of Equipment	Quantity	Capacity
Development	Scoop Tram	8	2.7 m3
Production / Backfill	Scoop Tram	10	1.9 m3
Production / Backfill	Scoop Tram	1	1.5 m3
Development	1 Boom Jumbo	2	4.9 m
Development	1 Boom Jumbo	2	3.7 m
Development / Production	Haulage Truck	12	7 m3
Development/Ground Support	Jack Leg	33	1.8 or 2.4 m

13.10 Service Equipment

DYNA provides the contractor with the benefit of certain services equipment, retaining direct control over its use and maintenance. Some equipment is rented, some is owned. Renting equipment reduces the initial investment and long-term maintenance costs. Maintenance for all service equipment is carried out by a specialized contractor, ensuring the service life of the equipment.

The equipment provided by Dyna for services is listed in Table 13.7.

Table STYLEREF 1 \s 13. Equipment Provided by Dyna
Classification	Type of Equipment	Number	Capacity	Owner
Electric Service	Power generator	1	375 kW	DYNA
Electric Service	Power generator	1	335 kW	DYNA
Electric Service	Power generator	1	375 kW	Rented
Compressed Air Service	Diesel-Powered Compressor	1	350 l/s	DYNA
Compressed Air Service	Diesel-Powered Compressor	2	350 l/s	Rented
Compressed Air Service	Diesel-Powered Compressor	1	425 l/s	DYNA
Ore hauling	Front-End loader	3	3.5 m3	DYNA

13.11 Haulage Routes

Two main haulage routes have been identified, corresponding to the material handling yards designated as San Pablo Yard and Tres Amigos Yard. Both routes exhibit variable topographic characteristics, with segments of different elevations and slopes, which influence the operational efficiency of mineral transport.

P&E Mining Consultants Inc. Report No. 474 Page 303 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

13.11.1 Route to San Pablo Yard

The length of this haul route is 4.8 km and has an elevation change of approximately -220 m (Figure 13.19).

Figure STYLEREF 1 \s 13. San Pablo Haul Route and Elevation

"Tres Amigos"
San Pablo
Plant yard
Image © 2025 Airbus
Google Earth
San Pablo
Plant yard
Gráfico: Mín., Prom., Máx.
Elevación: 401, 454, 595 m
Totales del rango:
Distancia: 4.73 km
Ganancia/Pérd. de elev.: 246 m, -64.4 m
Inclinación máx.: 23.2%, -14.5%
Inclinación prom.: 7.4%, -3.8%
595 m
575 m
550 m
525 m
500 m
475 m
450 m
425 m
401 m
0.5 km
1 km
1.5 km
2 km
2.5 km
3 km
3.5 km
4 km
4.73 km

Source: This Report

13.11.2 Route to Tres Amigos Yard

The length of this haul route is 8.0 km and has an elevation change of approximately -260 m (Figure 13.20).

P&E Mining Consultants Inc. Report No. 474 Page 304 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 13. Tres Amigos Haul Route and Elevation

"Tres Amigos"
San Pablo
Plant yard
Image © 2025 Airbus
Google Earth
"Tres Amigos"
Plant yard
Gráfico. Mín., Prom., Máx. Elevación: 401, 501, 661 m
Totales del rango: Distancia: 8.03 km
Ganancia/Pérd. de elev.: 190 m, -399 m
Inclinación máx.: 29.8%, -34.1%
Inclinación prom.: 5.9%, -7.2%
661 m
600 m
550 m
500 m
450 m
401 m
0.75 km
1.5 km
2.25 km
3 km
3.75 km
4.5 km
5.25 km
6 km
6.75 km
7.5 km
417 m
1.6%
8.03 km

Source: This Report

The extracted ore is temporarily stored in the designated yards, where an ore control evaluation is conducted to determine the ore's characteristics and its final destination stockpile at the processing plant. This process ensures the quality and consistency of the material sent for processing.

13.11.3 Loading and Haulage Equipment

The owner provides a front loader equipped with a weighing scale, responsible for loading the material onto the haulage trucks. At the end of each shift, the loader generates a detailed digital report that includes:

• Hauled tonnage.

• Number of trips made.

• Haulage hours.

The haul trucks used are operated by regional contractors and are designed to transport the material from the handling yards to the process plant. The truck fleet is monitored to ensure transport efficiency and meet production requirements.

The variability of the terrain on both haulage routes necessitates constant preventive maintenance of the equipment, as well as detailed planning of transport schedules to maximize operational efficiency. Additionally, the reports generated by the front loader allow for precise control of production and equipment performance.

P&E Mining Consultants Inc. Report No. 474 Page 305 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

13.11.4 Mine Personnel

The mine operates on a continuous schedule, with two 12-hour shifts running 7 days a week to ensure uninterrupted production. The total workforce consists of 689 personnel, including 226 company employees and 367 contractors.

Contractors represent 53% of the workforce, providing operational flexibility and specialized expertise in key areas such as drilling, haulage and backfill operations.

All personnel, including contractors, are required to complete safety training and certification programs to ensure compliance with industry standards and maintain a safe working environment.

P&E Mining Consultants Inc. Report No. 474 Page 306 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

14.0 Processing and Recovery Methods

14.1 Process Design Criteria

The SJG Project process plant has a nominal throughput rate of 800 tpd and consists of a conventional two-stage closed crushing circuit, a mill feed system for three primary grinding mills operated in closed circuit with hydrocyclones, a multi-stage flotation process for gold-pyrite and gold-chalcopyrite sulfide concentrate, and a tailings Sepro SB750 centrifugal gravity concentrator. The final flotation concentrate is thickened, dewatered, and bagged for shipping to a smelter along with the gravity concentrate.

Flotation tailings are pumped to a wet tailings area located 360 m northeast of the process plant at 73 m elevation. The tailings are decanted and the collected process water is returned to the plant’s internal water distribution system.

The QP visited the SJG Project process plant between February 24 and 27, 2024 and confirms that it is operating at an acceptable level with required improvements underway and planned for 2025. Processing improvements and on-going maintenance are priorities for the SJG management team, and these initiatives will continue to improve process operation in terms of process steady state, minimize operational downtime, and increase and optimize recovery and concentrate production.

Feed grades and monthly processing rates for 2024 were highly variable (Figure 14.1). Improvements and consistency in early 2025 have been reported.

Figure STYLEREF 1 \s 14. Process Plant Milling Rates and Feed Grades 2024

Source: Dyna (2025)

P&E Mining Consultants Inc. Report No. 474 Page 307 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

14.2 Process Flowsheet and Description

The SJG Project process plant includes but not limited to the following:

• Two-Stage Crushing System

o Primary 24 inches x 36 inches Jaw Crusher.

o 4 ¼ ft Short Head Cone Crusher.

o ½ inch F50 for Mill Feed.

• Transfer Conveyors

o 6 ft x 16 ft Multi-Deck Vibrating Screen.

• Three (3) Primary Ball mills

o 500 Hp 8 ft dia. X 12 ft L.

o 300Hp 8 ft dia. X 88 ft L.

o 150 Hp Conical 8 ft dia. X 48 inches.

• Closed Circuit Mills with D15 and D10 cyclones producing cyclone overflow of P50 of 200 mesh (74 µm).

• Two (2) Secondary Ball Mills

o 150 Hp Conical Mill 8 ft dia. X 36 inches.

o 100 Hp 6 ft dia. X 6 ft L.

• Conditioning Tank 8 ft dia. X 8 ft.

• Two(2) Banks of three (3) Hybrid Flotation Cells

o Rougher and Scavenger 6 ft dia. X 12 ft.

• First Cleaner Flotation: Six (6) Denver No. 24 (50 ft3/cell) Sub A.

• Two Banks of Three (3) Hybrid Second Cleaner Flotation Cells 6 ft dia. X 12 ft.

• One Falcon SB 750 Centrifugal Concentrator.

• Concentrate Thickener 16 ft dia. X 12 ft*.

• Chamber Concentrate Filter Press, 1,000 mm plates (not in operation during site visit).

• Associated Milling, Flotation and Tailings Pumps.

• Reagent Feeding Pumps and System.

Process equipment is illustrated in the Figures 14.2 to 14.11 below.

P&E Mining Consultants Inc. Report No. 474 Page 308 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Mined Feed from Three Mineralized Zones

Source: D.E.N.M. (2025)

Figure STYLEREF 1 \s 14. Coarse Mineralized Material Bin

P&E Mining Consultants Inc. Report No. 474 Page 309 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Source: D.E.N.M. (2025)

P&E Mining Consultants Inc. Report No. 474 Page 310 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. 500 Hp Primary Ball Mill Circuit 8 Feet Diameter by 12 Feet Long

Source: D.E.N.M. (2025)

Figure STYLEREF 1 \s 14. 300 Hp Primary Ball Mill Circuit 8 Feet diameter by 8 Feet Long

P&E Mining Consultants Inc. Report No. 474 Page 311 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Source: D.E.N.M. (2025)

P&E Mining Consultants Inc. Report No. 474 Page 312 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Crusher Mill Mineralized Material Feed

Source: D.E.N.M. (2025)

Figure STYLEREF 1 \s 14. Rougher and Scavenger Hybrid Flotation Cells

P&E Mining Consultants Inc. Report No. 474 Page 313 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Source: D.E.N.M. (2025)

P&E Mining Consultants Inc. Report No. 474 Page 314 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Denver Cleaner Flotation Cells

Source: D.E.N.M. (2025)

Figure STYLEREF 1 \s 14. Concentrate Dewatering Pits

Source: D.E.N.M. (2025)

P&E Mining Consultants Inc. Report No. 474 Page 315 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Concentrate Bagged for Shipping

Source: D.E.N.M. (2025)

P&E Mining Consultants Inc. Report No. 474 Page 316 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Process Flowsheet

Flowchart for Dyna Resource Mexico
Crushing
From the Mine
Grinding
Flotation
ALIMENTADOR DE REACTIVOS
Second Bank of Cells, Optional
2DA BATERIA DE CELDAS, OPCIONAL
Final Concentrate
Thickening and Filtering
DYNARESOURCE
ISMINTEC
Heads
Middlings
Concentrates
Tailings

No	Concept	Kw
0	Coarse Ore Bin, Conveyor Belt	3.73
1	24"x36" Jaw Crusher	74.54
2	Four 24" Conveyor Belts	74.57
3	4 1/4' Short Head Cone Crusher	149.14
4	Electromagnet	3.73
5	6' x 16' Vibrating Screen	22.63
6	Fines Hopper	
7	8x12' Mill, C.I: 450 Tons/24hrs	372.85
8	8x8' Mill, C.I: 300 Tons/24 hrs	223.71
9	8x48" Mill, C.I: 180 Tons/24 hrs	149.14
10	8'x36" Mill, C.I: 150 Tons/24 hrs	111.85
11	6x6' Mill, C.I: 100 Tons/24 hrs	74.57
12	6x4" Cyclone Feed Pump	93.21
13	D-15 and D-10 Cyclones	
14	Galigher 3x48 Contingency Spill Pump	11.18
15	Reagents Feeder	0.37
16	8x8' Conditioner	18.64
17	Two Banks of Hybrid Cells 6x12' (5 per circuit optional)	149.14
18	Falcon 750 (One)	7.45
19	Sub-A No.24 Flotation Cell Bank	33.55
20	Galigher 3x48 Concentrate to Thickener Pump	11.18
21	Falcon's Deposit Box	
22	16'x12' Thickener Tank	3.72
23	1000x1000 Press filter	111.85
24	6x4" Tailings Pumps	298.28
25	Tailings Dam 1	
26	Tailings Dam 2	
27	Weightmeters	
	Total kW	1,999.03

Source: Dyna (2025)

P&E Mining Consultants Inc. Report No. 474 Page 317 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

14.3 Summary of Mass and Water Balances

14.3.1 Tailings Water Management

As noted, flotation tailings are pumped to a wet tailings area located 360 m northeast of the process plant at 73 m elevation. The tailings are discharged at ~25% density and decanted via a berm collection system. Modifications to the pumping and tailings area are on-going with new tailings pumps and expanding tailings area. At present cycloning of the tailings is not utilized.

Based on a 629 tpd process plant throughput rate, pumping to the tailings area is at a rate of
391 USGPM (88.7 m3/h). This rate is based on operational data: solids S.G. = 2.6;
slurry density = 25%; and slurry S.G. = 1.16. The resultant placed tailings will decant to 80% solids (i.e., 20% in-situ moisture). Decanted recycle water via the berm and water collection system is gravity fed back to the process plant at a rate of 317 USGPM (72 m3/h).
Water make-up for the process plant operation only is 29 USGPM (6.6 m3/h) (refer to Figures 14.12 to 14.15).

P&E Mining Consultants Inc. Report No. 474 Page 318 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Tailings Pit

Source: Dyna (2025)

P&E Mining Consultants Inc. Report No. 474 Page 319 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Lined Tailings Storage Facility

Source: D.E.N.M. (2025)

Figure STYLEREF 1 \s 14. Newly Constructed Tailings Berm Facility

P&E Mining Consultants Inc. Report No. 474 Page 320 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Source: D.E.N.M. (2025)

P&E Mining Consultants Inc. Report No. 474 Page 321 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Tailings Decanted Water Recovery – Gravity flow to Mill

Source: D.E.N.M. (2025)

14.3.2 Plant Water Supply

Water for the process plant is collected from a borehole located west/southwest from the process plant. The supply is complete with a pump and level and flow control system. The borehole is reportedly self-charging, and instances of low water flow have not been reported. During the wet system, water is abundant in the valley and collected accordingly (refer to Figure 14.16).

P&E Mining Consultants Inc. Report No. 474 Page 322 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 14. Process Plant Water Borehole and Pumping System

Source: D.E.N.M. (2025)

14.4 Products and Recoveries

For the year 2024, average gravity and flotation process recovery was 76% with two separate gravity and flotation concentrates bagged and shipped to off-shore smelters via the purchaser, Ocean Partners.

Processing plant statistics for 2024 are presented below in Table 14.1 and for processing plant statistics for 2025 are presented in Table 14.2. On-going improvements and mechanical reliability are expected to improve production.

Further details on production and concentrates sold in 2024 are provided in Table 14.3.

P&E Mining Consultants Inc. Report No. 474 Page 323 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 14. Process Plant Statistics, 2024
2024	Tonnes Processed	Days	Head Grade			Concentrate				Rec %	Sales by Month
			Au (g/t)	Au (kg)	Au (oz)	DMT Monthy	Au (g/t)	Au (kg)	Au (oz)	Au	US$	DMT Monthy	Au (g/t)	Gross Gold Oz Monthy
Jan	14,583	30	4.43	64.619	2,078			52.150	1,677	80.70	1,766,427	702.06	44.22	998
Feb	22,740	29	4.54	103.140	3,316			81.461	2,619	78.98	3,741,691	1,085.58	54.39	1,898
Mar	24,009	31	4.41	105.984	3,407			83.939	2,699	79.20	3,920,739	1,130.05	50.72	1,843
Apr	21,099	28	4.16	87.773	2,822	1,478	44.53	65.830	2,116	75.00	3,327,393	970.26	50.15	1,564
May	23,808	31	4.05	96.422	3,100	1,361	52.23	71.077	2,285	73.72	4,639,964	1,241.24	53.78	2,146
Jun	21,868	30	3.50	76.601	2,463	1,194	47.65	56.911	1,830	74.30	3,479,433	1,079.16	47.00	1,631
Jul	21,215	30	3.82	81.123	2,608	1,115	54.30	60.543	1,947	74.63	3,924,645	1,242.83	44.42	1,775
Aug	17,598	24	3.78	66.492	2,138	1,035	48.11	49.806	1,601	74.91	2,966,670	807.96	50.41	1,310
Sept	23,087	30	3.75	86.575	2,783	1,420	45.84	65.077	2,092	75.17	4,494,699	1,370.12	44.07	1,941
Oct	25,596	31	4.17	106.653	3,429	1,425	57.32	81.677	2,626	76.58	6,432,513	1,513.03	56.02	2,725
Nov	23,108	30	4.02	92.862	2,986	1,348	50.35	67.861	2,182	73.08	4,821,435	1,229.90	52.31	2,068
Dec	18,966	29	4.18	79.299	2,550	1,214	50.42	61.198	1,968	77.17	4,910,100	1,326.30	49.34	2,104
Total	257,676	353	4.07	1047.542	33,679			797.530	25,641	76.13	48,425,710	13,698.49	49.96	22,003

Source: DynaResource (2025)

Notes: Rec = recovery, DMT = dry metric tonne.

P&E Mining Consultants Inc. Report No. 474 Page 324 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 14. Process Plant Statistics, 2025
2025	Tonnes Milled	Days	Ore Head			Concentrate				Rec %	Sales by Month
			Au (g/t)	Au (kg)	Au (oz)	DMT Monthy	Au (g/t)	Au (kg)	Au (oz)	Au	US$	DMT Monthy	Au (g/t)	Gross Gold Oz Monthy
Jan	22,889	31	3.82	87.369	2,809	1291	50.18	64.801	2,083	74.17	4,731,239	1,238.04	49.74	1,980
Feb	21,614	28	3.51	75.955	2,442	1211	46.37	56.162	1,806	73.94	4,651,182	1,270.01	46.73	1,908
YTD	44,504	59	3.67	163.324	5,251			120.963	3,889	74.06	9,382,420	2,508.05	48.22	3,888

Source: DynaResource (2025)

Notes: Rec = recovery, DMT = dry metric tonne, YTD = year to date.

P&E Mining Consultants Inc. Report No. 474 Page 325 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 14. Detailed Process Plant Production
Month	Sales by Month	WMT by Month	DMT by Month	Gold (g/t Au)	Gross Gold Oz by Month	Gold Oz aft .5% 7% by Month	Recovered Oz at Plant
Jan	1,766,426.96	791.40	702.06	44.22	998.11	993.12	1,676.65
Feb	3,741,690.50	1,221.03	1,085.58	54.39	1,898.17	1,888.68	2,619.03
Mar	3,920,738.99	1,263.48	1,130.05	50.72	1,842.71	1,833.50	2,698.68
Apr	3,327,393.49	1,084.99	970.26	50.15	1,564.32	1,556.50	2,116.47
May	4,639,963.81	1,386.11	1,241.24	53.78	2,146.06	2,135.33	2,285.16
Jun	3,479,433.23	1,202.41	1,079.16	47.00	1,630.88	1,622.72	1,830.00
Jul	3,924,644.72	1,387.27	1,242.83	44.42	1,774.86	1,765.99	1,946.50
Aug	2,966,670.45	900.62	807.96	50.41	1,309.59	1,303.04	1,601.30
Sep	4,494,699.14	1,526.59	1,370.12	44.07	1,941.13	1,931.43	2,092.29
Oct	6,432,512.67	1,684.81	1,513.03	56.02	2,725.01	2,711.38	2,447.00
Nov	4,821,435.18	1,369.36	1,229.90	52.31	2,068.37	2,058.03
Dec	4,910,100.50	1,477.74	1,326.30	49.34	2,104.06	2,093.54	1,968.00
Total	48,425,709.65	15,295.81	13,698.49		22,003.29	21,893.27	23,281.07

Source: DynaResource (2025)

Prior indications of discrepancies in delivered and received assayed grades and weights are currently being addressed. Final concentrate samples are now sent to a third party and discrepancies have been reduced and minimized.

As San José de Gracia Mine is currently in operation, Dyna de Mexico provided the 2024 operation costs shown in the Table 14.4 and Table 14.5. Costs and parameters were reviewed and discussed during Author’s site visit. Labor, power, consumables and associated costs were also confirmed. Power demand for the process plant is 1,460 kw and is supplied by Comision Federal de Electricidad (“CFE”) at a cost of $US 0.13/kwh adjusted for peak usage.

Table STYLEREF 1 \s 14. Process Operating Cost Summary
Processing	Cost/Month (US$)	Processed (US$/t)	Total (%)
Labor (Burden Included)	$566,833	$4.23	17.1%
Power and Fuel	$911,167	$6.80	27.4%
Maintenance and Operating Consumables	$1,342,750	$10.03	40.4%
Support Equipment	$503,083	$3.76	15.1%
Total	$3,323,833	$24.82	100.0%

Source: DynaResource (2025)

P&E Mining Consultants Inc. Report No. 474 Page 326 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 14. Process Operating Costs Details
Details of Plant Operating Costs & Consumptions		80974[1]	MxP: $US-20[2]
Labor Costs (21 Personnel)	MXN/Per month	11,336,667	XN/persona	$US/kwh
Power Costs	US%/month	911,167	US$/kwh	$0.13
Plant Consumables
Grinding Media	US$/month	245,833	kg/tonne

Reagents	US$/month		Q	g/t
	Aerophine 3420	100,583	g/t	30
	A-31	101,500	g/t	30
	PAX	21,500	g/t	20
	Frother	27,833	g/t	10
	Copper Sulfate	6,333	g/t	10

Crusher Liners	US$/month	162,500
Mill Liners	US$/month	187,250
	Mill 8x12	83,917
	Mill 8x8	68,917
	Mill H2	34,417
	Pump Spares	400,750
	Lub, Oil, etc.	88,667
	Support Equipment	503,083
		3,323,833
Processed (US$/t)		24.82

Source: DynaResource (2025)

Notes: 1 80,974 is the MxP conversion for labour to US$. 2 The conversion rate used is 20MxP: 1 US$.

14.4.1 Sampling and Analysis

Process plant sampling is prepared and assayed on-site at a metallurgical and assay facility.
Plant sampling is limited and only the feed, tailings, and concentrates are manually sampled by the operators, sporadically during the day. No automatic samplers are currently utilized, but are strongly recommended. Additional mine and process plant feed samples from the three mineralized deposits are also assayed for grade control and metallurgical confirmation.

There is currently one process weightometer belt scale on the main process plant feed conveyor. Additional units are recommended on the individual feed belts to ensure increased metallurgical balancing of the process plant.

P&E Mining Consultants Inc. Report No. 474 Page 327 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The laboratory has full sample preparation equipment, such as crushers, riffles, screens, and drying ovens for mine and process plant samples. The assay laboratory is equipped with an atomic adsorption spectrometer unit (“AAS”), micro-balance, and fire assay equipment.

The facility has 21 personnel dedicated for analysis and operates 24 hours per day.

The laboratory is currently not certified to any standards. Additional capital spending is budgeted to upgrade the laboratory to acceptable standards.

14.4.2 Metallurgical Testing and Process Audits

On-going metallurgical testing continues with the gravity and flotation process and planned testwork for 2025 will focus on confirmation and optimization of recoveries and grades.

On-site sampling and process plant audits have been initiated on the rougher and scavenger flotation circuit with results demonstrating better process understanding and plant operating strategy.

14.5 Recommendations for Operational Improvements

As noted, the process plant is operating at an acceptable level with required improvements underway and planned for 2025. Processing improvements and on-going maintenance are priorities for the SJG management team, and these initiatives will continue to improve process operation in terms of process steady state, minimize operational downtime, and increase and optimize recovery and concentrate production.

Current and planned improvements include:

• Crushing circuit improvements to ensure consistent F80 feeds size for milling circuit;

• Improve overall circuit sampling and metallurgical balances to ensure monthly reconciliation;

• Installation of automatic samplers is recommended;

• Improve mill feed split to the three (3) primary grinding circuits as current manual gates for splitting feed and actual tonnage rates are unknown;

• Strategic installation of weightometers is recommended, preferably belt scales;

• Control loop with variable speed drives to ensure consistency to mill feed and avoid surges within the circuit;

• Gravity concentrators within the mill circuit;

• Flotation level control on cells; including rougher cells no. 1 and no. 2;

P&E Mining Consultants Inc. Report No. 474 Page 328 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Revamp existing rougher and scavenger cells;

o Replace existing improper agitators with proper flotation impellers and diffusers, and

o Improved air introduction into the cells via the shaft

• Improve concentrate dewatering and filtering;

o Proper operation of concentrate thickener and existing chamber press to ensure and minimize resultant shipping moistures; and

• Upgrade site security with cameras and new fencing around plant and concentrate areas.

P&E Mining Consultants Inc. Report No. 474 Page 329 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

15.0 Infrastructure

15.1 Access and Roadways

The SJG Project consists of a remote, stand-alone, operating mine and process plant complex located ~160 km north-northeast of Culiacan, the Capital of Sinaloa and the nearest major city. For this reason, DynaResource’s operation requires a significant degree of independence from publicly provided infrastructure, such as roadways, road maintenance, public transportation, and municipal services. Most of these services and related infrastructure are provided by the mine operation and a good deal of this is shared with and (or) benefits the communities in which they operate, or through which they transit. There is one major roadway to the Village of San José de Gracia, although other trails and tracks exist which can be periodically transited (mainly during the dry season) which enable transport out of the area over very rough terrain. For emergencies or expeditious purposes, air access is available to the town by single engine airplane.

15.1.1 External Access and Roadways

The only reasonably secure road access to the SJG Project, where DynaResource’s operations are located is over 84 km of ballasted road to the Town of Sinaloa de Leyva. The time required for this trip is ~4 hrs. Most of this road is in reasonably good condition in the dry season
(October through June) and can be transited freely by vehicles of up to twenty tonne capacity except for short intervals which require more frequent maintenance due to minor embankment slumping and occasional small landslides. Some areas of poor ballast or road base have been worn down to hard rock requiring fill and grading. Additionally, due to the steep terrain, there are areas of very tight switchbacks which need to be periodically widened or re-graded to allow for transit by larger vehicles.

During the rainy season, additional maintenance is required as the above issues are exacerbated by the heavy thunderstorms and the resultant high flows in all water crossings. The road suffers from erosion of top cover and the formation of potholes during this season. Most of the maintenance required is on the 40 to 50 km section of this roadway closest to the SJG Project and other select portions, are maintained by Dyna de Mexico personnel or contractors directed by Dyna de Mexico.

Sinaloa de Leyva is a transportation hub for supplies, parts and concentrate shipments.
From Sinaloa de Leyva to Guachumil, located on Federal Highway 15 the route is over paved surfaces for 70 km. However, the journey takes ~1-hr due to transiting through smaller towns.

From Guachumil, typical destinations for Dyna personnel would be:

• Culiacan for government filings, licenses and permissions, purchasing parts and supplies, and some technical services, such as motor and pump refurbishing. Air service to other cities in Mexico and to Dallas in the United States of America are also available;

• Mazatlán for parts, services, and some specialty equipment. Air service is available here for all parts of Mexico and direct service to the United States and Canada; and

P&E Mining Consultants Inc. Report No. 474 Page 330 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Manzanillo for concentrate shipments.

Distances between these destinations are shown in Table 15.1.

Table STYLEREF 1 \s 15. DynaResource’s Shipment and Supply Distances
	San José de Gracia	Sinaloa de Leyva	Guamuchil	Culiacan	Mazatlán	Manzanillo
San José de Gracia		84 km	154 km	280 km	513 km	1199 km
Sinaloa de Leyva	84 km		70 km	196 km	429 km	1113 km
Guamuchil	154 km	70 km		126 km	359 km	1043 km
Culiacan	280 km	196 km	126 km		233 km	952 km
Mazatlán	513 km	429 km	359 km	233 km		747 km
Manzanillo	1199 km	113 km	1043	952 km

15.1.2 Air Access

Within the San José de Gracia Village limits and <1 km (~650 m) from Dyna’s offices, there is a 665 m (2,200 ft) long airstrip surfaced in pea-sized gravel ~20 m wide. The airstrip runs somewhat west of north and slopes up-hill to the north. The only approach is from the south, and hence landings are slightly up-hill and take-off slightly downhill. The strip is suitable for single engine aircraft carrying up to 6 persons. Flying is normally limited to mornings, due to unpredictable winds and turbulence in the afternoons.

Flight for emergency repairs or other urgent matters are conducted from Mazatlán and Culiacan, Sinaloa. Flight time from Mazatlán is ~1 hr and 40 minutes, and 50 to 60 minutes from Culiacan.

15.1.3 Internal or Local Roadways and Transport

Currently active mine portals are located 6 and 7 km from the Village of San José de Gracia
(Figure 15.1). The mine offices, camp, and process plant are located immediately adjacent to the town. The active tailings storage facility (“TSF”) is located 260 m from the process plant.
Due to the steep terrain, and the adjacent town, a more circuitous route passing through San José de Graci Village and approaching the TSF from below requires 1.43 km of downstream buttress of the impoundment and 1.65 km to the current upper east end of the impoundment.

P&E Mining Consultants Inc. Report No. 474 Page 331 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 15. Map of Local Mining and Processing Facilities

Tres Amigos Mine
San Pablo Mine
SJG Processing Plant
San José de Gracia
© 2021 INEGI
© 2021 Google
Image © 2021 Maxar Technologies

Source: This Report

Roads and streets are typical of small rural communities, with the majority being composed of packed earth and gravel with local sections paved with concrete. More rural routes, such as those accessing the active mines, are intermittently ballasted earthen roads, generally 1.5 to 2 lanes wide with some restricted areas of one lane. Roadways are sufficient for the transportation of material in 20 tonne capacity double axel trucks and amply sized for light vehicle traffic. Some sections are steeper than would normally be recommended, due to difficult terrain reaching gradients of 12%.

15.2 Utilities

15.2.1 Electric Power

Power to the SJG Project site and process facility is supplied by the national grid and a power line installed and controlled by the Comision Federal de Electricidad (“CFE”). The 35 kV power line was installed in March 2012 from the La Estancia area of the Municipality of Sinaloa de Leyva that is ~45 miles (75 km) in length. There is an existing contract with CFE that guarantees and delivers 1,460 kW with cost of US$0.13/kWh with adjustment for peak usage.

P&E Mining Consultants Inc. Report No. 474 Page 332 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Power delivered is sufficient for the purpose of energizing the camp and process plant facilities. Power outages do occur, most frequently in late June through early September, the months of the heaviest rain fall. During power outages, the process plant can be operated using two diesel-fired generators providing 1,500 kW.

Electricity for underground operations is provided by generators located at the two mine portals. At Tres Amigos, there is a 500 kW Cummins 500 Generator. At the San Pablo Sur portal, serving San Pablo, San Pablo Sur and Mochomera, there are four separate generators, due to the much larger working area, more working faces, and a larger maintenance shop and office facility.
All generators are manufactured by Cummins: three Cummins 500 models and one Cummins 450 generating 500, 500, 400 and 450 kW, respectively. All these generators are either owned or under long-term lease to Dyna de Mexico.

15.2.2 Water Supply

The water source for the SJG camp is from two water wells located close to the river that runs just west of the Village of San José de Gracia. Well No. 1 is located 220 m west of the process plant on the east side of the river and 290 m west southwest of the intermediate pump station located on the historical TSF. This well is serviced by a 43 kW Flygt pump. Well No. 2 is located 290 m northeast of the process plant and pumps by means of a Flygt 45 kW pump to the intermediate pump station on the historical TSF. The pump station is a small reservoir created on the historical TSF. Water from the reservoir moves to the process plant using a 20 kW flygt pump.

Dyna de Mexico has obtained the water concession rights through CONAGUA for this water source that provides for usage of 1,000,000 m3 per year. Currently, Dyna de Mexico estimates its consumption of water to be ~10,000 liters per week (520,000 liters/year).

Dyna de Mexico operates a small potable water plant such as those common throughout Mexico. Access to this water plant is shared with the community.

15.2.3 Waste and Wastewater

There are three main sources of wastewater associated with the Project: the process plant including the laboratory, the mines, and the man camp.

The process plant is currently operating as a zero-discharge facility. Make-up water is derived from the companies supply wells and 60% of water associated with the tailings is recovered and returned to the process plant. Laboratory waste of all types, including liquids, is streamed into the process plant water supply.

Mines in the district are notably dry. The small amounts of water generated and pumped is stored in tanks at mine portals, and is subsequently used for the needs of the mine and for dust control on the roads between the mine portals, the process plant stockpile and in areas of heavy traffic in the Village of San José de Gracia.

Waste water from the camp facilities is disposed of through a septic tank and percolation system. Disposal of residual solids is managed through a licensed contractor.

P&E Mining Consultants Inc. Report No. 474 Page 333 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Dyna maintains a solid waste landfill for solid waste. Hazardous waste is collected and disposed of by licensed contractors offsite.

15.3 Man Camp and Facilities

15.3.1 General

Dyna de Mexico manages a closed, dry camp adjacent to their process plant which provides housing, meals and basics services to a portion of their employees. Facilities are basic, however, adequate. Personal supplies and consumables are available in the adjacent Village of San José de Gracia. Other basic facilities such laundry and cleaning services are available for individuals during extended stays. The camp is connected by reliable internet service (Starlink).

15.3.2 Setting

San José de Gracia Village is a “Sindicatura” within the Municipality of Sinaloa, which has its headquarters in Sinaloa de Leyva. In 2025, the Village has a population of 2,500 inhabitants.
This figures does not include small outlying villages (Ranchos) and larger individual holdings (haciendas). Some unknown percentage of the population split residency between San José de Gracia Village and other local communities such as Guamuchil and Culiacan.

The town is immediately southwest and adjacent to the company’s camp and process plant facilities and has a few shops providing limited food, clothing and other necessities. There are a few small snack bar type restaurants which do allow for a change from camp food for professional staff. A few services are available such as mechanics and residential construction. The town and environs provide >140 employees for the operation. There is no police presence in the town proper.

15.3.3 Housing

The mine site area camp maintains facilities which can accommodate about 65 persons in
32 rooms. Mine contractors manage their own camps for their personnel. The Village of SJDG has additional rooms via hotels and boarding houses. Out of a total workforce of 223 employees,
143 reside in SJDG. The company works a mix of 5/2, 14/7 and 20/10 rosters. Many of the senior staff are from outside the area and tend to work longer shifts to accommodate travel time.
The camp provides reasonably comfortable, air-conditioned accommodation including sanitary facilities.

15.3.4 Dining

The kitchen is staffed by 5 full-time employees who deliver 4 to 5 meals per day either in a dedicated dining area or packed meals for individuals to take to their workstation. Approximately 80 people are provided with three meals per day. Most provisions from the kitchen come by truck from Guamuchil.

P&E Mining Consultants Inc. Report No. 474 Page 334 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

15.3.5 Communication

There is phone service in the Village of San José de Gracia, but it is inconsistent and of poor quality. At the camp and mine sites, internet service is provided by Starlink services and many nodes are set up around camp. This service allows for VOIP communications worldwide and the efficient transfer of data although some accommodation needs to be made due to bandwidth with certain software. Large file transfers are best achieved using applications such as Whatsapp or WeTransfer.

15.3.6 Security

Dyna de Mexico’s camp is closed, and entry is restricted by a guard and gatehouse manned
24 hours per day. Additional security is stationed at explosive magazines.

15.3.7 Offices

Offices are available in the camp environment for various functions. Among these are human resources, purchasing, on-site accounting, community relations, safety, engineering, geology and surveying. There is also an available conference room with teleconferencing equipment allowing coordination with off-site upper management.

15.3.8 Medical Facilities

There is always a paramedic on site. Training for paramedics (TUM-B, and TUM-A) is provided and certified by the Cruz Roja De Mexico (Mexican Red Cross). A fully equipped ambulance is available on site in case of emergency. This vehicle can transport ill or injured patients to Guachumil or Culiacan as necessary. In case of more dire circumstances, Certified and experienced Air Ambulance service is available from Culiacan.

Under the authority of the Safety Supervisor, fully equipped first aid stations are in each mine, the camp site and within the process plant facility. First aid training is given to all staff, and employees are encouraged to enroll in qualification courses given through the Red Cross with the goal of increasing the number of TUM-B QP on-site.

Additionally, Dyna has built and equipped an 8-room medical clinic which is located ~100 m from the camp gate within the Village of San José de Gracia. This facility has been donated to local authorities. This will be staffed by a full-time physician and currently dental services are being offered.

DynaResource utilizes pre-employment drug and alcohol testing programs and random alcohol testing is utilized to determine fitness to work. Education programs on drugs and alcohol are also undertaken during safety, pre-shift and production meetings.

P&E Mining Consultants Inc. Report No. 474 Page 335 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

15.3.9 Other Services

Residents of the camp have access to laundry and daily cleaning service. Treatment of minor medical problems is available through the paramedic on staff.

15.4 Off-Site Facilities

Due to the remote location of the SJG Project, the extended time necessary to access the Project area due to rural road conditions, and the inability of large capacity trucking to navigate the steep, highly difficult roadway between Sinaloa de Leyva and San Jose de Gracia, Dyna de Mexico maintains some facilities and employees off-site.

15.4.1 Sinaloa de Leyva

In Sinaloa de Leyva, Dyna de Mexico maintains a facility whose main purpose is to transfer concentrate, which arrives from the SJG Mine in San José de Gracia Village in 1.6 tonne super sacks carried by double axel, 18-tonne capacity over-the-road trucks provided by local contractors. The super sacks are transferred into 35-tonne capacity Semi-Trailer vehicles for the 1,113 km journey to the Ocean Partners warehouse facility in Manzanillo, in Colima State. Additionally, this site serves to some extent as a temporary warehouse for supplies and equipment destined for the operation since an economic saving is realized by using the more agile concentrate truck to transport these items to the operation.

15.4.2 Guamuchil

In Guamuchil, Dyna de Mexico maintains an administrative office which handles accounting, tax reporting, purchasing, and payroll. Additionally, there is a modest warehouse facility to hold consumables and other small parts and supplies necessary for the operation and are not readily available close to the operation proper.

15.4.3 Mazatlán

Since Mazatlán is a popular destination in Mexico for tourism and an important centre for the export of perishable goods (fruits, vegetables, and seafood), direct international flights to and from the United States of America and Canada are more frequent and accessible. It also serves as the headquarters for several significant junior to mid-sized mining and mine service companies, especially drilling and blasting contractors. For this reason, Dyna de Mexico maintains personnel in Mazatlán for the purpose of facilitating the logistics associated with these services.

15.5 Mines

Currently, Dyna is exploiting mineral from four distinct vein systems: San Pablo, San Pablo Sur, Mochomera and Tres Amigos, as shown in Figure 15.2. All except Tres Amigos are accessed through the San Pablo portal and decline. Many other sources of material are available as previously exploited veins, existing stockpiles and dumps from past operations, and presumably material to be developed based on ongoing exploration programs.

P&E Mining Consultants Inc. Report No. 474 Page 336 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 15. Aerial View of the SJG Main Mineral Trend (Looking West)

Source: This Report

15.5.1 San Pablo and San Pablo Sur

San Pablo, San Pablo Sur are accessed via the San Pablo portal and decline as shown in
Figure 15.3. These workings have been exploited over many years, and still present opportunities along strike and at depth. Mining is performed by cut-and-fill. Material is blasted and removed sufficiently to allow access for stabilization of the back, and then to allow for the next lift to be drilled. This is performed three to four times until the required level height is reached.
Then all material is removed and fill generated from development or excavated on the surface is placed and leveled to permit the cycle to continue above. Backs and walls are bolted with split sets where necessary (Figure 15.4).

P&E Mining Consultants Inc. Report No. 474 Page 337 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 15. Common Portal for San Pablo, San Pablo Sur, and Mochomera

Source: This Report

Figure STYLEREF 1 \s 15. Longitudinal Projection of San Pablo and San Pablo Sur

Source: This Report

Operations are carried out by contractors using a variety of equipment including 2.0 and 2.7 m3 scoop trams, jackleg drills, and various single and double axle trucks. Direction is provided by Dyna de Mexico staff. Blasted ore is removed from the mine to the lay down area in separate one truck load piles for sampling to provide adequate ore blending for the process plant.

Ventilation in the mine is assisted by fans installed at surface; however, the exhaust air exits through existing workings to the surface. Secondary escapeways consist of well-marked mine

P&E Mining Consultants Inc. Report No. 474 Page 338 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

working no longer in use which lead to surface. Limited pumping is performed since the workings are relatively dry. Occasional accumulations of water are pumped to the surface and held for mine purposes and dust control in and around the mines and haul roads.

15.5.2 Mochomera

Mochomera is accessed through the same portal and decline system as the San Pablo and San Pablo Sur ore bodies. It is located subparallel and to the north and west of the San Pablo workings.

Methods of work, ventilation, pumping and escape ways are essentially of the same character as those in San Pablo. A ventilation raise to surface is planned soon to permit cleaner air in the working areas (Figure 15.5).

Figure STYLEREF 1 \s 15. Mochomera Longitudinal Projection

Source: This Report

15.5.3 Tres Amigos

Tres Amigos has been in exploitation for a considerable time and currently is operated to recover marginal ore on the fringes of the main vein mineralization. There is additional potential to the northeast and at depth. Work here is performed by a contractor as well with some equipment provided by Dyna de Mexico (Figure 15.6 and 15.7).

P&E Mining Consultants Inc. Report No. 474 Page 339 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 15. Tres Amigos Portal

HORARIO DE VOLADURAS MINA
TRES AMIGOS
"RESPETAR EL HORARIO ES CUIDAR TU VIDA"

Source: This Report

Operations here are like the San Pablo Mine with ore removed to the lay down area for sampling to allow for accurate mixing. Development material is used as back fill with additional material needed being pulled from existing surface dumps. Ore grade material is laid out in one truckload piles for sampling and mixing before being transported to the process plant.

P&E Mining Consultants Inc. Report No. 474 Page 340 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 15. Longitudinal Projection of Tres Amigos

Source: This Report

Note: grey = mine workings, red = mineral blocks.

15.6 Mine Support

15.6.1 Office

An office building with a large conference or meeting room (Figure 15.8) is located centrally to both active mine portals. Pre-shift meetings and planning sessions are held here, and the facility is sufficient to house all supervisory personnel from the operation including Dyna Staff and contractors. There is internet and hence VOIP telecommunications.

P&E Mining Consultants Inc. Report No. 474 Page 341 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 15. Mine Office Facility

Source: This Report

15.6.2 Ore Lay Down Areas

There are ample broken ore lay down areas at the two current mine portals. These areas allow for safe operation of multiple pieces of equipment, including loaded trucks coming from the mine with ore, trucks hauling waste from the mine, trucks and loaders blending material to be sent to the process plant, vehicles making supplies deliveries, light vehicles carrying supervisory staff, and the transit of various pieces of mine equipment.

15.6.3 Transportation

Supervisory staff are transported to the mine in light vehicles at their own schedule. Shift workers are brought to the mine in anticipation of their shift in buses.

15.6.4 Trucking

A combination of the contractor’s trucks and several local independent contractors provide transportation for material and supplies to the SJG Operation from San José de Gracia Village.
Ore for the process plant is blended and loaded on the lay down areas after assay results from sampling are received. Some waste material from surface is moved underground from the lay down areas to provide additional fill. Trucks are also utilized to haul broken material to surface from underground stockpiles created by scoop trams.

P&E Mining Consultants Inc. Report No. 474 Page 342 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

15.6.5 Shops

Two mine contractors are utilized, and each maintains a shop near the portal of mines where routine maintenance, some rebuilding, welding, and hardfacing are performed.

15.6.6 Bodega

A small, locked bodega is maintained at each lay down area for everyday consumables and hand tools. This includes safety equipment, rock bolts, pipe fittings and other small items,

15.6.7 Generators

Generators are maintained at both portals for electric power.

15.6.8 Compressed Air

Compressors are operated at each portal for operating drills, jumbos and other equipment.
Three Dyna owned compressors are in service at Tres Amigos. Two Sullair compressors with
350 l/s capacity and one Atlas Copco with a capcity of 500 l/s. Three compressors are located at the San Pablo Portal. Two Dyna owned Sullair machines generate 500 and 425 l/s, respectively.
These compressors are augmented by a rented Sullair machine on long-term lease yielding
350 l/s.

15.6.9 Magazines

Four explosive magazines are maintained in a secure compound with 24-hour guard service.
Two of the magazines contain high explosives and ANFO with a total permitted capacity of 86 tonnes, and two magazines are for fuses, caps, det. cord, delays, connectors, etc. Licenses for all magazines are issued by Secretaria de Defensa Nacional (“SEDENA”, the Mexican authority for arms and explosives. and are renewed annually. The current permit expires 27 September 2025.

15.6.10 Fuel

One-thousand liter tanks for diesel storage are placed at each mine portal for daily consumption. These are replenished as needed by Dyna from their larger fuel store near the process plant. Mining contractors are responsible for their own fuel expenses; therefore, these deliveries are discounted from subsequent billings.

15.7 Tailings Storage Facility

Tailings are pumped uphill from the process plant to the TSF with a 10 x 15 cm positive displacement pump (Figure 15.9).

P&E Mining Consultants Inc. Report No. 474 Page 343 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 15. Aerial view of the TSF (Looking Southwest)

Source: This Report

The TSF is built in phases with the third phase currently under construction and in use. The facility is a concrete-buttressed, HDPE-lined impoundment using cycloned coarse material to contain fines and slimes that settle and dewater in the center of the impoundment. Currently, 5.5 ha of the permitted area is lined. Decanted water is covered by rafted pumps and returned to the process plant.

The current Phase III is permitted to occupy a total of 6 ha with the follow-on Phase IV to expand to 11 ha (also permitted). Phase three has a capacity of 1.3 million tonnes of material or ~52 months of operation.

15.8 Warehousing

Dyna de Mexico maintains warehouses or storage facilities in various areas depending on use and level of security.

15.8.1 Process Plant

The Company’s principal storage is adjacent to the process plant and houses all plant consumable, safety equipment, replacement parts, tires, tools, equipment, lubricants, laboratory supplies, and

P&E Mining Consultants Inc. Report No. 474 Page 344 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

essentially all valuables and consumables of the operation. A separate enclosure serves as reagent storage. Access is limited and a warehouse manager is present.

This warehouse also manages fuel. Dyna de Mexico maintains up to 30,000 liters of diesel fuel on site in two tanks of 20,000 and 10,000 liters. There is an additional small amount of gasoline on the order of 200 liters used for small, motorized equipment.

15.8.2 Guamuchil

In Guamuchil, Dyna de Mexico maintains a warehouse for transshipment. This warehouse is essentially a receiving and dispatching warehouse used to handle purchases and supplies from all over Mexico, though mainly from Guamuchil, Los Mochis, and Culiacan, where the majority of consumable are sourced. This facility is managed by the purchasing and accounting personnel in Guamuchil.

P&E Mining Consultants Inc. Report No. 474 Page 345 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

16.0 Market Studies

16.1 Overview

As of 2024, un-mined global gold Mineral Reserves are estimated at ~59,000 t (statista.com). These unmined Mineral Reserves are distributed unevenly across various countries, with the largest Mineral Reserves held by:

• Australia: 16.2%.

• Russia: 10.4%.

• South Africa: 6.3%.

As of December 2024, global central bank gold reserves totaled approximately 35,600 tonnes, marking the highest level since 1992 (gold.org). The International Monetary Fund (“IMF”) maintains significant gold holdings, amounting to 2,814 t (en.wikipedia.org).

Combining these figures, official institutions, including central banks and the IMF, hold approximately 38,400 t of gold. Estimating the total amount of gold held by private financial institutions is merely speculative due to limited or no disclosure requirements and the various types of entities. Precise figures for gold holdings by private financial institutions are not readily available.

Gold is introduced to the market from three sources: primary mining, by-product production from other mines, notably copper and other base metal mines, and recycling (Figure 16.1).

Figure STYLEREF 1 \s 16. Gold Market Sources

Formal mining companies (national, public, and private) represent most of the world gold production. Due to the expense of exploration and sustainable and economically sound development, production and final reclamation, these companies do not react rapidly to changing economic conditions. This leads to some Mineral Resources remaining undeveloped until there is a reasonable expectation of a stable environment for the operator to at least recover initial investment. Some gold deposits, having been discovered, remain in inventory for long periods of time due to price and cost environment, political situations in host countries or regions, or technological difficulties for which a solution needs to be found (generally involving either access or metallurgical extraction).

P&E Mining Consultants Inc. Report No. 474 Page 346 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Artisanal and small-scale gold mining (“ASGM”) accounts for an estimated 15 to 20% of global gold production. This sector involves millions of miners worldwide, particularly in developing countries across Africa, Asia, and South America. Although ASGM contributes significantly to gold supply, it operates informally and faces challenges, such as environmental impact, lack of regulation, and worker safety concerns. Despite these challenges, ASGM remains a crucial livelihood for many communities, providing economic opportunities, where large-scale mining is not feasible. ASGM also reacts more quickly to fluctuations in the economic environment due to the significantly lower cost of equipment, the mobility of equipment allowing for a change of location of operations, and in most cases a lack of strict environmental and governmental controls. Recently, a good deal of AGSM is conducted or funded by international criminal organizations as it uses many of the same techniques to extract mineral content as the artisanal diamond industry and offers the same mobility of assets desired by these groups.

16.2 Production Techniques

There are four basic methods for recovering gold or doré (an alloy of gold and silver and to some small degree some base metals) in modern, non-artisanal underground and surface operations. Three of these involve grinding ore in mills, normally in the presence of water. After grinding to a predetermined size, material can be recovered by gravity. Gold with a specific gravity of 19 g/cc is easily recovered if grain size is sufficiently large and liberated from gangue (waste) material. Various devices are utilized for this purpose, such as jigs, gold traps, vibrating concentrating tables, and centrifugal concentrators. The advantages of these techniques is that coarse gold can take less time to process than other techniques which require more reagents and energy. Recovered coarse gold pays at a significantly higher price, due to the ease of refining and the lower cost of transportation.

Ground ore (pulp) can also be leached using caustic solutions of sodium cyanide Other Lixiviants are occasionally used, however, >95% of operations use sodium cyanide. Material is agitated in vats or tanks until leaching is complete and then either the liquid portion is passed over activated carbon, or activated carbon is added to the ground material. Carbon adsorbs the gold from solution and then can be recovered from the carbon in the plants refining process (not to be confused with metal refining). An exception occurs when deposits have a silver-to-gold ratio higher than 6:1.
In such instances, the Merrill-Crowe process becomes necessary. This process removes the precious metals in the clear leaching liquor, de-oxygenates it by passing it through a vacuum, and then adding zinc dust to the solution. Zinc replaces the precious metals in solution and a sludge can be recovered by filtering and then smelted to create doré.

A third method primarily used in base metals mines, but commonly in gold mines too, is flotation. Here again, the ore is ground conditioned with a few chemicals which attach to the metallic particles in the ore and the attach to a liquid gas interface created by injecting air to create bubbles in the mix. The metal particles are floated to the surface as froth, and the overflow is collected as a concentrate. In base metals mines, the precious metals are subsequently recovered when the concentrate is sent off site for smelting and refining. The Grasberg Copper Mine in Indonesia is the 3rd largest gold mine in the world.

P&E Mining Consultants Inc. Report No. 474 Page 347 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

A final method is heap leaching. In this method, the ore is crushed but hardly ever ground and then stacked on impermeable pads. This material is sprayed with sodium cyanide solution which percolates through the ore, leaches the gold particles into a pregnant solution and reaches the impermeable layer. Subsequently the gold bearing solution, flows downhill to be collected and then can either passed through carbon filled towers to have the carbon adsorb the gold, or the Merrill-Crowe process is employed. Many techniques are used to enhance the permeability of the heaps of ore and to ensure the solution contacts the gold particles in the ore.

Except for flotation, all these techniques generate gold alloyed with other metals. These are sent to refiners who generate the final product.

16.3 Supply

Gold is produced on every continent except Antarctica. Approximately 3,600 t of gold are produced annually worldwide (Table 16.1). The ten largest gold producing countries are shown in Figure 16.2. China is the largest producer of gold, although none of the ten largest gold mines in the world are located there. A large component of Chinese gold production is by-product from copper mining and smelting.

Table STYLEREF 1 \s 16.
Total Gold Supply 2023 and 2024

Figure STYLEREF 1 \s 16. Ten Largest Gold Producing Countries

Source: World Gold Council

P&E Mining Consultants Inc. Report No. 474 Page 348 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

With respect to distribution, Africa, closely followed by Asia, produces the most gold as shown in Table 16.2. Mega-mines, such as Muruntau in Uzbekistan, The Witwatersrand in South Africa and the Gold fields in Ghana, are incredibly large sources of gold. The totals for production do not reflect the sales of scrap and recycled gold. Recycled gold from other uses meets the demand.

Table STYLEREF 1 \s 16.
World Gold Production by Region 2010 to 2023

Source: World Gold Council

16.4 Demand

Overall, gold demand for various purposes was approximately 4,500 t for the last two years
(Figure 16.3). Jewelry fabrication is the single highest consumer of gold although jewelry is considered an investment in many cultures, particularly the two largest consumers of fabricated jewelry, China, and India. In general, the four major areas of demand are jewelry, technology/electronics, central bank holdings, and investment/safe haven holdings.

Figure STYLEREF 1 \s 16. Gold Consumption by Category 2010 to 2023

Source: World Gold Council

A more detailed look demonstrates that jewelry and investment products plus other minor industries make a more complicated mosaic of the demand picture (Figure 16.4).

P&E Mining Consultants Inc. Report No. 474 Page 349 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 16. Gold Usage

Source: World Gold Council

16.5 Balance in the Gold Market

A look at the balance in the gold market gives a better appreciation of how supply and demand are well matched in the gold market (Table 16.3).

Balance in the gold market is achieved when the forces of supply and demand are stable, preventing extreme price volatility. This equilibrium is influenced by factors such as mining production, central bank reserves, jewelry and industrial demand, investment flows, and macroeconomic conditions. When demand for gold as a safe-haven asset rises, commonly due to economic uncertainty or inflation, prices tend to increase unless offset by higher supply from mining or recycled gold. Conversely, if supply outpaces demand, prices may decline.
Central banks also play a crucial role in maintaining balance, as their buying or selling activities can impact global gold reserves and influence market sentiment. Achieving stability in the gold market requires a delicate interplay of these factors, as shifts in investor confidence, geopolitical events, or monetary policies can disrupt the balance, leading to fluctuations in gold prices.

P&E Mining Consultants Inc. Report No. 474 Page 350 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 16. Gold Supply and Demand (tonnes)
Item	2020	2021	2022	2023	2024
Supply
Mine production	3,484.0	3,572.8	3,631.7	3,644.1	3,661.2
Net producer hedging	-36.6	-5.4	-12.3	67.4	-56.8
Recycled gold	1,293.1	1,135.8	1,136.3	1,234.4	1,370.0
Total supply	4,740.5	4,703.2	4,755.7	4,945.9	4,974.5

Demand
Jewelry fabrication	1,323.7	2,230.8	2,195.3	2,191.0	2,003.5
Jewelry consumption	1,398.0	2,148.1	2,087.8	2,110.6	1,877.1
Jewelry inventory	-74.3	82.7	107.5	80.4	126.4
Technology	309.0	337.2	314.8	305.2	326.1
Electronics	255.3	278.7	257.7	248.7	270.6
Other industrial	41.9	47.1	46.8	47.1	46.5
Dentistry	11.9	11.4	10.3	9.4	8.9
Investment	1,794.9	991.5	1,112.5	945.5	1,179.5
Total bar and coin	902.3	1,180.3	1,222.1	1,189.8	1,186.3
Bars	542.8	810.9	802.2	781.7	860.0
Official coins	290.4	284.4	320.9	293.5	201.0
Medals/Imitation coins	69.1	84.9	98.9	114.6	125.2
ETFs & similar products	892.5	-188.8	-109.5	-244.2	-6.8
Central banks & other inst.	254.9	450.1	1,080.0	1,050.8	1,044.6
Gold demand	3,682.6	4,009.6	4,702.6	4,492.5	4,553.7
OTC and other	1,057.9	693.6	53.1	453.4	420.7
Total demand	4,740.5	4,703.2	4,755.7	4,945.9	4,974.5

Source: World Gold Council

The opposing forces of economic stability and confidence versus global political uncertainty, the status of inflation and central bank policy, keep a very clear balance between production or supply and consumption or demand and any shortfall or surplus is accommodated by investors or consumers adapting to circumstances on ta large scale such a manufactures, central banks, or investors, or on a smaller scale such as OTC transactions between individuals or private purchases outside regulated exchanges, and inventory adjustments at exchanges or fabricators.

16.6 Forecast

Gold price, unlike other industrial metals, is not determined purely by the balance between supply and fabrication demand, however, rather by the elevated levels of investment holdings, which is the function of the geopolitical and economic outlook.

P&E Mining Consultants Inc. Report No. 474 Page 351 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Forecasting metal prices over a five-year horizon involves considerable uncertainty due to various economic, geopolitical, and market factors. However, many sources have provided projections for gold and other metals. Such projections are incorrect due to the vagaries of the financial markets, where large consumers tend to affect prices. The impossibility of foreseeing such occurrences of natural disasters, armed conflict, and other “Black Swan” events makes forecasting difficult.

A 2021 Statement by WGC: “Gold prices are likely to follow a downward trend for the following three years as post-pandemic monetary policies continue to normalize, with annual prices slipping from $1,799 /oz in 2021 to $1,676/oz by 2024. Bullish sentiment is expected to return in 2025 and drive prices up to reach $1,762 /oz and later $1,890 /oz in 2026.” Even very well-informed people can miss predictive targets in periods of volatility (Figure 16.5).

Figure STYLEREF 1 \s 16. Gold Price Chart 2016 to 2025

Forecasting metal prices over a five-year horizon involves considerable uncertainty due to various economic, geopolitical, and market factors. However, several reputable sources (Figure 16.6) have provided projections for gold and other metals.

P&E Mining Consultants Inc. Report No. 474 Page 352 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 16. Gold Price Forecast Examples

Analyst’s forecasts for gold prices for extended periods such as 60 months into the future are rare due to the uncertainty of markets. Many factors outside the commercial environment for gold affect the price. These include global economic health, geopolitical stability, level of inflation and central bank policies.

One prediction for the upcoming 12 months that shows a steady predicted increase in metal prices (except for lead) for the next three quarters is represented in Table 16.4.

Table STYLEREF 1 \s 16.
Metal Price 12 Month Prediction

Source: Trading Economics (3/4/2025)

16.7 Corporate Prospects

DynaResource (Dyna de Mexico) has recently completed a plan of operations forecasting mine and process plant production through to calendar year 2031. Currently an amended contract is in place for the purchase of all gold concentrates from the SJG Project Mine in Sinaloa. Concentrates will be delivered to the buyers warehouse in Manzanillo, Colima, Mexico. The plan of operations projects production of metal as shown in Table 16.5. The percentage paid for contained ounces based on grams of contained gold per tonne of concentrate is shown in Table 16.6. Concentrate typically runs >60 g/t, therefore a factor 94.75% is most accurate, except for some lower-grade gravity concentrates. Some deductions apply for deleterious metals, such as lead, arsenic and

P&E Mining Consultants Inc. Report No. 474 Page 353 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

antimony, in the concentrate, and a standard deduction of two grams of gold content per tonne of concentrate. There is a slight credit given for silver content.

Table STYLEREF 1 \s 16.
Projected Gold Production 2025-2029

Source: DynaResource

Table STYLEREF 1 \s 16.
Projected Gold Concentrate Payment Schedule

Source: DynaResource

The corporate projections use a very conservative figure for sales price of metal, and based on the relatively small quantity of gold produced at SJG Project compared to overall Mexican gold production of 4,083,207 oz in 2023, and 4,179,699 oz in 2024, according to estimates by the U.S. Geological Survey. Under the existing offtake agreement, the Company will be able to sell all its production at or above the prevailing price, most likely above the figure used in its internal forecasts.

P&E Mining Consultants Inc. Report No. 474 Page 354 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

17.0 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

DynaResource operates the SJG Project moderate tonnage per day mining and mineral processing facilities in the State of Sinaloa. Approximately 800 tpd of mineralized material is crushed, ground, and subjected to froth flotation to produce a saleable gold concentrate.

The SJG Project Property is located in the Culiacan Mining District of Sinaloa State, Mexico approximately 120 km east-northeast of the coastal City of Los Mochis (Figure 17.1).

Figure STYLEREF 1 \s 17. SJG Project Location

San Diego
Tucson
El Paso
Dallas
TEXAS
BAJA CALIFORNIA
SONORA
CHIHUAHUA
Austin
Houston
LOUISIANA
San Antonio
COAHUILA DE ZARAGOZA
N.L.
Monterrey
SINALOA
DURANGO
BAJA CALIFORNIA SUR
México
TAMAULIPAS
Pacific Ocean
NAYARIT
SAN LUIS POTOSI
Guadalajara
GUANAJUATO
JALISCO
COLIMA
MICHOACAN
PUEBLA
VERACRUZ
TABASCO
GUERRERO
OAXACA
CHIAPAS
YUCATAN
CAMPECHE
Belize
Guatemala
Honduras
N
Navojoa
Alamos
Huatabampo
SONORA
Morelos
Guachochi
Balleza
Hidalgo del Parral
Santa Bárbara
CHIHUAHUA
El Fuerte
San José de Gracia
Los Mochis
Topolobampo
Guasave
Guamúchil
104°47'17"W
24°01'36"N
Sea of Cortez
SINALOA
Santiago Papasquiaro
DURANGO
Navolato
Culiacán Rosales
Culiacan, Sin. (Capital of the State)
Main High ways
109°48'57"W
24°01'36"N
Eldorado
San Dimas
Durango
La Paz
La Cruz
El Salto
dos Santos
San José del Cabo
Mazatlán
Escuinapa de Hidalgo
Cabo San Lucas
100 kilometros

Source: Modified by P&E (This Report) from DynaResource Annual Report (2024)

The SJG Project Property is located in and around the Village of San José de Gracia, ~100 km north of Guamuchil, on the west side of Mexico. The Village of San José de Gracia has a small airstrip and can be accessed by a small airplane, or alternatively, by a dirt mountain road.
The roads providing access to the SJG Project are accessible year-round.

Plans are in place to increase processed tonnage to 900 tpd and to improve gold recovery by producing a gravity concentrate in advance of the flotation stage. Two concentrates will be produced: 1) a high-grade gravity concentrate; and 2) a modest grade flotation concentrate.

P&E Mining Consultants Inc. Report No. 474 Page 355 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Environmentally, there will be no significant potential impact. In the immediate term, the application of a cyanide leaching-based extraction and further concentration step will not be included.

17.1 Required Permits for Gold Exploration, Drilling and Mining

With respect to permit requirements for mineral exploration, mining and processing in Mexico, the most relevant applicable laws, regulations and technical requirements are outlined in the Federal Mining Act. The Regulations of the Act, the Federal Environmental Protection and Ecological Equilibrium Act, and its Regulations, the Federal Sustainable Forestry Development Act and its Regulations, the Federal Explosives and Firearms Act, the National Waters Act and the Mexican Official Norm 120 (NOM-120) are applicable.

For exploration proposals, holders of mining concessions in Mexico are required to make application to Federal Secretariat of the Environment and Natural Resources (“SEMARNAT”) via a “Notice of Commencement of Exploration Activities” or “Preventive Exploration Notice (“IP”) in accordance with the guidelines of the Mexican Official Norm 120 (“NOM-120”).

If contemplated mineral exploration activities fall outside of the parameters defined by SEMARNAT, a “Change of Land Use Permit Application” (“CSUP”) is required to be filed under the guidelines of the Federal Sustainable Forestry Development Act and its Regulations. To meet the requirements for issuance of CSUP, the applicant must file together with the CSUP Application a Technical Study (“A Technical Justification Study”) to justify the change of land use from forestry to mining, to demonstrate that biodiversity will not be compromised, and that there will be no soil erosion or water quality deterioration on completion of the mineral exploration activities.

For the use of explosives materials exploration or mining activities, an Application for General Permit for Use, Consumption and Storage of Explosive (“GPCSE”) is required to be filed at the offices of the Secretariat of National Defense (“SEDENA”).

Under the Federal Mining Act, holders of mining concessions in Mexico have the right to the use of the water coming from the mining works. Certification access to other water resources and (or) issuance of water rights concessions are required from the National Water Commission (“CONAGUA”) under the guidelines of the National Waters Act.

As a pre-requisite for issuance of an CSUP, Article 118 of the Federal Sustainable Forestry Development Act provides the posting of a bond to the Mexican Forestry Fund for remediation, restoration and reforestation of the areas impacted by the mineral exploration and exploitation activities.

As a pre-requisite for approval of operations , the Federal Environmental Protection and Ecological Equilibrium Act and its Regulations require the posting of a financially-assured bond to guarantee remediation and rehabilitation of the areas impacted by mining activities.

SEMARNAT is the office of the Federal Government of Mexico responsible for the review and issuance of a CSUP, the review of a Technical Justification Study, and the filing of NOM-120, which is a notice to SEMARNAT. The Federal Attorney´s Office for the Protection of the

P&E Mining Consultants Inc. Report No. 474 Page 356 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Environment (“PROFEPA”) is the enforcement branch of SEMARNAT that is responsible for the monitoring and enforcement of environmental laws and regulations.

CONAGUA is the office responsible for certification of water rights and issuance of water rights concessions.

Processing time for review and approval of a CSUP Application and Technical Justification Study is typically four months. Processing time for review and approval of an environment permit – Manifesto Impacto Ambiental (“MIA”) varies depending on workload of SEMARNAT regional office where application is filed, but is typically six months.

Processing time for issuance of a Water Rights Concession by CONAGUA is ~6 months.

17.2 Historical Dyna de Mexico Permitting

Exploration Permit

On June 28, 2010, Dyna de Mexico filed a Preventive Exploration Notice (an “IP”) at the office of SEMARNAT in connection with contemplated mineral exploration activities at the La Prieta, San Pablo, La Purísima, La Unión, Tres Amigos, and La Ceceña areas of the SJG Project. On July 21, 2010, SEMARNAT approved, for a term of 36 months, the execution of the mineral exploration activities at SJG set out in the IP, as it determined that such activities fall within the framework of the NOM-120, subject to the following two conditions: 1) filing and approval by SEMARNAT of a CSUP with respect to SJG (see below); and 2) posting of a bond in the amount of $134,487 Pesos to guarantee remediation and rehabilitation measures following the conclusion of the mineral exploration activities.

Change of Soil Use Permit

On August 9, 2010, Dyna de Mexico filed at the offices of SEMARNAT a CSUP Application and Technical Justification Study to carry out certain mineral exploration activities set out in the IP approved by SEMARNAT on July 21, 2010 (see above) at the La Prieta, San Pablo, La Purísima, La Unión, Tres Amigos and La Ceceña areas of SJG. On December 20, 2010, SEMARNAT approved the CSUP Application filed by Dyna de Mexico with respect to SJG and authorized Dyna de Mexico the execution of mineral exploration activities on 5.463 ha of SJG for a term of 36 months.

Explosives Permit

On February 10, 2003, SEDENA approved a General Permit for Use, Consumption and Storage of Explosives for use and storage of explosives materials in SJG. In June 2006, Dyna de Mexico ceased use of explosive materials in its mining activities at SJG and requested SEDENA to suspend the Explosives Permit. The Dyna de Mexico Explosives Permit has been temporarily suspended by SEDENA and Dyna de Mexico is required to file a re-activation application to re-activate the Permit.

P&E Mining Consultants Inc. Report No. 474 Page 357 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Water Rights Certification

On March 8, 2012, the Director of Water Administration of CONAGUA certified in writing the rights of Dyna de Mexico to use, exploit and extract 1,000,000 m3 of water per year from the company´s extraction infrastructure located in SJG. CONAGUA determined that Dyna de Mexico´s water rights are not subject to any other water rights concession or any other water extraction restriction. Water extracted by Dyna de Mexico will be subject to applicable levies imposed by the Mexican tax authorities under applicable tax laws. The bonding requirements are:

• Under the CSUP issued to Dyna de Mexico on December 20, 2010, SEMARNAT imposed on Dyna de Mexico a bonding obligation of $116,911M x $ for re-forestation and remediation measures at SJG. The Bond was posted by Dyna de Mexico; and

• Under the IP approved by SEMARNAT on July 21, 2010, SEMARNAT imposed on Dyna de Mexico a posting obligation in the amount of $134,487 Pesos to guarantee remediation and rehabilitation measures following the conclusion of the mineral exploration activities under the IP. The Bond was posted by Dyna de Mexico.

Dyna de Mexico has sought and obtained all required environmental permits, temporary land occupation rights and consent letters from the regulatory agencies, local municipalities and the State of Sinaloa required to complete the recent mining, production, exploration, and drilling activities on the four main deposit areas at SJG. Dyna de Mexico is expected to be required to obtain further permits to complete additional exploration activities and future mining and processing activities. Limited permit applications are anticipated to be applied as a result of the modestly altered 2025 processing strategy.

The SJG Project Mine holds the following Federal Permits and registrations:

• CONAGUA002, Exploitation of Underground water, 2013.

• LAU Processing Plant, 2019.

• CONAGUA003, Exploitation of Underground water, 2015.

• Exemption underground exploitation San Pablo Mine, 2013.

• Exemption Environmental Impact Manifest, SEMARNAT Resolutive, Underground Exploitation 080613 Ad 2013.

• Exemption Environmental Impact Manifest Resolutive SEMARNAT, Rehabilitation, Maintenance and Re-use, Flotation Plant 2013.

• Exemption, Underground exploitation, Re-use, 2013.

• Preventive Report (IP), Mining Exploration, 2018.

• Register in SEMARNAT, Dangerous Waste.

P&E Mining Consultants Inc. Report No. 474 Page 358 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Exemption, Resolutive to Presentation of MIA, Underground Exploitation, 082115.

• Application of Exemption MIA, Mill Plant and Tailings Dam.

• Summary of Environmental Updates, San José de Gracia Mine.

• Forest, Change of Land Use, Exploration 2010.

• Environmental Impact Statement (MIA) Exemption.

• Justified Technical Studies for Mina San Pablo, La Union, Purisima, Tres Amigos.

• Act of Land Use Change (CUS).

• Explosives Use and Storage Permit.

• All Labor and Securities permitting.

17.3 Surface Lease Agreements

In addition to surface rights retained pursuant to the Mining Act of Mexico and its Regulations (Ley Minera y su Reglamento), Dyna de Mexico also maintains access and surface rights to virtually all the SJG Project area pursuant to a surface lease agreement entitled “Land Occupation Agreement” between the El Ejido Santa Maria and Dyna de Mexico, dated May 12, 2002
(the “SJG Project Surface Lease”) (Figure 17.2). This surface lease covers 28,295 ha (Figure 17.2). The term of the SJG Project Surface Lease is 30 years and, according to the 2025 SJG Legal Opinion, it is understood that the current agreement is in good standing.

Under the 30-year agreement with the Santa Maria Ejido, the Land in Common Use that covers the SJG Project area is 4,399 ha in size (Figure 17.2). Dyna de Mexico has no future financial obligations to maintain the SJG Project Surface Lease. However, Dyna de Mexico is required to execute mining activities in accordance with applicable Mexican environmental, mining and labor laws, and regulations.

P&E Mining Consultants Inc. Report No. 474 Page 359 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 17. The Lands of the Land Occupation Agreement with Santa Maria Ejido

SINALOA
CHIHUAHUA
Santa María Ejido
N
S
210,000
215,000
220,000
2,905,000
2,900,000
2,895,000
2,890,000
LEGEND
Status
Existing Tenements
Santa María Ejido (28,294.87 Hectares)
Land In Common Use Under 30 Year Agreement With Dyna Resource de Mexico (4,399 hectares)
DynaResource de México S.A de C.V
San José de Gracia Project
CLAIM LOCATION MAP
UTM NAD 27 México, Zone 13
Sin., Mex.
March 2025
0 1.25 2.5 5
Kilometers

ID	Titulo	Nombre de Concesión	Área (Has)
1	219001	FINISTERRE FRACCION A	18.79
2	219002	FINISTERRE FRACCION B	173.50
3	218992	PIEDRAS DE LUMBRE 3	4.31
4	216301	EL REAL 2	280.16
5	215555	PIEDRAS DE LUMBRE UNO	40.28
6	215556	PIEDRAS DE LUMBRE 2	34.85
7	212143	SAN ANDRES	385.10
8	212142	TRES AMIGOS 2	54.47
9	208537	SAN JOSE	27.00
10	163592	AMPLIACION DE SANTA ROSA	25.00
11	170557	SANTA ROSA	31.49
12	184999	NUEVO ROSARIO	32.88
13	212571	EL REAL	2,037.95
14	226289	LA NUEVA ESPERANZA	40.00
15	172216	LOS TRES AMIGOS	23.00
16	172433	LA LIBERTAD	97.00
17	163913	SAN NICOLAS	55.55
18	176214	LA UNION	4.11
19	183815	AMPL. DE SAN NICOLAS	17.42
20	184473	SAN SEBASTIAN	40.00
21	163578	MINA GRANDE	6.66
22	187348	SANTO TOMAS	312.00
23	189470	GUADALUPE	7.00
24	218769	SANTA MARIA	4.20
25	215119	LA NUEVA AURORA	89.30
26	214519	EL CASTILLO	100.00
27	212349	PIEDRAS DE LUMBRE NO. 4	0.20
28	211087	BUENA VISTA	17.98
29	183504	SAN MIGUEL	7.00
		Total:	3,967.19

Source: DynaResource (This Report)

P&E Mining Consultants Inc. Report No. 474 Page 360 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

18.0 Capital and Operating Costs

The estimated capital and operating costs related to the operation of the mining and processing facilities are provided in this section.

All capital and operating cost estimates are shown in US dollars as at Q2 2025, unless otherwise stipulated.

18.1 Capital Cost Estimates

Capital cost estimates includes: mine development sustaining capital; additional development costs; external G&A; other sustaining CAPEX; IVA costs and credits; mining duties / withholding taxes; site infrastructure; plant filtration presses and closure / reclamation costs. The LOM total capital cost, for the years 2025 to 2031, is estimated at $81.4M, averaging $50.67/t processed.
A breakdown of these estimates is provided in Table 18.1.

Table STYLEREF 1 \s 18. Summary of Total LOM Capital Costs ($k)
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total
Sustaining Capital (U/G Development)	5,006	4,925	4,290	5,019	2,908	0	0	22,148
Additional Development	1,151	774	0	750	0	0	0	2,675
External G&A (Owner's Cost)	1,486	1,486	1,486	1,486	1,486	1,486	1,486	10,400
Sustaining Capital (Other)	3,190	1,990	4,104	3,900	3,900	3,900	1,700	22,684
IVA Movement	2,861	-6,434	-6,434	-6,434	0	0	0	-16,442
Special Mining Duty/Withholding Taxes	2,412	2,622	3,503	3,098	2,835	1,750	1,485	17,705
Process Plant Sustaining Costs	1,817	151	151	151	151	0	0	2,423
Site Infrastructure Sustaining Costs	3,605	1,790	2,404	2,200	2,200	2,200	0	14,399
Process Plant Expansion	889	0	0	0	0	0	0	889
Reclamation Costs	0	0	0	0	0	0	4,547	4,547
Total CAPEX ($k)	22,417	7,303	9,503	10,170	13,480	9,336	9,218	81,427
CAPEX/t (US$/t)	97.09	31.48	39.14	43.75	57.24	43.28	42.38	50.67

Details of these estimates are provided in the following subsections.

P&E Mining Consultants Inc. Report No. 474 Page 361 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

18.1.1 Sustaining Underground Mine Development Infrastructure

A total estimated $22.1M will be spent on sustaining underground mine development infrastructure, at DynaResource various operations, from 2025 to 2029. This amount includes:
the cost of loading bays, ventilation raises, ramps, and ventilation drifts. A summary of estimated sustaining underground mine development infrastructure quantities and CAPEX costs, on a yearly basis is presented in Table 18.2.

Table STYLEREF 1 \s 18. Sustaining Underground Mine Development Capital Costs ($k)
Heading / Year	Section (m x m)	2025	2026	2027	2028	2029	Total
Loading Drifts (m)	3.0 x 3.0	236	280	228	220	136	1,100
Ventilation Raises (m)	Dia 1.5	435	332	323	459	281	1,829
Ramps (m)	3.5 x 3.5	3,336	3,296	2,760	3,474	1,766	14,632
Ventilation Drifts (m)	2.5 x 2.5	542	568	588	408	460	2,566
Total (m)		4,549	4,476	3,899	4,561	2,643	20,127
Infrastructure @ $1,100.44/m ($k)		5,006	4,925	4,290	5,019	2,908	22,148

18.1.2 Additional Development Capital Costs

A total estimated $2.7M will be spent on additional development infrastructure, at Dyna Resource Inc. various operations, from 2025 to 2028. This includes: ventilation development; diamond drill service holes; concrete walls for ventilation control; electrical and safety bays, and concrete walls for water control. Details of these capital costs, on a yearly basis, are presented in Table 18.3.

Table STYLEREF 1 \s 18. Additional Underground Mine Development Capital Costs ($k)
Heading / Year	2025	2026	2027	2028	2029	Total
Ventilation Development	1,000	672	0	651		2,324
Diamond Drill Service Holes (HQ)	104	70	0	68		242
Concrete Walls For Ventilation Control	22	15	0	15		52
Electrical and Safety Bays	10	7	0	7		24
Concrete Walls For Water Control	15	10	0	9		34
Total Additional Development ($k)	1,151	774	0	750		2,675

18.1.3 External G&A (Owner's Cost)

An estimated $1,485,652 will be spent on land payments and other owner’s costs in 2025.
It is estimated, and assumed, this CAPEX cost will continue through 2031 (LOM), on a yearly basis.

P&E Mining Consultants Inc. Report No. 474 Page 362 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

18.1.4 Other Sustaining Capital Costs

An estimated $22.7M of capital will be spent on Other Sustaining Capital items, from 2025 to 2031, LOM. Items include tailings dams, exploration, plant expansions, electric line improvements, equipment replacements, plus many miscellaneous items. A schedule of Other Sustaining Capital expenditure estimates, on a yearly basis, is presented in Table 18.4.

Table STYLEREF 1 \s 18. Other Sustaining Capital Costs ($k)
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total
Tailings Dam	0	200	200	200	200	200	200	1,200
Exploration	0	0	1,500	1,500	1,500	1,500	1,500	7,500
Plant Expansions	889	0	0	0	0	0	0	889
Electrical Line Improvement	0	612	204	0	0	0	0	816
Equipment Replacements	1,657	503	0	0	0	0	0	2,160
Other	644	675	2,200	2,200	2,200	2,200	0	10,119
Total Other Sustaining Capital ($k)	3,190	1,990	4,104	3,900	3,900	3,900	1,700	22,684

18.1.5 IVA Capital Costs and Credits

A 16% VAT tax is estimated to be paid on OPEX costs and most CAPEX costs. DynaResource, Inc. is estimated to pay 70% of those costs as a CAPEX item. There is an initial $19.3M tax credit, which will be spread out over a three-year period from 2026 to 2028. All IVA taxes paid from 2026 onward are expected to be recovered. There is a LOM IVA credit of $16.4M.
A summary of estimated IVA taxes paid, recovered and movement, on a yearly basis, is presented in Table 18.5.

Table STYLEREF 1 \s 18. IVA Movement Capital Costs ($k)
VAT Movement / Year	Total / Initial	2025	2026	2027	2028	2029	2030	2031
Opening Balance	19,303	19,303	22,165	15,730	9,296	2,861	2,861	2,861
IVA Payable	35,605	5,723	5,069	5,412	5,367	5,160	4,693	4,181
IVA Recovered	52,047	2,861	11,504	11,847	11,801	5,160	4,693	4,181
Closing balance	2,861	22,165	15,730	9,296	2,861	2,861	2,861	2,861
IVA Movement	-16,442	2,861	-6,434	-6,434	-6,434	0.0	0.0	0.0

P&E Mining Consultants Inc. Report No. 474 Page 363 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

18.1.6 Special Mining Duty Capital Cost

There is an 8.5% Special Mining Duty on yearly Operating Margins (less capitalized operating development). Special Mining Duty capital costs total $17.7M, LOM. A summary of this CAPEX estimate and calculation on a yearly basis is presented in Table 18.6.

Table STYLEREF 1 \s 18. Special Mining Duty Capital Costs ($k)
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total
Net Revenue	64,962	67,249	78,584	73,091	70,262	56,398	53,101	463,647
OPEX	35,437	35,630	37,376	35,895	36,911	35,804	35,628	252,681
Operating Margin (EBITDA)	29,525	31,619	41,208	37,196	33,351	20,594	17,473	210,965
Less: UG Capitalized OPEX Development	-1,151	-774	0	-750	0	0	0	-2,675
Subtotal	28,373	30,845	41,208	36,446	33,351	20,594	17,473	208,290
Special Mining Duty @ 8.5% Subtotal ($k)	2,412	2,622	3,503	3,098	2,835	1,750	1,485	17,705

18.1.7 Process Plant Sustaining Capital Costs

An estimated $2.4M of capital will be spent on process plant sustaining capital costs, LOM.
A summary of these costs on a yearly basis is presented in Table 18.7.

Table STYLEREF 1 \s 18. Process Plant Sustaining Capital Costs ($k)
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total
Process Plant Sustaining CAPEX	1,817	151	151	151	151	0	0	2,423

18.1.8 Site Infrastructure Sustaining Capital Costs

Site infrastructure sustaining CAPEX totals $14.4M. Site infrastructure sustaining capital costs include: underground mine infrastructure, Maurice A, safety infrastructure, laboratory infrastructure, dam infrastructure, construction projects, security, camps, electrical line improvements, equipment replacement and many miscellaneous items. A summary of site infrastructure sustaining capital costs, on a yearly basis, is presented in Table 18.8.

P&E Mining Consultants Inc. Report No. 474 Page 364 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 18. Site Infrastructure Sustaining Capital Costs ($k)
Item / Year	2025	2026	2027	2028	2029	2030	Total
Mine	2,218	0	0	0	0	0	2,218
Maurice A.	839	0	0	0	0	0	839
Industrial Safety	78	0	0	0	0	0	78
Laboratory	225	0	0	0	0	0	225
Dam	190	0	0	0	0	0	190
Construction	8	0	0	0	0	0	8
Security	15	0	0	0	0	0	15
Camp	32	0	0	0	0	0	32
Electrical Line Improvements	0	612	204	0	0	0	816
Equipment Replacement	0	503	0	0	0	0	503
Many Miscellaneous Items	0	675	2,200	2,200	2,200	2,200	9,475
Total Site Infrastructure Sustaining CAPEX ($k)	3,605	1,790	2,404	2,200	2,200	2,200	14,399

18.1.9 Process Plant Expansion Capital Costs

An estimate $0.9M CAPEX costs will be spent on process plant expansion items in 2025. Details of these process plant expansion CAPEX costs are presented in Table 18.9.

Table STYLEREF 1 \s 18. Process Plant Expansion Capital Costs in 2025 ($k)
Item / Year	2025
Water Well Drilling (Electrical Installations; Equipment)	100
Filter Press For Concentrate	200
Purchase and Install Falcon Equipment (3)	344
Tailing Pumps	245
Total Process Plant Expansion CAPEX ($k)	889

18.1.10 Reclamation and Closure Capital Costs

An estimate $4.5M CAPEX costs will be spent on reclamation and closure costs. Reclamation and closure costs include: process plant salvage and closure, mines salvage and closure, tailings dam closure, the cost to cover waste stockpile areas, remove surface facilities and infrastructure, complete final clean up and provide ongoing water monitoring and treatment, as required.
The estimated reclamation, closure and salvage capital costs are summarized in Table 18.10.

P&E Mining Consultants Inc. Report No. 474 Page 365 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 18. Reclamation and Closure Capital Costs in 2031 ($k)
Item / Year	2031
Process Plant Salvage and Closure	2,199
Mines Salvage and Closure	1,381
Tailings Dam Closure	967
Total Estimated Reclamation & Closure CAPEX ($k)	4,547

18.2 Operating Cost Estimates

The operating cost estimates (OPEX) include the cost of supervisory, operating and maintenance labor; operating consumables, materials and supplies, haulage and processing. The yearly operating cost varies from a high of $164.49/t in 2030, to a low of $152.08/t in 2025, averaging $155.85/t LOM. A summary of the average operating cost estimates for DynaResource’s SJG Project is provided in Table 18.11.

Table STYLEREF 1 \s 18. Summary of Average Operating Cost per Tonne Processed ($/t)
Description	Total ($/t)
Underground Mining Cost	102.01
Additional Backfill Cost	4.62
Processing Cost	24.82
Site G&A	24.40
Total OPEX (US$/tonne)	155.85

Details of these estimates are provided in the following subsections.

18.2.1 Underground Mining OPEX Cost

An estimate $163.9M OPEX costs will be spent on underground mining, LOM. The $102.01/t underground mining OPEX cost used is based on the January to December 2025 budget estimate. The $102.01/t OPEX cost used is the average of the 2025 monthly estimates. Using the total 2025 mining cost, and the total 2025 budgeted 292.7 k tonnes (kt) processed, results in a $101.94/t processed OPEX cost. Please note that the cash flow estimated 2025 tonnes processed used is 230.9 k tonnes. A summary of 2025 monthly budgeted operating and maintenance costs, tonnes processed, and calculations is presented in Table 18.12.

P&E Mining Consultants Inc. Report No. 474 Page 366 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 18. Underground Budgeted 2025 Unit Mining Operating Costs
Description	Jan-25	Feb-25	Mar-25	Apr-25	May-25	Jun-25	Jul-25	Aug-25	Sep-25	Oct-25	Nov-25	Dec-25	2025	Used
Operations ($k)	2,464	2,260	2,446	2,290	2,383	2,377	2,349	2,425	2,337	2,346	2,397	2,263	28,338
Maintenance ($k)	132	140	120	105	184	99	108	102	126	120	168	97	1,501
Total Mining ($k)	2,595	2,400	2,566	2,394	2,566	2,477	2,457	2,528	2,463	2,466	2,566	2,360	29,838
Tonnes (k)	25.3	22.4	25.4	24.4	25.2	24.5	23.8	23.8	23.7	25.3	24.5	24.5	292.7	230.9
OPEX ($/t)	102.73	107.18	101.20	98.00	101.63	101.16	103.39	106.30	104.14	97.40	104.64	96.38	101.94	102.01

P&E Mining Consultants Inc. Report No. 474 Page 367 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Based on the budgeted 2025-unit mining OPEX cost of $102.01/t, the total LOM underground OPEX cost is $163.9M. A summary of yearly underground mining costs is presented in
Table 18.13.

Table STYLEREF 1 \s 18. Yearly Underground Mining Operating Costs
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total/ Avg
Tonnes Processed (kt)	230.9	232.0	242.8	232.5	235.5	215.7	217.5	1,607
Costs / t Processed ($/t)	102.01	102.01	102.01	102.01	102.01	102.01	102.01	102.01
Underground Mining Cost ($M)	23.6	23.7	24.8	23.7	24.0	22.0	22.2	163.9

18.2.2 Additional Backfill OPEX Cost

An estimate $7.4M OPEX costs will be spent on addition backfill requirements, LOM Based on the yearly stoping tonnages and available development backfill tonnages there is a shortfall of required backfill tonnes. This shortfall will be supplemented with additional backfill from other sources, at an estimated OPEX cost of $11.50/t. A summary of yearly backfill tonnage requirements, development backfill tonnes available, additional backfill tonnes required and the OPEX cost of additional backfill is presented in Table 18.14.

Table STYLEREF 1 \s 18. Additional Backfill Operating Costs
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total/ Avg
Stope Outline Tonnes Required (kt)	230.9	232.0	242.8	232.5	235.5	215.7	217.5	1,606.9
Tonnes Required Including Overbreak (kt)	249.4	250.5	262.2	251.1	254.3	233.0	234.9	1,735.4
Development Backfill Available (kt)	226.5	220.5	176.6	202.4	144.1	43.6	76.4	1,090.0
Additional Backfill Required (kt)	22.8	30.0	85.7	48.7	110.2	189.4	158.5	645.4
Cost/t ($/t)	$11.50	$11.50	$11.50	$11.50	$11.50	$11.50	$11.50	$11.50
Additional Cost/Yr ($k)	$262.7	$345.5	$985.1	$559.9	$1,267.8	$2,178.1	$1,822.8	$7,422.0

P&E Mining Consultants Inc. Report No. 474 Page 368 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

18.2.3 Processing OPEX Cost

An estimate $39.9M OPEX costs will be spent on plant processing, LOM. The average processing OPEX cost is $24.82/t. Details of the estimated process plant operating costs are presented in Table 18.15.

Table STYLEREF 1 \s 18. Process Plant Operating Costs ($k)
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total/ Avg
Tonnes / Year	230.9	232.0	242.8	232.5	235.5	215.7	217.5	1,607
Labor	971.7	971.7	971.7	971.7	971.7	971.7	971.7	6,802
Power Costs	1,562	1,562	1,562	1,562	1,562	1,562	1,562	10,934
Grinding Media	421.5	421.5	421.5	421.5	421.5	421.5	421.5	2,950
Reagents
Aerophine 3420	172.4	172.4	172.4	172.4	172.4	172.4	172.4	1,207
A-31	174.0	174.0	174.0	174.0	174.0	174.0	174.0	1,218
PAX	36.8	36.8	36.8	36.8	36.8	36.8	36.8	258
Frother	47.7	47.7	47.7	47.7	47.7	47.7	47.7	334
Copper Sulfate	10.9	10.9	10.9	10.9	10.9	10.9	10.9	76
Crusher Liners	278.6	278.6	278.6	278.6	278.6	278.6	278.6	1,950
Mill Liners
Mill 8x12	143.9	143.9	143.9	143.9	143.9	143.9	143.9	1,007
Mill 8x8	118.1	118.1	118.1	118.1	118.1	118.1	118.1	827
Mill H2	59.0	59.0	59.0	59.0	59.0	59.0	59.0	413
Pump Spares	687.0	687.0	687.0	687.0	687.0	687.0	687.0	4,809
Lube, Oil, etc.	152.0	152.0	152.0	152.0	152.0	152.0	152.0	1,064
Support Equipment	862.4	862.4	862.4	862.4	862.4	862.4	862.4	6,037
Total Processing OPEX ($k)	5,698	5,698	5,698	5,698	5,698	5,698	5,698	39,886
Total Processing OPEX ($/t)	24.68	24.56	23.47	24.51	24.20	26.41	26.20	24.82

18.2.4 Site G&A OPEX Costs

An estimate $39.2M OPEX costs will be spent on site G&S, LOM. Mine G&A include the cost of underground supervision and technical staff, support labor including: U/G mechanics,
U/G electricians, service leaders, equipment operators, pump/construction operators, and mine laborers. It also includes the cost of support vehicle operation and maintenance and the cost of all electric power to service the underground. Yearly total OPEX costs remain constant. Site G&A OPEX costs/t vary from a low of $23.06/t in 2027 to a high of $25.96/t in 2030. A summary of these operating costs per tonne processed on a yearly basis is presented in Table 18.16.

P&E Mining Consultants Inc. Report No. 474 Page 369 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 18. Site G&A Operating Costs
Item / Year	2025	2026	2027	2028	2029	2030	2031	Total/Avg
Tonnes Processed (kt)	230.9	232.0	242.8	232.5	235.5	215.7	217.5	1,607
Site G&A (k$)	5,600	5,600	5,600	5,600	5,600	5,600	5,600	39,203
Cost/t Processed ($/t)	24.25	24.14	23.06	24.09	23.78	25.96	25.75	24.40

P&E Mining Consultants Inc. Report No. 474 Page 370 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

19.0 Economic Analysis

Cautionary Statement – This Technical Report is considered by P&E Mining Consultants Inc. to meet the requirements of a Prefeasibility Study (“PFS”) as defined in S-K 1300 Standards of Disclosure for Mineral Projects, because the SJG Project is an operating mine. There is no guarantee that DynaResource will realize the results in this PFS, because some future projections made in this Report may not be realized.

A financial model was developed to estimate the LOM plan comprised of mining DynaResource SJG Project. The LOM plan covers a 7-year period. Currency is in Q2 2025 US dollars, unless otherwise stated. Inflation has not been considered in the financial analysis. Millions of dollars are stated as $ M.

19.1 Economic Criteria

19.1.1 Physical Parameters

Production Mine Life: 7 years.

Closure: 2031.

Production Rate: Averaging 630 tpd @ 365 days/year (0.230 Mtpa).

Total Production: Mineralized Rock Production 1,606,900 t @ 4.91 g/t Au.

Metallurgical Parameters: Process recovery 79.8% Au.

Total Payable Metal - Au Sold: 202,200 oz.

- AuEq Sold: 207,600oz (Includes Ag revenue credit)

(Total AuEq payable metal contains 2.6% Ag).

Concentrate Payable (Includes smelting, refining, transport, duties):

Oz payable; Au 94%; 190,100 ozs.

Smelting; 125,900 dmt conc. @ $99/dmt.

Transportation; 141,000 wmt @ $25/wmt.

Refining; $20/Au oz sold.

Mining Duty; 1.03% of oz payable.

19.1.2 Revenue

The commercially saleable product generated by the Project is concentrate. DynaResource, Inc. would be paid once the concentrate has been delivered to the smelter and refinery, off-site.
The metal price used in this PFS is US$2,500/oz Au.

P&E Mining Consultants Inc. Report No. 474 Page 371 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Concentrate Payable (Includes smelting refining, transport and duties):

Net Revenue; 91.7%, overall, of Au sold.

Net Revenue: Au $463.6M.

The revenue generation by the SJG Project is summarized on a yearly basis in Table 19.1.

Table STYLEREF 1 \s 19. Summary of Total Revenue Generation ($M)
Item / Year	Factor	2025	2026	2027	2028	2029	2030	2031	Total
Gold Sold (oz k)		28.3	29.3	34.3	31.9	30.6	24.6	23.2	202.2
Gold Price (US$/oz)		2,500	2,500	2,500	2,500	2,500	2,500	2,500
Gold Sold Revenue		70.8	73.3	85.7	79.7	76.6	61.5	57.9	505.6
Gold Revenue @ Payable ($M)	94%	66.6	68.9	80.6	74.9	72.0	57.8	54.4	475.3
Silver Credit ($M)	2.8%	1.9	1.9	2.3	2.1	2.0	1.6	1.5	13.3
Less: Smelting, Transport & Refining ($M)		2.8	2.9	3.4	3.2	3.0	2.4	2.3	20.0
Less: Extraordinary Mining Duty ($M)		0.7	0.7	0.8	0.8	0.7	0.6	0.6	4.9
Net Revenue ($M)		65.0	67.2	78.6	73.1	70.3	56.4	53.1	463.6

19.1.3 Costs

Operating Costs

Total Average Cost: $155.85/t processed.

Cash Cost / AuEq oz ($/oz AuEq): $1,326.62/oz AuEq.

All-in Sustaining Cost (“AISC”)($/oz AuEq): $1,719.76/oz AuEq.

Capital Costs

Sustaining CAPEX: $81.6M.

Sustaining capital costs include the cost of: all mine development, process plant, mine equipment, surface infrastructure, underground infrastructure, a closure cost, a salvage credit, and Owner’s costs. There is no contingency in sustaining CAPEX.

P&E Mining Consultants Inc. Report No. 474 Page 372 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

19.2 Cash Flow

An after-tax financial model has been developed for the SJG Project. The model does not take into account the following components:

• Financing cost;

• Insurance; and

• Overhead cost for a corporate office.

An after-tax cash flow summary is presented in Table 19.2. All estimated costs are in Q2 2025 US dollars with no allowance for inflation.

Table STYLEREF 1 \s 19. After-Tax Cash Flow Summary
Description / Year	Units	2025	2026	2027	2028	2029	2030	2031	Total / Avg
Tonnes Processed	kt	230.9	232.0	242.8	232.5	235.5	215.7	217.5	1,606.9
Au Grade	g/t	4.86	4.92	5.49	5.33	5.06	4.43	4.14	4.91
AuEq oz	koz	29.1	30.1	35.2	32.7	31.5	25.2	23.8	207.6

Net Revenue		65.0	67.2	78.6	73.1	70.3	56.4	53.1	463.6
OPEX
Underground Mining Cost	$M	23.6	23.7	24.8	23.7	24.0	22.0	22.2	163.9
Additional Backfill Cost	$M	0.3	0.3	1.0	0.6	1.3	2.2	1.8	7.4
Processing Cost	$M	5.7	5.7	5.7	5.7	5.7	5.7	5.7	39.9
Site G&A	$M	5.6	5.6	5.6	5.6	5.6	5.6	5.6	39.2
Total OPEX	$M	35.1	35.3	37.1	35.6	36.6	35.5	35.3	250.4
Cash Cost/t	$/t	152.08	152.21	152.60	153.02	155.37	164.49	162.35	155.85
CAPEX
Sustaining Capital (Underground Development)	$M	5.0	4.9	4.3	5.0	2.9	0.0	0.0	22.1
Additional Development	$M	1.2	0.8	0.0	0.8	0.0	0.0	0.0	2.7
External G&A (Owner's Cost)	$M	1.5	1.5	1.5	1.5	1.5	1.5	1.5	10.4
Sustaining Capital (Other)	$M	3.2	2.0	4.1	3.9	3.9	3.9	1.7	22.7
IVA Movement	$M	2.8	-6.4	-6.4	-6.4	0.0	0.0	0.0	-16.5
Special Mining Duty/Withholding Taxes	$M	2.4	2.6	3.5	3.1	2.9	1.8	1.5	17.9
Investment In Plant	$M	1.8	0.2	0.2	0.2	0.2	0.0	0.0	2.4
Site Infrastructure	$M	3.6	1.8	2.4	2.2	2.2	2.2	0.0	14.4
Plant Expansion	$M	0.9	0.0	0.0	0.0	0.0	0.0	0.0	0.9

P&E Mining Consultants Inc. Report No. 474 Page 373 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 19. After-Tax Cash Flow Summary
Description / Year	Units	2025	2026	2027	2028	2029	2030	2031	Total / Avg
Reclamation Costs	$M	0.0	0.0	0.0	0.0	0.0	0.0	4.5	4.5
Total CAPEX	$M	22.4	7.3	9.5	10.2	13.5	9.4	9.2	81.6
CAPEX/t	$/t	97.13	31.60	39.25	43.86	57.36	43.41	42.51	50.78

Pre-Tax CF	$M	7.4	24.6	32.0	27.3	20.2	11.6	8.5	131.6

Income Taxes	$M	0.0	0.0	6.5	9.2	8.2	4.6	3.6	32.1

After-Tax CF	$M	7.4	24.6	25.5	18.1	11.9	6.9	5.0	99.5
After-Tax CCF	$M	7.4	32.0	57.5	75.6	87.6	94.5	99.5
After-tax NPV @ 5%	$M	84.4

19.3 Base Case Cash Flow Analysis

The following after-tax cash flow analysis was completed:

• Net Present Value (“NPV”) (at 5%, 6%, 7%, 8%, 9% and 10% discount rates).

The summary of the results of the cash flow analysis is presented in Table 19.3.

Table STYLEREF 1 \s 19. Cash Flow Analysis
Description	Discount Rate (%)	Value (M$)
Undiscounted After-Tax CF	0	99.5
After-Tax NPV at	5	84.4
	6	81.8
	7	79.3
	8	76.9
	9	74.6
	10	72.5

The Project was evaluated on an after-tax cash flow basis which generates a net undiscounted cash flow estimated at $99.5M. This results in an after-tax NPV of $84.4M when using a 5% discount rate. The average life-of-mine cash cost is $1,326.62/oz AuEq at an average operating cost of $155.85/t processed. The average life-of-mine all-in sustaining cost (“AISC”) is estimated at $1,719.76/oz AuEq.

P&E Mining Consultants Inc. Report No. 474 Page 374 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

19.4 Sensitivity Analysis

Project risks can be identified in both economic and non-economic terms. Key economic risks were examined by running cash flow sensitivities to:

• Gold metal price;

• Gold head grade;

• Gold metallurgical recovery;

• Operating costs; and

• Capital costs.

Each of the sensitivity items were varied up and down by 10% and 20% to assess the effect it would have on the NPV at a 5% discount rate. The value of each parameter, at 80%, 90%, base, 110% and 120%, is presented in Table 19.4.

Table STYLEREF 1 \s 19. Sensitivity Parameter Values
Parameter	80%	90%	100%	110%	120%
Au Metal Price (US$)	2,000	2,250	2,500	2,750	3,000
Au Head Grade (g/t)	3.93	4.42	4.91	5.40	5.89
Au Met Recovery (%)	63.8%	71.8%	79.8%	87.8%	95.7%
CAPEX ($M)	65.3	73.4	81.6	89.8	97.9
OPEX ($M)	200.3	225.4	250.4	275.5	300.5

The resultant after-tax NPV @ 5% values of each of the sensitivity parameters at 80% to 120% is presented in Table 19.5 and Figure 19.1.

Table STYLEREF 1 \s 19. After-Tax NPV Sensitivity at 5% Discount Rate ($M)
Parameter	80%	90%	100%	110%	120%
Au Metal Price	27.5	58.3	84.4	110.4	133.3
Au Head Grade	30.1	59.4	84.4	109.3	131.5
Au Met Recovery	30.1	59.4	84.4	109.3	131.5
CAPEX	98.1	91.2	84.4	77.5	70.6
OPEX	111.5	97.9	84.4	70.8	57.2

P&E Mining Consultants Inc. Report No. 474 Page 375 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 19. After-Tax NPV Sensitivity Graph

Source: This Report

The after-tax base case NPV is most sensitive to the gold metal price followed by gold metallurgical recoveries, head grades, OPEX, and then CAPEX.

P&E Mining Consultants Inc. Report No. 474 Page 376 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

20.0 Adjacent Properties

Advanced exploration or operating properties are not known to exist immediately adjacent, or contiguous to, the SJG Project Property that have relevance to this Report.

20.1 Nearby Properties and Operating Mines

Other precious metal occurrences have been identified in the 1:50,000 Government geological map ”San Jose de Gracia” (G13 -A81). These ‘interest areas’ include a concentration of prospects known as “Potrero de Vargas, located 9.3 km southwest of San José de Gracia, inside the claim block La Noria, 15 km south of San José de Gracia, and “Sierrita de German” located on the boundary of the claim block about 24 km southeast of the village.

These areas are currently outside of the area of review and may not necessarily be indicative of the mineralization to be found on the SJG Property that is the subject of this Report. Nonetheless, these are areas for Dyna de Mexico to consider in future exploration programs.

20.2 Comment on Adjacent Properties

The QP has been unable to verify the information above. The information is not necessarily indicative of the mineralization on the SJG Project Property that is the subject of this Report.

P&E Mining Consultants Inc. Report No. 474 Page 377 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

21.0 Other Relevant Data and Information

The QPs are not aware of any additional relevant data or information that should be included in this Technical Report Summary.

P&E Mining Consultants Inc. Report No. 474 Page 378 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

22.0 Interpretation and Conclusions

22.1 Introduction

The QPs note the following interpretations and conclusions in their respective areas of expertise, based on the review of the data available for this Report.

22.2 Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements

Information from legal and DynaResource experts support that the tenure held is valid and sufficient to support a declaration of Mineral Resources and Mineral Reserves.

The SJG Project Property covers an area of 3,970 ha (or 9,810 acres). The Property is covered by 29 mining concessions, 28 of which are held 100% by DynaResource’s wholly-owned subsidiary, Dyna de Mexico. The San Miguel mining concession is not under Dyna´s control. Dyna de Mexico has entered into transfer agreements with the registered owners to 50% undivided title to San Miguel. It has entered into promise to sell and purchase agreements with registered owners to 50% undivided title to the San Miguel mining concession. Under Mexican law, such transfer agreements require the consent or relinquishment of first rights of refusal from the registered owners to 100% undivided title to produce legal effects and be eligible for registration before the Mines Recorders´ Office. All the mining concessions of the SJG Project Property are in good standing as of the effective date of this Report.

In addition to surface rights retained pursuant to the Mining Act of Mexico and its Regulations, Dyna de Mexico also maintains access and surface rights to virtually all the SJG Project area pursuant to a surface lease agreement entitled “Land Occupation Agreement” between the El Ejido Santa Maria and Dyna de Mexico, dated May 12, 2002 (the “SJG Project Surface Lease”).
This surface lease covers 28,295 ha. The term of the SJG Project Surface Lease is 30 years and it is understood that the current agreement is in good standing.

Under the 30-year agreement with the Santa Maria Ejido, the Land in Common Use that covers the SJG Project area is 4,399 ha in size. Dyna de Mexico has no future financial obligations to maintain the SJG Project Surface Lease. However, Dyna de Mexico is required to execute mining activities in accordance with applicable Mexican environmental, mining and labor laws, and regulations.

The water source for the SJG Project camp is a well located close to the river that runs just west of the Village of San José de Gracia. Dyna de Mexico has obtained the water concession rights for this water source, which provides for usage of 1,000,000 m3 per year. Currently, SJG Project estimates that its annual consumption of water is about half that amount.

The SJG Mine is not subject to any royalties or environmental liabilities.

To the extent known to the QP, there are no other significant factors and risks that may affect access, title, or the right or ability to perform work on the SJG Project Property that are not discussed in the Report.

P&E Mining Consultants Inc. Report No. 474 Page 379 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

22.3 Geology and Mineralization

Mineral deposits on the SJG Project Property are classified as low sulfidation epithermal gold-silver deposits.

The understanding of the vein settings, lithologies, mineralization, and the geological, structural, and alteration controls on mineralization is sufficient to support estimation of Mineral Resources and Mineral Reserves.

There is remaining exploration potential in the SJG Project area. Some of the known veins remain open along strike and at depth. Surface geological mapping, mineral prospecting and limited drilling activities have identified mineralized structures to the north and south of the Project Area that require further drill testing.

22.4 Exploration, Drilling and Analytical data Collection in Support of Mineral Resource Estimation

It is the QP’s opinion that sample preparation, security and analytical procedures for the SJG Project’s recent drill programs were adequate, and that the data are of suitable quality and satisfactory for use in the current Mineral Resource Estimate.

22.5 Metallurgy and Processing (Updated: 09Apr25)

The SJG process plant has a nominal milling rate of 800 tpd and consists of a conventional two-stage closed crushing circuit, a mill feed system for three primary grinding mills operated in closed circuit with hydrocyclones, a multi-stage flotation process for gold-pyrite and gold-chalcopyrite sulfide concentrate, and a tailings Sepro SB750 centrifugal gravity concentrator. The final flotation concentrate is thickened, dewatered, and bagged for shipping to a smelter along with the gravity concentrate.

22.6 Mineral Resource Estimate

The effective date of this Mineral Resource Estimate is March 24, 2025. DynaResource provided a database of 627 diamond holes totaling 126,736 m in comma separated value (“csv”) format from several drilling programs. A total of 393 drill holes totaling 80,345 m intersected the Mineral Resource domain wireframes. Gold mineralization at SJG is found in many veins, of which only 11 have been considered for Mineral Resource estimation. Drill hole intervals within vein wireframes were composited to 1.0 m lengths. Grade capping analyses were undertaken on the
1.0 m composite values in the database and a capping value of 90 g/t Au was applied to all domains with a total of seven composites capped. Variography analyses were performed by the QPs using the gold composites within each individual vein The bulk density used for this MRE is 2.68 t/m3. Mineral Resource grade estimation was restricted to the defined veins. All block grades were interpolated using Inverse Distance Cubed (“ID3”) anisotropic weighting in two passes.
The Mineral Resource Estimate exclusive of Mineral Reserves is stated in Table 22.1.

P&E Mining Consultants Inc. Report No. 474 Page 380 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Table STYLEREF 1 \s 22. Mineral Resource Estimate at 2.0 g/t Au Cut-off
Zone	Classification	Tonnes (k)	Au (g/t)	Au (koz)	Metallurgical Recovery
Total	Indicated	286	6.74	62	80%
	Inferred	97	4.37	14

22.7 Mineral Reserve Estimate

Mining shapes were provided by DynaResource and average total dilution of 20.9%
(10.8% internal, 10.1% external), with a 5% mining loss applied. Historical costs summaries, mining contracts and site budgets were used to generate costs and cut-off grades for the mining plan. Smelter terms for gold are $20/oz for refining, $99/dmt for treatment, $25/wmt for transport, and the payable ratio is 94.375%. The Mineral Reserve for the Project is summarized in
Table 22.2.

Table STYLEREF 1 \s 22. Mineral Reserve Estimate
Reserve Class	Tonnes (k)	Grade (g/t Au)	Contained Metal (koz Au)
Proven	1,114	5.23	187.2
Probable	493	4.18	66.3
Proven & Probable[1]	1,607	4.91	253.5

Note: 1. Reserves derived from marginal material total 312 kt at 2.03 g/t Au for a total contained metal content of 20.3 koz.

22.8 Mining Methods

The SJG Project is an active underground cut-and-fill mining operation focused on extracting gold, with a minor silver byproduct, from narrow veins in three main production zones over a strike of 2.75 km to a maximum depth of 480 m below surface. The Project contains mineralized zones that vary in dip and thickness along both strike and depth. Generally, the veins are 1 to 2 m in thickness and dip between 30 to 40° from horizontal. The mining method is a hybrid of textbook cut-and-fill and resue. Access levels are nominally spaced 15 m apart, with a 3 m thick pillar left below next upper level to provide stability and prevent the ingress of unconsolidated backfill from the stope above entering the active mining areas. Ore is loaded into haul trucks at loading bays in the ramp on each level. Development rates in the mine plan average ~25 mpd from 2025 to 2028, with all planned capital development complete by EOY 2029. A total of 37.5 km of lateral development and 1.8 km of vertical development are included in the mine plan. The mine plan has an average ore production rate of ~230 ktpa for a LOM total of 1,607 kt.

P&E Mining Consultants Inc. Report No. 474 Page 381 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

22.9 Recovery Methods

The process plant is operating at an acceptable level with required improvements underway and planned for 2025. For the year 2024, average gravity and flotation process recovery was 76% with two separate gravity and flotation concentrates bagged and shipped to off-shore smelters via the purchaser.

In 2024, the process plant produced 50 to 70 tonnes of concentrates daily with head grades at 4 to 5 g/t Au, concentrates at 50 to 70 g/t Au, and an average recovery of 76% Au. Total concentrate production was 26,641 ounces of gold. During the first two months of 2025, concentrate production was 3,889 ounces of gold at 74% recovery.

22.10 Project Infrastructure

The only reasonably secure road access to SJG Project is on 84 km of ballasted road to the
Town of Sinaloa de Leyva. Most of this road is in reasonably good condition in the dry season
(October through June) and can be transited freely by vehicles of up to 20 tonne capacity.
Within the San José de Gracia Village limits and <1 km from DynaResource’s offices, there is a 665 m (2,200 ft) long airstrip surfaced in pea-sized gravel ~20 m wide. Currently active mine portals are located ~6 and 7 km from the Village of San José de Gracia. The mine offices, camp, and process plant are located immediately adjacent to the Town. The active tailings storage facility (“TSF”) is located 260 m from the process plant.

A 75 km power line from the La Estancia area of the Municipality of Sinaloa de Leyva to the SJG Project has been installed by the Comisión Federal de Electricidad. Dyna has a delivery contract guaranteeing 1,460 kW. Average cost per kWh is $0.13 with adjustments for peak usage.
During power outages, the process plant can be operated using two diesel powered generators providing a total of 1,500 kW. Electricity for underground operations is provided by generators located at the two mine portals.

The water source for the SJG camp is from two water wells located close the Village of San José de Gracia. Dyna de Mexico has obtained the water concession rights through CONAGUA for this water source, which provides for usage of 1,000,000 m3 per year. Sixty percent of the water associated with the tailings is recovered and returned to the process plant. Waste water from the camp facilities is disposed of through a septic tank and percolation system.

Dyna de Mexico manages a closed, dry camp adjacent to their process plant which provides housing, meals and basics services to a portion of their employees. The camp is closed, and entry is restricted by a guard and gatehouse that are staffed 24 hours per day. Additional security is stationed at the explosive magazines. Offices are available in the camp environment to support human resources, purchasing, on-site accounting, community relations, safety, engineering, geology, and surveying. There is always a paramedic on-site. A fully equipped ambulance is available on-site in case of emergency. In case of more dire circumstances, air ambulance service is available from Culiacan.

P&E Mining Consultants Inc. Report No. 474 Page 382 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Tailings are pumped uphill from the process plant to the TSF with a 10 x 15 cm positive displacement pump. The facility is a concrete buttressed and HDPE-lined impoundment using cycloned coarse material to contain fines and slimes that settle and dewater in the center of the impoundment. The current YSF Phase III has a capacity of 1.3 million tonnes of material or ~52 months of operation.

22.11 Markets and Contracts

At the SJG Project, the base metal flotation process recovery to concentrate technique is utilized.
The concentrate is bagged and sent to a smelter for final gold recovery and payment. Dyna de Mexico has recently completed a plan of operations forecasting mine and process plant production through to calendar year 2029. Currently, an amended contract is in place for the purchase of all gold concentrates from the SJG Project. Concentrates will be delivered to the buyer’s warehouse in Manzanillo, Colima, Mexico. Concentrate typically runs >50 g/t Au and a payable factor 94.75% is most common. There is a slight credit for silver content. The corporate projections of ~155,000 payable gold ounces at US$2,500/oz for 2025 to 2029 are a very conservative and are based on the relatively small quantity of gold produced at the SJG Project. Under the existing offtake agreement, the company will be able to sell all its production at or above a prevailing price that will be most likely above the figure used in its internal forecasts.

22.12 Environmental Studies, Permitting and Social Considerations

Dyna de Mexico has sought and obtained all required environmental permits, temporary land occupation rights and consent letters from the regulatory agencies, local municipalities and the State of Sinaloa required to complete the recent mining, production, exploration, and drilling activities on the four main deposit areas at SJG. Dyna de Mexico is expected to be required to obtain further permits to complete additional exploration activities and future mining and processing activities. Limited permit applications are anticipated to be applied as a result of the modestly altered 2025 processing strategy.

The SJG Project Mine holds the following Federal Permits and registrations;

• CONAGUA002, Exploitation of Underground water, 2013.

• LAU Processing Plant, 2019.

• CONAGUA003, Exploitation of Underground water, 2015.

• Exemption underground exploitation San Pablo Mine, 2013.

• Exemption Environmental Impact Manifest, SEMARNAT Resolutive, Underground Exploitation 080613 Ad 2013.

• Exemption Environmental Impact Manifest Resolutive SEMARNAT, Rehabilitation.

• Maintenance and Re-use, Flotation Plant 2013.

P&E Mining Consultants Inc. Report No. 474 Page 383 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Exemption, Underground exploitation, Re-use, 2013.

• Preventive Report (IP), Mining Exploration, 2018.

• Register in SEMARNAT, Dangerous Waste.

• Exemption, Resolutive to Presentation of MIA, Underground Exploitation, 082115.

• Application of Exemption MIA, Mill Plant and Tailings Dam.

• Summary of Environmental Updates, San José de Gracia Mine.

• Forest, Change of Land Use, Exploration 2010.

• Environmental Impact Statement (MIA) Exemption.

• Justified Technical Studies for Mina San Pablo, La Union, Purisima, Tres Amigos.

• Act of Land Use Change (CUS).

• Explosives Use and Storage Permit.

• All Labor and Securities permitting.

22.13 Capital and Operating Costs

Capital cost estimates includes: mine development sustaining capital; additional development costs; external G&A; other sustaining CAPEX; IVA costs and credits; mining duties / withholding taxes; site infrastructure; plant filtration presses and closure / reclamation costs. The LOM total capital cost, for the years 2025 to 2031, is estimated at $81.4M, averaging $50.67/t processed.

The operating cost estimates (“OPEX”) include the cost of supervisory, operating and maintenance labor; operating consumables, materials and supplies, haulage and processing. The yearly operating cost varies from a high of $164.49/t, in 2030, to a low of $152.08/t, in 2025, averaging $155.85/t, LOM.

22.14 Economic Analysis

A financial model was developed to estimate the LOM plan comprised of mining DynaResource’s SJG Project. The LOM plan covers a 7-year period. Currency is in Q2 2025 US dollars unless otherwise stated. Inflation has not been considered in the financial analysis. Under baseline scenarios of 5% discount rate and $2,500/oz Au, the overall after-tax NPV of the Project is estimated at $84.4M ($110.0M pre-tax). The after-tax base case NPV’s is most sensitive to the gold metal price followed by gold metallurgical recoveries and gold head grades followed by OPEX, and then CAPEX.

P&E Mining Consultants Inc. Report No. 474 Page 384 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

22.15 Risks and Opportunities

22.15.1 Risks

22.15.1.1 Exploration, Drilling and Analytical Data Collection in Support of Mineral Resource Estimation

A structured risk management process should be established to promote timely identification of risks, determine probability and consequence of risk actualization, and propose risk mitigation plans to reduce the probability and (or) impacts. The same process should be utilized to identify and promote opportunities.

22.15.1.2 Metallurgical Testwork and Recovery Plan

Potential risks for metallurgical testwork and recovery include:

• Metallurgical Recoveries (Low Risk). Forward looking recoveries as based on operating data and preliminary gravity and flotation testing. Unmet projected recoveries could result in reduced metal production and revenue. Continued internal testwork on the three mineralized zones will help minimize future risks;

• Mill Feed Hardness (Low Risk). Increases in hardness and grindability will lower planned mill throughput, reducing metal production. Additional milling capacity is available and could be strategically utilized;

• Water Source (Low Risk). The water source for the entire mine site is currently supplied by an existing bore hole pond and supply is based on the present water balance. To date, water shortages have not been reported. Nevertheless, a possible alternative water source could minimize risks of future water shortages; and

• Electricity Source (Low Risk). Power for the entire mine site is supplied by the limited CFE power supply main line which may risk future plant expansions. Generated power is available, but at a higher OPEX cost.

22.15.1.3 Mineral Resource Estimate

• MRE classification for Measured and Indicated may be overstated (low).

• Bulk density may be overstated (low).

• Inferred Resources may be costly to convert to Indicated (low).

• MRE grade may be overstated (low).

• Historical workings depletion may be understated (low).

22.15.1.4 Mineral Reserve Estimate and Mine Plan

• Some stopes may not be economically viable due to excessive development (mod).

• Marginal cut-off grade not being applied (low).

• Stope extraction sequence not optimized to maximize NPV (low).

P&E Mining Consultants Inc. Report No. 474 Page 385 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

• Backfill sourced underground is too expensive (low).

• All operating costs not being are included in cut-off calculation (low).

22.15.1.5 Project Infrastructure

• Project main access road washout or landslide blockage (low).

• TSF embankment failure (low).

• Lack of make-up water for process plant (low).

• Excessive power interruptions (low).

22.15.2 Opportunities

22.15.2.1 Exploration and Mineral Resources

Several potential opportunities have been identified for expansion and increasing confidence of existing Mineral Resources, in addition to brownfields exploration to test defined targets along vein strike and at depth.

The most significant upside is the potential for:

• Conversion of Inferred Mineral Resources to Indicated Resources through infill drilling; and

• Discovery of additional mineralization through exploration and exploration drilling that may support Mineral Resource estimation.

The 2025 drill program should also focus on identifying additional Inferred Mineral Resources and to conversion of existing Inferred to Indicated Mineral Resources. Work will consist of infill and Inferred Resources drilling and brownfields exploration drilling to test mapped targets along vein strike and at depth.

22.15.2.2 Mineral Resource Estimate

• Additional Mineral Resources found during stope access development (mod).

• Inferred Mineral Resources converted to Indicated by re-examining classification (low).

• Mineral Resource cut-off grade lower due to high gold price (mod).

• Newly discovered mineralization from exploration drilling (mod).

22.15.2.3 Mine Design and Schedule Optimization

• Utilize marginal cut-off to define additional Mineral Reserves (mod).

• Stope economic viability checks to prevent project losses (mod).

• Optimize stope extraction sequence to maximize NPV (mod).

• Source low-cost surface material for backfill (mod).

P&E Mining Consultants Inc. Report No. 474 Page 386 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

22.15.2.4 Recovery Plan

Potential opportunities for metallurgical testwork and recovery include:

• Current recovery assumptions and planned process flow changes will increase metal production and decrease OPEX cost, potentially having a positive impact on cash flow.

22.15.2.5 Project Infrastructure

• Invest more in local haulage road maintenance to improve trafficability (mod).

• Investigate modifications or alternatives to TSF expansion (low).

• Investigate additional water sources (mod).

23.0 Recommendations

A sequential phase approach is presented for recommended future work. The budget and program for the exploration and development activities recommended for completion in 2025 is presented in Table 23.1.

Table STYLEREF 1 \s 23. Summary of Budget for Recommended Exploration and Development Activities in 2025
Exploration and Development Activity	Cost Estimate ($M)
Exploration and Mineral Resource Conversion Drilling (~15,000 m)	1.39
QA/QC	0.10
Bulk Density Investigation	0.03
Mineral Resource Estimation	0.15
Mine Design	0.10
Metallurgy	0.25
Subtotal	2.02
Contingency (15%)	0.30
Total	2.32

Note: Numbers may not add due to rounding.

23.1 Mine Exploration

The Authors recommend that ~15,000 m of underground drilling be completed to explore for new high-grade mineralization, confirm mineralized vein continuity, and convert Inferred Mineral Resources to Indicated and Measured Mineral Resources in the three main Tres Amigos, San Pablo and Mochomera mining areas. This work should include delineation of new mineralized structures adjacent to the active mining areas. The drilling should be completed from dedicated underground platforms and with a maximum drill hole length of 300 m. The All-in-Cost of this drilling is estimated to be $92.7/m for a total of $1.39M.

P&E Mining Consultants Inc. Report No. 474 Page 387 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

The specific objectives and targets of the recommended drilling are as follows. At Tres Amigos (Figure 23.1) 5,500 m of diamond drilling is recommended to target undefined and Inferred Mineral Resources. Also, this program would help define vein continuity laterally and at depth and confirm the presence of dominant structure and assess the Southeast extension of the Deposit in relation to a known regional-scale fault. In the San Pablo Northeast and Tres Amigos Southwest area, 4,300 m of exploration drilling is recommended to investigate whether mineralization is present in the unexplored area between these two deposits. At San Pablo (Figure 23.2), 2,350 m of diamond drilling is recommended to delineate new Inferred Mineral Resources in the San Pablo Veins below the 489 level. Some of these drill holes should be extended to define potential mineralization in a new structure, known at higher elevations as the Guadalupe Vein.
At Mochomera (Figure 23.3), 1,300 m of drilling is recommended to convert Inferred Mineral Resources and also to define the northern limits of Level 480 at Mochomera and Level 470 of
San Pablo.

Figure STYLEREF 1 \s 23. Recommended Drilling at Tres Amigos

Source: Modified by P&E (This Report) from DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 388 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Figure STYLEREF 1 \s 23. Recommended Drilling at San Pablo

Source: Modified by P&E (This Report) from DynaResource (March 2025)

Figure STYLEREF 1 \s 23. Recommended Drilling at Mochomera

Source: Modified by P&E (This Report) from DynaResource (March 2025)

P&E Mining Consultants Inc. Report No. 474 Page 389 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

23.2 Quality Assurance / Quality Control

Recommendation is made for future drill hole sampling at the Project to include the insertion of certified reference materials (“CRMs”) and blanks at a rate of ~1:20, the inclusion of field and coarse reject duplicates in QA/QC protocol, and to umpire sample a minimum of 5% of all future drill core samples at a reputable secondary laboratory. It is also recommended to follow-up QC sample failures on receipt of assay results, and liaise with the lab promptly about increased QC sample failure rates to ensure issues are addressed early. Recommendation is made to re-assay batches HMS21001226, HMS22000022, and HMS24000126 to confirm drill core sample results.

23.3 Mineral Resource Estimation

Mineral Resource recommendations are as follows:

• Mineral Resource wireframes need to be developed only in areas with reasonable prospects for eventual economic extraction based on cut-off grades based on recent operating costs and process recoveries;

• Frequent bulk density measurements on 10% of mineralized assays;

• Depletion of historical workings by cookie cutter projections onto Mineral Resource blocks; and

• Investigate grade capping by more than one method.

23.4 Mine Design

Mine design recommendations are as follows:

• Perform individual stope economic analyses to ensure viability.

• Utilize marginal cut-off grade in areas where adjacent working are viable.

• Optimize stope extraction sequence to maximize NPV.

• Perform trade-off analysis on backfill source (mined underground or surface quarry).

• Ensure all operating costs are included in cut-off calculation.

• Develop various cut-offs for each mine area.

23.5 Metallurgy and Processing

The process plant is operating at an acceptable level with required improvements underway and planned for 2025. Processing improvements and on-going maintenance are priorities for the SJG Operation management team and these initiatives will continue to improve process operation in terms of process steady state, minimize operational downtime, and increase and optimize recovery and concentrate production.

P&E Mining Consultants Inc. Report No. 474 Page 390 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Current and planned improvements include:

• Crushing circuit improvements to ensure consistent F80 feeds size for milling circuit;

• Improve overall circuit sampling and metallurgical balances to ensure monthly reconciliation;

• Installation of automatic samplers is recommended;

• Improve mill feed split to the three primary grinding circuits as current manual gates for splitting feed and actual tonnage rates are unknown;

• Strategic installation of weightometers is recommended, preferably belt scales;

• Control loop with variable speed drives to ensure consistency to mill feed and avoid surges within the circuit;

• Gravity concentrators within the mill circuit;

• Flotation level control on cells including rougher cells no. 1 and no. 2;

• Revamp existing rougher and scavenger cells;

o Replace existing improper agitators with proper flotation impellers and diffusers;

o Improved air introduction into the cells via the shaft;

• Improve concentrate dewatering and filtering;

o Proper operation of concentrate thickener and existing chamber press to ensure and minimize resultant shipping moistures, and

• Upgrade site security with cameras and new fencing around plant and concentrate areas.

P&E Mining Consultants Inc. Report No. 474 Page 391 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

24.0 References

Buchanan, L.J. 1981. Precious Metal Deposits associated with Volcanic Environments in the Southwest; in Relations of Tectonics to Ore Deposits in the Southern Cordillera. Arizona Geological Society Digest, Vol. 14, 237-262.

Campa, M.F. and Coney, P.J. 1983. Tectono-Stratigraphic Terranes and Mineral Resources Distribution in Mexico, Can. J. Earth Sci., v. 20, pp. 1040-10.

Cambrubi, A., Farrari, L., Cosca, M.A., Cardellach, E. and Canals, A. 2003. Ages of Epithermal Deposits in Mexico: Regional Significance and Links with the Evolution of Tertiary Volcanism, Econ. Geol. v. 98, pp 1029-1037.

Camprubi, A. and Albinson, T. 2007. Epithermal Deposits in Mexico-Update of Current Knowledge, and an Empirical Reclassification, in Geol. Soc. America Special Paper 422, p. 377-415.

Caracle Creek. 2007. Structural Report, San Jose de Gracia Gold Property, Sinoloa State, Mexico. Prepared by Stephen Wetherup for Minas de DynaResources de Mexico S.A. de C.V. Dated September 21, 2007.

Childe, F. and Kaip, A. 2000a. “Interim Exploration Report for the San José de Gracia Gold Project”. Summary Report prepared for DynaResource, Inc., Irving, Texas (“DynaUSA”).

Childe, F. and Kaip, A. 2000b. “La Purisima Compilation and Resource Potential”, prepared for DynaResource, Inc., Irving, Texas (“DynaUSA”).

CIM Definition Standards. 2010. “For Mineral Resources and Mineral Reserves Prepared by the CIM Standing Committee on Reserve Definitions Adopted by CIM Council on November 27, 2010.”

Clark, H.M. 1991. “Geology of the Tayoltita Mine, San Dimas District, Durango, in The Geology of North America”, Vol. Pt-3, Economic Geology, Mexico, The Geological Society of America, p. 219-227.

Corbett, G.J. 2007. “Controls to Low Sulphidation Epithermal Au-Ag mineralization”.

Cordery, J. 2009. The Control on the Low Sulphidation Epithermal Gold Mineralization in the San Jose de Gracia Project, Sinaloa, Mexico. Internal Company Report dated June 27, 2009. 28 pages.

Cuttle, J. and Giroux, G. 2011. NI 43-101 Technical Report on the San Jose de Gracia Project and Resource Estimates on the Tres Amigos, San Pablo, La Union, La Purisima Zones, northeast Sinaloa, Mexico. Prepared for Goldgroup Resources Inc. with an amended date of February 28, 2011. 145 pages.

DynaResource de Mexico, SA de CV. Internal report from sampling and surveying at La Prieta, Buen Blanco.

P&E Mining Consultants Inc. Report No. 474 Page 392 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Einaudi, M.T., Hedenquist, J.W. and Esra Inan, E. 2003. Sulfidation State of Fluids in Active and Extinct Hydrothermal Systems: Transition from Porphyry to Epithermal Environments, Econ. Geo., Special Pub. 10, 50 pp.

Espinoza, R. and Sandefur, R. 2012. Technical Report, San Jose de Gracia Project, Northern Sinaloa; Mexico. Technical Report prepared by Servicios y Proyextos Mineros de Mexico S.A. de C.V. for DynaResource de Mexico, S.A. de C.V. Effective Date: February 6, 2012, Report Date: March 28, 2012, amended December 31, 2012. 205 pages.

Giroux, G. and Cuttle, J. 2012. NI 43-101 Technical Report on the San Jose de Gracia Project: Updated Resource Estimates on the Tres Amigos, San Pablo, La Union, La Purisima Zones, Northeast Sinaloa, Mexico. Prepared for DynaResource de Mexico S.A. de C.V. Effective Date September 5, 2011, Report Date: January 3, 2012.

Gomez, C. 2024. Informe de Resultados Pruebas Metalurgicas.

Hazen Research Inc. 1999. “Process Development for Tres Amigos Orebody”. August 6, 1999. p. 3-18.

Heald, P., Foley, N.K and Hayba, D.O. 1987. “Comparative Anatomy of Volcanic-Hosted Epithermal Deposits: Acid-Sulphate and Adularia Sericite Types”; Economic Geology, Vol. 82, pages 1-2 6.

Henderson and Associates. 2006. “Process Description. New 250 MTPD Mill”. March 26, 2006.
p. 1-7.

Henry, C.D. 1975. Geology and Ore Deposits of the San Dimas District, Sinaloa and Durango: Tayoltita, Durango, Mexico, San Luis Mining Co., internal report. 531 pages.

Kaip, A. and Childe, F. 2000. Interim Exploration Report for DynaResource, Inc., Irving, Texas (DynaUSA).

Kaip, A. and Childe, F. 2000. La Purisima Compilation and Resource Potential. Prepared for DynaResource, Inc., Irving, Texas (“DynaUSA”).

Luna R. and Sandefur R. 2012. Technical Report. San Jose de Gracia Project. Northern Sinaloa, Mexico, 2012.

McDowell, F.W., and Clabaugh, S.E. 1979. Ignimbrites of the Sierra Madre Occidental and their Relation to the Tectonic History of Western Mexico, in Chapin, C.E., and Elston, W.E., eds., Ash-Flow Tuffs: Geological Society of America Special Paper 180, p. 113–124.

Pamicon Developments Ltd. 1999. Summary Report of San Jose de Gracia Property. Sinaloa State, Mexico. Prepared by Ikona, C. K. and Scott, T. C. for Golden Hemlock Explorations Ltd., Vancouver, BC. September 1999.

P&E Mining Consultants Inc. Report No. 474 Page 393 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

Pressacco, R. 2009. “Technical Report for the San José de Gracia Project and Resource Estimate for the San Pablo and Tres Amigos areas, Sinaloa State, Mexico”. Micon International Limited. In-complete internal report for Goldgroup Mining Inc.

Sedlock, R.L, Ortega-Gutierrez, F. and Speed, R.F. 1993. Tectonostratigraphic Terranes and Tectonic Evolution of Mexico, Geol. Soc. America, Special Paper 278, 153 pp.

Servicio Geológico Mexicano. 2008a. Carta Geológico-Minera, San Jose de Gracia G13 A81, Chihuahua- Sinaloa_GM, 1:50,000.

Servicio Geologico Mexicano. 2008b. “Texto de Carta Geologico- Minera G13 A81. San Jose de Gracia, Sinaloa- Chihuahua. 1:50,000. Procesos Analiticos e Informaticos SA de CV.
p 1- 53.

Silitoe, R.H. 1997. “Characteristics and Controls of the Largest Porphyry Copper-Gold and Epithermal Deposits of the Circum Pacific Region”. Australian Journal of Earth Sciences, Vol. 44, 1997, pp. 373-388.

Southworth J R. 1905. The Mines of Mexico. Blake and McKenzie, Liverpool, England.
p. 200-05.

Sullivan, J.R. and MacFarlane, R. 2006. A Technical Review of the San José de Gracia Gold Property, Sinaloa State, Mexico. Watts, Griffis and McQuat Limited. Draft internal report for Goldgroup Mining Inc.

Torres Ortiz J. 2008. San Jose de Gracia. Carta Geologico- Minera. Texto.

Zonge Engineering Research Organization Inc. 2009. Dipole - Dipole Complex Resistivity and Natural Source AMT Surveys on the San Jose de Gracia Project, Sinaloa, Mexico, Interpretive Report. Prepared by Reed, E.V., Geophysicist, Tucson, Arizona.

P&E Mining Consultants Inc. Report No. 474 Page 394 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

25.0 Reliance on Information Provided by the Registrant

25.1 Introduction

The QPs have relied on information provided by DynaResource (the “Registrant”) including expert reports, in preparing its findings and conclusions regarding the following modifying factors: macroeconomic information, marketing information, legal matters, environmental matters, accommodations the registrant commits or plans to provide to local individuals or groups in connection with its mine plans, and governmental factors.

The QPs consider it reasonable to rely on DynaResource for this information, because they have obtained opinion from appropriate experts.

25.2 Legal Matters

The QPs have not independently reviewed ownership of the SJG Project Property and any underlying mineral tenure and surface rights. The QPs have fully relied on information derived from the Company and legal experts retained by DynaResource for this information through the following documents:

• Soluciones Mineras Leodan Carval, S.C. 2025. Opinion Legal sobre ciertas concesiones mineras gue integran el Proyecto Minero denominado "San Jose de Gracia" (La ''Propiedad SJG"). March 24, 2025; and

• “Land Occupation Agreement” between the El Ejido Santa Maria and Dyna de Mexico, dated May 12, 2002 (the “SJG Project Surface Lease”).

This information is used in the summary in Section 1, and in Section 3, Property Description and Location, of the Report. It is also used to support the Mineral Resource Estimate in Section 11, the Mineral Reserve Estimate in Section 12, and the economic analysis in Section 19.

25.3 Geomechanical

The QPs have fully relied on geomechanical information derived by Victor Avila and Diego Navarro, provided by DynaResource, and was used in Section 13.2 and 13.3 of this Report.

25.4 Environmental Matters and Community Accommodations

The QPs have not independently reviewed environmental baseline, permitting, and social information for the SJG Project Operation. The QPs have fully relied on information derived from the Company and experts retained by the company for this information.

This information is used in Section 17 of the Report. It is also used to support the Mineral Resource Estimate in Section 11, the Mineral Reserve Estimate in Section 12, and the economic analysis in Section 19.

P&E Mining Consultants Inc. Report No. 474 Page 395 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico

25.5 Market Information

The QPs have fully relied on market and concentrate sales contracts information provided by DynaResource. The market information used in Section 16 of the Report is also used to support the Mineral Resource Estimate in Section 11, the Mineral Reserve Estimate in Section 12, and the economic analysis in Section 19.

25.6 Taxation

The QPs have fully relied on taxation information provided by DynaResource that was used in the economic analysis in Section 19 of this Report.

P&E Mining Consultants Inc. Report No. 474 Page 396 of 380

DynaResource Inc., San José de Gracia Gold Project, Sinaloa State, Mexico